LIMITED LIABILITY COMPANY AGREEMENT
OF
TWIN CREEKS TIMBER, LLC
EFFECTIVE AS OF
SEPTEMBER 15, 2015

13.2	Sale at Request of Member	50
13.3	Effect of Transfer	51
13.4	Invalid Transfers	52
13.5	Corporation Status; Securities or Secondary Markets	52
ARTICLE XIV	RECORDS, ACCOUNTING, BANK ACCOUNTS AND REPORTS	53
14.1	Books and Records	53
14.2	Reports	54
14.3	Bank Accounts	55
14.4	Fiscal Year	56
ARTICLE XV	TERM, DISSOLUTION AND LIQUIDATION	56
15.1	Term	56
15.2	Dissolution and Termination	56
15.3	Liquidation	57
15.4	Cancellation	58
ARTICLE XVI	LIABILITY AND INDEMNIFICATION; INSURANCE	58
16.1	Indemnification	58
16.2	Advancement of Funds	59
16.3	Waiver and Release of Plum Creek	59
16.4	Exculpation	60
16.5	Insurance	60
ARTICLE XVII	MISCELLANEOUS	61
17.1	Notices	61
17.2	Governing Law; Consent to Jurisdiction	61
17.3	[Intentionally Omitted]	62
17.4	Waiver of Jury Trial	62
17.5	Further Assurances	62
17.6	Amendment	62
17.7	Entire Agreement	63
17.8	Severability	63
17.9	No Waiver	64
17.10	Interpretation	64
17.11	No Rights in Third Parties	64
17.12	Binding Agreement	64
17.13	[Intentionally Omitted].	64
17.14	Confidentiality	64
17.15	Counterpart Execution	65
EXHIBITS:
Exhibit A - Contribution Agreement
Exhibit B - Form of Master Stumpage Agreement
Exhibit C - Administrative Budget Template
Exhibit D - Manager Insurance Requirements
Exhibit E - Form of Certificate of Merger

TWIN CREEKS TIMBER, LLC
Limited Liability Company Agreement
THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Twin Creeks Timber, LLC, a Delaware limited liability company (the “Company”), is effective as of September 15, 2015 (the “Effective Date”), among Plum Creek Timber Operations I, L.L.C., a Delaware limited liability company (the “PC Member”), PC TRS LLC, a Delaware limited liability company (“PC TRS”), those Persons who may hereafter become Members in accordance with the provisions hereof (hereinafter collectively, with the PC Member and PC TRS, referred to as the “Members” and each individually as a “Member”), Silver Creek Advisory Partners LLC, a Delaware limited liability company (in its capacity as the manager of the Company, Series One, and Series Two, the “Manager”), and, solely for purposes of Section 10.1(c), Plum Creek Timberlands, L.P., a Delaware limited partnership (“PC Timberlands”).
WITNESSETH
WHEREAS, the Members have formed the Company as a limited liability company that provides for the establishment of series for the primary purposes of investing their respective capital in commercial timberland assets;
WHEREAS, it is the intent of the Members that, on the Initial Property Closing Date (as defined herein), the PC Member contribute to the Company, pursuant to the Contribution Agreement attached hereto as Exhibit A (the “Contribution Agreement”), the issued and outstanding equity interests of Contribution LLC, a Delaware limited liability company whose only assets shall be certain timberlands and the assets related thereto, as specified in the Contribution Agreement (“Contribution LLC”);
WHEREAS, it is the intent of the Members that, on the Initial Property Closing Date, PC Timberlands sell to the Company the issued and outstanding equity interests of Sale LLC, a Delaware limited liability company whose only assets shall be certain timberlands and the assets related thereto (“Sale LLC”), in exchange for cash pursuant to the Contribution Agreement;
WHEREAS, it is the intent of the Members that Contribution LLC and Sale LLC each be merged with and into the Company, effective as of immediately following the Initial Property Closing, on the Initial Property Closing Date, with the Company continuing as the surviving entity, and that, immediately following the effectiveness of such mergers, all of the assets and liabilities of Contribution LLC and Sale LLC be allocated to Series One on the Initial Property Closing Date;
WHEREAS, it is the primary investment intent of the Members that an affiliate of the PC Member manage all aspects of any timberland assets owned or later acquired by Series One pursuant to the terms and conditions of the Series One Property Management Agreement and that such affiliate of the PC Member also manage all aspects of the logging, hauling, merchandising, and sale of logs on behalf of Series Two pursuant to the terms and conditions of the Series Two Timber Management Agreement;
WHEREAS, the Company, Series One, Series Two, and each Member is a party to a Subscription Agreement whereby each Member has agreed to make a capital contribution to each Series (each such agreement, a “Subscription Agreement”); and
WHEREAS, the Members and the Manager, effective as of the Effective Date, wish to set forth, among other things, how the business and affairs of the Company and each Series shall be managed.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE I
FORMATION

1.1    Formation.
The Manager, as an authorized person, formed the Company pursuant to the provisions of the Delaware Limited Liability Company Act (6 Del. C. §§ 18-101 et seq.), as the same may be amended from time to time (the “Act”). The name of the Company is “Twin Creeks Timber, LLC.” The Company’s Certificate of Formation provides for the establishment of series by the Company and provides notice of the limitation of liabilities of a series pursuant to Section 18-215 of the Act.
1.2    Filings.
The Manager shall, from time to time, execute or cause to be executed all certificates (including fictitious name certificates) or other documents and cause to be done all such filing, recording, publishing or other acts as may be necessary to comply with the Act’s requirements for operation of the Company as a limited liability company and the operation of each of Series One and Series Two as a series of a limited liability company under the laws of the State of Delaware, and all acts necessary to qualify the Company (and, to the extent applicable, Series One and Series Two) as a foreign limited liability company (or a series thereof) under the law of, or the right otherwise to do business in, any state in which the Manager determines it is necessary or desirable to have such qualification or right to do business.
ARTICLE II
OFFICE AND AGENT

2.1    Principal Office.
The principal executive office of the Company and each of Series One and Series Two shall be c/o the Manager at 1301 Fifth Ave., 40th Floor, Seattle, Washington 98101, or at such other place as the Manager may determine from time to time upon notice to the Members. The records of the Company identified in Section 14.1 shall be maintained at the principal executive office of the Company.
2.2    Registered Agent and Registered Office.
The registered agent for service of process in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. In the event that the Person at any time acting as such agent ceases to act as such for any reason, the Company shall appoint a substitute agent approved by the Members. Such agent is and shall be the agent of the Company (and, to the extent applicable, of each of Series One and Series Two) upon which any process, notice or demand required or permitted by law to be served on the Company or such Series, as applicable, may be served. The registered office of the Company in the State of Delaware shall be c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle.
ARTICLE III
KEY DEFINITIONS

The following terms used in this Agreement shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

“Acquisition Criteria.” An acquisition by Series One of a timberland property or group of timberland properties in a single transaction or a series of related transactions will meet the Acquisition Criteria if the timberland property or group of timberland properties acquired by Series One: (i) is commercial timberland property (owned in fee simple or an interest in timber); (ii) is located in the United States of America but not in the State of Maine; (iii) excludes properties where 25% or more of the value is reasonably expected by the Series One Property Manager to be derived from “higher and better use” sources; (iv) excludes properties where 25% or more of the value is reasonably expected by the Series One Property Manager to be derived from energy and natural resource uses; (v) excludes properties owned in whole or in part by PC Timberlands or any of its Affiliates; (vi) excludes properties or offerings requiring an investment that exceeds $200 million, and (vii) excludes properties that are valued at or under $10 million with five percent or more of the proposed acres to be acquired located within twenty (20) miles of lands owned by PC Timberlands or an Affiliate of PC Timberlands.
“Acquisition Price” has the meaning set forth in Section 13.2(a).
“Act” has the meaning set forth in Section 1.1.
“Additional Amount” has the meaning set forth in Section 5.4(b)(iii).
“Additional Capital Contribution” has the meaning set forth in Section 6.1(d).
“Additional Closing” has the meaning set forth in Section 5.4(b)(ii).
“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account for any Series, as adjusted pursuant to Treasury Regulations Section 1.704 - 1(b)(2)(ii)(d).
“Administrative Budget” has the meaning set forth in Section 9.1(g).
“Affiliate” means, with respect to any specified Person, any other Person “Controlling,” “Controlled by” or “under common Control with” such specified Person.
“Affiliated REIT” means a REIT which is an Affiliate of any specified Person.
“Agreement” has the meaning set forth in the preamble.
“Alternate” has the meaning set forth in Section 9.2(b).
“Annual Plan” has the meaning set forth in Section 9.1(c).
“Bankrupt or Bankruptcy” means, with respect to a Member or the Manager: (i) the filing by such Member or Manager of a petition in bankruptcy or for an arrangement, composition, readjustment, liquidation, dissolution, reorganization, or similar relief pursuant to Title 11 of the United States Code entitled “Bankruptcy”, as amended (the “Bankruptcy Code”), and any judicial and administrative interpretation thereof (section references to the Bankruptcy Code are to the Bankruptcy Code as in effect on the Effective Date and any subsequent provisions of the Bankruptcy Code, amendatory thereof, supplemental thereto or in substitution thereof or any similar or successor law, federal or state); or (ii) a decree by a court of competent jurisdiction, adjudicating such Member or Manager a bankrupt, or declaring such Member or Manager insolvent or the entering of an order for relief against such Member or Manager in any bankruptcy or insolvency proceeding; or (iii) the making by such Member or Manager of an assignment for the benefit of creditors, or the admission in writing by such Member or Manager of its inability to pay its debts generally as they become due, or the consenting by such Member or Manager to the appointment of a receiver or receivers of all or any substantial part of its property; or (iv) the filing by any of the creditors of such Member or Manager of a petition in bankruptcy against such Member or Manager or for an arrangement, composition, readjustment, liquidation, dissolution, reorganization, or similar relief with respect to such Member or Manager pursuant to the Bankruptcy Code or similar or successor law, federal or state, if such petition shall not be discharged or dismissed within sixty (60) days after the date on which such petition is filed; or (v) except to the extent inconsistent with the foregoing clauses (i) through (iv), any event described in Section 18-304 of the Act.
“Book Value” means, with respect to any asset associated with a Series, the adjusted basis of such asset for U.S. federal income tax purposes; provided, however, that (i) if any asset is contributed to such Series, the initial Book Value of such asset to such Series shall equal its Fair Value on the date of contribution and (ii) if the Capital Accounts of the Members are adjusted pursuant to Treasury Regulations Section 1.704‑1(b)(2)(iv)(f) to reflect the Fair Value of any asset of such Series as provided in Section 7.1(b), the Book Value of such asset shall be adjusted to equal its respective Fair Value as of the time of such adjustment, in accordance with such Treasury Regulations. The Book Value of all assets associated with a Series shall be adjusted thereafter as provided in Treasury Regulations Section 1.704‑1(b)(2)(iv)(g).
“Business Day” means (i) any day (other than a Saturday or Sunday) on which commercial banks are authorized or required to open in New York, New York, and (ii) for purposes of determining any applicable LIBOR Rate, any day in which dealings in U.S. dollars are transacted in the London interbank market.
“Capital Account” has the meaning set forth in Section 7.1(a).
“Capital Commitment” means, with respect to a Member, the total amount that such Member has agreed to contribute to Series One and Series Two pursuant to the Contribution Agreement and/or such Member’s Subscription Agreement, as applicable; provided, however, that each Member shall be permitted to designate a controlled Affiliate of such Member to make such Member’s Capital Contributions to, and to acquire Series Interests in, and become a Member of, Series Two.
“Capital Contributions” means, as to any Member, as of any date, with respect to any Series, the aggregate amount of cash and property contributed to such Series by such Member under this Agreement on or prior to such date, including (a) Initial Series One Capital Contributions to Series One pursuant to Section 6.1(b), Initial Series Two Capital Contributions to Series Two pursuant to Section 6.1(c), Additional Capital Contributions to such Series pursuant to Section 6.1(d)(i) and Section 6.1(d)(ii)(A), and contributions to such Series pursuant to Section 6.1(d)(ii)(B) (but only to the extent that any returned distributions under Section 6.1(d)(ii)(B) represent previous returns of capital), and, (b) solely with respect to the PC Member, the portion of the PC Contribution Amount contributed with respect to its Series One Interests.
“Capital Proceeds” means the net cash proceeds realized, or the Fair Value of any property received, by a Series from a Capital Transaction (other than proceeds from dispositions of timber pursuant to Section 9.1(e)(ii)), after deducting all (i) expenses related to such Capital Transaction and any related repayment of indebtedness from the proceeds thereof and (ii) any reserves established and maintained in accordance with Section 9.1(b)(viii); provided, however, that at the expiration of such period of time as the Members jointly deem advisable, the balance of such reserve remaining after the payment or resolution of such contingencies, if any, shall be distributed as Capital Proceeds.
“Capital Transaction” means (i) an insurance recovery or condemnation award to the extent not applied to restoration of any Property or any expenses related thereto, easement sale, sale or other disposition of all or any substantial part of any Property of a Series (directly or indirectly), and (ii) any other transaction involving the sale of a capital asset.
“Cash Flow” means for any period and with respect to any Series, all cash of such Series, excluding Capital Proceeds, and excluding amounts held in respect of reserves, working capital, and pending investments.
“Cash Notice” has the meaning set forth in Section 6.1(e).
“Catch-Up Contributions” has the meaning set forth in Section 5.1(b).
“Cause” has the meaning set forth in Section 9.1(l).
“CGL” has the meaning set forth in Section 9.1(m).
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Commercial Auto” has the meaning set forth in Section 9.1(m).
“Committee Members” has the meaning set forth in Section 9.2(a).
“Commitment Period” has the meaning set forth in Section 6.1(d).
“Company” has the meaning set forth in the preamble.
“Company Expenses” has the meaning set forth in Section 10.1(e).
“Confidential Information” has the meaning set forth in Section 17.4(a).
“Conflict of Interest Transaction” has the meaning set forth in Section 9.1(b).
“Contribution Agreement” has the meaning set forth in the recitals.
“Contribution LLC” has the meaning set forth in the recitals.
“Control” (including the correlative meanings of the terms “controlling”, “controlled by” and “under common control with”) means, with respect to any Person, possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person; provided, however, that possession by a third party of approval or veto rights over certain categories of decisions, whether through the ownership of voting securities or by contract or otherwise, shall not preclude a finding that a Person has Control of another Person.
“Defaulting Member” has the meaning set forth in Section 6.2(a).
“Default Interest” has the meaning set forth in Section 6.2(b)(v).
“Default Notice” has the meaning set forth in Section 6.2(a).
“Default Price” has the meaning set forth in Section 6.2(b)(v)(B).
“Disclosed Conflicts” has the meaning set forth in Section 16.3.
“Effective Date” has the meaning set forth in the preamble hereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor law.
“Fair Value” has the meaning set forth in Section 12.1.
“Final Closing” has the meaning set forth in Section 5.4(b).
“Final Closing Date” has the meaning set forth in Section 5.4(b).
“GAAP” means U.S. generally accepted accounting principles.
“Indemnified Parties” has the meaning set forth in Section 16.1(a).
“Initial Property Closing” means the closing of the Property Contribution that occurs on the Initial Property Closing Date.
“Initial Property Closing Date” has the meaning set forth in Section 6.1(a).
“Initial Series One Capital Contribution” has the meaning set forth in Section 6.1(b).
“Initial Series Two Capital Contribution” has the meaning set forth in Section 6.1(c).
“Insured Party” has the meaning set forth in Section 9.1(j).
“Interest” has the meaning set forth in Section 5.3(a).
“Later Member” has the meaning set forth in Section 5.4(b).
“LIBOR Rate” means, for each calendar quarter, the rate of interest that appears on the Bloomberg page US0003M <index> <GO>, which is the ICE LIBOR USD 3M Index, or any applicable successor page, at approximately 9:00AM Pacific time on the last Business Day of such calendar quarter. If for any reason, the rate does not appear on Bloomberg page US0003M <index> <GO>, or Bloomberg page US001M <index> <GO>, as applicable, or any applicable successor page, then the “LIBOR Rate” shall be determined by the Manager to be the arithmetic average of the 3-month rate at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by major banks in the London interbank market at approximately 9:00AM Pacific time on the last Business Day of the applicable calendar quarter.
“Liquidating Interest” has the meaning set forth in Section 13.2(a).
“Liquidating Member” has the meaning set forth in Section 13.2(a).
“Majority in Interest” means, (i) with respect to any matter other than those set forth in Section 9.3(b), Series One Members whose aggregate Series One Percentage Interest is greater than fifty percent (50%) of the total Series One Percentage Interest of all Series One Members; and (ii), with respect to only those matters that, pursuant to Section 9.3(b) require the approval of the Member Committee of Series Two, Series Two Members whose aggregate Series Two Percentage Interest is greater than fifty percent (50%) of the total Series Two Percentage Interest of all Series Two Members.
“Management Fee” has the meaning set forth in Section 10.2.
“Management Fee Rate” means the rate, expressed as a percentage, as determined pursuant to a written agreement between the Company and each Member. The Management Fee Rate for the Manager or its Affiliate, the PC Member, and PC TRS shall be zero, and each Member other than the Manager or its Affiliate, PC Member, and PC TRS will have a Management Fee Rate that is the same as each other Member other than the Manager or its Affiliate, PC Member, and PC TRS.
“Manager” means the Person serving in the capacity as “manager” (as defined in Section 18-101(10) of the Act) of the Company and each Series under this Agreement in accordance with the terms hereof and the Act, which Person shall initially be Silver Creek Advisory Partners LLC with respect to each of the Company, Series One, and Series Two.
“Master Stumpage Agreement” means the agreement, substantially in the form attached hereto as Exhibit B, between Series One and Series Two to be executed on the Initial Property Closing Date.
“Member” and “Members” have the meaning set forth in the preamble.
“Member Committee” has the meaning set forth in Section 9.2(a).
“Memorandum” means the Company’s Confidential Private Placement Memorandum dated September 2015, as delivered to the Members as of the Effective Date.
“Net Income” or “Net Loss”, as appropriate, means, for any relevant period and with respect to any Series, the taxable income or tax loss of such Series for such period for U.S. federal income tax purposes, determined by taking into account any separately stated tax items and increased by the amount of any tax-exempt income of such Series during such period and decreased by the amount of any Section 705(a)(2)(B) expenditures (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(iv)(i)) of such Series; provided, however, that (i) items of income, gain, loss and deduction attributable to property that has been revalued pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) or the Book Value of which, at the time of its contribution to such Series, differs from its adjusted basis shall be determined in accordance with the principles of Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and (g) and (ii) the Net Income and Net Loss of such Series shall be computed without regard to the amount of any items of income, gain, loss or deduction that are specially allocated pursuant to Section 7.3. In the event that the Book Value of any asset associated with a Series is adjusted pursuant to Section 7.1(b), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income and Net Loss of such Series, and the Net Income and Net Loss of such Series (and the constituent items of income, gain, loss and deduction) realized thereafter shall be computed in accordance with the principles of Treasury Regulations Section 1.704-1(b)(2)(iv)(g).
“Non-Liquidating Member” has the meaning set forth in Section 13.2(a).
“Organizational Expenses” means expenses incurred in connection with the formation and organization of the Company and each Series and the preparation of this Agreement and each of the other agreements contemplated hereby, and the offering and sale of the Interests, including in all such matters amounts expended for accounting, administration and legal services, registration and filing fees, printing, mailing and courier services, and travel; provided, however, that Organizational Expenses shall not include placement or similar fees paid to any person with respect to obtaining or soliciting subscriptions for Interests.
“PC Contribution Amount” means an amount equal to $143,123,562.00, as the same may be adjusted under the terms of the Contribution Agreement.
“PC Member” has the meaning set forth in the preamble.
“PC Timberlands” has the meaning set forth in the preamble.

“PC TRS” has the meaning set forth in the preamble.
“Percentage Interest” means a Member’s Series One Percentage Interest or Series Two Percentage Interest, as the case may be.
“Permitted Expenditures” has the meaning set forth in Section 6.1(d).
“Permitted Investments” means (i) direct obligations of the United States of America and securities fully and unconditionally guaranteed as to the timely payment of principal and interest by the United States of America, provided that the full faith and credit of the United States of America must be pledged to any such direct obligation or guarantee; (ii) unsecured certificates of deposit or time deposits (in each case having maturities of not more than 180 days) of any domestic bank, including a branch office of a foreign bank which branch office is located in the United States, provided that legal opinions are received to the effect that full and timely payment of such deposit or similar obligation is enforceable against the principal office or any branch of such bank, which, at the time of purchase, has a short-term “Bank Deposit” rating of P-1 by Moody’s and a “Short-Term CD” rating of A-1 or better by S&P (the “Minimum Bank Rating”); (iii) deposits in any bank or savings and loan association which has combined capital, surplus and undivided profits of not less than $1 billion, provided such deposits are fully insured, subject to applicable limits, by the Federal Deposit Insurance Corporation; or (iv) any other investment that is consistent with a cash management plan approved by the Manager; provided, however, that if any such financial institution suffers a downgrade below the Minimum Bank Rating, the Manager shall have a reasonable period of time in which to transition the operating accounts of the Company and each Series to a financial institution that satisfies the Minimum Bank Rating.
“Permitted Subsequent Property Acquisitions” means (a) additional properties meeting the Acquisition Criteria and (b) additional properties that would otherwise meet the Acquisition Criteria but are valued at or under $10 million with five percent or more of the proposed acres to be acquired located within twenty (20) miles of lands owned by PC Timberlands or an Affiliate of PC Timberlands.
“Person” means any individual, partnership, corporation, association, joint venture, trust or other legal entity (including any heirs, executors, administrators, legal representatives, successors and assigns), governments or agencies or political subdivisions thereof, multistate compact authorities and other associations and entities where the context requires.
“Plan Assets” has the meaning set forth in Section 3(42) of ERISA.
“Properties” means, collectively, the real properties (together with any timber located thereon) owned or leased by Series One or otherwise acquired by the Company and allocated to Series One in accordance with this Agreement. “Properties” shall include (i) the properties initially held by Contribution LLC, contributed by the PC Member to the Company on the Initial Property Closing Date in the Property Contribution, and, immediately following the merger of Contribution LLC with and into the Company, allocated to Series One; (ii) the properties initially held by Sale LLC, sold to the Company on the Initial Property Closing Date, and, immediately following the merger of Sale LLC with and into the Company, allocated to Series One; and (iii) the Permitted Subsequent Property Acquisitions that are acquired by the Company and allocated to Series One; and (iv) any additional acquisitions approved by the Member Committee as described herein and acquired by Series One or by the Company and allocated to Series One. “Property” shall refer to any one of the Properties.
“Property Contribution” has the meaning set forth in Section 6.1(a).

“Property Sale” has the meaning set forth in Section 6.1(a).
“Property Sale Amount” means an amount equal to $415,637,438.00, as the same may be adjusted under the terms of the Contribution Agreement (relating to the “Purchase Price” thereunder).
“Qualified Appraiser” means an appraiser who is not an Affiliate of any Member or the Manager and has not been an employee of any Member or the Manager or any Affiliate of any Member or the Manager at any time in the prior three (3) years, who is qualified to appraise the asset and is a member of the Appraisal Institute (or any successor association or body of comparable standing if such Institute is not then in existence) and who has held his or her certificate as an M.A.I. or its equivalent for a period of not fewer than five (5) years, and has been actively engaged in the appraisal of timberlands in the jurisdiction of the Property being appraised immediately preceding his or her appointment under this Agreement if the asset being appraised is a Property or an Interest.
“REIT” means a “real estate investment trust” as defined in Section 856 of the Code.
“Representative” shall have the meaning set forth in Section 9.2(b).
“Requested Amount” has the meaning set forth in Section 6.1(e).
“Sale LLC” has the meaning set forth in the recitals.
“Series” has the meaning set forth in Section 5.1.
“Series Interest” has the meaning set forth in Section 5.3(a).
“Series One” has the meaning set forth in Section 5.1(a).
“Series One Interests” has the meaning set forth in Section 5.3(b).
“Series One Member” means a Member holding Series One Interests.
“Series One Percentage Interest” means, for any Series One Member, the ratio of such Series One Member’s aggregate Capital Contributions, or deemed Capital Contributions, with respect to all Series One Interests held by such Series One Member over the sum of the total Capital Contributions, or deemed Capital Contributions, of all Series One Members with respect to all outstanding Series One Interests. In the event that any vote is required prior to the occurrence of any Capital Contributions to Series One, the Series One Percentage Interest shall be determined by reference to Capital Commitments to Series One rather than Capital Contributions.
“Series One Property Management Agreement” means the agreement, in the form previously disclosed to the Members, as the same may be amended from time to time, between Series One and the Series One Property Manager relating to the operation and management of the Properties.
“Series One Property Manager” means Plum Creek Property Management Company, LLC, a Delaware limited liability company, or an Affiliate of Plum Creek Property Management Company, LLC that enters into the Series One Property Management Agreement, or any successor or replacements thereof in accordance with the terms and conditions of this Agreement and the Series One Property Management Agreement.
“Series Two” has the meaning set forth in Section 5.1(b).

“Series Two Interests” has the meaning set forth in Section 5.3(c).
“Series Two Member” means a Member holding Series Two Interests.
“Series Two Percentage Interest” means, for any Series Two Member, the ratio of such Member’s aggregate Capital Contributions, or deemed Capital Contributions, with respect to all Series Two Interests held by such Member over the sum of the total Capital Contributions, or deemed Capital Contributions, of all Series Two Members with respect to all outstanding Series Two Interests. In the event that any vote is required prior to the occurrence of any Capital Contributions to Series Two, the Series Two Percentage Interest shall be determined by reference to Capital Commitments to Series Two rather than Capital Contributions.
“Series Two Timber Management Agreement” means the agreement, in the form previously disclosed to the Members, as the same may be amended from time to time, between Series Two and the Series Two Timber Manager relating to the operation and management of the Properties.
“Series Two Timber Manager” means Plum Creek Property Management Company, LLC, a Delaware limited liability company, or an Affiliate of Plum Creek Property Management Company, LLC that enters into the Series Two Timber Management Agreement, or any successor or replacements thereof in accordance with the terms and conditions of this Agreement and the Series Two Timber Management Agreement.
“Subscription Agreement” has the meaning set forth in the recitals.
“Subsidiaries” means any entity in which the Company may possess an equity ownership interest from time to time.
“Successor Fund” has the meaning set forth in Section 11.2.
“Supermajority in Interest” means, (i) with respect to any matter other than those set forth in Section 9.3(b), Series One Members whose aggregate Series One Percentage Interest is greater than eighty percent (80%) of the total Series One Percentage Interest of all Series One Members, and (ii) with respect to only those matters that require the approval of the Members of Series Two, Series Two Members whose aggregate Series Two Percentage Interest is greater than eighty percent (80%) of the total Series Two Percentage Interest of all Series Two Members.
“Termination Date” has the meaning set forth in Section 15.1.
“Transfer” or “Transferred” has the meaning set forth in Section 13.1(a).
“Unfunded Capital Commitment” means, in respect of any Member, as of any date, an amount equal to (A) such Member’s Capital Commitment, minus (B) such Member’s aggregate Capital Contributions to Series One or Series Two on or prior to such date in respect of its Interests in Series One Interests and Series Two Interests, plus (C) the aggregate amount of distributions of Capital Proceeds received by such Member in respect of such Member’s Series One Interests and Series Two Interests during the Commitment Period, plus (D) any other amounts that are designated under this Agreement to be added to a Member’s Unfunded Capital Commitment; provided, however, that in no event shall a Member’s Unfunded Capital Commitment exceed its Capital Commitment.

ARTICLE IV
BUSINESS

4.1    Purposes.
The business purpose of the Company is to conduct business through Series One and Series Two as specified in this Agreement. The business purposes of Series One shall be to engage in any business activities permitted under the Act, including to engage, directly or through Subsidiaries, in the acquisition, ownership, leasing, management and operation of the Properties, and to do all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of such purposes as authorized pursuant to the terms of this Agreement, including (a) the making of Permitted Subsequent Property Acquisitions, (b) acquisition, mortgage or other encumbrance, management, operation, lease, exchange, sale or other disposition of or transfer of any Property, (c) making Permitted Investments, (d) entering into the Master Stumpage Agreement and the Series One Property Management Agreement, and (e) any and all activities and transactions related or incidental thereto, all in accordance with the terms of this Agreement. The business purposes of Series Two shall be to engage in any business activities permitted under the Act, including to enter into the Master Stumpage Agreement and the Series Two Timber Management Agreement and to receive the benefits therefrom, including, through the Series Two Timber Manager, logging, hauling, merchandising, and selling logs as permitted by the Master Stumpage Agreement, and to perform its obligations under the Master Stumpage Agreement and the Series Two Timber Management Agreement. Each Series shall receive and hold all assets, Net Income and Cash Flows derived from its assets for the benefit of such Series’ Members, and to distribute such Cash Flows to such Members in accordance with the terms of this Agreement.
ARTICLE V
ESTABLISHMENT OF SERIES; INTERESTS; MEMBERS

5.1    Establishment and Designation of Series.
Effective as of the Effective Date, the Company hereby authorizes the establishment of series of the Company pursuant to Section 18-215 of the Act and hereby establishes two separate series as described in subsections (a) and (b) below (each, a “Series”).
(a)“Series One” (“Series One”) is hereby established and shall have allocated and associated with such series such assets and liabilities of the Company set forth on the Series One Addendum set forth in the books and records of the Company, including (i) on the Initial Property Closing Date, (A) the assets and liabilities of Contribution LLC and Sale LLC, effective immediately following the effectiveness of the mergers of Contribution LLC and Sale LLC with and into the Company, and (B) the Initial Series One Capital Contribution, and (ii) any and all assets and liabilities that may be acquired by or allocated to, and associated with, Series One after the Initial Property Closing Date.
(b)“Series Two” (“Series Two”) is hereby established and shall have allocated and associated with such series such assets and liabilities of the Company set forth on the Series Two Addendum set forth in the books and records of the Company, including (i) on the Initial Property Closing Date, the Initial Series Two Capital Contribution and (ii) any and all assets and liabilities that may be acquired by or allocated to, and associated with, Series Two after the Initial Property Closing Date.
(c)All assets and liabilities shall be allocated to either Series One or Series Two, as determined by the Manager in accordance with the terms hereof. Any and all assets and liabilities hereafter acquired, incurred or otherwise obtained by the Company shall be allocated by the Manager immediately upon acquisition, incurrence, or receipt thereof to Series One, other than any assets and liabilities of Series Two derived from or relating to the Master Stumpage Agreement or the Series Two Timber Management

Agreement, which assets and liabilities shall be allocated by the Manager immediately upon acquisition, incurrence or receipt to Series Two.

5.2    Limitations on the Series.
(a)Separate and distinct records shall be maintained for each Series and the assets and liabilities associated with each Series shall be held and accounted for separately from the other assets and liabilities of any other Series for all purposes. Each Series shall maintain separate bank accounts from each other Series. Each Series shall issue separate Interests having the terms, preferences, powers, rights, and obligations of Interests as set forth herein and as may otherwise be set forth on an addendum to this Agreement to be adopted by the Manager for any additional Interests of such Series, and this Agreement shall accordingly be amended with each such additional addendum. All Net Income and Net Losses generated by assets allocated to a Series shall inure to the benefit of only the Members holding Interests in such Series in accordance with Section 7.2, and all Cash Flows of a Series shall be distributed only to the Members holding Interests in such Series in accordance with Section 8.1 (subject to Section 10.2). Subject to Article XV, a Series may not be terminated and its affairs wound up pursuant to Section 18-215 of the Act without approval of Members by a Supermajority in Interest.
(b)All debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each Series shall be enforceable against the assets associated with such Series only and not against the assets of the Company generally or any other Series, and none of the debts, liabilities, obligations, or expenses incurred, contracted for, or otherwise existing with respect to the Company generally or any other Series shall be enforceable against the assets associated with such Series. Any Person extending credit to, contracting with, or otherwise having any claim against any Series may look only to the assets associated with that Series to satisfy any such obligation or claim and shall have no claim or right to any assets allocated to or belonging to any other Series or the Company generally. Notice of this limitation on liabilities to Series has been set forth in the Certificate of Formation, and the statutory provisions of Section 18-215 of the Act (and the statutory effect under Section 18-215 of the Act of setting forth such notice in the Certificate of Formation) shall be applicable to the Company and each Series.

5.3    Interests.
(a)Generally. The limited liability company interest of a Member shall be represented by an issued and outstanding interest (an “Interest”), each of which shall be issued by a Series in accordance with this Section 5.3, and any Interest issued by a Series (a “Series Interest”) shall have the rights and privileges set forth in this Agreement. Each Series shall maintain a schedule of all Members of such Series from time to time, and the Series One Percentage Interest and Series Two Percentage Interest of such Members, on the Schedule of Series Members. Ownership of an Interest (or fraction thereof) shall not entitle a Member to call for a partition or division of any property of the Company or any Series or for any accounting.
(b)Series Interests of Series One. Series One is hereby authorized to issue Interests in a single class designated as “Series One Interests” (the “Series One Interests”). The Series One Interests shall have the rights, powers, preferences, duties and limitations as are set forth in this Agreement. The Series One Interests are associated with and issued solely by Series One. As of the Initial Property Closing Date, each Member shall hold Series One Interests representing the Series One Percentage Interest set forth opposite the name of such Member on the Schedule of Series Members as of such date, a copy of which will be maintained by the Manager in the books and records of Series One, subject to such Member’s having made its initial Capital Contribution to Series One, as required by the Contribution Agreement and/or its Subscription Agreement, as applicable, subject to the terms hereof and thereof. Notwithstanding the foregoing, each Member executing this Agreement as of the Effective Date shall be a Member of the Company from and after the Effective Date, subject to the terms hereof. Each Member holding Series One Interests shall have (A) a right to a distributive share of Net Income, Net Losses, and other items of income, gain, loss, deduction, and credits only in respect of Series One, as provided in this Agreement, (B) a right to the Capital Account only in respect of Series One maintained for such Member according to Article VII, and (C) the right to receive distributions only from Series One, as provided in Article VIII of this Agreement. Each Member holding Series One Interests shall be entitled to vote such Series One Interests in accordance with such Member’s Series One Percentage Interest in accordance with the terms hereof.
(c)Series Interests of Series Two. Series Two is hereby authorized to issue Interests in a single class designated as “Series Two Interests” (the “Series Two Interests”) with respect to Series Two. The Series Two Interests shall have the respective rights, powers, preferences, duties and limitations as are set forth in this Agreement with respect thereto. The Series Two Interests are associated with and issued solely by Series Two. As of the Initial Property Closing Date, the Members shall hold Series Two Interests representing the Series Two Percentage Interest set forth opposite their names on the Schedule of Series Members as of such date, a copy of which will be maintained by the Manager in the books and records of Series Two, subject to such Member’s having made its initial Capital Contribution to Series Two, as required by the Contribution Agreement or its Subscription Agreement, as applicable, subject to the terms hereof and thereof. Notwithstanding the foregoing, each Member executing this Agreement as of the Effective Date shall be a Member of the Company from and after the Effective Date, subject to the terms hereof. Each Series Two Member shall have (A) a right to a distributive share of Net Income, Net Losses, and other items of income, gain, loss, deduction, and credits only in respect of Series Two, as provided in this Agreement, (B) a right to the Capital Account only in respect of Series Two maintained for such Member according to Article VII, and (C) the right to receive distributions only from Series Two, as provided in Article VIII of this Agreement. Each Series Two Member shall be entitled to vote such Series Two Interests in accordance with such Member’s Series Two Percentage Interest only on such matters set forth in Section 9.3, in accordance with the terms hereof.
(d)Other Series Interests. The Manager, with the approval of Members holding a Supermajority in Interest, (i) is authorized to issue additional Series Interests in Series One and Series Two after the Initial Property Closing Date and (ii) may establish and issue classes of Series Interests in Series One and Series Two by adopting an addendum to this Agreement to reflect such issuance and to establish the Series Interests to be included in each such class, and to fix the relative rights, obligations, preferences and limitations of the Series Interests of each such class. Any new series of Interests may be established only pursuant to an amendment to this Agreement adopted with the approval of Members holding a Supermajority in Interest.

5.4    Members; Closings.
(a)Name and Address of Members. The name and address of the Manager and of each Member, the amount of such Member’s Capital Commitment, and such other information as may be required by the Act are set forth as of the Effective Date on the Schedule of Series Members and the books and records of the Company and of each Series. Effective as of immediately following the Initial Property Closing Date, the Schedule of Series Members and books and records shall reflect the issuance of Series Interests to Members, and each Member’s Series One Percentage Interest and Series Two Percentage Interest, as applicable, subject to such Member’s having made its initial Capital Contribution to the applicable Series, as required by the Contribution Agreement or its Subscription Agreement, as applicable. From time to time thereafter, the Manager shall cause such Schedule of Series Members and books and records to be amended as required to reflect the admission of any new Member, the withdrawal or substitution of any Member, the Transfer of Interests among Members, receipt by the Company of notice of any change of address of a Member, or the change in any Member’s Capital Commitment or Series One Percentage Interest or Series Two Percentage Interest.
(b)Admission of Members.
i.Each Person who desires to be admitted as a Member of any Series shall execute and deliver to the Manager a Subscription Agreement and a counterpart of this Agreement

(unless previously delivered) or otherwise take such other actions as the Manager shall deem appropriate in order for such prospective Member to adhere to and become bound by the terms of this Agreement, and upon the date of such admission such Person shall be issued a Series Interest in such Series that bestows the rights and obligations of a Member as set forth in this Agreement and the Act. After the Effective Date (A) a Person will be admitted as a Member of Series One, and a Series One Member may increase its Capital Commitment to Series One, only with the consent of the Series One Members representing a Supermajority in Interest, and (B) a Person will be admitted as a Member of Series Two, and a Series Two Member may increase its Capital Commitment to Series Two, only with the consent of the Series Two Members representing a Supermajority in Interest; provided, however, that PC Member and PC TRS may increase their Capital Commitments to Series One and Series Two, respectively, without the consent of either Member Committee, but only in an amount sufficient to achieve or maintain a twenty-five percent Percentage Interest in each Series.
ii.Except as otherwise provided in this Agreement, the Manager may hold additional closings after the Effective Date (each, an “Additional Closing”) and, subject to the requirements of Section 5.4(b)(i), admit additional Persons as Members of any Series (or permit an existing Member to increase its Capital Commitment with respect to Series One or Series Two); provided that the final Additional Closing for all Series (the “Final Closing”) shall not occur later than March 31, 2016 (the date of such Final Closing, the “Final Closing Date”). If there is not an Additional Closing after the Initial Property Closing Date, the Final Closing Date shall be deemed to be the Initial Property Closing Date. The minimum Capital Commitment from a Member is fifty million dollars ($50,000,000); provided that the Manager may accept a Capital Commitment from one or more Members of lesser amounts, subject to the prior approval of Series One Members representing a Supermajority in Interest. The maximum aggregate Capital Commitments of all Members shall be $1.1 billion.
iii.Each Person admitted as a Member of any Series after the Initial Property Closing Date pursuant to Section 5.4(b) (and each existing Member who has increased its Capital Commitment at an Additional Closing) (each, a “Later Member”) shall (1) immediately contribute an amount, if any, equal to the aggregate capital such Later Member would have been required to contribute to such Series to date if it had been admitted as of the Initial Property Closing Date (“Catch-Up Contributions”), and (2) pay to such Series an additional amount (the “Additional Amount”) in respect of such Catch-Up Contributions calculated at an annual rate equal to eight percent (8%), compounded monthly (prorated for periods less than one month), as determined by reference to the date(s) of Capital Contributions made by previously admitted Members, for the period from such previous contributions to the date of such Additional Closing. Additional Amounts paid by a Later Member shall not be treated as a Capital Contribution by, credited to the Capital Accounts of, or reduce the Capital Commitments of, such Later Members. Catch-Up Contributions and Additional Amounts shall be distributed to the previously admitted Members of the applicable Series on a pro rata basis in accordance with the amounts previously contributed to the Series by such Members (with the amount of any Catch-Up Contributions (but not Additional Amounts) distributed hereunder increasing the Unfunded Capital Commitments of such previously admitted Members by the amount of such distributions made by such Series to each such previously admitted Member); provided that a Series may, in the sole discretion of the Manager, retain all or a portion of the Catch-Up Contributions and Additional Amounts that would otherwise be distributed to the previously admitted Members of such Series under this Section 5.4(b) and apply such amounts towards such previously admitted Members’ subsequent contribution obligations pursuant to Section 6.1(d). Each Member, whether admitted to any Series at the Effective Date, the Initial Property Closing Date, or at Additional Closings, will be deemed to have made its initial Capital Contribution to a Series as of the Initial Property Closing Date; provided, however, that retroactive allocations to Later Members shall not be made if prohibited by applicable tax rules, in which case special catch-up allocations of future income, gain, deduction or loss shall be made as quickly as possible so that Later Members’ Capital Account balances are what they would have been if such Later Members’ had, in fact, been admitted on the Initial Property Closing Date.
(c)Limitation of Liability of Members; No Fiduciary Duty. No Member shall be bound by, nor be personally liable for, the debts, expenses, liabilities, or obligations of the Company or any Series in excess of its aggregate Capital Commitment, whether arising in contract, tort or otherwise, as provided in, and subject to, the Act, nor shall any Member be personally liable to any other Member for the return of the Capital Contributions of such Member, or any portion thereof, it being expressly understood that any such return be made solely from assets of the Series to which such Capital Contribution was made. Moreover, to the fullest extent permitted by applicable laws, including without limitation Sections 1101(b) and 1101(c) of the Act, none of the Members or Representatives or their respective Affiliates shall owe any fiduciary duties to the Company, to any Series, or to one another; provided, however, that nothing herein shall eliminate or modify any duty (including any fiduciary duty) that a Representative may owe to the Member that designated such Representative; provided, further, that this limitation shall not be construed to limit liability for the specific obligations of the Members set forth in this Agreement or limit the specific remedies for default thereof set forth herein. The provisions of this Section 5.4(c) relate to the Members (and their Representatives and their respective Affiliates) only and shall not be applicable to the Manager.

ARTICLE VI
CAPITAL CONTRIBUTIONS

6.1    Property Contribution; Capital Contributions.
(a)Pursuant to the Contribution Agreement, on January 4, 2016, or such other date specified by the Manager on not less than ten Business Days prior written notice to the Members (which date must be on or after the date on which all closing conditions in the Contribution Agreement have been satisfied) (the “Initial Property Closing Date”), the PC Member will contribute the equity interests of Contribution LLC to the Company (the “Property Contribution”). On the Initial Property Closing Date, immediately following the Property Contribution, (i) Contribution LLC shall be merged with and into the Company, with the Company continuing as the surviving entity; (ii) immediately following the effectiveness of such merger, the Company shall allocate to Series One all assets and liabilities that were formerly held by Contribution LLC immediately prior to such merger; and (iii) the PC Member shall receive a credit to its Capital Account for Series One for the Property Contribution in an amount equal to the PC Contribution Amount. Pursuant to the Contribution Agreement, on the Initial Property Closing Date, PC Timberlands will sell the equity interests of Sale LLC to the Company (the “Property Sale”). On the Initial Property Closing Date, immediately following the Property Sale, (A) Sale LLC shall be merged with and into the Company, with the Company continuing as the surviving entity; and (B) immediately following such merger, the Company shall allocate to Series One all assets and liabilities that were formerly held by Sale LLC immediately prior to such merger.
(b)On the Initial Property Closing Date, each Series One Member other than the PC Member will make, or will cause its controlled Affiliate to make, an initial Capital Contribution in cash to Series One in an amount requested in writing by the Manager, which amount shall be determined pro rata in accordance with each such Member’s Capital Commitment with respect to Series One Interests; provided that any such Member admitted to the Company as a Member after the Initial Property Closing Date shall make its initial Capital Contribution in cash at such Additional Closing, which contribution shall be subject to Section 5.4(b)(iii) (the “Initial Series One Capital Contribution”). The Manager shall request Capital Contributions pursuant to this Section 6.1(b) in an amount such that aggregate Capital Contributions as of the Initial Property Closing Date pursuant to this Section 6.1(b) and Section 6.1(a) are made by all Members pro rata in accordance with their respective Capital Commitments. The Initial Series One Capital Contributions shall be delivered to Series One in accordance with Section 6.1(e).

(c)On the Initial Property Closing Date, each Series Two Member will make an initial Capital Contribution in cash to Series Two in an amount requested in writing by the Manager, which aggregate amount shall be contributed by the applicable Members pro rata in accordance with each such Member’s Capital Commitment (the “Initial Series Two Capital Contribution”). The Initial Series Two Capital Contributions shall be delivered to Series Two in accordance with Section 6.1(e).
(d)Additional Capital Contributions.
i.Each Member shall contribute additional capital to a Series from time to time as the Manager deems necessary for the investments, obligations, expenses, liabilities and permitted reserves of such Series, upon request by the Manager therefor as described in Section 6.1(e) below (“Additional Capital Contribution”). Such Additional Capital Contributions of the Members pursuant to this Section 6.1(d)(i) shall be made on a pro rata basis in accordance with the respective Capital Commitments of the Members. A Member shall not be required to contribute capital to any Series in excess of such Member’s Unfunded Capital Commitment, except as provided in Sections 6.1(d)(ii)(B). No Member shall be required to contribute any capital following the period ending on the third (3rd) anniversary of the Final Closing Date (such period being the “Commitment Period”), except as the Manager deems necessary for (A) funding the obligations, expenses, liabilities and permitted reserves of a Series (other than those contemplated in sub-section (B) of this sentence); (B) funding investment commitments (i) which were made in writing or for which a binding or non-binding letter of intent (or equivalent) was signed by Series One during the Commitment Period, (ii) regarding which the Members were provided with a brief description (including expected amount to be funded) prior to the end of the Commitment Period, and (iii) which are consummated within six months after the end of the Commitment Period; and (C) making follow-on investments in investments in which Series One holds a pre-existing interest as of the date of such proposed follow-on investment, to the extent that the Manager believes that such follow-on investment is necessary or advisable to preserve, protect, or enhance such investment (items referred to in sub-sections (A), (B), and (C) are “Permitted Expenditures”); provided, however, that no contribution to Series One shall be required pursuant to sub-section (C) of this sentence following the fifth (5th) anniversary of the Final Closing Date or, as to any Member, in excess of twenty percent (20%) of such Member’s Capital Commitment. The Commitment Period may be extended with the approval of the Series One Members holding a Supermajority in Interest.
ii.(A)    If the Manager determines that assets associated with any Series are insufficient to fulfill incurred or reasonably anticipated obligations or liabilities of such Series prior to the final liquidation of the Company, the Manager may require each Member to contribute capital to such Series, on a pro rata basis based upon its Capital Commitment, in an amount up to such Member’s Unfunded Capital Commitment; provided that distributions paid or payable to Members shall not be treated as an obligation or liability.
(B)    If the Manager determines that assets associated with a Series remain insufficient to fulfill incurred or reasonably anticipated obligations or liabilities of such Series following the contribution to such Series of the maximum amount permitted by Section 6.1(d)(ii)(A), the Manager may recall distributions previously made to the Members with respect to such Series. The obligation to return distributions under this Section 6.1(d)(ii)(B) shall be applied pro rata in proportion to aggregate distributions from such Series; provided that in no event shall any Member be required to return distributions from a Series pursuant to this section in an amount in excess of twenty-five percent (25%) of such Member’s Capital Commitment, nor shall any distribution from a Series be required to be returned after the second (2nd) anniversary of such distribution.
(e)Contribution Procedure. In the event the Manager calls for an Additional Capital Contribution with respect to a Series pursuant to Section 6.1(d)(i) or Section 6.1(d)(ii)(A), the Manager shall issue a written notice to all of the Members (the “Cash Notice”) setting forth a brief description of the obligation or liability to be funded and the amount of cash required from each Member with respect to such Series for such Additional Capital Contribution, which amount shall be determined pro rata in accordance with such Member’s Capital Commitment (the “Requested Amount”). The Cash Notice shall fix a due date for the contribution which shall be no less than ten (10) Business Days following the date of the Cash Notice. Each Member shall pay to such Series on or prior to the due date the Member’s Requested Amount by wire transfer of immediately available funds to the bank account designated in the Cash Notice.
(f)Except as otherwise provided in this Article VI, no Additional Capital Contributions or loans shall be made, nor shall they be required to be made, by any Member to any Series. The Members intend that (i) the Property Contribution shall be treated as tax-free contributions in exchange for Interests therein for U.S. federal income tax purposes under Section 721 of the Code, the Company and each Series shall report such transaction consistently with such treatment, and neither the Company, any Series, nor any Member shall take any position inconsistent with such treatment in any tax return, press release, any filing with any governmental authority, or otherwise, unless the Company or a Series is directed otherwise by the PC Member; and (ii) each Series be treated as a separate partnership for U.S. federal income tax purposes and other applicable tax purposes and file all required tax returns consistent with such treatment; provided, however, that the Company, each Series, and the Members are not required to take any position in any tax returns that a tax advisor of the Company or a Series has advised is more likely than not incorrect under applicable tax laws.

6.2    Non-Contributing Members.
(a)Should any Member fail to make, when due, all or any portion of any Capital Contribution required of it under this Agreement, such Member shall be in default (a “Defaulting Member”), and the Manager may, in its sole discretion, elect to enforce one or more of the provisions of Section 6.2(b), to which each Member hereby expressly consents; provided that the Manager has delivered a written notice of such default to such Defaulting Member (a “Default Notice”). Upon delivery of the Default Notice, the Defaulting Member may not make any additional contributions of capital against such Defaulting Member’s Capital Commitment (other than to fund expenses of the Company or a Series) without the written consent of the Manager, which consent may be granted or denied in the sole discretion of the Manager. In any event, the Defaulting Member shall remain liable to the Company and such Series for all of the costs, expenses, and damages of the Company or such Series incurred in connection with such default.
(b)In furtherance of, and without limitation of, Section 6.2(a), the Manager may in its sole discretion elect to pursue any one or more of the following remedies with respect to a Defaulting Member:
i.The Manager may exercise any and all legal remedies available against the Defaulting Member, including by enforcing, by appropriate legal proceedings, the Defaulting Member’s obligation to make a payment on the amount of any due and unpaid Capital Contributions by such Defaulting Member pursuant to this Agreement or to pay the entire amount of such Defaulting Member’s then Unfunded Capital Commitment. If any legal proceedings relating to the failure of a Defaulting Member to make such a contribution are commenced, such Defaulting Member shall pay all costs and expenses incurred by the Company or any Series, including attorneys’ fees, in connection with such proceedings. In addition, such Defaulting Member shall pay all costs and expenses of collection as well as any damages incurred in connection with such default.
ii.The Manager may extend the time of payment for a Defaulting Member of any due and unpaid Capital Contributions by such Defaulting Member pursuant to this Agreement. Any such extension shall not exceed five (5) Business Days.
iii.The Manager may declare the entire amount of a Defaulting Member’s then Unfunded Capital Commitment to be immediately due and payable.
iv.The Manager may require the Defaulting Member to pay interest on the amount of the Capital Contribution to a Series then due at an interest rate equal to the LIBOR

Rate, plus ten percent (10%) per annum (or if less, the highest rate permitted by applicable law), such interest to accrue from the date the Capital Contribution to the applicable Series was required to be made pursuant to this Agreement until the date the Capital Contribution is made by such Defaulting Member. The accrued interest shall be paid by the Defaulting Member to the applicable Series upon payment of such Capital Contribution. The accrued interest so paid shall not be treated as an Additional Capital Contribution by the Defaulting Member, but rather shall be either (A) allocated and distributed to Members of such Series (other than the Defaulting Member) pro rata or (B) allocated to Members of such Series (other than the Defaulting Member) pro rata and deemed to be an Additional Capital Contribution by such Members, in either case based on such Members’ Series One Percentage Interests or Series Two Percentage Interest, as applicable. Until such time as the unpaid Capital Contribution to a Series and accrued interest thereon shall have been paid by the Defaulting Member, the Manager may elect to withhold any or all distributions from such Series to be made to such Defaulting Member pursuant to this Agreement and recover any such unpaid Capital Contribution and accrued interest thereon by set off against any such distribution withheld and may elect in this regard to allocate to other Members profits or losses of such Series otherwise allocable to the Defaulting Member and the exercise of remedies by the Manager under this Section 6.2.
v.The Manager may, subject to applicable law and without further notice, sell all or any lesser percentage of the Defaulting Member’s Interests in all Series (collectively, the “Default Interest”) (it being understood that, for purposes of this Section 6.2(b)(v), a Member that defaults as to any Series Interest shall be deemed to be, and treated as, a Defaulting Member with respect to all Interests of all Series held by such Member, together with its Affiliates) to any one or more of (1) the other Members of all such Series (other than any Defaulting Member) such that Series One Members shall be offered the Defaulting Member’s Series One Interests and Series Two Members shall be offered the Defaulting Member’s Series Two Interests, with such offer to be shared among such Members of the applicable Series to the extent that they wish to participate in such purchase, on a pro rata basis based upon their respective Series One Percentage Interests and Series Two Percentage Interests, as applicable; (2) each such Series; or (3) a third party or parties designated by the Manager (which third party or parties may be Affiliates of any Member) and approved by Series One Members holding a Supermajority in Interest (excluding Defaulting Member’s Interests for purposes of determining the required vote), in each case, at such purchase price as the Manager shall negotiate in its sole discretion and subject to the following:
A.The Manager may offer the Default Interest pursuant to clauses (2) or (3) above only if it has first offered the Default Interest to the other Members of all Series pursuant to and in the manner set forth in clause (1), and then the Manager may offer only the portion of such Default Interest that such other Members decline to purchase.
B.If, within sixty (60) days following commencement of sale proceedings as described in this Section 6.2 the Manager has not sold the Default Interest, the Manager may, in its sole discretion, offer the opportunity to acquire the Default Interest to the non-defaulting Members on a pro rata basis in accordance with their respective Series One Percentage Interests and Series Two Percentage Interests and at a discounted purchase price (the “Default Price”). The Default Price shall equal fifty percent (50%) of the NAV of the Default Interest, as determined in accordance with Article XII. Notwithstanding the foregoing, the Manager may decline to make such offer to certain Members if it determines there is a risk that the participation of such Members may result in a violation of law or regulation, may cause the Company, any Series, the Manager, or any Affiliate thereof to be subject to any law or regulation to which it would not otherwise be subject (including cause the assets of the Company or any Series to constitute Plan Assets), or otherwise result in adverse consequences to the Company, any Series, or any Member. Any Person acquiring all or part of the Default Interest will be obligated to contribute to the applicable Series the portion of the Defaulting

Member’s Capital Contribution in default and all future Capital Contributions with respect to the Interests so acquired (up to the Unfunded Capital Commitment related to such Interests).
C.Notwithstanding the sale of any portion of the Default Interest pursuant to this Section 6.2, such Defaulting Member shall not be released from its Unfunded Capital Commitment except as actually funded by the acquirer of any such portion of the Default Interest.
D.In the event that any amount of the Default Interest is not acquired pursuant to this Section 6.2, then, in its sole discretion, the Manager may apply any of the other remedies described in Section 6.2(b).
(c)In addition to the foregoing, unless otherwise approved by Series One Members representing a Supermajority in Interest (excluding any Defaulting Member’s Interests for purposes of determining the required vote), no Defaulting Member shall have the right to participate in, receive notice of, or be considered with respect to, any vote or consent of the Members required under this Agreement or permitted under the Act, and any Representative that is designated by such Defaulting Member pursuant to Section 9.2 shall be removed from the Member Committees.
(d)Notwithstanding anything to the contrary in this Agreement, each Member (A) agrees that it will execute any instruments or perform any other acts that are or may be necessary to effectuate and carry out the transactions contemplated by this Section 6.2, and (B) designates and appoints the Manager its true and lawful attorney, in its name, place and stead to make, execute and sign any and all instruments, documents or certificates on behalf of any Defaulting Member in order to give effect to any remedy against such Defaulting Member (including the remedies set forth in Section 6.2(b)).
(e)Each Member agrees that the Manager’s authority and discretion to enforce any remedy against a Defaulting Member (including the remedies set forth in Section 6.2(b)) supersede any fiduciary duties of the Manager to such Defaulting Member. Each Member further agrees that the remedies set forth in Section 6.2(b) are fair and reasonable in light of the difficulty in ascertaining the actual damages that would be incurred by the Company or any Series and the non-defaulting Members as a result of the Defaulting Member’s failure to contribute capital when due pursuant to the terms of this Agreement.
(f)In the event that the Company delivers a Cash Notice for any shortfall in capital due to the failure to contribute by any Defaulting Member(s), no Member shall be required to make a Capital Contribution in excess of 150% of the amount that such Member would have been required to contribute had any such Defaulting Member not failed to pay in full when due such Defaulting Member’s Capital Contribution.

6.3    No Withdrawal, Interest or Restoration.
Except as otherwise expressly provided in this Agreement, (a) no part of the Capital Contributions of any Member may be withdrawn by such Member, (b) no Member shall be entitled to receive interest on such Member’s Capital Contributions, (c) no Member shall have the right to demand or receive property other than cash in return for such Member’s Capital Contribution, (d) no Member shall be entitled to contribute capital to the Company in excess of amounts required or permitted under Section 6.1, and (e) no Member shall be obligated to restore any negative Capital Account balance.
ARTICLE VII
CAPITAL ACCOUNTS; ALLOCATION OF NET INCOME AND NET LOSS

7.1    Capital Accounts.
(a)There shall be established for each Member on the books of each Series a “Capital Account” with respect to such Series, which Capital Account shall be maintained and adjusted as provided in this Article VII. The Capital Account of a Member with respect to each Series shall be credited with (i) the amount of all cash Capital Contributions by such Member to such Series, (ii) the Fair Value of any other property contributed by such Member to such Series (net of any liabilities secured by such property that such Series is considered to assume or take subject to under Section 752 of the Code) and (iii) the amount of any Net Income (or items of income and gain not included in Net Income, including items of gross income or gain) with respect to such Series allocated to such Member pursuant to this Article VII, and decreased by (A) the amount of any Net Loss (or items of loss or deduction not included in Net Loss) with respect to such Series allocated to such Member pursuant to this Article VII, (B) the amount of any cash distributed by such Series to such Member pursuant to Article VIII and (C) the Fair Value of any asset distributed in kind by such Series to such Member (net of all liabilities secured by such asset that such Member is considered to assume or take subject to under Section 752 of the Code). On the Initial Property Closing Date, immediately following the Property Contribution pursuant to the Contribution Agreement, the PC Member’s Capital Account with respect to Series One shall be credited with the PC Contribution Amount, which shall be deemed to be the Fair Value of the Property Contribution.
(b)Upon the occurrence of any event specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), a Series may cause the Capital Accounts of the Members with respect to such Series to be adjusted to reflect the Fair Value of the assets associated with such Series at such time in accordance with such Treasury Regulations.
(c)In the event that any Series Interest is Transferred, the Transferee of such Series Interest shall succeed to the portion of the Transferor’s Capital Account attributable to such Series Interest.
(d)If any asset associated with a Series is distributed in kind, whether in connection with the liquidation of the Company or otherwise, such Series shall be deemed to have realized income, gain or loss thereon in the same manner as if such Series had sold such asset for an amount equal to its Fair Value on the date of distribution.

7.2    Allocation of Net Income and Net Loss.
(a)For each fiscal year of each Series, after adjusting each Member’s Capital Account with respect to each Series for all Capital Contributions to each such Series made by such Member and distributions made to such Member by such Series during such fiscal year and all regulatory and special allocations pursuant to Section 7.3 with respect to such fiscal year:
i.Net Income shall be allocated among the Members as follows:
A.all Net Income of Series One shall be allocated among the Series One Members pro rata in accordance with their respective Series One Percentage Interests.
B.All Net Income of Series Two shall be allocated among the Series Two Members pro rata in accordance with their respective Series Two Percentage Interests.
ii.Net Loss shall be allocated among the Members as follows:
A.All Net Loss of Series One shall be allocated among the Series One Members pro rata in accordance with their respective Series One Percentage Interests.
B.All Net Loss of Series Two shall be allocated among the Series Two Members, pro rata in accordance with their Series Two Percentage Interests.
(b)Each allocation in this Article VII shall consist of a proportionate amount of each item of income, gain, expense and loss of the applicable Series for the year; provided that, in making allocations of depreciation recapture under Section 1245 or 1250 of the Code, unrecaptured Section 1250 gain under Section 1(h) of the Code, or similar items, principles consistent with those of Treasury Regulations Section 1.1245-1(e) shall be followed such that amounts treated as ordinary income shall be allocated first to the Member that was allocated the related ordinary deduction.
(c)Each item of expense of the Company shall be allocated to Series One or Series Two by the Manager in its reasonable discretion.

7.3    Regulatory and Special Allocations.
(a)Regulatory allocations of specific items of income, gain, loss or deduction may be required for any fiscal year as follows:

i.Each Series shall allocate items of income and gain with respect to such Series among the Members at such times and in such amounts as necessary to satisfy the minimum gain chargeback requirements of Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).
ii.Any deductions attributable to any “partner nonrecourse debt” (as defined in Treasury Regulations Section 1.704-2(b)(4)) shall be allocated among the Members that bear the economic risk of loss for such liability in accordance with the ratios in which such Members share such economic risk of loss and in a manner consistent with the requirements of Treasury Regulations Sections 1.704-2(c), 1.704-2(i)(2) and 1.704-2 (j)(1).
iii.Each Series shall specially allocate items of income and gain with respect to such Series when and to the extent required to eliminate any deficit balance in Members’ Capital Accounts with respect to such Series, as adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(d), caused by any event, including the events described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d), in a manner that satisfies the “qualified income offset” requirement within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).
iv.No Loss with respect to any Series shall be allocated to a Member of such Series to the extent that such allocation would cause a Member of such Series to have an Adjusted Capital Account Deficit with respect to such Series if other Members of such Series have positive Capital Accounts with respect to such Series at the end of the fiscal year. Any loss not allocated to such Member shall be allocated to Members with positive Capital Account balances with respect to such Series in proportion thereto.
(b)The allocations set forth in Section 7.3(a) are intended to comply with the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted consistently therewith. It is the intent of the Members that, to the extent possible, all allocations made pursuant to Section 7.3, to the extent such allocations are inconsistent with the allocations that would be made under Sections 7.2 if Section 7.3(a) were not contained in this Agreement, be offset as quickly as possible with subsequent regulatory allocations of other items of income, gain, loss and deduction with respect to each Series to the maximum extent possible consistent with the requirements of Section 7.3.
(c)The Manager shall allocate expenses in a manner that is not pro rata if the Manager in its reasonable good faith discretion determines that such expenses are directly attributable or allocable to one or more Members in accordance with Section 10.1(f) or Section 10.2. It is intended that the amounts constituting the Management Fee be allocated to the Members other than those Members who are not required to pay the Management Fee pursuant to Section 10.2.

7.4    Section 704(b) Allocations.
The allocation provisions contained in this Article VII are intended to result in allocations with respect to each Series that are consistent with Section 704(b) of the Code and the Treasury Regulations promulgated thereunder and shall be interpreted and applied in a manner consistent therewith. The Members further agree to make such amendments or changes to this Agreement as are reasonably requested by any Member in good faith and consistent with the understanding of the parties, to effectuate such intent.
7.5    Tax Allocations.
(a)    Subject to Section 7.5(b), for income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as the corresponding items of Net Income and Net Loss, and specially allocated items are allocated for Capital Accounts purposes.
(b)    Any item of income, gain (including gain recognized pursuant to Section 631(b) of the Code), loss, and deduction with respect to property other than cash contributed to any Series by a Member that is required to be allocated to such Series for income tax purposes under Section 704(c) of the Code so as to take into account the variation between the tax basis of such property and its Fair Value at the time of its contribution shall be allocated to the Members with respect to such Series solely for income tax purposes under the “traditional method” as described in Treasury Regulations Section 1.704-3(b). Similarly, if any property associated with a Series is reflected in the Capital Accounts of the Members and on the books of such Series at a Book Value that differs from the adjusted tax basis of such property, the allocations of tax items with respect to such Series shall be appropriately made pursuant to the Treasury Regulations using Section 704(c) principles so as to take account of the variation between the adjusted tax basis of the applicable property and its Book Value. The initial Fair Value of the assets owned by Contribution LLC, in the aggregate, shall be equal to the PC Contribution Amount.
7.6    Adjustments to Take Account of Interim Events.
If a Member shall receive a distribution from such Member’s Capital Account as of a date other than the last day of a fiscal quarter or transfer all or part of its Interest in a Series to a transferee as permitted by this Agreement, the Manager shall make such adjustments in the determination and allocation among the Members and any transferees of items of income, deduction, gain, loss or credit and other matters among the Members and any transferees including taxes thereon, and shall apply such accounting procedures as shall equitably take into account such interim event and applicable provisions of law (including Code Section 706(d)), and the determination thereof by the Manager shall be final and conclusive as to all of the Members.
ARTICLE VIII
DISTRIBUTIONS TO MEMBERS

8.1    Distributions of Cash Flow and Capital Proceeds.
(a)Cash Flow. Cash Flow of a Series shall be distributed by such Series to the Members holding Interests in such Series (unless otherwise mutually agreed by such Members) as follows.
i.Cash Flow of Series One shall be distributed no less often than quarterly, within 45 calendar days of the last day of the applicable quarter, among the Members holding Series One Interests, pro rata in accordance with their respective Series One Percentage Interests; and
ii.Cash Flow of Series Two shall be distributed no less often than quarterly, within 45 calendar days of the last day of the applicable quarter, among the Series Two Members, pro rata in accordance with their respective Series Two Percentage Interests.
(b)Capital Proceeds. Capital Proceeds available for distribution shall be distributed by each Series to the Members as promptly as reasonably feasible as follows:
i.Capital Proceeds of Series One shall be distributed among the Members holding Series One Interests, pro rata in accordance with their then respective Series One Percentage Interests.
ii.Capital Proceeds of Series Two shall be distributed among the Series Two Members, pro rata in accordance with their then respective Series Two Percentage Interests.
(c)[intentionally omitted]
(d)No Distributions in Kind. Distributions shall be made in cash only.
(e)Adjustments. Notwithstanding the foregoing, distributions to any Member (including liquidating distributions in accordance with Section 15.3) shall be adjusted as determined by the Manager as necessary to reflect non-pro rata allocations of expenses in accordance with Section 10.1(f) and 10.2.
8.2    Taxes Paid or Withheld.
(a)Each Series is hereby authorized and directed by each Member to withhold from distributions or other payments payable to such Member such amount or amounts as shall be required by the Code, the Regulations or any other applicable provisions of U.S. federal, state or local law and to remit such amount or amounts to the Internal Revenue Service or such other applicable state or local taxing authority at such time or times as may from time to time be required by the relevant taxing authority.

(b)Any and all amounts withheld by Series One or Series Two pursuant to Section 8.2(a) with respect to a Member and properly paid by such Series to the appropriate taxing authority shall be treated as amounts distributed to such Member pursuant to Article VIII or Section 15.3, as applicable, for all purposes of this Agreement.  If the amount of the tax required to be withheld or paid exceeds the amount otherwise properly distributable to a Member, such Member shall advance to such Series the amount of such excess before the due date for payment of such tax, and such Member shall be responsible for any late payment penalties and interest if it fails to timely advance the amount of such excess tax.

ARTICLE IX
MANAGEMENT OF THE COMPANY

9.1    Manager.
(a)General. The business and affairs of the Company and each Series shall be managed by a “manager” (as defined in Section 18-101(10) of the Act) for all purposes under the Act. Silver Creek Advisory Partners LLC shall serve as the initial Manager of (i) the Company, (ii) Series One, and (iii) Series Two, and, in its capacity as Manager, Silver Creek Advisory Partners LLC acknowledges that it has a fiduciary duty to the Company, each Series, and each Member and that it shall perform its duties under this Agreement with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in an enterprise of like character and with like aims. The Manager and the Affiliates, managers, principals, officers, directors, employees, advisors or other agents of the Manager, shall devote so much of its and their time to the affairs of the Company or Series, as applicable, as in its and their judgment the conduct of the business of the Company or such Series shall reasonably require, and the Manager and the Affiliates, managers, principals, officers, directors, employees, advisors and other agents of the Manager, shall not be obligated to do or perform any act or thing in connection with the business of the Company not expressly set forth herein or contemplated hereby. Subject to Sections 11.1 and 11.2, nothing herein contained shall be deemed to preclude the Manager and the Affiliates, members, managers, principals, officers, directors, delegates, employees, advisors or other agents of the Manager, from engaging directly or indirectly in any other business, including business competitive with the Company or any Series or the Members.
(b)Manager’s Rights, Duties and Obligations: Without limiting the generality of the foregoing, subject to the terms of this Agreement, the Manager shall have power and authority, on behalf of the Company and each Series:
i.to conduct the business of Company and each Series;
ii.to exercise all rights, powers, privileges and other incidents of ownership or possession with respect to the property of each Series;
iii.to execute and deliver any and all agreements, instruments or other documents as are necessary or desirable, in the reasonable discretion of the Manager, to the business of Company and each Series;
iv.to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Company and each Series (including claims against former or current Members of each Series);
v.to employ accountants, legal counsel, appraisers, valuation experts, third party administrators, experts or other independent contractors to perform services for the Company and each Series and to compensate and indemnify them from the funds of such Series;
vi.to open and maintain accounts in the name of each Series, including bank, brokerage, and custodial accounts, on terms acceptable to the Manager, with broker-dealers, banks and other financial institutions, of which the Manager or its designees shall be the exclusive signatories thereon;

vii.to appoint such officers and agents of the Company and each Series as the Manager may deem appropriate and to delegate to such officers and agents such powers, functions, and duties as the Manager may deem desirable or appropriate, with such officers and agents to be acting in the same fiduciary capacity to the Company and each Series and the Members as is the Manager;
viii.to establish such reserves as the Manager shall deem appropriate to pay current and future, definite, contingent and possible obligations of each Series; provided, however, that any single such reserve shall not exceed $10 million without the consent of the Members; and provided, further, that the foregoing limitation shall not apply to reserves that the Manager reasonably believes are consistent with the requirements of GAAP or are required by any law or governmental regulation;
ix.to approve the Annual Plan as more fully described in Section 9.1(c);
x.with respect to Series One, to approve Property acquisitions by such Series as proposed by the Series One Property Manager as described in Section 9.1(d);
xi.with respect to Series One, to approve dispositions of Property by such Series pursuant to and as more fully described in Section 9.1(e);
xii.with respect to Series One, to use industry standard practices to oversee the Series One Property Manager’s activities involving acquisition and disposition of Properties, asset class research, due diligence, and portfolio management of such Series;
xiii.to perform the other duties and obligations set forth in this Agreement;
xiv.to monitor and provide the Members with disclosure of conflicts of interest, to oversee the approval by the Members of Conflicts of Interests Transactions in accordance with Section 9.2, and to assist the Members with the resolution of any disputes related thereto; and
xv.to do and perform all other acts as may be necessary or appropriate to the conduct of the business of the Company and each Series.

Without the prior approval of the applicable Member Committee, the Manager shall not cause the Company or any Series to give any material consent or material approval or take any material action (including any material waiver) with respect to: (i) the engagement of any Affiliate of a Member or the Manager for the provision of services to the Company or any Series (provided that the execution of each of the Series One Property Management Agreement and Series Two Timber Management Agreement is deemed approved, ratified and confirmed by the Member Committee of Series One and the Member Committee of Series Two, respectively); (ii) any material amendment or modification to the Series One Property Management Agreement, Series Two Timber Management Agreement, the Contribution Agreement, or any other material agreement between the Company or any Series, on one hand, and the Manager, any Member, or any of their respective Affiliates, on the other hand; (iii) any other agreement, transaction or arrangement between the Company or any Series, on the one hand, and the Manager, or any Member, or any of their respective Affiliates, on the other hand; or (iv) any agreement, transaction or arrangement between the Company or any Series, on the one hand, and any third party, on the other hand, which presents an actual or potential material conflict of interest for the Company, any Series, the Manager, or any Member (in each case, a “Conflict of Interest Transaction”).
(c)Property Management and Annual Plan. The Manager shall review and approve a combined annual plan prepared and proposed by the Series One Property Manager under the process set forth in the Series One Property Management Agreement and by the Series Two Timber Manager under the process set forth in the Series Two Timber Management Agreement (upon such approval, an “Annual Plan”). The Series One Property Management Agreement and the Series Two Timber Management Agreement each set forth the schedule for the preparation by the Series One Property Manager or Series Two Timber

Manager, as applicable, of the Annual Plan, as well as for the preparation by the Series One Property Manager or Series Two Timber Manager, as applicable, of the three (3) year and fifteen (15) year informational plans described therein. The Manager may direct the Series One Property Manager and Series Two Timber Manager to prepare a single Annual Plan in lieu of separate plans for each Series. Series One directs Series Two to manage cash receipts and disbursements on its behalf.
(d)Acquisitions of Property. The Manager may approve and cause Series One to make Permitted Subsequent Property Acquisitions without the approval of the Members in accordance with the process set forth in the Series One Property Management Agreement. Property acquisitions that are not Permitted Subsequent Property Acquisitions shall require approval of the Member Committee of Series One. The Manager shall give written notice to the Series One Members of any material acquisitions approved by the Manager and shall provide such Members with information concerning proposed or pending acquisitions upon reasonable request, subject to any confidentiality obligations to which the Company, Series One, the Manager, or the Series One Property Manager may be subject. During the pendency of any suspension of the Commitment Period pursuant to Section 9.1(j)(ii), proposed acquisitions may be submitted to the Member Committee of Series One for approval in lieu of approval by the Manager, and any transaction so approved will be deemed to have been made during the Commitment Period.
(e)Dispositions of Property, Including Timber.
i.Property. The Manager may approve and cause Series One to sell, transfer or distribute (directly or indirectly) each year any Property having an aggregate value of less than $20 million in the aggregate and that is recommended by the Series One Property Manager for such sale, transfer or distribution in accordance with the process set forth in the Series One Property Management Agreement. Any Property disposition or series of related Property dispositions that exceed the Manager’s approval threshold set forth in the immediately preceding provision shall require approval of the Member Committee of Series One. The Manager shall give written notice to the Members of any such material dispositions of Property.
ii.Timber. In addition to the applicability of Section 9.1(e), all dispositions of standing timber allocated to Series One shall be effected pursuant to the Master Stumpage Agreement, consistent with the Annual Plan of Series One or otherwise pursuant to transactions qualifying under Section 631(b) of the Code. The contracts for the logging, hauling, merchandising, and sale of logs shall be entered into by Series Two consistent with the Annual Plan of Series Two.
(f)Compensation. The Manager and its Affiliates shall not be entitled to receive any compensation or reimbursement for the performance of its duties as Manager under this Agreement or as otherwise permitted under this Agreement other than the Management Fee and the reimbursements specifically described in this Agreement.
(g)Administrative Budget. No later than the November 15 prior to the beginning of each calendar year during the term of this Agreement, commencing with calendar year 2016, the Manager shall prepare and submit to the Member Committee of each Series for its approval a proposed itemized administrative budget for the relevant calendar year for such Series in such reasonable detail and with such reasonable supporting data as each Member Committee may request. Such budget may be presented as a combined budget for both Series. The Manager shall make itself available to discuss and address any questions that the Member Committee may have regarding such proposed administrative budget and shall, in finalizing such budget, take into account the concerns and comments, if any, of each Member Committee regarding the same (the final administrative budget for any calendar year, the “Administrative Budget”). The Manager shall use good faith efforts, in incurring expenses on behalf of the applicable Series, to act in a manner consistent with the Administrative Budget for such Series. The Members acknowledge that in developing any Administrative Budget, the Manager will make certain assumptions and that the Administrative Budget serves as a guideline from which the Manager may deviate if such deviation is reasonable in light of then-prevailing facts and circumstances; provided, however, that the Manager will notify the Member Committee of a Series if it proposes to deviate from the then-current Administrative Budget for such Series by more than ten percent (10%) in any year. In the event expenditures not provided for in an Administrative Budget of a Series and not reasonably foreseeable are required in the Manager’s reasonable judgment to preserve and protect the assets of such Series or to avoid personal injury or a penalty imposed by applicable law, the Manager shall have the authority to pay such sums (in amounts that are reasonable under the circumstances) and seek reimbursement, or to pay such sums from the funds of such Series. If practicable, the Manager shall notify the Member Committee of such Series of any such payment, if material, prior to making such payment; provided, however, that, if in the Manager’s good faith judgment prior notice is not practicable, the Manager shall notify the Member Committee promptly after making any such payment. An Administrative Budget Template for each Series is attached hereto as Exhibit C.
(h)Reliance by Third Parties. Any contract, instrument or act of the Manager on behalf of the Company or any Series shall be conclusive evidence in favor of any third party dealing with the Company or such Series that the Manager has the authority, power and right to execute and deliver such contract or instrument and to take such action on behalf of the Company. This Section 9.1(h) shall not be deemed to limit the liabilities and obligations of the Manager as set forth in this Agreement.
(i)Compliance. During the term of this Agreement, the Manager shall use commercially reasonable efforts to (i) maintain in good standing any and all material licenses required to perform its obligations under this Agreement, and (ii) on behalf of the Company and each Series, cause the Company or such Series to maintain in good standing any and all material licenses required to conduct its business as contemplated by this Agreement.
(j)Employees.
i.All persons employed by the Manager in connection with the services to be rendered by the Manager shall be employees or independent contractors of the Manager or an Affiliate thereof, and shall not be the employees, contractors or agents of the Company or any Series. The Manager shall be solely responsible for the salaries of its employees and any employee benefits, including wages, worker’s compensation benefits, employment and social security taxes and fringe benefits, to which the Manager’s employees or agents may claim to be entitled. The Manager shall, with respect to all persons employed by it, comply with all material applicable laws and regulations having to do with worker’s compensation, social security, unemployment insurance, hours of labor, wages, working conditions, and other employer employee related subjects. The Manager represents that it is and will continue to be an equal opportunity employer.
ii.At all times during the term of this Agreement the Manager will employ (A) a senior member of its management team with significant real assets and fund management experience, and (B) a person having at least ten years’ experience in forestry and/or timberland investment and management. The employee described in clause (B) above shall devote substantially all of his or her business time to the affairs of the Company and the Manager’s other timber-related activities, if any. In the event that either position described in (A) or (B) above becomes vacant, (1) the Manager will present to the Member Committee of Series One within thirty (30) days a plan for the management of the Company pending the relevant employee’s replacement, and (2) the Manager shall appoint a replacement within six (6) months of the relevant employee’s departure. Any such replacement employee must be approved by the Member Committee of Series One by the vote of Representatives of Series One Members holding a Majority in Interest, such approval not to be unreasonably withheld, conditioned or delayed. In the event that both such positions are vacant, the Commitment Period may be suspended by the Member Committee of Series One by the vote of Representatives of Series One Members holding a Majority in Interest until at least one such position has been filled or until the Member Committee of Series One elects to terminate such suspension by the vote of Representatives of Series One Members holding a Majority in Interest. Any such suspension shall not apply to investments that have already been approved by the Manager. For avoidance of doubt, any such suspension shall not toll or extend the Commitment Period.

(k)Resignation or Withdrawal; Transfer. The Manager may not resign or withdraw as the Manager of the Company or any Series or transfer or assign its rights or responsibilities as Manager of the Company or any Series without the approval of Series One Members representing a Supermajority in Interest, provided, however, that the Manager may assign its rights or responsibilities as Manager to an Affiliate of such Manager without any prior consent of the Members, provided that the transferee is registered with the Securities and Exchange Commission as an investment adviser.
(l)Termination of Manager.
i.The Manager may be terminated or removed as Manager of the Company and each Series hereunder for Cause (as defined below) at any time upon the approval of the Series One Members representing a Majority in Interest. Upon any such termination, the Manager shall be entitled to any reimbursement due the Manager hereunder for any approved expenditures made on or before the termination date and any accrued but unpaid Management Fees, net of any damages resulting from the Cause. “Cause” shall mean the occurrence of one of the following: (A) a determination by a court of competent jurisdiction or binding arbitration that the Manager or any officer or employee of the Manager has engaged in (1) fraud, (2) an act of gross negligence or willful misconduct in respect of the Company, (3) a felony involving dishonesty or moral turpitude, or (4) a breach of this Agreement having a material adverse effect on the Company, provided that if such breach may be cured, no Cause shall exist unless such breach remains uncured for more than thirty (30) days following written notice to the Manager of such breach, and provided further that with respect to items (1), (2), and (3) above, Cause shall not exist if the Manager takes prompt action to terminate the employment of any employee who committed such acts and promptly reimburses the Company for any resulting financial loss; (B) the Manager’s or the Company’s becoming Bankrupt or insolvent or being unable or failing or admitting in writing its inability generally to pay its debts as they become due; or (C) the revocation of any licenses or government approvals necessary for the proper functioning of the Company or the Manager, if such revocation would reasonably be expected to have a material adverse effect on the Company.
ii.Following the fourth (4th) anniversary of the Initial Property Closing Date, the Manager may be terminated and removed as Manager of the Company and each Series hereunder without Cause by action of the Series One Members representing a Supermajority in Interest. In the event of such removal other than for Cause, the Manager will be paid a lump sum termination payment equal to the management fees it would have earned for the next following two (2) year period, but based on the Net Asset Value of the Company as of the most recent calendar quarter end.
iii.Prior to the fourth (4th) anniversary of the Initial Property Closing Date, if the Member Committee reasonably determines in good faith that conditions exist or events have occurred that if determined by a court of competent jurisdiction or binding arbitration would constitute Cause, the Manager may be terminated and removed as Manager of the Company and each Series hereunder without Cause by action of the Series One Members representing a Supermajority in Interest. If such termination occurs and a court of competent jurisdiction or binding arbitration process does not determine that Cause has occurred, or if such determination of Cause is subsequently reversed or overruled (and is not thereafter reinstated), then the Company shall pay to the Manager (A) a payment equal to the Management Fee to which the Manager would have been entitled from the date of termination through the fourth anniversary of the Initial Property Closing Date, plus (B) a termination payment calculated as set forth in paragraph (ii) above, together with interest on such unpaid amounts at the LIBOR Rate plus two percent (2%) per annum, calculated from the termination date through the date of payment.
iv.The appointment of any replacement Manager shall require the approval of the Series One Members representing a Supermajority in Interest.

(m)Insurance. During the term of this Agreement, the Manager shall secure and maintain, or cause to be maintained, in full force and effect, at its expense, the insurance coverages specified in Exhibit D. In addition, the Manager shall secure, or through one or more agents cause to be secured, for the Company and each Series, at the Company’s or such Series’ expense, (i) commercial general liability (“CGL”) insurance and (ii) commercial automobile liability (“Commercial Auto”) insurance for owned, non-owned, hired, and other vehicles, in each case, with licensed insurance carriers, identifying the Company or such Series as named insured and the Manager as an additional insured. Such CGL insurance shall include contractual liability, property and casualty liability and personal injury liability, insuring against any claims of liability for bodily injury to, or death of, any person and for damage to the property of any person on or with respect to the Property. The minimum amount of such CGL insurance to be maintained is $1,000,000 combined single limits for bodily injury and property damage per occurrence with an annual general aggregate of $5,000,000. Such Commercial Auto insurance shall insure against any claims of bodily injury and property damage in the minimum amount of $1,000,000 combined single limits for bodily injury and property damage per occurrence. In addition to the foregoing, Manager shall secure, or through one or more agents cause to be secured, umbrella or following form excess liability insurance providing limits of not less than $10,000,000 each occurrence and annual aggregate over the CGL and Commercial Auto limits. The insurance shall be primary with respect to all claims or losses attributable to all timber operations upon or other events occurring and shall be further primary with respect to events occurring during ingress to and egress from any Property, other than in vehicles owned or driven by the Manager and/or its agents and employees.

9.2    Member Committee
(a)Function. The Members of each Series shall act through a committee (the “Member Committee”) composed of individuals designated by the Members of such Series in accordance with this Section 9.2 (individually, a “Representative” and collectively, the “Representatives”); provided, that the Member Committee of the Series Two Members shall act solely with respect to the matters set forth in Section 9.3(b). All references in this Agreement to the Member Committee shall be deemed to be to the Member Committee composed of Representatives of Series One Members, other than those references set forth in Section 9.3(b), which shall refer to the Member Committee composed of Representatives of Series Two Members. The Member Committee of each Series is a committee of the Members of such Series and shall, on behalf of the Members, take all action, make all decisions and grant all consents and approvals, reserved to the Members of such Series in this Agreement or the Act. Any reference in this Agreement to the approval of the Series One Members or Series Two Members representing a Majority in Interest, a Supermajority in Interest, or any other required percentage of Interests, shall, unless otherwise stated, refer to the approval, pursuant to this Section 9.2, of Representatives appointed by such Series One Members or Series Two Members that, in either case, represent a Majority in Interest, a Supermajority in Interest, or such other required percentage of Interests of the applicable Series. No Representative, in its capacity as such, shall be an agent of the Company or any Series or have any right, power or authority to act for or to bind the Company or any Series or to undertake or assume any obligation or responsibility of the Company, any Series, the Manager, or any other Member.
(b)Composition. The Member Committee of Series One shall consist of as many Representatives as there are Series One Members, and the Member Committee of Series Two shall consist of as many Representatives as there are Series Two Members. Each Series One Member shall be entitled to designate one Representative to the Member Committee of Series One, and each Series Two Member shall be entitled to designate one Representative to the Member Committee of Series Two. Each Representative shall have the authority to act for and bind the designating Member with respect to matters coming before the Member Committee of the applicable Series. Each designating Member shall designate its Representative by providing notice to the other Members in accordance with Section 17.1. Each Representative shall serve until the earlier of his or her (i) resignation, (ii) removal by the designating Member, or (iii) death. Any vacancy on the Member Committee of a Series shall be filled by an individual designated by the Member who designated the departed Representative. A Representative may be removed only by the Member who designated such Representative as its representative, upon notice given to the other Members in accordance with Section 17.1. A designating Member may, by notice to the other Members, designate an individual to serve as an alternate for the Representative designated by such Member (an “Alternate”), and such Alternate shall be entitled to attend meetings of the Member Committee of the applicable Series, and, in the absence (including vacancy) of the Representative, to vote on behalf of the absent Representative at any such meeting. A Series One Member who also holds Series Two Interests may designate the same Representative to serve on the Member Committee of Series One and the Member Committee of Series Two.
(c)Meetings of the Member Committee. The Manager or any Representative may call a meeting of the Member Committee of an applicable Series upon no less than ten (10) Business Days’ written notice, which notice shall specify the date, time and purpose or purposes of the meeting. Meetings of the Member Committee of a Series shall be held at least annually and shall be conducted at the Company’s principal executive offices, unless all of the Representatives agree that the Member Committee of such Series should meet at another location. Representatives may be present at any meeting of the Member Committee of the applicable Series by video conference, telephone or other means of communication, so long as each Representative can hear all other participating Representatives. Any Representative may appoint in writing another Representative as a proxy to act and vote in his or her stead at any meeting of the Member Committee of the applicable Series. A Representative (or his or her Alternate) may invite other employees, agents or advisers of the Member designating such Representative to meetings of the Member Committee of the applicable Series. Such invitees may observe and participate in the discussions among the Representatives, subject to reasonable guidelines established by the Member Committee of such Series; provided, however, that such invitees shall not have a vote on any matter before the Member Committee of such Series. Any Representative (or his or her Alternate) may require that a portion of any meeting of the Member Committee of the applicable Series be held in executive session such that only Representatives who are members of the applicable Member Committee (including any Alternate for an absent Representative) shall be present. In addition, Representatives may exclude from the relevant portion of a meeting the Representative and/or Alternates appointed by a Member that is party to, or potentially party to, any Conflict of Interest Transaction that is being discussed at such meeting. Unless directed otherwise, the Manager shall attend and participate in all meetings of the Member Committees but shall not be entitled to vote at any meeting of any Member Committee. Notwithstanding anything in this Agreement to the contrary, unless otherwise approved by Series One Members representing a Supermajority in Interest in accordance with Section 6.2(c), a Representative designated by a Defaulting Member shall not be entitled to notice of, or participate in, any meeting of any Member Committee so long as the designating Member remains a Defaulting Member, and the Interest of the Defaulting Member which appointed such Representative shall not be counted for purposes of determining the satisfaction of any voting, approval or consent requirement for action by any Member Committee. Any action, decision, consent or approval required or permitted to be taken by the Member Committee of any Series may be taken without a meeting, without prior notice, and without a vote if a written consent or consents, setting forth the action so taken, is signed by the number of Representatives that would be sufficient to approve the action by a vote taken at a meeting of the Member Committee of such Series.
(d)Waiver of Notice. Notice of any meeting of the Member Committee of a Series may be waived by a Representative of the Member Committee of such Series by a written waiver of the notice, signed by the Representative entitled to the notice, whether before, at or after the time stated for the meeting. Attendance of a Representative at any meeting of the applicable Member Committee of such Series, whether in person, by proxy or by permissible remote means, shall constitute waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a Representative of the Member Committee of such Series states, at the beginning of a meeting, any such objection to the transaction of business.
(e)Decisions by Representatives. Any action, decision, approval, consent, vote or other determination by the Member Committee of Series One shall require the approval of at least a

Majority in Interest of the Series One Members, unless a different approval threshold is otherwise set forth in this Agreement or required by the Act. Any action, decision, approval, consent, vote or other determination required to be taken by the Member Committee of Series Two shall require the approval of at least a Majority in Interest of Series Two Members, unless a different approval threshold is otherwise set forth in this Agreement or required by the Act. Any action, decision, consent or approval required or permitted to be taken by the Member Committee of any Series may be taken without a meeting, without prior notice, and without a vote if a written consent or consents, setting forth the action so taken, is signed by the number of Representatives of the Member Committee of such Series that would be sufficient to approve the action by vote taken at a meeting of the Member Committee of such Series. A Representative may grant or withhold his or her consent on any matter before the Member Committee of such Series in his or her sole discretion, based on the interests of the Member that appointed such Representative.
(f)Conflict of Interest. A Representative shall excuse himself or herself from, and shall have no right to participate in, any vote of the Member Committee of a Series with respect to any Conflict of Interest Transaction that presents a material conflict of interest, in the reasonable discretion of the Manager, for the Member which appointed such Representative. Any Representative who excuses himself or herself from a vote of the Member Committee of a Series as a result of such a conflict of interest shall not be counted for purposes of determining the satisfaction of any voting or consent requirement for action by the Member Committee of such Series and shall be excluded from the denominator for purposes of determining the satisfaction of any required voting percentage. The Representative appointed by the PC Member shall not participate in any vote of the Member Committee of Series One with respect to the termination or amendment of the Series One Property Management Agreement. The Representative appointed by PC TRS shall not participate in any vote of the Member Committee of Series Two with respect to the termination or amendment of the Series Two Timber Management Agreement.
(g)No Compensation. No fees or other compensation shall be paid by the Company or any Series to any Representatives or Alternates; provided that Representatives or Alternates shall be entitled to reimbursement by the applicable Series for their reasonable out of pocket expenses incurred in the performance of their responsibilities in their capacities as Representatives or Alternates.
(h)Abstention. Any Representative may abstain from voting in any vote of the Member Committee of a Series. In any such case, such Representative’s vote shall not be counted for purposes of determining the satisfaction of any voting or consent requirement for action by the Member Committee of such Series and shall be excluded from the denominator for purposes of determining the satisfaction of any required voting percentage.

9.3    Approvals.
(a)Notwithstanding anything contained in this Agreement to the contrary, and in addition to other acts and decisions requiring the approval of Members or of any Member Committee provided for elsewhere in this Agreement, the following acts by or on behalf of the Company or any Series, other than those set forth in Section 9.4, shall require the approval of the Member Committee of Series One (acting pursuant to Section 9.2 and Section 9.3(c) below):
i.Causing or permitting the Company or any Series to conduct any material business other than the business described in this Agreement and in the offering documents furnished to the Members, and any business reasonably related thereto;
ii.Incurring any indebtedness of the Company or any Series or causing the Company or any Series to become liable as an endorser, guarantor, surety or otherwise for any debt obligation or undertaking of any other Person, except for endorsements for deposit or collection of checks, drafts and similar instruments received by the Company or any Series in the ordinary course of business, or causing or permitting the Company or any Series to grant any lien, mortgage, or pledge, or to hypothecate the assets of the Company or any Series to secure any indebtedness for borrowed money of the Company or any Series or prepaying any indebtedness of such Series;

iii.Lending of money;
iv.Effecting any acquisition of any real property or other real-estate related asset (including through acquisition of option rights or rights of first refusal/offer, or the exercise of rights of first refusal/offer, or the making of any option payment or deposit under a purchase agreement, or the removal of conditions to closing under a purchase or option agreement), other than (i) the Properties acquired in the Property Contribution and the acquisition by the Company of Sale LLC pursuant to the Contribution Agreement, and (ii) Permitted Subsequent Property Acquisitions;
v.Initiating any legal action or arbitration against any Person (other than a Defaulting Member pursuant to Section 6.2) when the amount in dispute exceeds $5 million;
vi.The merger or consolidation of the Company or any Series with or into, or the acquisition by the Company or any Series of any equity interest in, any Person other than Title Holding Entities (as defined in the Property Management Agreements), or any other wholly-owned subsidiary;
vii.The filing of a petition under the Bankruptcy Code by the Company or any Series or consenting to any involuntary filing against the Company or any Series under the Bankruptcy Code or taking any other action which would effect a Bankruptcy of the Company;
viii.The termination or removal of the Manager other than for Cause, or the selection of a replacement Manager;
ix.Extension of term of the Company beyond fifteen (15) years;
x.Approving the dissolution of the Company pursuant to Section 15.2(a)(iv) or the termination of Series One pursuant to Section 15.2(b)(i);
xi.Approving any amendment of this Agreement pursuant to Section 17.6(a);
xii.Approving any amendment of Section 17.6(a) or Section 17.6(b);
xiii.Approving any termination or amendment of the Master Stumpage Agreement;
xiv.Approving any Conflict of Interest Transaction involving the Company or Series One;
xv.Approving any assignment, termination, or amendment of the Series One Property Management Agreement, other than a termination by Series One as described in Section 14.3 of the Series One Property Management Agreement;
xvi.Approving any replacement of the Series One Property Manager and execution of any new property management agreement with respect to Series One; or
xvii.(w) Waiving any condition under Section 10.1 of the Contribution Agreement; (x) waiving any condition under Section 10.2 of the Contribution Agreement other than any waivers that individually or in the aggregate are not material to the Series One Members (other than PC Member); (y) any decisions under Section 2.1 of the Contribution Agreement to accept a “Title Failure” or “Title Failure Carveout” or under Section 2.1 of the Contribution Agreement to accept an indemnity from PC Member for a “Company Title Objection” if the total acres subject to all of the foregoing in this clause (y) is more than 12,500 acres in the aggregate; and (z) any other material amendment or material waiver of any provision of the Contribution Agreement.
(b)Notwithstanding anything contained in this Agreement to the contrary, and in addition to other acts and decisions requiring the approval of Members or of any Member Committee provided for elsewhere in this Agreement, the following acts by or on behalf of Series Two shall require the approval of the Member Committee of Series Two (acting pursuant to Section 9.2 and Section 9.3(c) below):
i.Approving the admission of Members to Series Two pursuant to Section 5.4(b);
ii.Approving any Conflict of Interest Transaction involving Series Two;

iii.Approving the termination of Series Two pursuant to Section 15.2(b)(i);
iv.Approving, pursuant to Section 17.6(a), any amendment of this Agreement that adversely affects any rights of Series Two Members;
v.Approving any amendment of Section 17.6(a) or Section 17.6(b);
vi.Approving any termination or amendment of the Master Stumpage Agreement;
vii.Approving any assignment, termination, or amendment of the Series Two Timber Management Agreement, other than a termination by Series Two as described in Section 13.3 of the Series Two Timber Management Agreement; or
viii.Approving any replacement of the Series Two Timber Manager and execution of any new property management agreement with respect to Series Two.
(c)Approval Thresholds. Whenever approval of the Member Committee of Series One is required pursuant to Section 9.3(a), such approval shall require the affirmative vote of Series One Members representing a Supermajority in Interest; provided, however, that, with respect to Member Committee approval under Sections 9.3(a)(ii), (iv), (vi), or (vii), such approval shall require the affirmative votes of Representatives of Series One Members holding not less than 90% of the total Series One Percentage Interest; and with respect to Member Committee approval under Section 9.3(a)(ix) and (xii), such approval shall require the affirmative votes of Representatives of Series One Members holding 100% of the Series One Percentage Interest; and with respect to Member Committee approval under Section 9.3(a)(xv) and Section 9.3(a)(xvi), such approval shall require the affirmative votes of Representatives of Series One Members holding not less than a Majority in Interest (excluding the PC Member for such purposes of such calculation). Whenever approval of the Member Committee of Series Two is required pursuant to Section 9.3(b), such approval shall require the affirmative vote of Series Two Members representing a Supermajority in Interest; provided, however, that with respect to Member Committee approval under Section 9.3(b)(v), such approval shall require the affirmative votes of Representatives of Series Two Members representing 100% of the Series Two Percentage Interest; and with respect to Member Committee approval under Section 9.3(b)(vii) and Section 9.3(b)(viii), such approval shall require the affirmative votes of Representatives of Series Two Members representing not less than a Majority in Interest (excluding the PC Member and its Affiliates for such purposes of such calculation). All determinations of a Member Committee are at the sole and absolute discretion of the Member Committee and the Representatives on such Member Committee.
(d)Unless specifically authorized by the Manager in accordance with the terms hereof, no Member, in its capacity as such, shall be an agent of the Company or any Series or have any right, power or authority to act for or to bind the Company or any Series or to undertake or assume any obligation or responsibility of the Company or any Series, any Manager, or any other Member.
(e)Except as otherwise expressly set forth herein, no Member shall be entitled to receive any compensation or reimbursement under this Agreement.
(f)Subject to Sections 11.1 and 11.2, (i) each Member may engage in other businesses, including businesses identical or similar to or competitive with the business of the Company and any Series and may engage in or possess any interest, directly or indirectly, in any other business venture of any nature or description independently or with others, (ii) membership in a Series and the assumption by each of the Members of any duties hereunder shall be without prejudice to such Member’s rights (or the rights of its Affiliates) to have such other interests and activities and to receive and enjoy profits or compensation therefrom, and (iii) neither the Company, any Series, nor any other Member shall have any right by virtue of this Agreement in and to such venture or the income or profits derived therefrom.
(g)Subject to Sections 11.1 and 11.2, (i) no Member shall be obligated to present any investment opportunity to the Company or any Series, even if the opportunity is of a character consistent with the other activities and interests of the Company or such Series, and (ii) each Member shall have the right to take for its own account, or to recommend to others, any such investment opportunity.

9.4    Immediately Authorized Actions.
Promptly following the closing of the Property Contribution on the Initial Property Closing Date, the Manager shall cause the Company or the applicable Series to take each of the following actions (each of which shall be deemed fully authorized and approved by the Company, the applicable Series and the Members):
(a)Series One shall issue the Series One Interests and Series Two shall issue the Series Two Interests to Members that make their respective Capital Contributions in accordance with, as applicable, the Contribution Agreement and the applicable Subscription Agreements;
(b)Each of Contribution LLC and Sale LLC shall merge with and into the Company, with the Company to be the surviving entity of such merger, by filing Certificates of Merger in substantially the form attached hereto as Exhibit E and taking such other actions as are necessary to allocate to Series One all assets and liabilities of Contribution LLC and Sale LLC on the books and records of Series One, such that, immediately following the effectiveness of such mergers, on the Initial Property Closing Date, all such assets and liabilities shall be associated solely with Series One;
(c)Series One and Series Two may enter into an intercompany agreement providing for a line of credit not to exceed $25.0 million;
(d)Series Two may enter into an agreement with a third party providing for a line of credit not to exceed $25.0 million;
(e)Series One and Series Two shall enter into the Master Stumpage Agreement;
(f)Series One shall enter into the Series One Property Management Agreement; and
(g)Series Two shall enter into the Series Two Timber Management Agreement.

9.5    Tax Matters Member; Tax Classification.
(a)The Manager is hereby designated as the “tax matters partner” of each Series in accordance with Section 6231(a)(7) of the Code (and shall act in any similar capacity under applicable state or local tax law) and, in connection therewith and in addition to all other powers given thereunder, shall have all other powers needed to fully perform hereunder. All reasonable third-party expenses incurred by the tax matters partner shall be borne by the applicable Series or reimbursed to the tax matters partner by such Series upon provision to the applicable Series of receipts evidencing the prior payment by the tax matters partner of such expenses. Except as otherwise provided in this Agreement, the tax matters partner shall be authorized to make all elections and other determinations for federal, state, local, and foreign tax purposes, on behalf of the Company and each Series.
(b)Each Series will be treated as a separate partnership and no election may be made to treat a Series as a corporation, in each case for U.S. federal income tax purposes.
(c)Any Member will be permitted to require that an election under Section 754 of the Code will be made in connection with any Transfer of Interests permitted by the terms of this Agreement.

9.6    REIT Matters.
(a)The Company acknowledges that an Affiliate of the PC Member intends to qualify at all times as a REIT, and that its ability to so qualify will depend in part upon the nature of the assets and operations of the Company and any Subsidiary. Accordingly, for so long as the PC Member holds an Interest in the Company, the Company shall at all times exercise reasonable best efforts to conduct the business of the Company and any Subsidiary in a manner that the PC Member advises the Manager in writing is necessary to enable the PC Member and its Affiliates to satisfy all the requirements for REIT status under Sections 856 through 860 of the Code. The Company and the Manager shall be entitled to consult with the PC Member on matters relating to REIT compliance, and shall not be deemed to have violated their obligations hereunder based on any actions taken in reliance on such advice or instructions from the PC Member. Without limiting the generality of the foregoing, the Company and the Manager shall use reasonable best efforts to ensure that the Company’s operations are conducted in accordance with the following limitations:
i.As of the end of each quarter of each fiscal year, except for securities of a taxable REIT subsidiary, if any, neither the Company, any Series, nor any Subsidiary shall own, directly or indirectly, securities that would cause an Affiliated REIT to be treated as holding securities (as determined for purposes of Section 856(c)(4)(B) of the Code) (x) possessing more than ten percent (10%) of the total voting power of the outstanding securities of any one issuer, (y) having a value of more than ten percent (10%) of the total value of the outstanding securities of any one issuer, or (z) issued by one issuer and having a value of more than five percent (5%) of the gross value of such Affiliated REIT;
ii.At no time may the aggregate value of all securities owned by the Company, any Series, and all Subsidiaries in entities that have elected to be treated as “taxable REIT subsidiaries” exceed the percentage of the total value of the assets of the Company, any Series, and all Subsidiaries set forth in Section 856(c)(4)(B)(ii) of the Code;
iii.At least ninety-five percent (95%) of the gross income of Series One for each taxable year (or portion thereof, if applicable) shall be derived from the items described in Section 856(c)(2) of the Code;
iv.At least seventy-five percent (75%) of the gross income of Series One for each taxable year (or portion thereof, if applicable) shall be derived from the items described in Section 856(c)(3) of the Code;
v.As of the end of each quarter of each fiscal year, at least seventy-five percent (75%) of the value of the assets of Series One shall be represented by the items described in Section 856(c)(4)(A) of the Code (that is, real estate assets, cash and cash items (including receivables) and government securities (each as defined in Section 856 of the Code);
vi.Neither the Company, any Series, nor any Subsidiary, nor any Member (solely in its capacity as a Member) shall take any action (or fail to take any action permitted under this Agreement) that would otherwise cause Series One’s gross income to consist of more than five percent (5%) of income not described in Section 856(c)(2) of the Code or more than twenty-five percent (25%) of income not described in Section 856(c)(3) of the Code, or cause more than twenty-five percent (25%) of Series One’s assets to consist of assets other than cash and “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code;
vii.Series One shall not furnish or render services to tenants or other persons, and shall not manage or operate a property, other than through the Series One Property Manager or its replacement;
viii.As of the end of each quarter of each fiscal year, except for a taxable REIT subsidiary, if any, Series One shall not own, directly or indirectly or by attribution (in accordance with attribution rules referred to in Section 856(d)(5) of the Code), in the aggregate more than 10% of the total value of all classes of stock or more than 10% of the total voting power (or, with respect to any such Person which is not a corporation, an interest of 10% or more in the assets or net profits of such Person) of a lessee or sublessee of all or any part of a property or of any other assets of Series One except in each case with the specific written approval of the Affiliated REIT for whom such ownership would cause a related party rent issue under Section 856(d)(2) of the Code; and
ix.None of the Company, any Series, or any Subsidiary (other than a taxable REIT Subsidiary) shall engage in any “prohibited transactions” within the meaning of Section 857(b)(6)(B)(iii) of the Code.
(b)Notwithstanding the foregoing:
i.The Members acknowledge and agree that no action of the Manager, the Company, or any Series shall be in violation of this Section 9.6 if such action is (A) pursuant to an approval from the PC Member in accordance with Section 9.6, (B) done or caused by the Series One Property Manager, or (C) otherwise approved in writing by the PC Member. Furthermore, none of the Company, any Series, or the Manager shall have any liability to the PC Member for actions taken in accordance with the guidance or instructions provided to the Company or the Manager by the PC Member; and
ii.In the event of any dispute between the Company, any Series, or the Manager on the one hand, and the PC Member on the other hand, with respect to whether any action or inaction is necessary for the PC Member or any of its Affiliates to maintain REIT status, the determination of the PC Member shall be binding.

9.7    Replacement of Series One Property Manager and Series Two Timber Manager.
In the event that the Member Committee of Series One or Series Two votes to terminate the Series One Property Management Agreement or the Series Two Timber Management Agreement pursuant to Section 9.3(a) or (b), as applicable, the Manager will act on behalf of the Company to take such action pursuant to the terms of the Series One Property Management Agreement or the Series Two Timber Management Agreement, as applicable. Notwithstanding any other provision in this Agreement to the contrary, each Member hereby agrees that any person engaged or hired to manage the Company’s timberland assets as a successor to, or replacement of, the Series One Property Manager or Series Two Timber Manager (a) shall be qualified to manage commercial timberlands in the geographic areas of the United States in which the Company’s timberlands are located and (b) shall not include any person that: (i) manages commercial timberland for its own account as a material part of its business; and (ii) files periodic reports under Section 13(a) or Section 15(d), or has any shares of its capital stock registered under Section 12, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any amendment to this Section 9.7 shall require the approval of the Series One Members representing not less than 90% of the total Series One Percentage Interest and the approval of the Series Two Members representing not less than 90% of the total Series Two Percentage Interest.
ARTICLE X
EXPENSES; MANAGEMENT FEE

10.1    Expenses.
(a)The Manager shall bear all of its own costs and normal operating expenses incurred in managing the Company and each Series and performing its duties under this Agreement, except for those expenses borne directly by each Series, as set forth in Sections 10.1(b), (c) and (d) below and elsewhere herein. Such normal operating expenses to be borne by the Manager (or its designee) shall include, without limitation: expenditures on account of salaries, wages, benefits, and other direct costs of the Manager’s employees; fees for its own consultants and agents; costs associated with regulatory compliance, including costs of any regulatory examination of the Manager’s books and records; overhead and rentals payable for space used by the Manager (or its designee) or a Series; office expenses and equipment.
(b)Each Series shall bear and be responsible for all of its own, and shall bear and be responsible for its pro rata portion of the Company’s: (i) costs and expenses incurred in connection with the investigation, holding, purchase, sale or exchange of such Series’ investments (whether or not ultimately consummated), including finder’s fees, applicable taxes on investments, including documentary, recording, stamp and transfer taxes, brokerage fees or commissions, marketing costs, and reasonable out of pocket expenses incurred by the Manager or any Affiliate of the Manager in investigating and evaluating investment opportunities and in managing such Series’ investments; (ii) other costs incurred in connection with the conduct of the Company’s or such Series’ business, including dues to industry associations for the Company’s membership therein, data acquisition costs, and third-party research; (iii) interest on balances due and any other fees and charges of financial counterparties and banks; (iv) income taxes, withholding taxes, transfer taxes and other governmental charges and duties imposed on or payable by the Company or such Series; (v) legal, compliance, consulting and other professional fees and expenses, as well as any governmental and regulatory filing fees, costs or expenses, in each case directly relating to the Company’s or such Series’ business; (vi) third party appraisals, valuation experts, accounting (including the costs of accounting systems and software), auditing and tax preparation expenses, fees and expenses incurred in connection with the preparation of reports to the Members and the annual financial statements and any tax returns required to be filed by the Company or such Series; (vii) any fees and expenses associated with the organization and conduct of any meetings of the Members or the Member Committee, including travel and accommodation expenses relating thereto; (viii) litigation and indemnification expenses not incurred in the ordinary course of the Company’s or such Series’ business, including any expenses incurred by, or on behalf of, the Company or such Series in connection with the enforcement of its rights concerning any investment; (ix) printing and distribution of the Company’s or such Series’ offering memorandum or other offering materials and any government or regulatory filing fees, entity-level taxes, corporate licensing fees, registration fees or other charges incurred in soliciting sales and accepting subscriptions for investments in the Company or such Series, including any expenses due to regulatory, supervisory and fiscal authorities or agencies in various jurisdictions; (x) Management Fees; (xi) the costs of obtaining insurance on behalf of the Company or such Series; (xii) all reasonable costs and expenses of travel of the Manager in connection with the conduct of the Company’s or such Series’ business; (xiii) solely with respect to Series One, expenses for which Series One is responsible under the Series One Property Management Agreement; (xiv) solely with respect to Series Two, expenses for which Series Two is responsible under the Series Two Timber Management Agreement; (xv) all extraordinary expenses not otherwise addressed herein that are not normal operating expenses, including costs and expenses associated with responding to regulatory exams incurred by the Manager or any Affiliate of the Manager that relate directly to the Company, such Series, and their respective businesses; provided that the parties hereto expressly agree and acknowledge that the foregoing shall not include normal and routine inspections of the Manager and its books and records by any regulatory agency or governmental body to which it is subject; and (xvi) all other operational expenses of the Company and such Series.
(c)Each Series shall reimburse the Manager and any Member for its pro rata portion, as determined in good faith by the Manager, of all Organizational Expenses incurred by or on behalf of the Manager or any Member, as the case may be. Such Organizational Expenses may be expensed or amortized over multiple accounting periods of up to sixty (60) months. The Manager or the Member, as the case may be, shall ensure that the Organizational Expenses are verifiable and evidenced by invoices or statements. Notwithstanding the foregoing, the Manager, on the one hand, and PC Timberlands, on the other hand shall each bear fifty percent (50%) of any Organizational Expenses in excess of $1 million, without any right to reimbursement from the Company or any Series.
(d)Each Series shall bear its pro rata portion, as determined in good faith by the Manager, of all liquidation costs, fees, and expenses incurred by the Company or the Manager (or its designee) in connection with the liquidation of the Company at the end of the Company’s term, specifically including legal and accounting fees and expenses and fees and expenses of any liquidator appointed pursuant to this Agreement. Each Series shall bear all of its own liquidation costs, fees, and expenses incurred by such Series or the Manager (or its designee) in connection with a termination of such Series prior to the end of the Company’s term, specifically including legal and accounting fees and expenses and fees and expenses of any liquidator appointed pursuant to this Agreement.
(e)The Manager may pay on behalf of the Company or any Series, or advance funds to the Company or any Series for the payment of, any of the expenses set forth in Section 10.1(b), (c) and (d) (collectively, “Company Expenses”). Each Series shall reimburse the Manager within thirty (30) calendar days of receipt of a written statement from the Manager setting forth in reasonable detail the nature and amount of the Company Expenses for which such Series is responsible and for which the Manager is seeking reimbursement. Further, and without limitation of the foregoing, each Series and the Manager agree to reimburse the other as appropriate to give effect to the provisions of this Section 10.1 in the event that any such party pays an obligation that is properly the responsibility of the other. Where an expense relates to both the Company or a Series and one or more other funds or entities managed by the Manager, the Manager shall allocate such expense in good faith among the Company or such Series and such funds or entities in a manner that it believes to be fair and reasonable.
(f)To the extent that any cost or expense of the Company or any Series is attributable to, or materially benefits, a particular Member or group of Members, such cost or expense may be specially allocated to such Member or group of Members rather than the Company as a whole or such Series. For avoidance of doubt, expenses related to audit, accounting, reports to Members required by this Agreement, and third party appraisals will be allocated to the Members pro rata even if one or more Members may not need or benefit from such services.

10.2    Management Fee.
The Company shall pay the Manager (or a designated Affiliate thereof) a management fee (“Management Fee”) equal to the relevant Management Fee Rate annually, calculated as described below, for the investment advice and other services to be provided. The Management Fee is payable quarterly in advance, in an amount equal to one fourth of the relevant Management Fee Rate multiplied by the Net Asset Value of a Member’s Capital Account, as determined in accordance with Article XII, of each Series in which such Member holds Interests. In the event that capital is called on a date other than on the first day of a calendar quarter, the Management Fee shall be adjusted proportionally based on the amount so called and the number of days remaining in the quarter at the time of the contribution. In the event a Series makes a distribution other than at the end of a quarter, a portion of the Management Fee previously paid shall be refunded proportionally based on the amount so distributed and the number of days remaining in the quarter. Notwithstanding the foregoing, neither the PC Member, PC TRS, nor any Member that is an Affiliate of the Manager will be required to pay the Management Fee, and each Member other than the PC Member, PC TRS, or an Affiliate of the Manager shall pay the Management Fee as described herein without discount or modification.
ARTICLE XI
INVESTMENT PRIORITY; INVESTMENT OPPORTUNITIES

11.1    Investment Priority.
Until the end of the Commitment Period (and, for avoidance of doubt, during any suspensions of the Commitment Period pursuant to Section 9.1(j)(ii)), the Series One Property Manager, pursuant to the Series One Property Management Agreement, agrees that it will present to the Company and the Manager any potential property acquisitions (i) that the Series One Property Manager is aware of, (ii) that the Series One Property Manager determines are reasonably appropriate for purchase by the Company, and (iii) that meet the Acquisition Criteria. The Manager and its Affiliates and the PC Member and its Affiliates agree that none of them will acquire any property meeting the Acquisition Criteria unless the Series One Property Manager has presented such property to Series One and Series One has furnished such party with notice that Series One does not intend to purchase such property. Potential property acquisitions not meeting the Acquisition Criteria need not be presented to Series One for consideration and may be purchased by the Manager, the PC Member, or their respective Affiliates. If the Manager, the PC Member, or one of their respective Affiliates purchases a property that was considered by Series One but rejected, the purchasing party shall reimburse the Company for any due diligence or other costs incurred by the Company relating to such property, if and to the extent that the work product resulting from the incurrence of such costs is furnished to and is useful to the acquiring party. Any purchase of such property by the Manager must be approved by the Series One Member Committee notwithstanding the decision by Series One not to purchase such property.

11.2    Restriction on Successor Funds.
(a)    Until such time as eighty percent (80%) of the total Capital Commitments have been contributed and invested in Properties, neither the PC Member, the Manager, nor any of their respective Affiliates shall form or provide material services to a timberland investment fund or other timberland investment structure with an investment strategy substantially similar to the Company or any Series and which is intended to engage in a program of timberland acquisition. Participation by the PC Member or any of its Affiliates in Southern Diversified Timber, LLC or any modification or restructuring of the investment structure of Southern Diversified Timber, LLC shall not violate this restriction unless such modified or restructured entity engages in a program of timberland acquisition and acquires additional property (i.e., property not currently owned by Southern Diversified Timber, LLC) meeting the Acquisition Criteria.
(b)    During the period beginning on the expiration of the restriction set forth in paragraph (a) above and ending on the second (2nd) anniversary of the earlier of such expiration date or the end of the Commitment Period, if the PC Member, the Manager or their respective Affiliates sponsor or form a timberland investment fund or other timberland investment structure with an investment strategy substantially similar to the Company or any Series which is intended to engage in a program of timberland acquisition, and in connection with which the PC Member or one of its Affiliates will provide timberland management services (each a “Successor Fund”), each Series One Member shall have a right, but not an obligation, to invest in such Successor Fund on a pro rata basis in accordance with this Section 11.2. During such two-year period, each Series One Member shall have the first priority right to invest (or have an Affiliate invest) in any Successor Fund such that each Series One Member’s capital commitment to such Successor Fund, relative to the total capital commitments from all other investors in such Successor Fund, is proportionate to such Series One Member’s Series One Percentage Interest. If a Series One Member declines to invest in a Successor Fund, or does not make the maximum investment in such Successor Fund that it is entitled to make, then other Series One Members may purchase their pro rata share of such Series One Member’s unused portion, based on their respective Series One Percentage Interests. Southern Diversified Timber, LLC or any entity resulting from the modification or restructuring of the investment structure of Southern Diversified Timber, LLC, shall not constitute a Successor Fund.
ARTICLE XII
VALUATION

12.1    Fair Value.
(a)    The fair value (“Fair Value”) of the Properties or any other assets or liabilities of a Series shall be determined as set forth in this Section 12.1. The Fair Value of Properties shall be determined by the Manager in accordance with GAAP in good faith, by seeking a valuation by a Qualified Appraiser at least annually and by updating such values using internal models (either with or without consulting the independent appraiser) for interim reporting periods. The Manager may obtain valuation services from third-party consultants when it deems such assistance necessary. The Fair Value of all other assets associated with a Series will be determined by the Manager in its reasonable discretion, consistent with industry standards for valuing such assets. The Member Committee of Series One shall have direct access to the Qualified Appraiser at reasonable times and upon reasonable notice after completion of a draft appraisal. The Manager may participate in any communications or meetings between the Member Committee of Series One and the Qualified Appraiser; provided, however, that the Member Committee may exclude the Manager from portions of its meetings with the Qualified Appraiser.
(b)    If the Member Committee of Series One disagrees in good faith with the Fair Value of the Properties (or any portion thereof) as determined by the Manager in accordance with Section 12.1(a) above, the Member Committee of Series One (A) shall set forth in writing such Member Committee’s determination of Fair Value of the relevant Properties (or portion thereof) and (B) shall designate, by notice given to the Manager, a Qualified Appraiser for determination of Fair Value, whose cost shall be paid by

Series One. If the value determined by the Qualified Appraiser retained by the Member Committee varies by five percent (5%) or less from the Manager’s determination, the Manager’s determination of Fair Value shall prevail. If the values vary by more than five percent (5%), then the Qualified Appraiser selected by the Manager and the Qualified Appraiser selected by the Member Committee of Series One shall consult with one another and shall each separately determine the Fair Value of the relevant Properties (or portion thereof), and the Fair Value shall be the average of such values. In connection with any valuation process, each Series will provide the Qualified Appraisers full access during normal business hours to examine all pertinent books, records and files, agreements, leases and other operating agreements.

12.2    Net Asset Value.
“Net Asset Value” or “NAV” means, for all purposes under this Agreement, with respect to each Series, the aggregate of the Fair Value of the assets associated with such Series minus the Fair Value of the liabilities of such Series. Subject to the specific standards set forth in Section 12.1, the valuation of Properties and other assets and liabilities under this Agreement for purposes of the calculation of Net Asset Value shall be at Fair Value. Except as may be required under applicable Treasury Regulations, no value shall be placed on the goodwill or the name of the Company or any Series in determining the value of the interest of any Member or in any accounting among the Members; provided, however, that even if required by applicable Treasury Regulations, the Net Asset Value shall not include the value of goodwill or the name of the Company for purposes of calculating the Management Fee paid to the Manager. The Manager may apply alternative valuation methodologies to the extent it determines to be necessary to comply with GAAP or applicable law or regulation. In all events, the value of such asset or liability determined by the Manager shall be conclusive and binding on all of the Members and all parties claiming through or under them, except to the extent contested pursuant to Section 12.1(b). In the event a Series holds assets through one or more investment vehicles, the assets of such investment vehicles will be valued consistent with this section. The Net Asset Value of a Member’s Capital Account balance in a Series will generally be equal to the amount that such Member would receive in a hypothetical liquidation of such Series in which all assets of the Series were sold at their Fair Value on the date of determination and, after payment of all outstanding expenses, liabilities and reserves, the proceeds of such sale were distributed to the Members of such Series.

ARTICLE XIII
TRANSFERS

13.1    Restrictions on Transfers by Members.
(a)No Member shall sell, assign, transfer, pledge, mortgage, or otherwise dispose of (any such transaction, a “Transfer”) any Interest, directly or indirectly (including by operation of law), without (i) the prior approval of Series One Members representing a Supermajority in Interest in accordance with Section 5.4(b)(i), which approval may be granted or denied in the sole discretion of the Member Committee; (ii) delivery of the opinion of counsel hereinafter required by Section 13.1(b) (or waiver by the Manager of such requirement); and (iii) Transferring all Interests (in all Series of Interests) held by such Member. All of the Series One Interests and Series Two Interests of a Member must, subject to the other restrictions set forth in this Article XIII, be Transferred at the same time and to the same Transferee (it being understood that, for purposes of Transfers under this Article XIII, each Member shall be treated together with its Affiliates as a single Member). No consent of the Members or Member Committee shall be required for any Transfer of a Member’s Interest to a successor or affiliated governmental entity or to the admission of such successor or affiliated governmental entity as a Member if such Transfer is required pursuant to applicable law, regulation or executive order.
(b)The opinion of counsel called for pursuant to Section 13.1(a) shall state that the effect of the Transfer in question would not:

i.result in the assets of the Company or any Series being considered as Plan Assets within the meaning of ERISA, or any regulations proposed or promulgated thereunder;
ii.result in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any comparable state law;
iii.require the Company or any Series to register as an investment company under the Investment Company Act of 1940, as amended;
iv.require the Company, any Series, the Manager, or any member of any Manager to register as an investment adviser under the Investment Advisers Act of 1940, as amended (unless such person is already so registered);
v.result in a violation of any law, rule, or regulation by any Member, the Company, any Series, the Manager, or any member of the Manager;
vi.cause the Company or any Series to be classified as a corporation or a publicly traded partnership for U.S. federal income tax purposes; or
vii.result in a violation of this Agreement.

Such opinion of counsel shall be provided to the Manager by the Transferring Member or the proposed Transferee. Any costs associated with such opinion shall be borne by the Transferring Member or the proposed Transferee. Notwithstanding any provision of this Article XIII to the contrary, the Manager may, in its sole discretion, waive the requirement of an opinion of counsel provided for in this Section 13.1.

13.2    Sale at Request of Member.
(a)If at any time following the expiration of the Commitment Period a Member desires to Transfer all of its Interests in the Company, such Member (the “Liquidating Member”) shall deliver written notice thereof to the Manager, which notice shall specify the Liquidating Member’s Interests that the Liquidating Member wishes to sell (the “Liquidating Interest”) (which Liquidating Interest must comprise all of the Series One Interests and Series Two Interests held by such Member). Upon receipt of such written notice from the Liquidating Member, the Manager shall on behalf of such Liquidating Member, by delivery of written notice (a “Purchase Notice”) to the other Members (collectively, the “Non-Liquidating Members”), offer the opportunity to acquire the Liquidating Interest to the Non-Liquidating Members on a pro rata basis in proportion to such Non-Liquidating Members’ respective Series One Percentage Interests and Series Two Percentage Interests, as applicable, at a purchase price (the “Acquisition Price”) equal to the portion of the most recent independently-appraised Net Asset Value, adjusted for contributions and distributions, attributable to the Liquidating Interest, as determined in accordance with Article XII, and the Liquidating Member shall be bound thereby. If, within thirty (30) days following the delivery of the Purchase Notice to the Non-Liquidating Members, any of such Non-Liquidating Members has not elected to exercise its option to purchase its pro rata share of the Liquidating Interest pursuant to this Section 13.2, then the other Non-Liquidating Members will have an option, but not an obligation, to acquire any remaining portion of the Liquidating Interest on a pro rata basis in proportion to such electing Non-Liquidating Members’ respective Series One Percentage Interests and Series Two Percentage Interests. Notwithstanding the foregoing, the Manager may decline to make such offer to purchase the Liquidating Interest to any Member if the Manager is advised by counsel that the participation of such Member would result in any of the consequences described in Section 13.1(b) or otherwise result in a violation of law or regulation or otherwise result in material adverse consequences to the Company, any Series, or any Member. Any Non-Liquidating Member acquiring the Liquidating Interest will become responsible for the Unfunded Capital Commitment related the Liquidating Interest acquired by such Member.
(b)If, within sixty (60) days following commencement of sale proceedings of the Liquidating Interest as described in Section 13.2(a), the entire Liquidating Interest has not been sold, the Manager will exercise commercially reasonable efforts to facilitate a sale of any remaining unsold portion of the Liquidating Interest to the Members or any third party or third parties, for such purchase price as the

Liquidating Member shall negotiate; provided, however, that any purchaser or Transferee of a Liquidating Interest must be approved as a new Member in accordance with Section 5.4(b). If the negotiated price for such Liquidating Interest is less than the price set forth in the Purchase Notice, then the Non-Liquidating Members will be given the right, but not the obligation, to acquire the Liquidating Interest proposed to be sold to a third party, at such negotiated price, with the terms and timing of such option to be reasonably determined by the Manager. Any Transferee acquiring a Liquidating Interest will become responsible for the Unfunded Capital Commitment related to such Liquidating Interest so acquired. Any sale of a Liquidating Interest pursuant to this Section 13.2(b) shall be deemed a Transfer subject to the terms and conditions of Section 13.1, including approval by Series One Members representing a Supermajority in Interest.
(c)The Liquidating Member shall be liable to each Series for all of the costs and expenses incurred in connection with any sale of a Liquidating Interest pursuant to this Section 13.2.

13.3    Effect of Transfer.
A permitted Transfer pursuant to this Article XIII shall become effective only if a Transferee executes, acknowledges and delivers to the Company and each Series such instruments and documents as the Manager may deem necessary or advisable to document such Transfer and, in the case of a Transfer to a Person which was not an existing Member at the time of such Transfer, to effect the admission of such Transferee as a substituted Member, including the written acceptance and adoption by such Transferee of the provisions of this Agreement. No assignment by a Member of its Interest shall release the assignor from its liabilities to the Company or any Series, except with the written consent and agreement of the Manager. If, pursuant to this Article XIII or otherwise in this Agreement, a Member Transfers all of its Interests, the Transferee shall (i) have a Capital Account with respect to each Series that is equal to the Capital Account of the Transferring Member attributable to the Transferred Interests at the time of such Transfer, (ii) the amount of Capital Contributions to each Series as to such Transferee shall be equal to the Capital Contributions to such Series of the Transferring Member attributable to the Transferred Interests and (ii) the amount of Unfunded Capital Commitment as to such Transferee shall be equal to the Unfunded Capital Commitment of the Transferring Member attributable to the Transferred Interests.

13.4    Invalid Transfers.
No Transfer made in violation of this Article XIII shall be valid or effective, and the applicable Series shall not recognize the same for any purpose. Each Series may enforce the provisions of this Article XIII either directly or indirectly or through its agents by entering an appropriate stop-transfer order on its books or otherwise refusing to register or Transfer or permit the registration or Transfer on its books of any proposed Transfers not in accordance with this Article XIII. In addition to other rights and remedies at law and in equity, each Series shall be entitled to injunctive relief enjoining the prohibited Transfer. The Members expressly acknowledge that damages at law would be an inadequate remedy for a breach or threatened breach of the provisions concerning Transfers set forth in this Agreement.
13.5    Corporation Status; Securities or Secondary Markets.
Notwithstanding anything to the contrary in this Agreement, no Transfer by a Member of its Interests (or any economic or other interest, right or attribute therein) may be made to any Person if (a) in the opinion of legal counsel for any Series, it would result in the Company or any Series being treated as an association taxable as a corporation, or (b) such Transfer is effected through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code. Notwithstanding anything to the contrary in this Agreement, (x) no Interests shall be issued in a transaction that is (or transactions that are) registered or required to be registered under the Securities Act, and to the extent such Interests were not required to be registered under the Securities Act by reason of Regulation S (17 CFR 230.901 through 230.904) or any successor thereto, such issuances would not have been required to be registered under the Securities Act if the Interests so offered or sold had been offered and sold within the United States, (y) any admission (or purported admission) of a member and any Transfer or assignment (or purported Transfer or assignment) of all or part of a Member’s Interest (or any interest or right or attribute therein) in such Series, whether to another Member or to a third party, shall not be effective, and any such Transfer or assignment (or purported Transfer or assignment) shall be void ab initio, and no Person shall otherwise become a member if (A) at the time of such Transfer or assignment (or purported Transfer or assignment) any Interest in any Series (or economic interest therein) is traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof or (B) after such Transfer or assignment (or purported Transfer or assignment) the Company or any Series would have 100 members or more. For purposes of clause (A) of the preceding sentence and clause (b) above, an established securities market is a national securities exchange that is either registered under Section 6 of the Exchange Act, or exempt from registration because of the limited volume of transactions, a foreign securities exchange that, under the law of the jurisdiction where it is organized, satisfies regulatory requirements that are analogous to the regulatory requirements of the Exchange Act, a regional or local exchange, or an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise. For purposes of such clause (A) and clause (b) above, Interests in any Series (or interests therein) are readily tradable on a secondary market or the substantial equivalent thereof if (i) Interests in such Series (or interests therein) are regularly quoted by any Person, such as a broker or dealer, making a market in the interests; (ii) any Person regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to Interests in such Series (or interests therein) and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (iii) the holder of an Interest in such Series has a readily available, regular, and ongoing opportunity to sell or exchange such Interest (or interests therein) through a public means of obtaining or providing information of offers to buy, sell, or exchange such Interests; or (iv) prospective buyers and sellers otherwise have the opportunity to buy, sell, or exchange Interests in such Series (or interests therein) in a time frame and with the regularity and continuity that is comparable to that described in clauses (i), (ii) and (iii) of this sentence. For purposes of determining whether a Series will have more than 100 members, each Person indirectly owning an Interest in such Series through a partnership (including any entity treated as a partnership for U.S. federal income tax purposes), a grantor trust or an S corporation (each such entity a “flow-through entity”) shall be treated as a member unless the Manager of the applicable Series determines that less than substantially all of the value of the beneficial owner’s interest in the flow-through entity is attributable to the flow-through entity’s interest (direct or indirect) in such Series.
ARTICLE XIV
RECORDS, ACCUONTING, BANK ACCOUNTS
AND REPORTS

14.1    Books and Records.
The Manager of the Company and of each Series, in reliance upon information furnished by the Series One Property Manager and Series Two Timber Manager, as applicable, shall keep or cause to be kept complete and accurate books of account and records which shall reflect all transactions and other matters and include all documents and other materials with respect to the business of the Company and such Series as are usually entered and maintained by Persons engaged in similar businesses, utilizing standard accounting consistently applied. Such books of account shall (i) be kept separately for each Series such as to separately record and reflect the assets, liabilities, income, gain and expenses of each Series on a basis separate from that of any other Series and from the Company generally and (ii) be kept on the accrual basis consistent with GAAP, consistently applied. The Manager of the Company and of each Series, in consultation with the Series One Property Manager and Series Two Timber Manager, as applicable, shall establish commercially reasonable procedures designed to ensure that all deeds, leases, contracts, title matters, surveys and other documentation, records and financial information relating to the ownership, maintenance, harvesting and sale of the Properties are maintained in safekeeping and organized and accessible to the Members. Each Member and its duly authorized representatives shall have the right to examine the books, records and documents of the Company and of each Series of which it is a Member at all reasonable times, and copies of such books, records and documents shall be furnished to such Member, at such Member’s costs, during normal business hours and upon reasonable request therefor.
14.2    Reports.
(a)For each Series, the Manager shall, at the cost of such Series, prepare or cause to be prepared and shall deliver to the Members of such Series:
i.within 45 calendar days after the end of each fiscal quarter of each fiscal year:
A.unaudited quarterly financial statements, including a balance sheet for such Series as of the end of such quarter, income statement and statement of cash flows for the quarter as of the most recent balance sheet date and statements of operations (including calculations of Cash Flow and Capital Proceeds and actual to budget variances) for such Series for such quarter and for that part of the fiscal year ending at the end of such quarter, each prepared on an accrual basis in accordance with GAAP on the same basis as the annual financial statements of such Series are prepared;
B.unaudited statements of the estimated value of each Member’s investment in such Series and an estimated Net Asset Value of such Series;
C.a report of any activities by Series and by management units, including harvesting activities, during such quarter, indicating any variances with the harvesting requirements and limitations in the then current approved Annual Plan; and
D.a report listing (I) any compensation, salaries, payments or other consideration received by the Manager, the Series One Property Manager, the Series Two Timber Manager, or any of their respective affiliates, constituent members, contractors or employees in connection with any goods or services provided to any Properties and/or any Series; (II) in the event that any expenses of a Series are capitalized as part of the acquisition price of any proposed or actual transaction, detailed information regarding such capitalization.
ii.within 90 calendar days after the end of each fiscal year:
A.complete annual financial statements, including footnotes, for such Series, including a balance sheet of such Series as of the end of such year, and an income statement and statement of cash flows for the year then ended, audited by a nationally recognized independent registered public accounting firm selected by the Manager;
B.all such annual financial statements (1) shall set forth in comparative form the figures for the preceding year, and (2) shall be accompanied by an audit opinion thereon of the accountants of such Series to the effect that such financial statements have been prepared in accordance with GAAP (except for changes in application specified in such opinion and in which the accountants of such Series concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records, internal controls and such other auditing procedures as were considered necessary in the circumstances; and
C.a report for such year indicating variances from the harvesting requirements and limitations in the then current approved Annual Plan for such period, a statement of Cash Flow, Capital Proceeds and fees and reimbursements to Manager or any Affiliate of the Manager for such year and a statement showing distributions to the Members of such Series.
iii.promptly after receipt thereof, one copy of each management letter or other report submitted to such Series by the accountants of such Series in connection with any annual, interim or special audit made by them of the books of such Series;

iv.after the end of each fiscal year, a copy of the U.S. federal and state income tax returns and reports of such Series for such year, with Schedule K-1 attached to the U.S. federal and state returns, prepared by the accountants of such Series and subject to the consent of the tax matters partner, which approval shall not be unreasonably withheld, conditioned or delayed, such returns to be delivered as soon as practicable after the end of such year; and
v.such other reports or information as any Member of such Series shall from time to time reasonably request in connection with the ownership, operation or management of the Properties, including any reports requested by the PC Member for purposes of monitoring compliance with REIT requirements.

The parties acknowledge that certain of the reports listed above include or depend upon materials to be furnished to the Manager by the Series One Property Manager and the Series Two Timber Manager and that the Manager’s compliance with the timing requirements for delivery of such reports will therefore depend upon timely receipt of such required materials from the Series One Property Manager and the Series Two Timber Manager.

(b)Each Series shall promptly notify the Members of such Series of (i) the occurrence of any event known to such Series (which includes any event known to the Manager) which if not cured or resolved would reasonably likely be required to be described in the next quarterly or annual report to be furnished hereunder or would be reasonably likely to have a material adverse effect on the Company or such Series, (ii) the occurrence of any default with respect to any material obligation of such Series or a third party for the benefit of the Company or any Series, and (iii) the existence of any material litigation pending against such Series, the Company, or any Property.

14.3    Bank Accounts.
All funds of a Series shall be held in time or demand deposit accounts established at one or more banks or trust companies which are organized and existing under the laws of the United States or of any state thereof having combined capital, surplus and undistributed profits of no less than $1 billion and which, with respect to deposit accounts, have the benefit of insurance by the Federal Deposit Insurance Corporation, subject to applicable limits. Such accounts shall be interest-bearing to the extent practicable. Each Series shall designate individuals to make deposits of funds of such Series in such accounts and to make withdrawals by signature, facsimile or otherwise, of such funds for costs and expenses of such Series. Cash management investments by a Series shall be made solely with Permitted Investments.
14.4    Fiscal Year.
The fiscal year of the Company and each Series for both reporting and U.S. federal income tax purposes shall begin with the first day of January and end on the thirty-first day of December in each calendar year, except that the first fiscal year shall instead commence upon the Company’s formation and that the final fiscal year shall end when the Company is terminated in accordance with this Agreement.
ARTICLE XV
TERM, DISSOLUTION AND LIQUIDATION

15.1    Term.
The term of the Company commenced on the date its Certificate of Formation was filed with the Secretary of State of Delaware and shall continue until the earlier of (a) the fifteenth (15th) anniversary of the Final Closing Date; provided that the term of the Company may be extended upon the affirmative vote of Series One Members representing 100% of the Series One Percentage Interests (such date, as it may be extended, the “Termination Date”) or (b) the earlier dissolution and liquidation of the Company pursuant to Section 15.2.
15.2    Dissolution and Termination.
(a)The Company shall dissolve and its affairs wound up upon the earliest occurrence of any of the following events:
i.the Termination Date;
ii.December 31, 2016, if the Initial Property Closing has not been consummated by that date;
iii.the termination of all Series pursuant to Section 15.2(b);
iv.the written consent of the Series One Members holding a Supermajority in Interest; or
v.the entry of a decree of judicial dissolution under the Act; provided that no Member shall make an application for the dissolution of the Company pursuant to Section 18-801 of the Act without the unanimous approval of the Series One Members.
(b)A Series shall be terminated and its affairs wound up upon the earliest occurrence of any of the following events:
i.the election to terminate such Series by the written consent of (A) with respect to Series One, the Series One Members holding a Supermajority in Interest and (B) with respect to Series Two, the Series Two Members representing a Supermajority in Interest; or
ii.the sale or disposition of all or substantially all of the assets of such Series and the receipt of all consideration therefor.

The termination and winding up of a Series shall not, in and of itself, cause a dissolution of the Company or the termination of any other Series. The termination of a single Series shall not affect the limitation on liabilities of such Series or any other Series provided by this Agreement and the Act.

Notwithstanding any other provision of this Agreement, the Bankruptcy of any Member shall not cause such Member to cease to be a Member of a Series and upon the occurrence of such an event, the business of such Series shall continue without termination.

15.3    Liquidation.
(a)Upon (i) the dissolution of the Company or (ii) the termination of a Series, the Manager shall act as liquidator or may appoint one or more other Persons as liquidating trustee; however, (A) if there is no Manager at the time of dissolution of the Company or termination of a Series or (B) if the Series One Members so elect by a Majority in Interest (with respect to a dissolution of the Company or the termination of Series One) or Series Two Members so elect by a Majority in Interest (with respect to the termination of Series Two), the liquidating trustee shall be one or more Persons selected in writing by a (i) Majority in Interest of the Series One Members in the case of a dissolution of the Company or (ii) the Series One Members or the Series Two Members, as applicable, in the case of a termination of a Series. The costs of liquidation shall be an expense of the Company (in the case of a dissolution of the Company) or of the applicable Series (in the case of a termination of such Series).
(b)Upon (i) the occurrence of the dissolution of the Company, the Manager or liquidating trustee shall immediately commence to wind up the affairs of the Company and each Series or (ii) upon termination of a Series, the Manager or liquidating trustee shall immediately commence to wind up the affairs of the Series so terminated; provided, however, that a reasonable time shall be allowed for the sale and orderly liquidation of the Properties and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation; provided, further, that the Manager shall use its reasonable best efforts to ensure that such liquidation is undertaken in a tax efficient manner.

The Capital Accounts of the Members shall be adjusted to reflect the Fair Value of the assets associated with an affected Series at the time of the liquidation in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and shall be further adjusted by allocation of the Net Income or Net Loss of such Series for the fiscal year ending on the date of the liquidating distribution of the assets associated with each affected Series pursuant to Section 7.2 and 7.3. After all restatements and adjustments to Capital Accounts have been made, and the payment of any debts and liabilities of the Company and each applicable Series have been made (or adequate provisions have otherwise been made therefor), the applicable Series shall distribute the assets associated with such Series to the Members of such Series in accordance with Section 8.1.

15.4    Cancellation.
Following dissolution of the Company, upon the completion of the distribution of assets associated with each Series and the completion of the winding up of all affairs of the Company and each Series, the Manager of the Company (or such other Person as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of Delaware and take such other actions as may be necessary to terminate the existence of the Company.
ARTICLE XVI
LIABILITY AND INDEMNIFICATION; INSURANCE

16.1    Indemnification.
(a)Indemnification by the Company and the Series. The Company and each Series agrees, to the fullest extent permitted by the Act, subject to the terms of this Agreement, that it shall indemnify, pay, protect and hold harmless the Manager, each Representative and Alternate, and each of the Members, and each of their respective Affiliates, members, managers, officers, directors, employees or agents (collectively, the “Indemnified Parties”) from and against any and all actions, costs or damages, disbursements, disbursements, expenses, judgments, liabilities, losses, obligations, proceedings and suits of any kind or nature whatsoever (including all costs and expenses of attorneys, defense, appeal and settlement of any and all actions, proceedings or suits instituted or threatened against the Indemnified Parties, the Company, or such Series) and all costs of investigation in connection therewith that may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of, or alleged to relate to or arise out of, (A) the fact that such Indemnified Party is or was a Manager or a Member, (B) such Indemnified Party’s involvement with the Company or such Series, or (C) any action or inaction on the part of the Indemnified Parties when acting on behalf of the Company or such Series (collectively, the “Indemnified Liabilities”); provided, however, that (i) Indemnified Liabilities shall not include any item incurred in connection with any internal dispute solely among the members, managers, officers, or employees of the Manager; (ii) with respect to the Manager, neither the Company nor any Series shall be liable to such Indemnified Party for any portion of any Indemnified Liability that results from such Indemnified Party’s material breach of the terms of this Agreement that is not corrected within ten (10) days after the Manager’s receipt of written notice from the Member Committee of such material breach (an “Uncorrected Breach”), fraud, gross negligence, reckless disregard of duties, bad faith, or willful misconduct; (iii) with respect to an Indemnified Party who is a Representative or Alternate or the Member such person represents, neither the Company nor any Series shall be liable to such Indemnified Party for any portion of any Indemnified Liability that results from such Indemnified Party’s fraud or willful misconduct in the performance of such person’s responsibilities under this Agreement; or (iv) with respect to any Indemnified Party, neither the Company nor any Series shall be liable to such Indemnified Party for any portion of any Indemnified Liability that results from such Indemnified Party’s fraud. Notwithstanding anything to the contrary set forth in this Agreement, the indemnification obligation of each Series under this Section 16.1(a) shall be satisfied solely from the assets of the applicable Series, and except as set forth in Section 6.1(d)(ii)(B), no Member shall have any personal liability or be required to make any Capital Contribution in respect thereof in excess of its Unfunded Capital Commitment.
(b)Indemnification by Manager. The Manager agrees, to the fullest extent permitted by the Act, subject to the terms of this Agreement, to indemnify, pay, protect and hold harmless the Company, each Series, and the Indemnified Parties (other than any Person claiming indemnification through the Manager) from and against any Indemnified Liabilities that result from the Manager’s or any of one its Affiliate’s fraud, gross negligence, reckless disregard of duties, willful misconduct or bad faith or material breach of the terms of this Agreement that is not corrected within ten (10) days after the Manager’s receipt of written notice of such material breach from the Member Committee.
(c)Defense. In any action, proceeding or suit against the Company, any Series, or any Indemnified Party, the Indemnified Parties shall have the right to jointly employ, at the expense of the Company, counsel of the Indemnified Parties’ choice (reasonably satisfactory to the Company) in such action, proceeding or suit, which counsel shall be qualified in the matters of the type that are the subject of such action, proceeding or suit; provided, however, that if retention of joint counsel by the Indemnified Parties would create a conflict of interest, each group of Indemnified Parties that would not cause such a conflict shall have the right to employ, at the expense of both Series (with respect to any action, proceeding, or suit against the Company or any Indemnified Party, in which case each Series shall be responsible for its pro rata portion of such expense) or the applicable Series (with respect to any action, proceeding, or suit against one Series), separate counsel of such group’s choice (reasonably satisfactory to the applicable Series) in such action, proceeding or suit, which counsel shall be qualified in the matters of the type that are the subject of such action, proceeding or suit. Notwithstanding the foregoing, if the party from whom indemnification is sought acknowledges in writing its liability to the relevant Indemnified Party for any action, proceeding or suit brought by a third party in connection with which the Indemnified Party is seeking indemnification pursuant to this Section 16.1, then the applicable Series shall be entitled to select counsel and assume the defense of such action, proceeding or suit, subject to the approval of such Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed. Neither the Manager nor any Series, as the case may be, will consent to the entry of any judgment or enter into any settlement of an action, proceeding or suit unless, as an unconditional term of such consent or settlement, the claimant or plaintiff gives to each relevant Indemnified Party a release from liability with respect to such action, proceeding or suit.

16.2    Advancement of Funds.
The Company and each applicable Series or the Manager, as the case may be, shall advance funds to an Indemnified Party seeking indemnification under Section 16.1 for legal expenses and other costs incurred as a result of any action, proceeding or suit if the Indemnified Party undertakes in writing to repay any funds advanced pursuant to this Section 16.2 if it is ultimately determined that such Indemnified Party is not entitled to indemnification under Section 16.1.
16.3    Waiver and Release of Plum Creek.
The PC Member and PC TRS are Members and Plum Creek Property Management Company, LLC is the Series One Property Manager pursuant to the Series One Property Management Agreement and the Series Two Timber Manager pursuant to the Series Two Timber Management Agreement. The Members acknowledge that the PC Member and PC TRS and their respective Affiliates collectively constitute a major national timber and resource company with large timberland holdings across the United States. Given the magnitude of the timber holdings of the PC Member and its Affiliates, the Members further acknowledge there will be inherent conflicts of interest involving the Properties and other assets held by the PC Member and its Affiliates, and that certain of such conflicts of interest are specifically disclosed in the Memorandum (such disclosed conflicts, the “Disclosed Conflicts”). By execution of this Agreement, each of the Manager and the other Members acknowledges the Disclosed Conflicts and, to the fullest extent permitted by applicable law, hereby waives and releases the PC Member, PC TRS, Plum Creek Property Management Company,

LLC, and their respective Affiliates (the “Released Parties”) from and against and all claims, whenever arising from or relating in any manner to the Disclosed Conflicts; provided, however, that the waiver and release set forth herein does not extend to actions arising out of fraud, intentional misconduct or bad faith or a material breach of this Agreement or the Series One Property Management Agreement or the Series Two Timber Management Agreement.
16.4    Exculpation.
No Indemnified Party shall be liable to any Member or the Company or any Series for any act or failure to act on behalf of the Company, unless such act or failure to act resulted from, (i) in the case of the Manager as the Indemnified Party, the Uncorrected Breach, fraud, gross negligence, reckless disregard of duties, bad faith, or willful misconduct of the Manager, and (ii) in the case of an Indemnified Party who is a Representative or Alternate or the Member such person represents, the fraud or willful misconduct of such Indemnified Party; provided, however, that this provision shall not create a duty or obligation that does not otherwise exist pursuant to this Agreement or applicable law. Each Indemnified Party may consult with counsel and accountants in respect of Company affairs and shall not be subject to liability to the Company or any Series with respect to any action or inaction which is taken in reasonable reliance on the advice or opinion of such counsel or accountants, provided that (i) such counsel or accountant was selected with reasonable care and (ii) such action or inaction taken in reliance upon such advice would not otherwise subject such Indemnified Party to potential liability pursuant to this Section 16.4. To the extent that, at law or in equity, an Indemnified Party has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Members, the Manager and any other Indemnified Party acting in connection with the Company’s business or affairs shall not be liable to the Company or to any Member for breach of its fiduciary duty for its good faith reliance on the provisions of this Agreement. Notwithstanding any of the foregoing to the contrary, the provisions of this Section 16.4 shall not be construed so as to relieve (or attempt to relieve) any Indemnified Party of any liability, including any liability arising from any violation of U.S. federal or state securities law or criminal wrongdoing, to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 16.4 to the fullest extent permitted by law. To the extent the provisions of this Agreement modify the duties and liabilities of an Indemnified Party, including the Manager, otherwise existing at law or in equity, the Members agree that, to the fullest extent permitted by law, such duties and liabilities set forth in this Agreement shall replace such other duties and liabilities of such Indemnified Party.
16.5    Insurance.
The Manager shall purchase and maintain on behalf of the Company and each Series, at the expense of each Series (on a pro rata basis), a liability insurance policy in an initial amount of not less than $10 million with customary limits and deductibles covering the Company, each Series the Members, the Manager, the Series One Property Manager, the Series Two Timber Manager, and their respective equity holders, directors, officers, employees, and agents acting on behalf of the Company (each an “Insured Party”) against any claims, damages or liability that may be asserted against or expense that may be incurred by such Insured Party in connection with the action or inaction of the Company or any Series or activities relating to the Company, any Series, or the Properties, regardless of whether the Company or any Series would have the power to indemnify such Person against such liability under the provisions of this Agreement. The coverage types and limits will be modified from time to time by the Manager in its reasonable discretion when and as necessary to account for changing conditions and risks, and industry standards. Any Insured Party entitled to damages or indemnification from any Series hereunder shall first seek recovery under the above-described insurance policy; provided, however, that after any available recovery is exhausted under said insurance policy the applicable Insured Party may proceed to seek recovery of the remaining damages or indemnification from such Series. Upon request of any Member or the Series One Property Manager or the Series Two Timber

Manager, the Manager shall provide such requesting Person with an appropriate certificate or other evidence of the above-described insurance.
ARTICLE XVII
MISCELLANEOUS

17.1    Notices.
All notices to be given hereunder to any Member or the Manager shall be in writing and shall be sent to the address of such Member or Manager as set forth on the books and records of each Series. Any Member or the Manager may change the address to which notices to it shall be sent by giving the Series written notice of the new address. Any notice to be given hereunder shall be effective (a) if given by facsimile, at the time such facsimile is transmitted and the appropriate confirmation is received (or, if such time is not during a business day, at the beginning of the next business day), (b) if given by mail, three Business Days (or, if to an address outside the United States, seven calendar days) after such communication is deposited in the mails with first-class postage prepaid, (c) if sent by express mail or overnight delivery or courier service, one business day after such communication is sent, postage prepaid or (d) if given by any other means, when delivered at the address specified pursuant to this Section 17.1. Any such notice may at any time be waived by the Person entitled to receive such notice.
17.2    Governing Law; Consent to Jurisdiction.
This Agreement shall be governed by and construed under the laws of the State of Delaware applicable to contracts made and to be entirely performed in such state and, without limitation thereof, and that the Act as now adopted or as may be hereafter amended shall govern all limited liability company aspects of this Agreement. To the fullest extent permitted by law, but subject to any contrary provision of any agreement between the Company and any Member, the parties hereto irrevocably (i) consent and submit to the exclusive jurisdiction of the Delaware Court of Chancery (or if, but only if, the Delaware Court of Chancery declines to accept jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware), (ii) waive any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) agree that all claims in respect of such a legal action or proceeding must be heard and determined exclusively by the Delaware Court of Chancery (or if, but only if, the Delaware Court of Chancery declines to accept jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware).
17.3    [Intentionally Omitted]

17.4    Waiver of Jury Trial.
THE MANAGER AND EACH OF THE MEMBERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY PERMITTED CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER TO THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENT, SUPPLEMENT OR OTHER MODIFICATION TO THIS AGREEMENT.
17.5    Further Assurances.
Each Member hereby agrees to execute, acknowledge (if necessary) and deliver such other documents, instruments, agreements or certificates as may be required by law, or which may in the reasonable opinion of the Manager be otherwise necessary or advisable to carry out the intent and purpose of this Agreement.

17.6    Amendment.
(a)Consent of Members. Except as otherwise provided in this Agreement, the terms and provisions of this Agreement may be modified, terminated or amended, during or after the term of the Company, or waived on behalf of all of the Members, during or after the term of the Company, with the prior approval or consent of the Series One Members holding a Supermajority in Interest; provided, however, that any provision of this Agreement requiring the approval or consent of a Majority in Interest, a Supermajority in Interest, or any other required percentage of Interests may be modified, terminated or amended, or waived on behalf of all of the Members, only with the vote or written consent of such specific percentage of Interests as is required by such provision; provided, further, that any amendment that adversely affects any rights of Series Two Members, with respect to such Series Two Interests, in a manner disproportionate to the effect on Series One Members shall also require the approval of Series Two Members representing a Supermajority in Interest (in addition to the required approval of the Series One Members). This Section 17.6(a) shall not be modified, terminated, amended or waived, without the approval or consent of all the Members.
(b)Amendments Affecting Members’ Economic Rights. No amendment shall increase the Capital Commitment of any Member or dilute the relative interest of any Member in the profits or capital of such Series or in allocations by or distributions to any Series attributable to the ownership of its Interest without the prior written consent of such Member, except such dilution as may result from additional Capital Commitments by Members in an Additional Closing or the admission of additional Members pursuant to this Agreement. This Section 17.6(b) shall not be amended without the approval or consent of all the Members.
(c)Amendments Affecting the Manager. No amendment shall add to the duties or obligations of the Manager or eliminate any right granted to the Manager in this Agreement, without the written consent of the Manager.
(d)Notice of Amendments. The Manager shall furnish copies of any amendment to this Agreement to all the Members.
(e)Corrective Amendments. Notwithstanding the other provisions of this Section 17.6, the Manager, without the consent of any Member, may amend any provision of this Agreement: (i) to add to the duties or obligations of the Manager or surrender any right granted to the Manager herein; (ii) to cure any ambiguity or correct or supplement any provision herein which may be inconsistent with any other provision herein or to correct any printing, stenographic or clerical errors or omissions in order that this Agreement shall accurately reflect the agreement among the Members; and (iii) to amend the list of Members to provide or change any necessary information regarding any Member, additional Member or substituted Member; provided, however, that no amendment shall be made pursuant to this Section 17.6(e) unless the Manager reasonably shall have determined that such amendment will not (A) subject any Member to any material adverse consequence or (B) alter or waive in any material respect, to the detriment of the Company, any Series, or the Members, the duties and obligations of the Manager to the Company, each Series, or the Members.

17.7    Entire Agreement.
This Agreement constitutes the full, complete, and final agreement of the Members and Manager and supersedes all prior written or oral agreements between the Members and Manager with respect to the Company and any Series; provided, however, that (i) the representations and warranties of the Members included in, and the other provisions of, the Subscription Agreements executed by the Members shall survive the execution and delivery of this Agreement, and (ii) the parties hereto acknowledge and agree that the Company or any Series, without any further act, approval or vote of any Member, may at any time enter into a side letter or other agreement with an individual Member which has the effect of establishing rights under, or altering or supplementing, the terms of this Agreement with respect to such Member (a “Side Letter”). The parties hereto further acknowledge and agree that (i) notwithstanding any other provision of this

Agreement, any rights established, or any terms of this Agreement altered or supplemented, in a Side Letter shall govern and apply solely with respect to the Member party to such Side Letter (but not any of such Member’s assignees or transferees unless so specified in such side letter), and (ii) in the event of any conflict or inconsistency between any Side Letter and this Agreement, the terms of such Side Letter shall be deemed to control.
17.8    Severability.
If any provision of this Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such applicable law. Any provision hereof which may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provision hereof, and to this extent the provisions hereof shall be severable.
17.9    No Waiver.
The failure of a party to insist upon strict adherence to any term or provision of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or provision or any other term or provision of this Agreement.
17.10    Interpretation.
Article, Section and other captions and headings contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof. As used in this Agreement, the singular number shall include the plural, and vice versa. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Terms such as “herein”, “hereby”, “hereunder” and “hereof”, unless the context otherwise requires, refer to this Agreement as a whole and not the Articles, Sections or other subdivision where the terms appear.
17.11    No Rights in Third Parties.
The provisions of this Agreement are for the benefit of the Company, each Series, the Members, the Manager and the Indemnified Persons, and are not intended to be for the benefit of any Person to whom any debts, liabilities or obligations are owed, or who may otherwise have any claim against the Company, any Series, any Member or the Manager, and no creditor or other Person shall obtain any rights under such provisions or shall be able to make any claim in respect of any debts, liabilities or obligations against the Company, any Series, any of the Members or the Manager solely by reason of such provisions.
17.12    Binding Agreement.
This Agreement shall inure to the benefit of each Member and the executors, administrators, estates, heirs, legal successors and representatives of such Member.
17.13    [Intentionally Omitted].

17.14    Confidentiality.
(a)In connection with the organization of the Company and the Series and as a result of ownership of an interest in the Company and the Series, the Members will receive or have access to certain information that constitutes proprietary and confidential information about the Company, one or more of the Series, the Manager, the other Members and their respective Affiliates, including this Agreement, the Company’s offering memorandum and any other offering materials related to an investment in the Company and any Series, and financial statements, tax reports, portfolio valuations, newsletters, reviews or analyses of potential or actual investments, reports or other materials and other documents and information concerning the affairs of the Company, the Series, the Manager and the Members (collectively, the “Confidential Information”).
(b)Each Member agrees to keep confidential and not reproduce any Confidential Information or portion thereof or make the contents thereof available to any third party, other than disclosures (i) on a need-to-know basis to such party’s legal, accounting or investment advisers, auditors and representatives (collectively, “Professional Advisers”), (ii) to the extent required in accordance with applicable law or regulation or by legal process, or (iii) with respect to Confidential Information which otherwise becomes publicly available other than through breach of this provision. Each Member agrees to notify its Professional Advisers about their obligations in connection with this Section 17.14 and will further cause such Professional Advisers to abide by the provisions of this Section 17.14. Prior to making any disclosure of Confidential Information as required by any law or regulation or by legal process, the disclosing party shall use its reasonable best efforts to give prior notice to the Manager of such disclosure. Except as otherwise required by law, each Member agrees to return any document constituting or containing, or any other embodiment of, any Confidential Information to the Company upon the Manager’s request. Notwithstanding the foregoing, each of the Members (and their employees, representatives and other agents) may disclose the tax treatment and tax structure of an investment in the Company or any Series and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure, it being understood that “tax treatment” and “tax structure” do not include the name or the identifying information of the Company, any Series, or a transaction. The Manager acknowledges that Members may be subject to “open record” or “sunshine laws” and that such Members may be required to release certain Confidential Information in their possession in response to public records requests and will not be in violation of this Section 17.14 by virtue of responding to such requests.
(c)The Members and Manager acknowledge that the provisions of this Section 17.14 are intended to preserve the value and goodwill of the business of the Company and each Series, and that, in the event of a breach or a threatened breach by any Member of its obligations under this Section 17.14, an adequate remedy at law may not be available. Accordingly, in the event of any such breach or threatened, any of the Members or the Manager shall be entitled to such equitable and injunctive relief as may be available to restrain any Person participating in such breach or threatened breach from the violation of the provisions thereof.

17.15    Counterpart Execution.
This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one (1) and the same instrument. Each party understands and agrees that any portable document format (PDF) file, facsimile or other reproduction of its signature on any counterpart shall be equal to and enforceable as its original signature and that any such reproduction shall be a counterpart hereof that is fully enforceable in any court of competent jurisdiction.
[Signature page follows]

IN WITNESS WHEREOF, this Limited Liability Company Agreement of Twin Creeks Timber, LLC is effective as of the Effective Date.
MANAGER:

SILVER CREEK ADVISORY PARTNERS LLC,
a Delaware limited liability company

By: Bryan J. Weeks,
its Manager

/s/ Bryan J. Weeks	Sept. 15. 2015
Date

As to Section 10.1(c) only:

PC TIMBERLANDS:

PLUM CREEK TIMBERLANDS, L.P.
A Delaware limited partnership

By: PLUM CREEK TIMBER I, L.L.C.
Its: General Partner

By:      /s/ Rick R. Holley
Name:  Rick R. Holley
Title:    Chief Executive Officer

Signature Page-Member
TWIN CREEKS TIMBER, LLC
LIMITED LIABILITY COMPANY AGREEMENT
IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of the date first set forth above and agrees to be bound by the terms hereof and all subsequent amendments hereto consistent with the terms hereof.
MEMBER:
Silver Creek Capital Management, LLC
Print Name of Member

By:    /s/ Bryan Weeks
Signature of Authorized Signatory

Title:    Manager

Bryan Weeks
Print Name of Authorized Signatory

9/15/2015
Date of Signature

Signature Page-Member
TWIN CREEKS TIMBER, LLC
LIMITED LIABILITY COMPANY AGREEMENT
IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of the date first set forth above and agrees to be bound by the terms hereof and all subsequent amendments hereto consistent with the terms hereof.
MEMBER:

The State of Oregon, by and through the Oregon Investment Council on behalf of the Oregon Public Employees Retirement Fund
Print Name of Member

By:    /s/ John D. Skjervem
Signature of Authorized Signatory

Title:    Chief Investment Officer

John D. Skjervem
Print Name of Authorized Signatory

9/15/2015
Date of Signature

Signature Page-Member
TWIN CREEKS TIMBER, LLC
LIMITED LIABILITY COMPANY AGREEMENT
IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of the date first set forth above and agrees to be bound by the terms hereof and all subsequent amendments hereto consistent with the terms hereof.
MEMBER:
Alaska Permanent Fund Corporation, a public corporation and governmental instrumentality established pursuant to Alaska Statutes Chapter 37,13 acting for and on behalf of the Alaska Permanent Fund, a constitutional fund established pursuant to Article IX, Section 15 of the Alaska Constitution
Print Name of Member

By:    /s/ Valerie Mertz
Signature of Authorized Signatory

Title:    Acting Executive Director

Valerie Mertz
Print Name of Authorized Signatory

9/11/2015
Date of Signature

Signature Page-Member
TWIN CREEKS TIMBER, LLC
LIMITED LIABILITY COMPANY AGREEMENT
IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of the date first set forth above and agrees to be bound by the terms hereof and all subsequent amendments hereto consistent with the terms hereof.
MEMBER:

Washington State Investment Board
Print Name of Member

By:    /s/ Gary Bruebaker
Signature of Authorized Signatory

Title:    Chief Investment Officer

Gary Bruebaker
Print Name of Authorized Signatory

9-10-15
Date of Signature

EXHIBIT A

Contribution Agreement

FINAL

CONTRIBUTION AGREEMENT

DATED AS OF SEPTEMBER 15, 2015

BY AND AMONG

TWIN CREEKS TIMBER, LLC,

PLUM CREEK TIMBERLANDS, L.P.,

AND

PLUM CREEK TIMBER OPERATIONS I, L.L.C.,

SCHEDULES AND EXHIBITS

Schedule 7.9	Investment Representations

Exhibit A	Per Acre Allocation to Timberlands

Exhibit B-1	Form of Deed - Alabama

Exhibit B-2	Form of Deed - Arkansas

Exhibit B-3	Form of Deed -Georgia

Exhibit B-4	Form of Deed - Mississippi

Exhibit B-5	Form of Deed - South Carolina

Exhibit C	Form of General Assignment and Assumption Agreement

Exhibit D	Form of Real Property Lease Assignment and Assumption Agreement

Exhibit E	Timber Value Table

Exhibit F	Form of Assignment of Membership Interests

Exhibit G	Form of IRC Section 1445 Affidavit

Exhibit H	Form of Title Affidavits

Exhibit I	Mineral Damages Principles

Exhibit J	Form of Timber Reservation and License Agreement - Reserved Timber

Exhibit K	Form of Easement for Company Easements and Reserved Easements

Exhibit L	Form of Company Limited Liability Company Agreement

Exhibit M	Form of PC Subscription Agreement

CONTRIBUTION AGREEMENT
THIS CONTRIBUTION AGREEMENT (this “Agreement”) made as of the 15th day of September, 2015 by and among TWIN CREEKS TIMBER, LLC, a Delaware limited liability company (the “Company”), PLUM CREEK TIMBERLANDS, L.P., a Delaware limited partnership (“Plum Creek”), and PLUM CREEK TIMBER OPERATIONS I, L.L.C., a Delaware limited liability company (“PC Member” and together with Plum Creek, the “PC Entities”).
RECITALS
WHEREAS, Plum Creek has agreed to (i) contribute certain timberlands and related assets (defined below as the Contributed Assets) to a newly formed limited liability company referred to in this Agreement as the Contribution LLC (defined below) in consideration for issuance to Plum Creek of all of the membership interest in the Contribution LLC, and (ii) to make a contribution to PC Member of all of the membership interest in the Contribution LLC as a contribution to the capital of PC Member, on the terms and subject to the conditions set forth herein;
WHEREAS, PC Member has agreed to contribute all of the membership interests in Contribution LLC to the Company in consideration for the issuance to PC Member by the Company of the Series One Interest (defined below) on the terms and subject to the conditions set forth herein; and
WHEREAS, Plum Creek has agreed to (i) contribute certain timberlands and related assets (defined below as the Sold Assets) to a newly formed limited liability company referred to in this Agreement as the Sale LLC (defined below) in consideration of the issuance to Plum Creek of all of the membership interest in the Sale LLC, and (ii) to sell to the Company all of the membership interests in the Sale LLC in consideration for the Purchase Price (defined below) on the terms and subject to the conditions set forth herein.
STATEMENT OF AGREEMENT
NOW, THEREFORE, in consideration of the representations, warranties, agreements, covenants, and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Plum Creek, PC Member, and the Company hereby agree as follows:
ARTICLE I
CAPITAL CONTRIBUTIONS AND SALE OF ASSETS TO THE COMPANY

Section 1.1    Organization of Contribution LLC; Contribution of Contributed Assets to the Contribution LLC; Contribution of Contribution LLC to PC Member.
a.Organization of Contribution LLC; Contribution of Assets. (i) Prior to the Closing, Plum Creek will have formed a Delaware limited liability company (the “Contribution LLC”), and (ii) subject to the terms and conditions of this Agreement and upon satisfaction of the conditions set forth in ARTICLE X, at the Closing, Plum Creek will (or will cause its Affiliates to) contribute, assign, transfer and convey to the Contribution LLC, as a contribution by Plum Creek to the capital of the Contribution LLC, all the rights, title and interest of Plum Creek in, to and under the following assets (collectively, the “Contributed Assets”), subject to any pre-Closing reallocations made pursuant to Section 1.7 (if any), in consideration for the issuance to Plum Creek of 100% of the membership interest of Contribution LLC (the “Contribution LLC Interest”):
i.Contributed Timberlands. The real property held by Plum Creek (or its Affiliates) in fee simple described in Section 1.1(a)(i)(1) of the PC Disclosure Letter, together with Plum Creek’s rights, title and interest, if any, in (A) all roads, bridges, buildings, fixtures and other improvements thereon, (B) all timber growing, standing or lying (including timber loaded on vehicles but not yet weighed) thereon, (C) all farm products, crops, biomass, seeds and seedlings or other vegetation located thereon, and (D) all other privileges, appurtenances, easements, and other rights (including rights to groundwater, surface water and other water) appertaining thereto (the “Contributed Timberlands”), in each case, subject to any Title Failure Carveouts and Title Objection Carveouts pursuant to Section 2.1 and the Permitted Exceptions; provided, however, that Plum Creek reserves for itself and its successors and assigns (x) the Reserved Easements with respect to the Contributed Timberlands described in Section 1.1(a)(i)(2) of the PC Disclosure Letter, (y) the Reserved Mineral Interests with respect to the Contributed Timberlands, and (z) the Reserved Timber on the Contributed Timberlands and Plum Creek’s rights with respect thereto as set forth in Section 9.7 and Exhibit J;
ii.Contributed Contracts. The rights of Plum Creek (or its Affiliates) under the Contracts in effect at the Contribution Date that (i) exclusively relate to all or any portion of the Contributed Timberlands or the forest operations conducted on such Contributed Timberlands, or (ii) are described in Section 1.1(a)(ii) of the PC Disclosure Letter, but excluding the rights of Plum Creek (or any of its Affiliates) under the (A) Contributed Real Property Leases (which are covered by clause (iv) below), (B) Ancillary Agreements, and (C) Continuing Agreements (collectively, the Contract rights described above as being contributed to the Contribution LLC, the “Contributed Contracts”); and
iii.Contributed Real Property Leases. The rights of Plum Creek (or its Affiliate) with respect to the real property leases or subleases in effect at the Contribution Date that relate to all or any portion of the Contributed Timberlands to which Plum Creek (or its Affiliate) is a lessor or sublessor and are described in Section 1.1(a)(iii) of the PC Disclosure Letter, including any such lease under which Plum Creek (or its Affiliate) has granted to a third party hunting or other recreational rights with respect to the Contributed Timberlands (or, with respect to any hunting lease in respect of the Contributed Timberlands that expires prior to the Closing Date, any new hunting lease entered into with the same Person prior to the Closing Date on substantially the same terms as the applicable prior lease) (collectively, the leases described above, the “Contributed Real Property Leases”).
iv.Contributed Easements. To the extent transferable under applicable Law and under the terms of the applicable easement, the rights of Plum Creek (or its Affiliates) under and with respect to all Company Easements described in Section 1.1(a)(iv) of the PC Disclosure Letter (collectively, the “Contributed Easements”).
b.Excluded Contributed Assets. Unless expressly identified or described in this Section 1.1, no other assets of Plum Creek or its Affiliates, including accounts receivable in respect of sales of timber removed from the Contributed Timberlands prior to the Contribution Date, shall be contributed to the Contribution LLC or included within or constitute Contributed Assets (collectively, the “Excluded Contributed Assets”). For the avoidance of doubt, the Excluded Contributed Assets shall include any Continuing Agreements, Reserved Easements, Reserved Mineral Interests, or Reserved Timber.
c.Assumed Contributed Liabilities. Subject to the terms and conditions of this Agreement and upon satisfaction of the conditions set forth in ARTICLE X, at the time of the contribution by Plum Creek to the Contribution LLC of the Contributed Assets, the Contribution LLC shall assume and agree to satisfy and discharge when due the obligations and liabilities of Plum Creek (or its applicable Affiliates) first arising from and after the Closing Date under the Contributed Contracts, the Contributed Real Property Leases, the Contributed Permits, and the Contributed Easements (collectively, the “Assumed Contributed Liabilities”).
d.Excluded Liabilities. Notwithstanding any other provision in this Agreement to the contrary, Contribution LLC shall not assume and shall not be responsible to pay, perform or discharge any liabilities of Plum Creek or any of its Affiliates of any kind or nature whatsoever other than the Assumed Contributed Liabilities (collectively, the “Excluded Liabilities”). Without limiting the generality of the foregoing, the Excluded Liabilities shall include the following:

i.any liabilities relating to or arising out of the Excluded Contributed Assets;
ii.any liabilities in respect of any pending or threatened Claims arising out of, relating to or otherwise in respect of the ownership or operation of the Contributed Assets to the extent such Claim relates to such ownership or operation prior to the Closing; and
iii.any liability for (A) Taxes of Plum Creek or any of its Affiliates or Taxes (I) relating to the Contributed Assets or the Assumed Contributed Liabilities for any Pre-Closing Tax Period or (II) arising out of or relating to the ownership or operation of the Contributed Assets for any Pre-Closing Tax Period; (B) Taxes that are the responsibility of Plum Creek or any of its Affiliates pursuant to Section 8.7 or Section 8.8; or (C) other Taxes of Plum Creek or any of its Affiliates of any kind or description, excluding Taxes that are the responsibility of Company pursuant to Section 8.7 or Section 8.8.
e.Contribution of Contribution LLC to PC Member. Subject to the terms and conditions of this Agreement and upon satisfaction of the conditions set forth in ARTICLE X, at the Closing, Plum Creek shall contribute, assign, transfer and convey to PC Member, and PC Member shall acquire and accept from Plum Creek, 100% of the Contribution LLC Interest as a capital contribution by Plum Creek to PC Member.

Section 1.2    Contribution of Contribution LLC to the Company; PC Contribution Amount.
a.Capital Contribution. Subject to the terms and conditions of this Agreement and upon satisfaction of the conditions set forth in ARTICLE X, PC Member shall at the Closing contribute, assign, transfer and convey to the Company, and the Company shall acquire and accept from PC Member, 100% of the Contribution LLC Interest. For the avoidance of doubt, upon acquiring the Contribution LLC Interest, the Company shall not (i) acquire any Excluded Contributed Assets or (ii) assume or be responsible to pay, perform or discharge, any Excluded Liabilities.
b.Consideration for Capital Contribution. In consideration for the contribution by PC Member of the Contribution LLC Interest to the Company and the covenants made by PC Member in the PC Subscription Agreement, at the Closing the Company shall issue to PC Member the Series One Interest.
c.PC Contribution Amount. The Parties agree that the agreed fair market value of the Contribution LLC Interest (prior to any adjustments described in ARTICLE II, if any) contributed to the Company pursuant to this Agreement as of the Closing Date is One Hundred Forty-Three Million One Hundred Twenty-Three Thousand Five Hundred Sixty-Two and 0/100 Dollars ($143,123,562.00) (the “PC Contribution Amount”). The PC Contribution Amount shall be subject to adjustment as set forth in Section 1.7 and Section 2.2. The PC Contribution Amount shall be allocated among the Contributed Timberlands (on per acre basis by county and/or state) in accordance with the table set forth in Exhibit A for purposes of Transfer Taxes. The Company and Plum Creek shall file, and shall cause their respective Affiliates to file, all Tax returns (including amended returns and claims for refunds) and information reports in a manner consistent with such allocation as agreed to in writing by the Parties prior to Closing.

Section 1.3    Organization of Sale LLC and Contribution of Sold Assets to the Sale LLC.
a.Organization of Sale LLC; Contribution of Sold Assets. (i) Prior to the Closing, Plum Creek will have formed a Delaware limited liability company (the “Sale LLC”), and (ii) subject to the terms and conditions of this Agreement and upon satisfaction of the conditions set forth in ARTICLE X, at the Closing, Plum Creek will (or will cause its Affiliates to) contribute, assign, transfer and convey to the Sale LLC, as a contribution by Plum Creek to the capital of the Sale LLC, all the rights, title and interest of Plum Creek in, to and under the following assets (collectively, the “Sold Assets”), subject to any pre-Closing reallocations made pursuant to Section 1.7 (if any), in consideration for the issuance to Plum Creek of 100% of the membership interest of Sale LLC (the “Sale LLC Interest”):
i.Sold Timberlands. The real property held by Plum Creek (or its Affiliate) in fee simple described in Section 1.3(a)(i)(1) of the PC Disclosure Letter, together with Plum Creek’s

(or its applicable Affiliate’s) rights, title and interest, if any, in (A) all roads, bridges, buildings, fixtures and other improvements thereon, (B) all timber growing, standing or lying (including timber loaded on vehicles but not yet weighed) thereon, (C) all farm products, crops, biomass, seeds and seedlings or other vegetation located thereon, and (D) all other privileges, appurtenances, easements, and other rights (including rights to groundwater, surface water and other water) appertaining thereto (the “Sold Timberlands” and collectively with the Contributed Timberlands, the “Timberlands”), in each case, subject to any Title Failure Carveouts and Title Objection Carveouts pursuant to Section 2.1 and the Permitted Exceptions; provided, however, that Plum Creek reserves for itself and its successors and assigns (y) the Reserved Easements with respect to the Sold Timberlands described in Section 1.3(a)(i)(2) of the PC Disclosure Letter, and (z) the Reserved Timber on the Sold Timberlands and Plum Creek’s rights with respect thereto as set forth in Section 9.7 and Exhibit J;
ii.Sold Contracts. The rights of Plum Creek (or its Affiliates) under the Contracts in effect at the Closing Date that (i) exclusively relate to all or any portion of the Sold Timberlands or the forest operations conducted on such Sold Timberlands, or (ii) are described in Section 1.3(a)(ii) of the PC Disclosure Letter, but excluding the rights of Plum Creek (or any of its Affiliates) under (A) the Sold Real Property Leases (which are covered by clause (iv) below), (B) Ancillary Agreements, or (C) Continuing Agreements (collectively, the Contract rights described above as being contributed to the Sale LLC, the “Sold Contracts” and collectively with the Contributed Contracts, the “Conveyed Contracts”);
iii.Sold Real Property Leases. The rights of Plum Creek (or its Affiliates) with respect to the real property leases or subleases in effect at the Closing Date that relate to all or any portion of the Sold Timberlands to which Plum Creek (or its Affiliates) is a lessor or sublessor and are described in Section 1.3(a)(iii) of the PC Disclosure Letter, including any such lease under which Plum Creek (or its Affiliates) has granted to a third party hunting or other recreational rights with respect to the Sold Timberlands (or, with respect to any hunting lease in respect of the Sold Timberlands that expires prior to the Closing Date, any new hunting lease entered into with the same Person prior to the Closing Date on substantially the same terms as the applicable prior lease) (collectively, the leases described above, the “Sold Real Property Leases” and collectively with the Contributed Real Property Leases, the “Real Property Leases”); and
iv.Sold Easements. To the extent transferable under applicable Law and under the terms of the applicable easement, the rights of Plum Creek (or its Affiliates) under and with respect to all Company Easements described in Section 1.3(a)(iv) of the PC Disclosure Letter (collectively, the “Sold Easements”).
b.Excluded Sold Assets. Unless expressly identified or described in this Section 1.3, no other assets of Plum Creek or its Affiliates, including accounts receivable in respect of sales of timber removed from the Sold Timberlands prior to the Contribution Date, shall be contributed to the Sale LLC or included within or constitute Sold Assets (collectively, the “Excluded Sold Assets”). For the avoidance of doubt, the Excluded Sold Assets will include any Continuing Agreements, Reserved Easements, Reserved Mineral Interests, or Reserved Timber.
c.Assumed Sold Liabilities. Subject to the terms and conditions of this Agreement and upon satisfaction of the conditions set forth in ARTICLE X, at the time of the contribution of the Sold Assets to the Sale LLC, the Sale LLC shall assume and agree to satisfy and discharge when due the obligations and liabilities of Plum Creek (or its applicable Affiliates) first arising from and after the Closing Date under the Sold Contracts, the Sold Real Property Leases, the Sold Easements and the Sold Permits (collectively, the “Assumed Sold Liabilities”).
d.Excluded Sold Liabilities. Notwithstanding any other provision in this Agreement to the contrary, Sale LLC shall not assume and shall not be responsible to pay, perform or discharge any liabilities of Plum Creek or any of its Affiliates of any kind or nature whatsoever other than the Assumed Contributed

Liabilities (collectively, the “Excluded Sold Liabilities”). Without limiting the generality of the foregoing, the Excluded Sold Liabilities shall include, but not be limited to, the following:
i.any liabilities relating to or arising out of the Excluded Sold Assets;
ii.any liabilities in respect of any pending or threatened Claims arising out of, relating to or otherwise in respect of the ownership or operation of the Sold Assets to the extent such Claim relates to such ownership or operation prior to the Closing; and
iii.any liability for (A) Taxes of Plum Creek or any of its Affiliates or Taxes (I) relating to the Sold Assets or the Assumed Sold Liabilities for any Pre-Closing Tax Period or (II) arising out of or relating to the ownership or operation of the Sold Assets for any Pre-Closing Tax Period; (B) Taxes that are the responsibility of Plum Creek or any of its Affiliates pursuant to Section 8.7 or Section 8.8; or (C) other Taxes of Plum Creek or any of its Affiliates of any kind or description, excluding Taxes that are the responsibility of Company pursuant to Section 8.7 or Section 8.8.

Section 1.4    Purchase and Sale of Sale LLC.
a.Subject to the terms and conditions of this Agreement and upon satisfaction of the conditions set forth in ARTICLE X and in consideration for payment by the Company to Plum Creek of the Purchase Price, at the Closing, Plum Creek shall sell, assign, transfer, convey and deliver to the Company, and the Company shall purchase, acquire and accept from Plum Creek, all rights, title and interest of Plum Creek in an to 100% of the Sale LLC Interest. For the avoidance of doubt, upon acquiring the Sale LLC Interest, the Company shall not (i) acquire any Excluded Sold Assets or (ii) assume or be responsible to pay, perform or discharge, any Excluded Sold Liabilities.
b.Purchase Price. In consideration for the sale and transfer of the Sale LLC Interest to the Company, the Company shall pay to Plum Creek at the Closing a purchase price in cash equal to Four Hundred Fifteen Million Six Hundred Thirty-Seven Thousand Four Hundred Thirty-Eight and 0/100 Dollars ($415,637,438.00) (the “Purchase Price”), in immediately available funds, by wire transfer to the account designed on the wire transfer instructions delivered by Plum Creek to the Company for such purpose. The Purchase Price is subject to adjustment as set forth in Section 1.7 and Section 2.2. The Purchase Price shall be allocated among the Sold Timberlands (on a per acre basis by county and/or state) in accordance with the table set forth in Exhibit A for purposes of Transfer Taxes. The Company and Plum Creek shall file, and shall cause their respective Affiliates to file, all Tax returns (including amended returns and claims for refunds) and information reports in a manner consistent with such allocation.

Section 1.5    Permitted Exceptions. The Contributed Assets shall be contributed, assigned, transferred, and conveyed to Contribution LLC, and the Sold Assets shall be contributed, assigned, transferred, and conveyed to Sale LLC, in each case, subject to the following matters (collectively, the “Permitted Exceptions”):
a.Restrictions on the ability to build upon the Contributed Assets or the Sold Assets (collectively, the “Conveyed Assets”), or use the Conveyed Assets, for any purpose other than growing or harvesting timber, that are imposed by any current or future development standards of any Governmental Authority, building or zoning ordinances or any other Law;
b.To the extent a tract included in the Timberlands is bounded or traversed by a river, stream, branch or lake:
i.the rights of upper and lower riparian owners and the rights of others to navigate such river or stream;
ii.the right, if any, of neighboring riparian owners and the public or others to use any public waters, and the right, if any, of the public to use the beaches or shores for recreational purposes;

iii.any claim of lack of title to the Timberlands formerly or presently comprising the shores or bottomland of navigable waters or as a result of the change in the boundary due to accretion or avulsion; and
iv.any portion of the Timberlands which is sovereignty lands or any other land that may lie within the bounds of navigable rivers as established by Law;
c.To the extent any portion of the Timberlands is bounded or traversed by a public road or maintained right of way, the rights of others (whether owned in fee or by easement), in and to any portion of the Timberlands that lies within such road or maintained right of way;
d.Railroad tracks and related facilities, if any (whether owned in fee or by easement), and related railroad easements or rights of way, if any, traversing the Timberlands and the rights of railroad companies to any tracks, siding, ties and rails associated therewith;
e.Any restriction on the use of any of the Conveyed Assets due to Environmental Laws;
f.All ad valorem property or other Taxes not yet due and payable as of the Contribution Date in respect of the Contributed Assets or as of the Closing Date in respect of the Sold Assets, all such Taxes for subsequent Tax periods after the Contribution Date in respect of the Contributed Assets or the Closing Date in respect of the Sold Assets, and all other assessments and other charges of any kind or nature not yet due and payable and imposed upon or levied against or on account of the conveyed Assets by any Governmental Authority;
g.any additional or supplemental Taxes that may result from a reassessment of the Timberlands, and any potential roll-back or greenbelt type Taxes related to any agricultural, forest or open space exemption that is subject to recapture pursuant to applicable Law arising out of the Company’s discontinuance of active forestry operations or otherwise changing the use of all or any portion of the Timberlands after the Closing Date;
h.statutory Liens for Taxes not yet due and payable;
i.Easements, discrepancies or conflicts in boundary lines, shortages in area, vacancies, excesses, encroachments or any other facts that a current and accurate survey of the Timberlands would disclose;
j.All oil, gas and other minerals or other substances of any kind or character as may have been previously reserved by or conveyed to others and any leases to third parties concerning any of such oil, gas, other minerals or other substances in, on or under the Timberlands;
k.Rights, if any, relating to the construction and maintenance in connection with any public utility of wires, poles, pipes, conduits and appurtenances thereto, on, under, above or across the Timberlands;
l.Any matter referenced in a Title Commitment affecting title to the Conveyed Assets that is not objected to by the Company pursuant to Section 2.1(a) and any Company Title Objection that Plum Creek or PC Member has elected or is deemed to have elected not to cure pursuant to Section 2.1(a), other than Monetary Liens;
m.The Reserved Easements granted to or reserved by Plum Creek or any of its Affiliates;
n.Rights of others, including parties in possession of the Timberlands, under any of the Conveyed Contracts, the Real Property Leases, or as identified in Section 1.6(n) of the PC Disclosure Letter;
o.All matters disclosed in the PC Disclosure Letter;
p.Any claim of lack of access rights to any portion of the Timberlands where (i) permission to access has been granted verbally or in writing or (ii) Plum Creek or any of its Affiliates, as applicable, has otherwise historically enjoyed access;
q.Any Condemnation in respect of the Timberlands;
r.Restrictions and obligations pursuant to the Continuing Agreements, the Reserved Mineral Interests, and the Reserved Timber; and
s.Any easement, covenant, use restriction, zoning restriction, boundary line dispute, encroachment, or other third party right affecting any of the Conveyed Assets not described in items (a)

through (r) above and which would not have a material adverse effect on the value, use, operations, possession or enjoyment of the affected parcel for growing and harvesting timber.

Section 1.6    Vesting of Title and Transfer of Assets. On the Contribution Date, title to:
a.Each parcel of the Contributed Timberlands shall be conveyed to the Contribution LLC and each parcel of the Sold Timberlands shall be conveyed to the Sale LLC, by duly executed limited or special warranty deeds (or their local equivalents), warranting only against Persons claiming by, through or under Plum Creek (or its applicable Affiliate), and subject to the Permitted Exceptions, in each case substantially in the forms of Exhibit B-1 (Alabama), Exhibit B-2 (Arkansas), Exhibit B-3 (Georgia), Exhibit B-4 (Mississippi), and Exhibit B-5 (South Carolina), as applicable, in each case, with such changes thereto as are mutually agreed upon by the Company and Plum Creek, and such other Conveyance Instruments as are reasonably necessary to vest title to the Contributed Timberlands in the Contribution LLC and title to the Sold Timberlands in the Sale LLC (collectively, the “Deeds”), in each case, duly executed by (i) Plum Creek (or its applicable Affiliate) and the Contribution LLC with respect to the Contributed Timberlands, or (ii) Plum Creek (or its applicable Affiliate) and the Sale LLC with respect to the Sold Timberlands;
b.The Contributed Contracts and Contributed Permits will be transferred to the Contribution LLC pursuant to one or more assignment and assumption agreements substantially in the form of Exhibit C, duly executed by Plum Creek (or its applicable Affiliates) and the Contribution LLC;
c.The Sold Contracts and Sold Permits will be transferred to the Sale LLC pursuant to one or more assignment and assumption agreements substantially in the form of Exhibit C, duly executed by Plum Creek (or its applicable Affiliate) and the Sale LLC;
d.The Contributed Real Property Leases will be transferred to the Contribution LLC pursuant to assignment and assumption agreements substantially in the form of Exhibit D, duly executed by Plum Creek (or its applicable Affiliate) and the Contribution LLC;
e.The Sold Real Property Leases will be transferred to the Sale LLC pursuant to assignment and assumption agreements substantially in the form of Exhibit D, duly executed by Plum Creek (or its applicable Affiliate) and the Sale LLC.

Section 1.7    Reallocation of Timberlands and Related Conveyed Assets. Subject to the penultimate sentence of this Section 1.7, Plum Creek shall have the right at any time prior to the date that is ten (10) Business Days prior to the expected Closing Date to designate certain Contributed Timberlands (and all related Contributed Assets) as Sold Timberlands and Sold Assets, or to designate certain Sold Timberlands (and all related Sold Assets) as Contributed Assets, by giving written notice of the same to the Company, which notice will identify the specific tracts of Timberlands to be reallocated. Such written notice shall also indicate the proportional adjustments to the dollar amounts of the PC Contribution Amount and the Purchase Price to account for such reallocation, which adjustments will be based on the per acre allocations set forth in Exhibit A to this Agreement. Plum Creek shall only make any such reallocation of Timberlands (and related Conveyed Assets) contemplated by this Section 1.7 with input from the Company and Silver Creek, with the intention that the PC Contribution Amount will be equivalent to approximately thirty-three percent (33%) of the initial cash requirements of the Company at Closing to meet its debts and obligations and to fund appropriate reserves in accordance with the Company Limited Liability Company Agreement. The PC Disclosure Letter will be deemed to be updated as necessary to reflect the reallocation of certain Contributed Timberlands (and all related Contributed Assets) as Sold Timberlands and Sold Assets, or the reallocation of certain Sold Timberlands (and all related Sold Assets) as Contributed Timberlands and Contributed Assets, as applicable.

ARTICLE II
CERTAIN INVESTIGATIONS AND ADJUSTMENTS

Section 2.1    Certain Investigations.
a.Condition of Title.
i.The Company shall have until (A) the tenth (10th) day after the date of this Agreement in the case of any Completed Title Commitment made available to the Company twenty (20) days or more prior to the date of this Agreement, or (B) the thirtieth (30th) day after the date a Completed Title Commitment is made available to the Company in the case of any Title Commitment made available to the Company after the date that is twenty (20) days prior to the date of this Agreement (in each case, the “Title Objection Period”) to deliver to the PC Entities written notice of any objection to matters reflected in such Completed Title Commitment, which, in the Company’s reasonable judgment, would adversely affect the use or enjoyment by the Contribution LLC of any parcel or portion of the Contributed Timberlands or by the Sale LLC of any parcel or portion of the Sold Timberlands, in each case, for growing and harvesting timber (each, a “Company Title Objection” and collectively, the “Company Title Objections”). Notwithstanding the foregoing, the Company shall have no right to object to the following items pursuant to this Section 2.1 and, for the purposes of this Agreement, such items will not be considered Company Title Objections: (x) any title matter reflected in Completed Title Commitments made available to the Company forty-five (45) or more days prior to the date of this Agreement, which Completed Title Commitments are identified in Section 2.1 of the PC Disclosure Letter; (y) any Permitted Exception; and (z) any title matter that otherwise would have constituted a Company Title Objection unless and until all title matters (not including those described in clause (x) or clause (y) above), in the aggregate, affect at least 2,000 acres of the Timberlands and, in such case, such title matters to the extent they affect more than 2,000 acres (and are not otherwise described in clause (x) or clause (y) above) shall be Company Title Objections. A Completed Title Commitment shall be deemed to have been made available to the Company when it is posted to the online data repository established and maintained by the Title Company for such purpose and the Company and its designated representatives have been granted access to such online data repository, and the Title Objection Period shall commence with respect to such Completed Title Commitment on the day following the day notice of such posting has been given by Plum Creek, PC Member, or the Title Company to the Company by email at the email address set forth in Section 13.1 or other method of notice under Section 13.1. Upon receipt of the Company Title Objections to a Completed Title Commitment, the PC Entities may elect (but shall not be obligated) to cure or cause to be cured any such Company Title Objection, and the PC Entities shall notify the Company in writing within twenty (20) days after receipt of the Company Title Objections with respect to such Completed Title Commitment whether the PC Entities elect to cure the same. Failure of either of the PC Entities to respond in writing within such time period shall be deemed an election by the PC Entities not to cure such Company Title Objections. Any Company Title Objection shall be deemed to be cured if the PC Entities causes the Title Company to issue a Title Policy for the affected Timberlands affirmatively insuring over, or not raising as an exception to the Title Policy, such Company Title Objection in a manner reasonably acceptable to Company. Notwithstanding the foregoing, the PC Entities shall be obligated to cure, on or before the Closing Date, all Liens evidencing monetary encumbrances which are not Permitted Exceptions created as a result of the acts or omissions of Plum Creek, PC Member, or their respective Affiliates (“Monetary Liens”). If the PC Entities do not receive written notice of the Company Title Objections for any objection (other than Monetary Liens) to matters reflected in a particular Completed Title Commitment on or before the expiration of the relevant Title Objection Period, the Company shall be deemed to have waived its right to object to any and all matters reflected in such Completed Title Commitment, and the Company shall be deemed to accept title to the Timberlands encompassed within such Completed Title Commitment subject to such matters. Any such Company Title Objection waived (or deemed waived) by the Company shall be deemed to constitute a Permitted Exception.
ii.Remedy for Title Failure. In the event of any Title Failure (and subject to the closing conditions set forth in Section 10.1(d)), the Company, at its sole election, shall elect to either (A) proceed to the Closing with those portions of the Timberlands that are subject to such Title Failure excluded from the Timberlands to be contributed and conveyed to the Contribution LLC or to the Sale LLC (a “Title Failure Carveout”), or (B) proceed to the Closing with the Contribution LLC or the Sale LLC, as applicable, accepting title (as limited or impacted by the applicable Title Failure(s)) to those portions of the Timberlands that are subject to such Title Failure, in which case such Title Failure shall be deemed to constitute a Permitted Exception. If the Company makes the election under subclause (A) above, then the PC Contribution Amount or the Purchase Price shall be adjusted as set forth in Section 2.2(a). If the Company makes the election under subclause (B) above, then there shall be no adjustment to the PC Contribution Amount or the Purchase Price as a result of such Title Failure or Title Failure Carveout, as applicable. Notwithstanding the foregoing, each Title Failure Carveout in which one of the PC Entities (or one of their Affiliates) has an interest shall be designated in a manner reasonably approved by the Parties, shall contain at least forty (40) acres (or such lesser amount, as reasonably determined by the Parties, if the applicable Title Failure Carveout is within operating proximity of other timberlands owned by Plum Creek and/or its Affiliates which are not included in the Timberlands and such lesser amount will not trigger penalties, fees or “rollback” taxes under applicable property tax current use programs) and shall provide the applicable PC Entity with reasonable access to such Title Failure Carveout.
iii.Remedy for Company Title Objection. In the event the PC Entities elect or are deemed to have elected not to cure one or more Company Title Objections, other than Monetary Liens or Title Failures (and subject to the closing conditions set forth in Section 10.1(d)), Plum Creek shall elect, by giving written notice to the Company of such election, to either: (A) proceed to the Closing with the Contribution LLC or the Sale LLC, as applicable, accepting title to those portions of the Timberlands that are subject to such uncured Company Title Objections (“Accepted Company Title Objections”), in which case, PC Member shall indemnify the Company pursuant to Section 11.2(d); provided, however, that in the event Plum Creek elects to treat a Company Title Objection as an Accepted Company Title Objection pursuant to this subclause (A), the Company may reject such election by giving Plum Creek written notice of such rejection within ten (10) days of its receipt of such election from Plum Creek, in which case such Company Title Objection will then be treated as a Title Objection Carveout pursuant to subclause (B) below (and not as an Accepted Company Title Objection); or (B) proceed to the Closing with those portions of the Timberlands that are subject to such uncured Company Title Objections excluded from the Timberlands to be contributed and conveyed to the Contribution LLC or the Sale LLC (a “Title Objection Carveout”). If Plum Creek elects the option under subclause (A) (and the Company does not object to such election as permitted under subclause (A)), then there shall be no adjustment to the PC Contribution Amount or the Purchase Price as a result of such Accepted Company Title Objection. If Plum Creek elects the option under subclause (B), then the PC Contribution Amount or Purchase Price shall be adjusted as set forth in Section 2.2(a). Notwithstanding the foregoing, each Title Objection Carveout with respect to a Company Title Objection affecting a portion or portions of the Timberlands shall be designated in a manner reasonably approved by the Parties, shall contain at least forty (40) acres (or such lesser amount, as reasonably determined by the Parties, if the applicable Title Objection Carveout is within operating proximity of other timberlands owned by Plum Creek and/or its Affiliates which are not included in the Timberlands and such lesser amount will not trigger penalties, fees or “rollback” taxes under applicable property tax current use programs) and shall provide the applicable PC Entity with reasonable access to such Title Objection Carveout.

iv.Determination of Fair Market Value. The fair market value of any portion of the Timberlands subject to any Title Failure Carveout, Accepted Company Title Objection, or Title Objection Carveout for purposes of this ARTICLE II and Section 11.2(d) shall be equal to the portion of the PC Contribution Amount or the Purchase Price, as applicable, allocated to such portion of such Timberlands pursuant to Section 1.2(c) or Section 1.4(b), as applicable.
v.Post-Closing Cure. For a period of one year from and after the Closing Date, Plum Creek, at its option, may require the Company to accept title to any Title Failure Carveout or Title Objection Carveout (subject to the Permitted Exceptions affecting such Title Failure Carveout or Title Objection Carveout) for which Plum Creek or one of its Affiliates has cured or caused to be cured (A) all title defects affecting such Title Failure Carveout or (B) Company Title Objections affecting such Title Objection Carveout. If Plum Creek elects to transfer to the Company title to any Title Failure Carveout or Title Objection Carveout pursuant to this Section 2.1(a)(v), then Plum Creek (or its applicable Affiliate) shall convey such Title Failure Carveout or Title Objection Carveout to the Contribution LLC (or the Company as its successor) or to the Sale LLC (or the Company as its successor) (as applicable depending on which such entity would have received contribution of such Timberlands had they not been a Title Failure Carveout or Title Objection Carveout) pursuant to an instrument of conveyance described in Section 1.6(a), subject to the Permitted Exceptions, together with such affidavits as may be reasonably required by the Title Company to insure such Title Failure Carveout or Title Objection Carveout in the same manner as the Timberlands. The Company shall have the right to review any changes in the status of (1) title for such Title Failure Carveout arising between the date of the original Title Commitment delivered to the Company in accordance with Section 2.1(a) herein and the time of requested transfer by Plum Creek, and (2) the environmental condition of such Title Failure Carveout arising between the date of the Phase I Report and the time of requested transfer by Plum Creek, and to approve any such adverse changes (if any) in status of title or environmental conditions for such Title Failure Carveout, which approvals will not be unreasonably withheld or delayed. The Company shall (and shall cause the Contribution LLC and the Sale LLC, as applicable, to) cooperate in any effort that may be necessary for Plum Creek (or its applicable Affiliate) to transfer title to any Title Failure Carveout or Title Objection Carveout or to establish, vest or confirm title to any Title Failure Carveout or Title Objection Carveout in the Contribution LLC, the Sale LLC, or the Company, as applicable, including executing all documents pertaining to the Title Failure Carveout or Title Objection Carveout as are reasonably requested by Plum Creek. Any sales, use, excise, documentary, stamp duty, registration, transfer, conveyance, economic interest, transfer or other similar Taxes related to the conveyance to the Contribution LLC, the Sale LLC, or the Company of any Title Failure Carveout or Title Objection Carveout pursuant to this Section 2.1(a)(v) shall be payable as Transfer Taxes in accordance with Section 8.7. Upon the transfer of a Title Failure Carveout or Title Objection Carveout to the Contribution LLC, the Sale LLC or the Company pursuant to this Section 2.1(a)(v), the PC Contribution Amount or Purchase Price as applicable will be adjusted as set forth in Section 2.2(b).
b.Casualty Loss.
i.Notification of Casualty Loss. From the date of this Agreement until the date which is ninety (90) days following the Closing Date, (A) the PC Entities shall promptly give notice to the Company upon obtaining Knowledge of any Casualty Loss occurring during the Timber Adjustment Period and affecting more than an aggregate of 40 acres of the Timberlands as determined in good faith by Plum Creek (each, a “PC Identified Casualty Loss”), together with a written estimate of the fair market value of the damaged or lost timber, as determined in good faith by Plum Creek, resulting from such PC Identified Casualty Loss, and (B) the Company may notify the PC Entities of any Casualty Loss occurring during the Timber Adjustment Period that it becomes aware of (each, a “Company Identified Casualty Loss”), together with a written estimate of the fair market value of the damaged or lost timber, as determined in good faith by the Company, resulting from such Company

Identified Casualty Loss; provided that if the Company has actual knowledge (for purposes herein, the Company’s knowledge shall be limited to the actual knowledge of Bob Ratliffe, Bill Turner, or LeAnne Kolb, without any duty of inquiry) of a Company Identified Casualty Loss prior to the Closing Date, it must notify the PC Entities of such Company Identified Casualty Loss prior to the Closing Date in order to seek remedy or adjustment for such Company Identified Casualty Loss pursuant to this Section 2.1(b) or Section 2.2.
ii.Remedy for Casualty Loss. In the event that there is a Casualty Loss or Casualty Losses that together result in damaged and lost timber with a fair market value in excess of $250,000 in the aggregate and such Casualty Loss or Casualty Losses are identified in accordance with Section 2.1(b)(i) (the amount of such Casualty Loss or Casualty Losses to the extent in excess of $250,000 in the aggregate, the “Adjustment Casualty Losses”), then:
A.For Adjustment Casualty Losses (if any) identified prior to the Closing Date, subject to the closing conditions set forth in Section 10.1(d), the PC Contribution Amount or the Purchase Price, as applicable, shall be adjusted as set forth in Section 2.2(a); and
B.For Adjustment Casualty Losses (if any) identified after the Closing Date, Plum Creek shall pay the Company an amount equal to the fair market value (determined in accordance with Section 2.1(b)(iii)) of all such Adjustment Casualty Losses identified after the Closing Date; provided that (1) in no event shall Plum Creek be required to pay the Company more than One Million Dollars ($1,000,000) pursuant to this Section 2.1(b)(ii)(B) for any and all Adjustment Casualty Losses identified after the Closing Date, and (2) if Plum Creek does not have Knowledge of a specific Adjustment Casualty Loss prior to the Closing Date, but the Company has actual knowledge (for purposes herein, the Company’s knowledge shall be limited to the actual knowledge of Bob Ratliffe, Bill Turner, or LeAnne Kolb, without any duty of inquiry) of such Adjustment Casualty Loss (that is not a PC Identified Casualty Loss) prior to the Closing Date and fails to give the PC Entities written notice of such Adjustment Casualty Loss in accordance with Section 2.1(b)(i) prior to the Closing Date, then the Company will be deemed to have waived its right to obtain payment for such Adjustment Casualty Loss under this Section 2.1(b)(ii)(B) (or any adjustment with respect to such Adjustment Casualty Loss under Section 2.2).

If, however Casualty Losses in the aggregate do not result in damaged and lost timber with a fair market value in excess of $250,000, then the Company shall be deemed to accept such Timberlands (and the timber thereon) in its condition as of the Closing Date, without any adjustment to the PC Contribution Amount or the Purchase Price pursuant to Section 2.1(b)(ii)(A) and Section 2.2 or payment from Plum Creek pursuant to Section 2.1(b)(ii)(B) as a result of any such Casualty Loss.
iii.Determination of Fair Market Value. For the purpose of determining the fair market value of the damaged or lost timber resulting from a Casualty Loss, the fair market value for damaged or lost timber shall be deemed to equal the value of the timber, determined in accordance with Exhibit E, net of the salvage value of such timber to the Contribution LLC or the Sale LLC, as applicable, after deducting the cost of harvesting and delivering such timber. If the Company objects to any of the PC Entities’ estimates of the fair market value of the damaged or lost timber resulting from a Casualty Loss made by the PC Entities pursuant to Section 2.1(b)(i), or if the PC Entities object to any estimate of the fair market value of the damaged or lost timber resulting from a Casualty Loss made by the Company pursuant to Section 2.1(b)(i), the PC Entities and the Company shall negotiate in good faith to determine by mutual agreement the fair market value of the damaged or lost timber. If the PC Entities and the Company agree on the amount of such value, then such value will become final and binding on the Parties. If the PC Entities and the Company are unable to agree on the amount of such value within thirty (30) days of the Company’s delivery of a notice of objection to the PC Entities’ estimate or the PC Entities’ delivery of a notice of objection to the Company’s estimate, the PC Entities and the Company will refer the matter to a Forestry Consultant, and each will, at a mutually agreed time within three (3) days after such referral, submit to the Forestry Consultant their respective calculations of the fair market value of such damaged or lost timber. Within thirty (30) days of such submissions, the Forestry Consultant shall determine the fair market value of the damaged or lost timber in accordance with this Section 2.1(b) and shall select one of the two submissions of the Parties (and shall not select any other amount) as being most representative of the fair market value of such damaged or lost timber, and the submission so selected shall be final and binding on the Parties. The costs and expenses of the Forestry Consultant in connection with the dispute resolution procedure set forth herein shall be paid by the non-prevailing Party.
c.Harvest Adjustment.
i.Within thirty (30) days after Closing Date, Plum Creek shall provide to the Company a harvest variance report (the “Variance Report”) reflecting the volume of merchantable timber, by category, in tons, that, during the Timber Adjustment Period, (A) was removed as a result of harvest activity on the Contributed Timberlands from areas other than those reflected as harvested in the Inventory Data (“Contributed Overharvest”); (B) was not removed or reported as removed from the Contributed Timberlands as reflected in the Inventory Data (“Contributed Under Harvest”), (C) was removed or reported as removed from the Sold Timberlands from areas other than those reflected as harvested in the Inventory Data (“Sold Overharvest”), and (D) was not removed or reported as removed from the Sold Timberlands as reflected in the Inventory Data (“Sold Under Harvest”). The Variance Report will use the value table in Exhibit E to calculate the total value of the Contributed Overharvest, Contributed Under Harvest, Sold Overharvest, and Sold Under Harvest.
ii.If the Contributed Overharvest value exceeds the Contributed Under Harvest value (such net Contributed Overharvest value, the “Net Contributed Overharvest”) by more than $62,500.00, then the PC Member will pay the amount by which the Net Contributed Overharvest exceeds $62,500.00 by wire transfer in immediately available funds to the bank account or accounts designated by the Company. If the Sold Overharvest value exceeds the Sold Under Harvest value (such net Sold Contributed Overharvest value, the “Net Sold Overharvest”) by $187,500.00, then the Purchase Price will be reduced by the amount by which the Net Sold Overharvest exceeds $187,500.00, and Plum Creek shall pay such amount by wire transfer in immediately available funds to the bank account or bank accounts designated by the Company. There will be no amount payable by the PC Entities with respect to the Contributed Overharvest if the Net Contributed Overharvest value is less than $62,500.00. There will be no adjustment to the Purchase Price if the Net Sold Overharvest value is less than $187,500.00, including if the value is negative.
iii.On or before the date on which the Variance Report is delivered, Plum Creek shall provide Silver Creek a detailed list of the timber stands represented in the Variance Report and their associated volumes (A) as reflected in the Inventory Data, and (B) in the current timber inventory maintained by Plum Creek (“Stand Detail”). Silver Creek will have ten (10) Business Days after receipt of the Variance Report to review the Stand Detail and provide written notice to Plum Creek of any objection to the accuracy of the reflection of items (i)(A) through (D) above in the Variance Report. If before the expiration of such ten (10) Business Day period, Plum Creek receives an objection from Silver Creek to the Variance Report, Silver Creek and Plum Creek shall have another ten (10) Business Days to work in good faith to resolve such objection and finalize the Variance Report. If Silver Creek and Plum Creek cannot finalize the Variance Report within such ten (10) Business Day period, Silver Creek and Plum Creek shall, within three (3) days of the expiration of such ten (10) Business Day period, each submit a Variance Report to a Forestry Consultant who will then have thirty (30) days to review the Variance Reports and the Stand Detail in order to determine whether the Variance Report submitted by Silver Creek or the Variance Report submitted by Plum Creek is most accurate. The Company shall pay the expenses of the Forestry Consultant in connection with the review under this Section 2.1(c)(iii) unless the Forestry Consultant’s determination results in a payment by Plum Creek to the Company in respect of an adjustment to the Purchase Price, in which case Plum Creek shall pay such expenses.
d.Environmental Matters. Prior to the date hereof, the PC Entities provided the Company (or its representatives or Silver Creek (in its capacity as its manager)), with respect to the Timberlands, a copy of the Phase I Environmental Report (defined in Section 9.3 below). The Company has reviewed such information and, subject to indemnification claims pursuant to Section 11.2(a) hereof, hereby waives any contingencies regarding the environmental condition of the Timberlands. Subject to indemnification claims pursuant to Section 11.2(a) hereof, the Company (on behalf of itself, the Contribution LLC, the Sale LLC, and its other Affiliates) hereby releases the PC Entities and their respective Affiliates from all costs, losses, liabilities, obligations and claims, of any nature whatsoever, known and unknown, that the Company may have against any of the PC Entities or their respective Affiliates or that may arise in the future based in whole or in part upon (i) Plum Creek’s, PC Member’s, or their respective Affiliates' failure to comply with any applicable Environmental Laws, or (ii) the presence, release or disposal of any Hazardous Substances, solid waste, or any other environmental contamination on, within, or from any of the Timberlands before, as of, or after the Closing; provided, however, nothing herein shall be deemed to waive (i) the Company’s right to file a counterclaim or crossclaim naming a PC Entity in defense of any suit filed by a Governmental Authority or other third party against the Company with respect to the environmental condition of any Timberlands existing prior to the Effective Time or pre-Closing noncompliance with Environmental Laws with respect thereto, or (ii) any claims against PC Entities with respect to the PC Entities’ access and/or use of the Timberlands following Closing.
e.Condemnation. If the Timberlands or any part of the Timberlands should be condemned during the term of this Agreement, then the PC Entities shall notify Company and the actual award and compensation for such condemnation shall be paid by the PC Entities to Company at Closing, less the expenses associated with obtaining the same (if collected by any of the PC Entities prior to Closing), or assigned to Company at Closing. Prior to Closing, Company shall have the exclusive right to negotiate and determine the value to be agreed upon for any condemnation with the condemning authority, at Company’s sole expense.

Section 2.2    Adjustments to PC Contribution Amount and Purchase Price.
a.Adjustments to PC Contribution Amount and Purchase Price for Title Failure Carveouts, Title Objection Carveouts and Adjustment Casualty Losses.
i.The PC Contribution Amount shall be reduced by an amount equal to the sum of the (A) fair market value of all of the Title Failure Carveouts (if any) and Title Objection Carveouts (if any), in each case, affecting Contributed Timberlands, determined in accordance with Section 2.1(a)(iv), and (B) fair market value of all of the Adjustment Casualty Losses (if any) affecting Contributed Timberlands and identified prior to the Closing Date pursuant to Section 2.1(b)(ii)(A), determined in accordance with Section 2.1(b)(iii). The reduction in the PC Contribution Amount pursuant to this Section 2.2(a) shall be referred to as the “PC Contribution Amount Adjustment”.
ii.The Purchase Price shall be reduced by an amount equal to the sum of the (A) the fair market value of all of the Title Failure Carveouts (if any) and Title Objection Carveouts (if any), in each case, affecting Sold Timberlands, determined in accordance with Section 2.1(a)(iv), and (B) fair market value of all of the Adjustment Casualty Losses (if any) affecting Sold Timberlands and identified prior to the Closing Date pursuant to Section 2.1(b)(ii)(A), determined in accordance with Section 2.1(b)(iii). The reduction in the Purchase Price pursuant to this Section 2.2(a) shall be referred to as the “Purchase Price Adjustment”.
b.Adjustments for Post-Closing Cures of Title Failure Carveouts and Title Objection Carveouts.
i.If Plum Creek (or its applicable Affiliates) transfer any Title Failure Carveouts and/or Title Objection Carveouts that otherwise related to the Sold Timberlands to the Sale LLC or the Company pursuant to (and in accordance with) Section 2.1(a)(v), then the Company shall (or shall cause the Sale LLC to) pay Plum Creek a cash purchase price equal to the proportional amount of the Purchase Price Adjustment attributable to such Title Failure Carveouts and Title Objection Carveouts so transferred to the Sale LLC or the Company, and the Company will receive a credit towards such purchase price in the amount of the value actually received by Plum Creek for any timber sale activities that have affected such Title Failure Carveout or Title Objection Carveout in the period of time between the Closing Date and the actual transfer of such Title Failure Carveout or Title Objection Carveout to the Sale LLC or the Company.
ii.If Plum Creek (or its applicable Affiliates) transfer any Title Failure Carveouts and/or Title Objection Carveouts that otherwise related to the Contributed Timberlands to the Contribution LLC or the Company pursuant to (and in accordance with) Section 2.1(a)(v), then the PC Contribution Amount will be increased by a dollar amount equal to the proportional amount of the PC Contribution Amount Adjustment attributable to such Title Failure Carveouts and Title Objection Carveouts so transferred to the Contribution LLC or the Company.

Section 2.3    Nature of Contributions. The Parties acknowledge and agree that (i) the contribution of the interests in Contribution LLC to the Company in exchange for the Series One Interests contemplated in this Agreement is intended to be treated as a tax-free contribution of the Contributed Assets to the Company under Section 721 of the Internal Revenue Code of 1986, as amended (the “IRC”) and applicable correlative provisions of any state or local income Tax law, (ii) the Parties shall report the transactions contemplated by this Agreement consistently with such tax-free treatment, and (iii) the Parties shall not take any position inconsistent with such treatment in any Tax Return, press release, filing with any Governmental Authority or otherwise, unless otherwise required by applicable Law.

ARTICLE III
CLOSING

Section 3.1    Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place, subject to the satisfaction, or waiver by the Party or Parties entitled to the benefit thereof, of the conditions set forth in ARTICLE X, at a place designated by the PC Entities, at 10:00 a.m., local time, on or as of the tenth (10th) Business Day following the date on which all of the conditions set forth in ARTICLE X have been satisfied, or waived by the Party or Parties entitled to the benefit thereof (other than those conditions that by their nature are to be satisfied at the Closing), in accordance with this Agreement or at such other time and date as the Parties shall agree in writing (the date on which the Closing occurs, the “Closing Date”). If the transactions contemplated by this Agreement are completed in accordance with the terms hereof at the Closing, then the following transactions will be deemed to have occurred in the following sequence: (i) first, the contribution by Plum Creek of the Contributed Assets to the Contribution LLC pursuant to Section 1.1 and the contribution by Plum Creek of the Sold Assets to the Sale LLC pursuant to Section 1.3; then (ii) the contribution by Plum Creek of the Contribution LLC Interest to PC Member pursuant to Section 1.1(e); and then (iii) the Contribution by PC Member of the Contribution LLC Interest to the Company pursuant to Section 1.2 and the sale of the Sale LLC Interest by Plum Creek to the Company pursuant to Section 1.4. Upon completion of the Closing, the transactions contemplated by this Agreement shall be deemed effective as of 12:01 a.m. Eastern Time on the Closing Date (the “Effective Time”). The Parties shall use their commercially reasonable efforts to cause the Closing Date to occur on or before January 4, 2016. Except as specifically provided herein, time is of the essence for this Agreement for all purposes.

Section 3.2    Closing Deliveries.
a.Closing Deliveries by PC Entities. At the Closing, the PC Entities shall deliver the following items to the Company:

i.an assignment of membership interest substantially in the form of Exhibit F (with such changes thereto as are mutually agreed upon by the Company and PC Member), duly executed by PC Member, under which PC Member contributes, assigns, transfers and conveys to the Company, and the Company accepts and assumes, all of PC Member’s right, title and interest in, and to the Contribution LLC Interest (the “Contribution LLC Assignment Agreement”);
ii.an assignment of membership interest substantially in the form of Exhibit F (with such changes thereto as are mutually agreed upon by the Company and Plum Creek), duly executed by Plum Creek, under which Plum Creek sells, assigns, transfers and conveys to the Company, and the Company accepts and assumes, all of Plum Creek’s right, title and interest in, and to the Sale LLC Interest (the “Sale LLC Assignment Agreement”);
iii.a certificate from an officer of Plum Creek attesting that the conditions set forth in Section 10.2(b) and Section 10.2(c) are satisfied;
iv.affidavits of each of Plum Creek and PC Member in the form of Exhibit G stating that Plum Creek or PC Member, as applicable, is not a “foreign person” within the meaning of Section 1445 of the IRC and the Treasury Regulations thereunder, an appropriately completed IRS Form W-9, and any state withholding forms required in any jurisdiction where Sold Assets are located (and if such Person fails to deliver any such form, the Company shall withhold and pay over to the proper authorities such amounts at Closing as the Company reasonably determines it is required by law to withhold from the proceeds payable to Plum Creek or PC Member hereunder, provided, all such amounts withheld by Company in accordance with the foregoing shall be deemed for all purposes hereunder to have been paid to Plum Creek or PC Member, as the case may be);
v.any required real estate transfer Tax declarations or similar documentation required to evidence the payment of any Tax imposed by any state, county, or municipality together with any change of ownership statement required under applicable Law;
vi.a certified copy of the certificate of formation of the Contribution LLC obtained from the Delaware Secretary of State, a copy of the duly executed limited liability company agreement, including all amendments thereto, of the Contribution LLC as in effect as of the Closing, and the complete minute book of the Contribution LLC;
vii.a certified copy of the certificate of formation of the Sale LLC obtained from the Delaware Secretary of State, a copy of the duly executed limited liability company agreement, including all amendments thereto, of the Sale LLC as in effect as of the Closing, and the complete minute book of the Sale LLC;
viii.the Title Policies (defined below) or marked binders with a commitment from the Title Company to issue policies in form reflected in the marked binders in accordance with the terms of this Agreement for the Timberlands;
ix.such title affidavits as are reasonably requested by the Title Company, substantially in the form of Exhibit H (with such changes thereto as are mutually agreed upon by the Company and the PC Entities), which shall include a nonimputation affidavit, as reasonably required by the Title Company, in order for the Title Company to issue a non-imputation endorsement as part of such Title Policies;
x.a counterpart to a property management agreement between the Company and Plum Creek Property Management Company, LLC (the “PC Property Manager”), in the form previously agreed to by the Company and Plum Creek with respect to Series One of the Company and a counterpart to a property management agreement between the Company and the PC Property Manager in the form previously agreed to by the Company and Plum Creek with respect to Series Two of the Company (in each case with such changes thereto as are mutually agreed upon by the Company and the PC Property Manager) (collectively, the “Property Management Agreements”), each duly executed by the PC Property Manager; and

xi.a reliance letter with respect to the Phase I Report in a form reasonably acceptable to the Company in favor of the company and executed on behalf of SLR International Corporation.
b.Closing Deliveries by the Company. At the Closing, the Company shall deliver the following items to the PC Entities:
i.the Purchase Price (subject to adjustment pursuant to Section 2.2(a)(ii), if any), paid in accordance with Section 1.4(b);
ii.a counterpart to the Contribution LLC Assignment Agreement, duly executed by the Company;
iii.a counterpart to the Sale LLC Assignment Agreement, duly executed by the Company;
iv.a certificate of a duly authorized officer or manager of the Company attesting that the conditions set forth in Section 10.3(b) and Section 10.3(c) are satisfied;
v.one or more easements to the extent necessary to evidence the right of Plum Creek or PC Member, or such other Persons as shall be designated by Plum Creek or PC Member, to use the Reserved Easements;
vi.evidence in form and substance reasonably satisfactory to the PC Entities that each of the Other Investors have paid the full amount of its Other Investor Initial Capital Contribution to the Company; and
vii.counterparts to the Property Management Agreements duly executed by the Company.
c.Other Closing Deliveries. The Parties shall each execute and deliver such other and further certificates, assurances and documents as may reasonably be required by the other Parties in connection with the consummation of the transactions contemplated by this Agreement.

ARTICLE IV
ACKNOWLEDGEMENTS BY THE COMPANY

Section 4.1    Disclaimer of Certain Representations. The Company acknowledges that, except as is herein specifically set forth, neither of Plum Creek or PC Member has made, does make, or has authorized anyone else to make, any representation, warranty or promise of any kind, including as to: (i) the existence or non-existence of access to or from the Timberlands or any portion thereof; (ii) the location of the Timberlands or any portion thereof within any flood plain, flood prone area, watershed or the designation of any portion thereof as “wetlands”; (iii) the availability of water, sewer, electrical, gas or other utility services at or on the Timberlands; (iv) the number of acres or square footage in the Timberlands; (v) the present or future physical condition or suitability of the Conveyed Assets for any purpose; (vi) the actual amount and type of timber on the Timberlands, if any; or (vii) any other matter or thing affecting or relating to the Conveyed Assets, the Contribution LLC, the Sale LLC, or this Agreement.
Section 4.2    General Disclaimers. THE COMPANY ACKNOWLEDGES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLES VI AND VII, IN THE CERTIFICATE DELIVERED BY PLUM CREEK AT THE CLOSING PURSUANT TO Section 3.2(a)(iii), AND THE AFFIDAVITS DELIVERED BY PC MEMBER AT THE CLOSING PURSUANT TO Section 3.2(a)(iv): (i) NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, HAVE BEEN OR ARE BEING MADE BY OR ON BEHALF OF PLUM CREEK OR PC MEMBER, OR ANY OTHER PERSON WITH RESPECT TO THE CONVEYED ASSETS, THE CONTRIBUTION LLC, OR THE SALE LLC, INCLUDING WITH RESPECT TO PHYSICAL OR ENVIRONMENTAL CONDITION, HABITABILITY, QUANTITY OR QUALITY OF TIMBER, FUTURE FIBER GROWTH OR HARVEST, FUTURE FINANCIAL RESULTS FROM THE SALE OF FIBER GROWN ON THE TIMBERLANDS,

MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND PLUM CREEK AND PC MEMBER HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED RELATING TO ANY OF THE FOREGOING MATTERS, AND (ii) IN ENTERING INTO THIS AGREEMENT, THE COMPANY HAS NOT RELIED AND DOES NOT RELY ON ANY SUCH REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, BY OR ON BEHALF OF PLUM CREEK, PC MEMBER, OR ANY OTHER PERSON. THE COMPANY ACKNOWLEDGES AND AGREES THAT IT SHALL TAKE THE CONVEYED ASSETS IN “AS IS, WHERE IS, AND WITH ALL FAULTS” CONDITION ON THE CLOSING DATE, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT.

Section 4.3    Waiver and Release. UPON THE CLOSING, SUBJECT TO CLAIMS FOR INDEMNIFICATION PURSUANT TO ARTICLE XI (SURVIVAL; INDEMNIFICATION), THE COMPANY SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, ADVERSE ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY THE PC ENTITIES’ OR THE COMPANY’S INVESTIGATION, AND UPON THE CLOSING, THE COMPANY SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED PLUM CREEK AND PC MEMBER (AND THEIR RESPECTIVE AFFILIATES) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH THE COMPANY MIGHT HAVE ASSERTED OR ALLEGED AGAINST ANY OF THEM AT ANY TIME BY REASON OF OR ARISING OUT OF PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE CONVEYED ASSETS, THE CONTRIBUTION LLC INTEREST, OR THE SALE LLC INTERESTS. THE COMPANY AGREES THAT, SUBJECT TO CLAIMS FOR INDEMNIFICATION PURSUANT TO ARTICLE XI BELOW, SHOULD ANY INVESTIGATION, CLEANUP, REMEDIATION, CORRECTING ACTION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ADVERSE ENVIRONMENTAL CONDITIONS ON THE TIMBERLANDS BE REQUIRED AFTER THE CLOSING, SUCH INVESTIGATION, CLEAN-UP, REMOVAL, CORRECTING ACTION OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF THE COMPANY, THE CONTRIBUTION LLC, OR THE SALE LLC. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, nothing herein shall be deemed to waive (i) Company’s right to file a counterclaim or crossclaim naming a PC Entity in defense of any suit filed by a Governmental Authority OR Other THIRD PARTY against the Company with respect to the environmental condition of any Timberlands EXISTING PRIOR TO THE EFFECTIVE TIME or PRE-CLOSING noncompliance with Environmental Laws with respect thereto, or (ii) any claims against PC Entities with respect to the PC Entities’ access and/or use of the Timberlands following Closing.

Section 4.4    No Reliance. The Company acknowledges that any materials provided to it, including any cost or other estimates, projections, acreage, and timber information, any confidential information memoranda, the management presentations and the materials and information provided on data disks or in any on-line data rooms, are not and shall not be deemed representations or warranties by or on behalf of Plum Creek, PC Member, or any other Person and are not to be relied upon by the Company.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PC ENTITIES AS TO
STATUS OF PC MEMBER, CONTRIBUTION LLC AND SALE LLC

Except as otherwise disclosed in the disclosure letter delivered to the Company by the PC Entities on the date of this Agreement (the “PC Disclosure Letter”), the PC Entities represent and warrant to the Company, as of the date hereof and as of the Closing Date, as follows:
Section 5.1    Organization.
a.Plum Creek is a limited partnership duly formed, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite power and authority to make, execute, deliver and perform this Agreement and all other agreements, instruments and documents to be executed by it in connection with the consummation of the transactions contemplated by this Agreement (the “Ancillary Agreements”) to which it is a party.
b.PC Member is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite power and authority to make, execute, deliver and perform this Agreement and all other Ancillary Agreements to which it is a party.
c.As of the Contribution Date and the Closing Date, the Contribution LLC (i) will be a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Delaware, and will have all requisite power and authority to own, lease and operate the Contributed Assets, and (ii) will be a qualified or registered as a foreign limited liability company for the transaction of business and will be in good standing under the Laws of each jurisdiction in which the location of the Contributed Assets makes such qualification necessary, other than where the failure to have such qualifications, individually or in the aggregate, would not have a Material Adverse Effect.
d.As of the Contribution Date and the Closing Date, the Sale LLC (i) will be a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Delaware, and will have all requisite power and authority to own, lease and operate the Sold Assets, and (ii) will be a qualified or registered as a foreign limited liability company for the transaction of business and will be in good standing under the Laws of each jurisdiction in which the location of the Sold Assets makes such qualification necessary, other than where the failure to have such qualifications, individually or in the aggregate, would not have a Material Adverse Effect.

Section 5.2    Ownership of Contribution LLC and Sale LLC.
a.Immediately prior to the Closing, (i) PC Member will own 100% of the Contribution LLC Interest and Plum Creek will own 100% of the Sale LLC Interest, in either case, free and clear of Liens other than restrictions imposed by applicable securities laws, (ii) the Contribution LLC Interest will constitute all of the outstanding membership interests of the Contribution LLC, (iii) the Sale LLC Interest will constitute all of the outstanding membership interests of the Sale LLC, and (iv) there will be no other outstanding securities, interests or ownership rights of any kind in the Contribution LLC or the Sale LLC. Neither the Contribution LLC Interest nor the Sale LLC Interest will be issued in violation of any preemptive rights or rights of first refusal created by statute, the certificate of formation or limited liability company agreement of the Contribution LLC or the Sale LLC, as applicable, or any agreement to which the Contribution LLC or the Sale LLC is a party or by which it is bound. As of the Closing, there will be no options, warrants, calls, rights, commitments or agreements (other than this Agreement) outstanding to which the Contribution LLC, the Sale LLC, Plum Creek, or PC Member is a party or by which it is bound, obligating the Contribution LLC or the Sale LLC to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any membership interest or other equity securities or obligating the Contribution

LLC or the Sale LLC to grant, or enter into any option, warrant, call, right, commitment or agreement regarding membership interests or other equity interests of the Contribution LLC or the Sale LLC.
b.As of the Closing, (i) the Contribution LLC will not have conducted any business other than activities related to its formation and organization and its receipt, holding and operation of the Contributed Assets as described in ARTICLE I and Section 8.2, and (ii) the Sale LLC will not have conducted any business other than activities related to its formation and organization and its receipt, holding and operation of the Sold Assets as described in ARTICLE I and Section 8.2.

Section 5.3    Authority and Enforceability. The execution, delivery and performance of this Agreement and the consummation of transactions contemplated hereby by Plum Creek and by PC Member have been duly and validly authorized by all necessary limited partnership or limited liability company (as applicable) action, and no other limited partnership or limited liability company action (as applicable) on the part of Plum Creek or PC Member is necessary for it to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Plum Creek and PC Member and, assuming due authorization, execution and delivery by the Company, is a legal, valid and binding obligation of each of Plum Creek and PC Member, enforceable against them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 5.4    No Violation. The execution, delivery or performance of this Agreement by Plum Creek and PC Member and the consummation by them of the transactions contemplated herein, will not result in a breach or violation of, or default under, the terms, conditions or provisions of (i) Plum Creek’s certificate of limited partnership or limited partnership agreement or (ii) any of PC Member’s, the Contribution LLC’s, or the Sale LLC’s respective certificates of formation or limited liability company agreements.

Section 5.5    Brokers Fees. Other than as described in Section 5.5 of the PC Disclosure Letter, neither Plum Creek, PC Member, the Contribution LLC or the Sale LLC is obligated to pay any real estate commission, finder’s fee, real estate acquisition fee, placement agent fee, or similar brokerage-type fee upon the PC Entities’ entry into this Agreement and/or its completion of the transactions contemplated herein.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PC ENTITIES
RELATED TO THE CONVEYED ASSETS

Except as otherwise disclosed in the PC Disclosure Letter delivered to the Company by the PC Entities on the date of this Agreement, the PC Entities represent and warrant to the Company, as of the date hereof and as of the Closing Date, as follows:
Section 6.1    No Violation. The execution, delivery or performance of this Agreement by the PC Entities will not result in a breach or violation of, or default under, (i) any Conveyed Contract or Real Property Lease required to be disclosed in Section 6.7 of the PC Disclosure Letter; (ii) any Law applicable to Plum Creek, PC Member, the Contribution LLC, the Sale LLC, or any of the Timberlands; or (iii) any permit, license, order, judgment or decree of any Governmental Authority by which Plum Creek, PC Member, the Contribution LLC, the Sale LLC, or the Timberlands is bound, excluding from the foregoing clauses (i), (ii), and (iii) such breaches, violations or defaults that would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect or a material adverse effect on Plum Creek’s or PC Member’s ability to perform their respective obligations under this Agreement and the Ancillary Agreements.

Section 6.2    Governmental Consents and Approvals. There are no approvals, consents or registration requirements with respect to any Governmental Authority that are or will be necessary for the valid execution and delivery by Plum Creek and PC Member of this Agreement and the Ancillary Agreements to which it is a party or the consummation by Plum Creek and PC Member of the transactions contemplated hereby and thereby, other than (i) those described in Section 6.2 of the PC Disclosure Letter and (ii) those which (A) have been obtained or (B) are of a routine nature and not customarily obtained or made prior to execution of purchase and sale agreements in transactions similar in nature and size to those contemplated hereby and where the failure to obtain the same would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on Plum Creek’s or PC Member’s ability to perform their respective obligations under this Agreement and the Ancillary Agreements.

Section 6.3    Litigation and Judgments.
a.Pending Matters. Except as set forth in Section 6.3(a) of the PC Disclosure Letter, there are no pending Claims or, to the Knowledge of the PC Entities, threatened Claims against or to which any of the PC Entities (or their respective Affiliates) is named a party, that either (i) seek to restrain or enjoin the execution and delivery of this Agreement or any Ancillary Agreement or the consummation of any of the transactions contemplated hereby or thereby, or (ii) is a pending Claim or a threatened material Claim that affects or relates to any of the Conveyed Assets.
b.Adverse Judgments. To the Knowledge of the PC Entities, there are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a Governmental Authority or by an arbitrator) against Plum Creek or PC Member (or affecting any of the Timberlands) that prohibit or restrict or could reasonably be expected to result in any material delay of the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements or would reasonably be expected to have a Material Adverse Effect on the Timberlands.

Section 6.4    Compliance with Laws. Except as set forth in Section 6.4 of the PC Disclosure Letter, neither of the PC Entities has received notification from any Governmental Authority alleging that the Timberlands are not in compliance in all material respects with applicable Law, and to the Knowledge of the PC Entities, the Timberlands are in compliance in all material respects with applicable Law (other than Environmental Laws, which are covered under Section 6.9 below). To the Knowledge of the PC Entities, the Permits are all of the licenses, permits or consents from Governmental Authorities necessary to own the Timberlands and conduct all business related to the Timberlands that is conducted by the PC Entities (or their Affiliates) as of the date of this Agreement, except as would not otherwise have a Material Adverse Effect.

Section 6.5    Title to Conveyed Assets. As of the Closing Date, immediately prior to Closing:
a.the Contribution LLC will have good and marketable fee simple title to the Contributed Timberlands, free and clear of all Liens other than the Permitted Exceptions;
b.the Sale LLC will have good and marketable fee simple title to the Sold Timberlands, free and clear of all Liens other than the Permitted Exceptions;
c.the Contribution LLC will have title to the Contributed Assets, other than the Timberlands, free and clear of Liens other than the Permitted Exceptions; and
d.the Sale LLC will title to the other Sold Assets, other than the Timberlands, free and clear of Liens other than the Permitted Exceptions.
For the avoidance of doubt, issues relating to title to the Timberlands (including any breach or inaccuracy of this representation and warranty as it relates to title to the Timberlands) shall be addressed in accordance with the provisions of Section 2.1, Section 2.2, Section 10.1(d), and Section 11.2(d), as applicable, and not Section 11.2(a).

Section 6.6    Taxes.
a.Plum Creek, PC Member, the Contribution LLC, the Sale LLC and each of their Affiliates have (or on or before the Closing Date will have) duly and timely filed all material Tax returns required to be filed by the Contribution LLC or the Sale LLC or otherwise relating to the Contributed Assets or the Sold Assets that are required to be filed on or before the Closing Date (the “PC Covered Returns”), and have (or by the Closing Date will have) duly and timely paid, or are contesting in good faith in appropriate proceedings, all Taxes due and payable by Plum Creek, PC Member, the Contribution LLC, the Sale LLC or any of their Affiliates with respect to the Contribution LLC, the Sale LLC, the Contributed Assets and the Sold Assets on or before the Closing Date. Section 6.6(a) of the PC Disclosure Letter describes all instances where Plum Creek, PC Member, the Contribution LLC, the Sale LLC, or any of their Affiliates are contesting Taxes in an amount greater than $50,000 with respect to the Contribution LLC, the Sale, LLC, the Contributed Assets or the Sold Assets.
b.There are no Liens or other encumbrances, other than the Permitted Exceptions, on any of the Conveyed Assets that arose in connection with any failure or alleged failure by Plum Creek, PC Member, the Contribution LLC, the Sale LLC or any of their Affiliates to pay any Tax.
c.The Contribution LLC and the Sale LLC have at all times been treated as disregarded entities for U.S. federal Tax purposes and all applicable state Tax purposes.

Section 6.7    Contracts. Section 6.7 of the PC Disclosure Letter contains a list, and the PC Entities have made available to the Company copies, of: (i) each Conveyed Contract that (A) requires expenditures or receipts, performance of services or delivery of goods or materials by or to Plum Creek, PC Member (or one of their applicable Affiliates) in an amount or of value in excess of $50,000 per year or $250,000 over the term of such Conveyed Contract and (B) is not terminable by Plum Creek, PC Member (or the applicable Affiliate) upon notice of 180 days or less; (ii) each Conveyed Contract for capital expenditures or the acquisition or construction of fixed assets relating to the operations conducted on the Timberlands that (A) requires aggregate future payments in excess of $250,000 and (B) is not terminable by Plum Creek, PC Member (or the applicable Affiliate) upon notice of 180 days or less; (iii) the Real Property Leases; and (iv) each material amendment, supplement, and modification in respect of any of the foregoing. To the Knowledge of the PC Entities, each Conveyed Contract and Real Property Lease required to be disclosed in Section 6.7 of the PC Disclosure Letter (1) is valid and in full force and effect, (2) is enforceable by Plum Creek, PC Member (or the applicable Affiliate), as applicable, and (3) there is no material breach or default (or any condition that with the passage of time or giving of notice would constitute a material breach or default) thereunder by Plum Creek, PC Member (or the applicable Affiliate), as applicable, or any other party thereto. Plum Creek has provided the Company with true, correct and complete copies of each Conveyed Contract, Real Property Lease (excluding hunt club leases) and Permit. In the case of hunt club leases, Plum Creek has provided a true and correct copy of Plum Creek’s current form of hunt club lease.

Section 6.8    Continuing Agreements. Each Continuing Agreement in effect as of the date of this Agreement that requires expenditures or receipts, performance of services or delivery of goods or materials by or to Plum Creek, PC Member (or one of their applicable Affiliates) in an amount or of value in excess of $50,000 per year or $250,000 over the term of such Continuing Agreement is listed in Section 6.8 of the PC Disclosure Letter. The Company has been provided with true, correct and complete copies of or access to true, correct and complete copies of such Continuing Agreements.

Section 6.9    Environmental Matters.
a. To the Knowledge of the PC Entities, other than as set forth in Section 6.9 of the PC Disclosure Letter or in the Phase I Report:
b.There are no underground storage tanks on the Timberlands;

c.During Plum Creek’s, PC Member’s, or their Affiliates’, as applicable, ownership of the Timberlands, the PC Entities have not received notification from any Governmental Authority alleging that the Timberlands are not in compliance with Environmental Laws;
d.The PC Entities (and their Affiliates) are currently conducting business relating to the Timberlands in compliance in all material respects with applicable Environmental Laws;
e.There are no Claims pending or threatened asserting that the Timberlands are not in compliance with Environmental Laws or that there has been a release of Hazardous Substances on the Timberlands that requires investigation, remediation, or monitoring; and
f.During Plum Creek’s, PC Member’s (and their Affiliates’) ownership of the Timberlands, there has been no release of Hazardous Substances in a quantity required to be reported under applicable Environmental Law at the Timberlands that has not been reported in accordance with such Law.
g.Other than the Phase I Report, none of PC Entities have commissioned any Phase I or Phase II environmental report in the previous five (5) years.

Section 6.10    Condemnations. Except as described in Section 6.10 of the PC Disclosure Letter, there are no Condemnations as of the date hereof.

Section 6.11    Inventory Data. To the Knowledge of the PC Entities, the timber inventory information contained in the file identified as Project_J_Package.xlsx and posted in the data room space hosted by ansarada and located at https://dataroom.ansarada.com/TwinCreeks%7C14796/720114/DataRoom.asp on April 17, 2015 (“Inventory Data”) was prepared in accordance with the inventory maintenance standards utilized by the PC Entities for timberlands owned by the PC Entities and located in the southeastern United States; provided, however, that the PC Entities removed from the Inventory Data information pertaining to timber volumes reasonably expected as of April 17, 2015 to be harvested on or before December 31, 2015.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as otherwise disclosed in the disclosure letter (the “Company’s Disclosure Letter”) delivered to the PC Entities by the Company on the date of this Agreement, the Company represents and warrants to each of the PC Entities, as of the date hereof and as of the Closing Date, as follows:
Section 7.1    Organization. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite limited liability company power and authority, as the case may be, to: (i) own, lease and operate its properties and assets and to carry on its business as now being conducted; and (ii) make, execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party. The Company has not conducted any operations or engaged in any activities other than those related to the formation of the Company as contemplated by this Agreement and the Company Limited Liability Company Agreement and the negotiation of this Agreement and the Ancillary Agreements (and the transactions contemplated hereby and thereby), including due diligence activities.

Section 7.2    Qualification. The Company is qualified or registered as a foreign limited liability company for the transaction of business and is in good standing under the laws of each jurisdiction in which the location of its properties makes such qualification necessary, other than those jurisdictions as to which the failure to be so qualified or registered would not, individually or in the aggregate, have a material adverse effect on its financial condition or results of operation or on its ability to perform its obligations under this Agreement and the Ancillary Agreements to which it is a party.

Section 7.3    Authority and Enforceability. The execution, delivery and performance of this Agreement and the consummation of transactions contemplated hereby by the Company have been duly and validly authorized by all necessary limited liability company action, and no other limited liability company action on the part of the Company is necessary for it to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the PC Entities, is a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 7.4    Series One Interest. The Series One Interest to be issued to PC Member pursuant to this Agreement will be validly issued, fully paid and non-assessable, and the only other membership interests or other ownership interests or securities of the Company outstanding as of the Closing Date are described in Section 7.4 of the Company’s Disclosure Letter. The Series One Interest will not be issued in violation of any preemptive rights or rights of first refusal created by statute, the certificate of formation or limited liability company agreement of the Company or any agreement to which the Company is a party or by which it is bound. As of the Closing, there will be no options, warrants, calls, rights, commitments or agreements (other than this Agreement and the capital commitments set forth in the Subscription Agreements) outstanding to which the Company is a party or by which it is bound, obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any membership interest or other ownership interest or equity securities or obligating the Company to grant, or enter into any option, warrant, call, right, commitment or agreement regarding membership interests or other ownership interests or equity interests of the Company. Other than this Agreement, the Company Limited Liability Company Agreement or any other agreement to which both the Company and Plum Creek (or PC Member) is a party, as of the Closing Date, the Company will not be a party to any buy/sell agreement, voting agreement or similar agreement with respect to the voting or transfer of the membership interests (or other ownership or equity interests) of the Company or otherwise relating to its governance.

Section 7.5    No Violation. The execution, delivery, and performance by the Company of this Agreement or any of the Ancillary Agreements to which it is a party will not result in a breach or violation of, or default under, (i) the terms, conditions or provisions of the its certificate of formation or limited liability company agreement or any other organizational document; (ii) any Contract to which it is a party or by which it or any of its assets may be bound; (iii) any Law applicable to it or any of its assets; or (iv) any permit, license, order, judgment or decree of any Governmental Authority by which the Company or any of its assets is or may be bound, excluding from the foregoing clauses (ii), (iii) or (iv), such breaches, violations or defaults that would not be reasonably likely, individually or in the aggregate, to have a material adverse effect on the Company’s financial condition or results of operation or on its ability to perform its obligations under this Agreement and the Ancillary Agreements to which it is a party.

Section 7.6    Governmental Consents and Approvals. There are no approvals, consents or registration requirements with respect to any Governmental Authority that are or will be necessary for the valid execution and delivery by the Company of this Agreement and the Ancillary Agreements, or the consummation of the transactions contemplated hereby and thereby, other than those that (i) have been obtained, (ii) are of a routine nature and not customarily obtained or made prior to execution of purchase and sale agreements in transactions similar in nature and size to those contemplated hereby and where the failure to obtain the same would not, individually or in the aggregate, have a material adverse effect on the financial condition or results of operations of the Company or on the ability of the Company to perform its obligations under this Agreement and the Ancillary Agreements to which it is a party, or (iii) may be required to be obtained by the Company after the Closing for it to conduct operations on the Timberlands.

Section 7.7    Litigation and Judgments.
a.Pending Matters. There are no pending Claims or, to the actual knowledge of the Company, threatened Claims, that either (i) seek to restrain or enjoin the execution and delivery of this Agreement or any Ancillary Agreement or the consummation of any of the transactions contemplated hereby or thereby, or (ii) would be reasonably likely, individually or in the aggregate, to have a material adverse effect on the Company’s financial condition or results of operation or on its ability to perform its obligations under this Agreement and the Ancillary Agreements to which it is a party.
b.Adverse Judgments. As of the date hereof, to the actual knowledge of the Company, there are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a Governmental Authority or by an arbitrator) against the Company or its properties that prohibit or restrict or could reasonably be expected to result in any material delay of the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements or would reasonably be expected to have a material adverse effect on the Company’s financial condition or results of operation or on its ability to perform its obligations under this Agreement and the Ancillary Agreements to which it is a party.

Section 7.8    Subscription Agreements. Concurrently with the execution and delivery of this Agreement, the Company has delivered a true, correct and complete copy of a fully executed subscription agreement from each of the Other Investors, which subscription agreements shall be in form and substance satisfactory to the PC Entities (individually, a “Subscription Agreement” and collectively, the “Subscription Agreements”) with each of the Other Investors listed in Section 7.8 of the Company’s Disclosure Letter, by which such Other Investors agree to contribute and pay to the Company their respective Other Investor Initial Capital Contributions. Section 7.8 of the Company’s Disclosure Letter sets forth the Other Investor Initial Capital Contribution for each Other Investor.

Section 7.9    Investment Representations. The Company makes the representations and warranties set forth in Schedule 7.9 attached hereto as if such representations and warranties were fully set forth in this Section 7.9.

Section 7.10    Brokers Fees. The Company is not obligated to pay any real estate commission, finder’s fee, real estate acquisition fee, placement agent fee, or similar brokerage-type fee upon its entry into this Agreement and/or its completion of the transactions contemplated herein.

ARTICLE VIII
ADDITIONAL AGREEMENTS RELATING TO THE
CONVEYED ASSETS GENERALLY

Section 8.1    Commercially Reasonable Efforts.
a.General. Subject to the terms and conditions herein provided, each of the Parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, including using all commercially reasonable efforts:
i.to obtain all necessary waivers, consents, releases and approvals, including all consents, approvals and authorizations that are required to be obtained under any applicable Law;

ii.to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the transactions contemplated hereby or by the Ancillary Agreements;
iii.to effect all necessary registrations and filings and submissions of information required or requested by Governmental Authorities; and
iv.to fulfill all conditions to this Agreement.
b.Certain Filings. In furtherance and not in limitation of the foregoing, and subject to Section 8.1(d) below, each of the Parties agrees to make, or cause to be made, all necessary filings required pursuant to Regulatory Law with respect to the transactions contemplated hereby as promptly as practicable after the date of this Agreement, but in no event later than fifteen (15) days after the date hereof, and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to such Regulatory Law.
c.Required Consents. Each of the Parties shall cooperate, and use commercially reasonable efforts, to make all filings and obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and other third parties necessary to consummate the transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing herein shall obligate or be construed to obligate any Party to make any payment to any Person in order to obtain the consent or approval of such Person or to transfer any Conveyed Contract, Real Property Lease, or Permit in violation of its terms. With respect to any agreement for which any required consent or approval is not obtained prior to the Closing, each of Plum Creek and PC Member shall (and prior to the Closing shall cause the Contribution LLC and the Sale LLC to) and the Company shall (and after the Closing shall cause the Contribution LLC and the Sale LLC to) use all commercially reasonable efforts to obtain any such consent or approval after the Closing until either such consent or approval has been obtained or the PC Entities determine in good faith that such consent cannot reasonably be obtained. In addition, to the extent that any Conveyed Contract, Real Property Lease, Contributed Easement, or Sold Easement may not be assigned without the consent or approval of any Person, and such consent is not obtained prior to the Closing, the Parties shall use commercially reasonable efforts to enter into an arrangement to provide the Company with the same benefits (and the Company shall be responsible for all corresponding obligations) arising under such Conveyed Contract, Real Property Lease, Contributed Easement, or Sold Easement, as applicable; provided, however, that the Company (or the PC Entities, as applicable) shall provide the PC Entities (or the Company, as applicable) with such access to the premises, books and records and personnel as is reasonably necessary to enable the PC Entities (or the Company, as applicable) to perform its obligations under such Conveyed Contract, Real Property Lease, Contributed Easement or Sold Easement, and the Company shall pay or satisfy the corresponding liabilities for the enjoyment of such benefits to the extent the Company would have been responsible therefor if such consent or approval had been obtained.
d.Cooperation. If necessary to obtain any consent, approval, permit or authorization or to remove any impediment to the transactions contemplated hereby or by any Ancillary Agreement relating to any Regulatory Law or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding relating to Regulatory Law, each of the Parties shall cooperate with each other and take such lawful steps as shall be reasonably necessary or appropriate to secure such end; provided, however, that none of the PC Entities or any of their Affiliates shall be required, in connection with the matters covered by this Section 8.1 or otherwise, to hold separate or divest any of its or its Affiliates’ businesses, product lines or assets or to accept or agree to any limitation on the operation or conduct of its or any of its Affiliate’s businesses or any other conditional approval.

Section 8.2    Maintenance of Business.
a.Subject to the terms and conditions of this Agreement, and except as otherwise contemplated hereby, from the date hereof through the Closing Date, (a) Plum Creek and PC Member shall, and shall cause the Contribution LLC to, use commercially reasonable efforts to maintain the Contributed

Assets in the ordinary course in all material respects, and (b) PC Member shall, and shall cause the Sale LLC to, use commercially reasonable efforts to maintain the Sold Assets in the ordinary course in all material respects.
b.From the date hereof until the Closing Date (or earlier termination of this Agreement in accordance with its terms), Plum Creek and PC Member shall not, without the written consent of Company, which consent shall not be unreasonably withheld, conditioned or delayed, (x) enter into any new lease of all or any part of the Timberlands, or encumber, sell or otherwise convey or dispose of all or any part of the Timberlands or any interest therein, or enter into any new agreement, including stumpage sale contracts, granting any Person any right to the Timberlands or any portion thereof, or (y) incur any debt resulting in a Monetary Lien on all or any portion of the Timberlands. Notwithstanding the foregoing, Plum Creek, PC Member, or any other Affiliate of Plum Creek shall have the right, in the ordinary course of business, without Company’s consent, to:
i.Enter into any lease or license agreements that are terminable without cause, fee or penalty on no more than thirty (30) days’ notice;
ii.Renew or enter into hunting or recreational leases substantially in the form existing on the Timberlands;
iii.Enter into any contracts that are terminable without cause, fee or penalty on no more than thirty (30) days’ notice or Continuing Agreements, in each case, that do not adversely affect the value of the Timberlands or their use for growing or harvesting timber;
iv.Continue to manage, operate and harvest the Timberlands, consistent with the Inventory Data and the 2015-2019 Sustainable Forestry Initiative Standards, or any successor to the same; and
v.Comply with all terms of, and otherwise perform under, the Real Property Leases, the Conveyed Contracts, the Permits, the Continuing Contracts and the Permitted Exceptions.

Section 8.3    Public Announcements.
a.No Recording. This Agreement (or a memorandum thereof) shall not be recorded by the Company (or any of its Affiliates or manager) in any real property records. In the event that this Agreement (or a memorandum thereof) is so recorded by the Company, the PC Entities may, at their option, terminate this Agreement. Nothing herein shall be deemed to prohibit the Company from filing a lis pendens in connection with the enforcement of its right to specific performance in accordance with Section 13.14 herein.
b.Certain Disclosures. Notwithstanding anything to the contrary set forth in Section 13.6, except as required by applicable Law (including rules and regulations promulgated by the SEC) or stock exchange rules, the PC Entities and the Company shall (and shall cause the Contribution LLC and the Sale LLC to) consult with each other before issuing, and will provide each other the opportunity to review, comment upon and concur with, and use commercially reasonable efforts to agree on, any press release and other public announcement with respect to the transactions contemplated by this Agreement, including the time, form and content of such press release or public announcement, and shall not issue any such press release or make any such public announcement prior to such consultation; provided, however, that any disclosure required to be made under applicable Law, stock exchange rules or rules and regulations promulgated by the SEC may be made without such mutual agreement if a Party required to make such disclosure has determined in good faith that it is necessary to do so and has used commercially reasonable efforts, prior to the issuance of the disclosure, to provide the other Parties with a copy of the proposed disclosure and to discuss the proposed disclosure with the other Parties. Notwithstanding the foregoing, the PC Entities may make any filing required by any rule or regulation promulgated by the SEC applicable to it or any of its parent companies without consultation with the Company, the Contribution LLC, or the Sale LLC.

Section 8.4    Books and Records.
a.Delivery. At the Closing, the PC Entities shall use commercially reasonable efforts to make available to the PC Property Manager for use with respect to the Company, the Contribution LLC and the Sale LLC, copies of all maps (including backup data), surveys, drawings, deeds, timber harvest records and other property records, in each case, exclusively related to the Conveyed Assets, that are in Plum Creek’s or PC Member’s possession or control (the “Books and Records”); provided, however, that the PC Entities shall have no obligation to provide (i) any information, documents or other materials that are subject to the attorney-client or other privilege (as reasonably and in good faith determined by Plum Creek or PC Member), (ii) any information to the Company regarding the pricing of timber, internal appraisals of the Contributed Assets, other valuations or similar pricing or financial records, or any other information that is confidential and proprietary to either or both of the PC Entities (or any of their Affiliates) or (iii) any document or item that Plum Creek, PC Member or any of their Affiliates is contractually or otherwise bound to keep confidential. Notwithstanding the foregoing, the PC Entities may retain copies of the Books and Records for legal compliance or regulatory purposes or in accordance with its internal document retention policies.
b.Access. For a period of seven (7) years after the Closing, (i) the PC Entities will provide the Company with reasonable access, at the Company’s cost, to any books and records then in the PC Entities’ possession to the extent such books and records relate to the Conveyed Assets (subject to the proviso set forth in Section 8.4(a)). Notwithstanding the foregoing, this Section 8.4(b) shall not obligate any Party to retain email for periods longer than those specified in its published document retention policy, as the same may be amended or modified from time to time.

Section 8.5    Dispute Resolution.
a.Initial Discussions. In the event that a Party gives notice of any dispute, claim, question, disagreement or controversy arising from or relating to this Agreement or the breach thereof, or the Conveyed Assets, other than those disputes, claims, questions, disagreements or controversies for which dispute resolution procedures are set forth in Section 2.1 (a “Dispute”), representatives of the Parties shall use their reasonable commercial efforts to settle the Dispute. To this effect, such representatives shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to the Parties. If the representatives are unable to resolve any Dispute within thirty (30) days after the date of the notice of such Dispute, any Party may, by giving notice to the other Parties, refer the Dispute to a senior executive officer of each Party or an Affiliate (each, a “Party Executive”) for resolution. The Party Executives will meet with each other, either physically at a mutually convenient location or by telephone or videoconference, to endeavor to resolve the Dispute in view of the Parties’ mutual interest in reaching a reasonable business resolution. If the Party Executives are unable to resolve the Dispute within thirty (30) days after submission to them, the Party Executives shall in good faith discuss the desirability of submitting the Dispute to mediation before a single mediator who has at least ten (10) years relevant industry experience in the matter that is the subject of the Dispute. If the Party Executives cannot unanimously agree to submit the Dispute to mediation within thirty (30) days after the Dispute was first submitted to them, or upon the failure of any agreed-upon mediation to resolve the Dispute, the Parties may pursue such rights and remedies as are available under this Agreement or otherwise.
b.Evidentiary Status. All settlement offers, promises, conduct and statements, whether oral or written, made in the course of the settlement or any mediation process by any of Plum Creek, PC Member, or the Company, or their respective agents, employees, experts and attorneys, and by the mediator, are confidential, privileged and inadmissible for any purpose, including impeachment, in any litigation, arbitration or other proceeding involving the Parties; provided, however, that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non‑discoverable as a result of its disclosure during settlement or mediation efforts.
c.Forbearance. During the pendency of the settlement or any mediation process, the Parties agree to forebear from filing or otherwise proceeding with arbitration or litigation; provided, however,

that any of Plum Creek or PC Member on the one hand, or the Company, on the other hand, shall be entitled to seek a temporary restraining order or preliminary injunction to prevent the breach of Plum Creek’s, PC Member’s, or the Company’s obligations, as the case may be, under this Agreement. If any agreement of the Parties to use mediation breaks down and a later arbitration or litigation is commenced or application for an injunction is made, the Parties will not assert a defense of laches or statute of limitations based upon the time spent in mediation.
d.Arbitration.
i.The Parties agree to resolve any and all Disputes under this Agreement that are not resolved pursuant to Section 8.5(a) pursuant to binding arbitration in accordance with this Section 8.5(d). Any of Plum Creek, PC Member, or the Company may initiate arbitration by written notice to the other Parties with respect to any Dispute submitted to the Party Executives at any time following thirty (30) days after the initial meeting between the Party Executives session or sixty (60) days after the date of sending the written request for resolution by the Party Executives, whichever occurs first.
ii.The arbitration will be conducted under the American Arbitration Association’s (“AAA”) Commercial Arbitration Rules (“AAA Rules”) by a panel of three neutral and impartial arbitrators, who will be either retired judges or practicing attorneys with at least fifteen years of experience in the timber industry. Each of Plum Creek and the Company will pick one arbitrator, and the selected arbitrators will then choose a mutually acceptable third arbitrator for the arbitration panel. The arbitration will occur in Seattle, Washington (or such other location as is mutually agreed to by Plum Creek and the Company).
iii.The arbitrators will undertake to complete the dispute resolution and issue their report within sixty (60) days after the last of them is selected as an arbitrator (the “Arbitration Period”). The Parties will promptly submit to the arbitrators materials that the arbitrators request in connection with the Dispute and will promptly respond to questions asked by the arbitrators, all so that the arbitrators can issue their report on or before the end of the Arbitration Period. The arbitrators will permit only such discovery and hold such hearings in Seattle, Washington as the arbitrators in their sole discretion determine are appropriate to permit each Party to present its position but consistent with reaching a prompt decision. The arbitrators will undertake in good faith to issue a report by the end of the Arbitration Period. The arbitrators’ report will set forth an award only with respect to the issues being disputed under the Dispute being submitted to arbitration. Decisions by the arbitrators will be made by majority vote.
iv.The PC Entities on the one hand and the Company on the other hand will each pay 50% of the AAA’s (and if not included, each arbitrator’s) fees and expenses, but otherwise each Party will pay its own legal fees and cost and other expenses in the arbitration (subject to a party’s right to indemnification from the other Party(ies) for any such fees and costs).
v.The decision and award of the arbitrators will be final and binding on the parties as to the matter(s) submitted to the arbitration and may be entered in any court having jurisdiction.
e.Enforcement. The provisions of this Section 8.5 may be enforced by any court of competent jurisdiction, and the Party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys’ fees, to be paid by the Party against whom enforcement is ordered.

Section 8.6    Continuing Agreements. The Company acknowledges that the Conveyed Assets are and will continue to be subject to certain Contracts that are not Conveyed Contracts, will be retained by Plum Creek, PC Member, or their respective Affiliates, and that relate to (a) ordinary course operation and maintenance of the Timberlands (including silvicultural and property management activities) or (b) the Reserved Timber (such as contracts relating to ongoing timber harvesting, post-harvest clean-up, and pay-as-cut agreements) (the Contracts described in clauses (a) and (b) above, the “Continuing Agreements”), including those Continuing Agreements listed in Section 6.8 of the PC Disclosure Letter. The Company

further acknowledges that from the date of this Agreement to the Closing Date, Plum Creek, PC Member, or their applicable Affiliates may enter into additional Continuing Agreements in respect of the Conveyed Assets, and that the entry into such Continuing Agreements shall be deemed not to breach this Agreement; provided, however, that such Continuing Agreements shall not be reasonably likely, individually or in the aggregate, to have a material adverse effect on the use and enjoyment by the Contribution LLC of the Contributed Timberlands or by the Sale LLC of the Sold Timberlands for growing and harvesting timber. For so long as any of the Continuing Agreements remains in effect from and after the Closing Date, the Company shall or cause the Contribution LLC or the Sale LLC, as applicable, to, cooperate at no cost to Company with Plum Creek, PC Member, or their applicable Affiliates in connection with Plum Creek’s, PC Member’s, and their applicable Affiliates’ efforts to comply with the obligations thereunder, including granting Plum Creek, PC Member, or their applicable Affiliates access to timber on the Timberlands required to satisfy any Pay-as-Cut Contracts included in the Continuing Agreements.

Section 8.7    Costs and Expenses. Each Party shall be responsible for its own attorneys’ fees and expenses. Plum Creek or PC Member, as applicable, shall prepare the Deeds at its expense. The Company shall reimburse Plum Creek and PC Member for all other costs associated with filing any documents, including the Deeds, to be recorded. The Company shall be responsible for, and reimburse the PC Entities and their Affiliates for, any recapture, reassessment, roll-back Taxes or changes in Tax assessments that may become due and payable after the Effective Time solely to the extent arising out of the Company’s discontinuance of active forestry operations, failure to comply with its obligations under Section 9.8, or otherwise changing the use of all or any portion of the Timberlands after the Closing Date. The Parties shall share the expense of all sales, use, excise, documentary, stamp duty, registration, transfer, conveyance, economic interest transfer and other similar Taxes related to (i) the contribution and conveyance of the Conveyed Assets to the Contribution LLC or the Sale LLC, or the Contribution of the Contribution LLC Interest to PC Member, pursuant to ARTICLE I, or (ii) the conveyance of the Contribution LLC Interest and the Sale LLC Interest to the Company pursuant to ARTICLE I or otherwise arising in connection with the transactions contemplated by this Agreement (collectively, “Transfer Taxes”) such that the PC Entities shall pay 25% of the Transfer Taxes and the Company shall pay 75% of the Transfer Taxes. The Party having primary responsibility under applicable Law shall timely prepare and file Tax Returns in respect of such Transfer Taxes with the applicable Tax Authority. The Company shall pay all title insurance and related title search and examination fees, costs and expenses. The Parties shall share in the costs and expenses associated with generating the Phase I Report such that the PC Entities shall pay 25% of such Phase I Report costs and expenses and the Company shall pay 75% of such Phase I Report costs and expenses. All other costs shall be paid by the Party incurring such costs.

Section 8.8    Property Tax and Lease Prorations. Property Taxes for any property Tax assessment period which includes the Closing Date and any payments made or received under the Timberland Leases or Real Property Leases, shall be pro-rated as of the Closing Date. If actual tax bills for all or any portion of the Timberlands for the fiscal year in which Closing occurs are not available prior to Closing, property Taxes for such portion or portions of the Timberlands will be prorated on a per diem basis in accordance with the property Taxes paid with respect to such portion or portions for the previous property Tax assessment period. If any portion of the Timberlands are not designated as a separate tax parcel, property Taxes for such portion will be prorated to an amount bearing the same relationship to the total tax bill which the total acreage contained within such portion of the Timberlands bear to the acreage contained within the tax parcel of which the portion is a part. Following Closing, the Parties shall use commercially reasonable efforts to cause such tax parcel to be subdivided into separate tax parcels; however, if such efforts are unsuccessful, the obligation of the Parties to allocate taxes as set forth in this sentence shall survive the Closing Date indefinitely. Not later than ten (10) days prior to the Closing Date, Plum Creek or PC Member shall prepare a schedule of property Tax and lease prorations with respect to the Conveyed Assets for the Company’s approval. Once

Plum Creek or PC Member and the Company agree to a schedule of property Tax and Lease prorations with respect to the Conveyed Assets, such schedule shall be used as the basis for the prorations at Closing. Not later than one year after the Closing Date, Plum Creek or PC Member shall prepare for the Company, a schedule showing any amounts of property Taxes, and any payments made or received under the Real Property Leases that any party owes to another because the schedule used as the basis for prorations at Closing did not accurately reflect the actual amount of property Taxes due, or Lease payments made or received, with respect to any portion of the Timberland for the period or portions thereof covered by the prorations, and the Company shall pay to Plum Creek or PC Member, or Plum Creek or PC Member shall pay to the Company, as the case may be, any sums owing to the other as a result of such corrections in the schedule. Plum Creek and PC Member shall be responsible for the payment in full of all property Taxes for the Conveyed Assets for all periods or portions thereof ending on or prior to the Closing Date. If, at the time of the Closing, the Conveyed Assets or any part thereof are or have been affected by assessments that are or may become payable in annual installments or are then a charge or lien, all the unpaid installments of those assessments, including those which are to become due and payable after the Closing, will be escrowed or paid at Closing. No payment by Plum Creek or PC Member of property Taxes or to the Company with respect to property Taxes should be treated as a capital contribution to the Company or increase PC Member’s capital contribution to the Company. The Company shall be responsible for the payment in full of all property Taxes for the Conveyed Assets for all periods or portions thereof subsequent to the Closing Date.

Section 8.9    Supplements to Disclosure Letters. From time to time prior to the Closing, the PC Entities shall have the right (but not the obligation) to supplement or amend the PC Disclosure Letter with respect to any matter hereafter arising or of which it becomes aware after the date hereof (each a “Disclosure Supplement”). Any disclosure in any such Disclosure Supplement shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of the indemnification or termination rights contained in this Agreement or of determining whether or not the conditions set forth in Section 10.2(b) have been satisfied. If (a) a Disclosure Supplement is made with respect to an event, fact, or circumstance that occurs or arises after the date of this Agreement and is not the result of a material breach by either of the PC Entities’ of any of their covenants or agreements under this Agreement, (b) such Disclosure Supplement (or the event, fact, or circumstance underlying such Disclosure Supplement) gives the Company a right to terminate this Agreement pursuant to Section 12.1(e), and (c) the Company does not exercise such termination right within thirty (30) days of such termination right becoming exercisable (following the expiration of the applicable cure periods set forth in Section 12.1(e)), then the PC Entities may terminate this Agreement by giving written termination notice to the Company, unless the Company agrees in writing to waive its right to indemnification under Section 11.2 with respect to such matter.

ARTICLE IX
ADDITIONAL AGREEMENTS RELATING TO THE TIMBERLANDS

Section 9.1    Right of Entry.
a.General; Certain Limitations.
i.Upon reasonable prior written notice to Plum Creek, but in no event less than five (5) days’ prior notice, and receipt of written authorization from Plum Creek prior to the Closing Date or termination of this Agreement in accordance with ARTICLE XII, the Company, through its authorized agents or representatives, including Silver Creek, may enter upon the Timberlands at all reasonable times for the purposes of making inspections and other studies (the “Entry Right”).
ii.The Entry Right is subject to any and all easements, leases, rights of way, oil and gas leases, and/or servitudes, of whatever kind or nature, which may be presently of record or visible by a physical inspection of the Timberlands. In addition, the Entry Right is only for the

Timberlands and access to the Timberlands over roads owned by Plum Creek or its Affiliates. It shall be the Company’s responsibility to secure access rights across land owned by other parties.
iii.The Company acknowledges and agrees that the Entry Right is given and received for the sole purpose of authorizing the Company to conduct a visual inspection of certain portions of the Timberlands for the purpose of obtaining information regarding the standing timber thereon and assessing the harvestability and value of such standing timber. Prior to the Closing Date (A) the Company shall not (and shall cause its agents and representatives (including Silver Creek) not to) utilize the Timberlands for any other purpose, and (B) neither the Company nor its agents or representatives (including Silver Creek) shall (1) engage in any drilling, excavating or invasive testing of the Timberlands (including for the purpose of preparing Phase II Reports or making soil borings or other invasive subsurface environmental investigations), (2) prepare or instruct its agents or representatives (including Silver Creek) to prepare Phase II Reports or make any soil borings or other invasive or other subsurface environmental investigations relating to all or any portion of the Timberlands, or (3) contact any official or representative of any Governmental Authority regarding Hazardous Substances on or the environmental condition of the Timberlands, in each case without Plum Creek’s prior written consent thereto.
iv.In exercising the Entry Right, the Company shall (and shall cause its agents and representatives, including Silver Creek to), at its sole expense, comply with all Laws, orders and regulations of any Governmental Authorities and shall refrain from violating any directive of any public officer which shall impose any violation, order or duty upon any of the PC Entities, the Contribution LLC, the Sale LLC, or the Company with respect to the use or occupancy of the Timberlands, including any Law or order now or hereafter in effect relating to endangered species, game management, the environment, health, safety or any Hazardous Substances.
v.With respect to any exercise of the Entry Right, the Company shall indemnify and save the PC Entities, together with their subsidiaries and Affiliates (including the Contribution LLC and the Sale LLC) (the "PC Companies") harmless, and, at the Company’s expense, shall defend the PC Companies from and against any and all claims, suits, losses, damages, or expenses, on account of injuries to or death of any and all Persons whomsoever, including the Company, employees, agents and invitees of the Company, and of the PC Companies, and any and all damage to property to whomsoever belonging, including property owned by, rented to, or in the care, custody, or control of the Parties hereto, to the extent arising out of the exercise of the Entry Right granted under this Section 9.1. Notwithstanding the foregoing, nothing herein contained shall require the Company to indemnify the PC Entities to the extent of (A) the gross negligence or willful misconduct of the PC Entities or the PC Companies, or any Affiliates thereof, and their respective officers, employees, or agents, representatives, contractors, lessees, invitees or licensees, or (B) the mere discovery of any condition in, at, under or on the Timberlands by the Company in connection with the exercise of its Entry Right.
vi.In further consideration of the authorization herein granted for the Entry Right, the Company does hereby release and discharge the PC Entities and the other PC Companies and their respective officers, agents, employees, successors and assigns, from any and all manner of claims, demands, damages, causes of action or suits that the Company might now have or that might subsequently accrue against them, created by, arising out of, or based upon the actions or inactions of any such Persons during Company’s exercise of the Entry Right pursuant to this Section 9.1, except for such claims resulting from the sole or combined negligence of the PC Entities or other PC Member Companies, or any Affiliates thereof, and their respective officers, employees or agents representatives, contractors, lessees, invitees or licensees (other than the Company and the Company’s agents and representatives).
b.Disclosure of Results. At a PC Entity’s request, the Company shall disclose the results of such inspections and studies, and shall deliver copies of all reports and test results, to the PC Entities. The results of such inspections and studies (as well as any information and documents that Plum Creek or PC

Member (or any of their Affiliates) delivered or caused to be delivered to the Company concerning the Timberlands) shall be treated as strictly confidential by the Parties and the same shall not be disclosed by the Company or any of its employees, representatives or agents to any third party or Governmental Authority (provided that such results, information and documents may be disclosed to consultants, managers (including Silver Creek), attorneys, investors and lenders of the Company for use solely in connection with the transactions contemplated by this Agreement, who shall be required by the Company to similarly treat such results, information and documents as strictly confidential) except to the extent required by any Law or court order or in connection with any legal proceeding filed to enforce a Party’s rights under this Agreement. In the event that disclosure of the results of any such inspection or study or any such information or document that a PC Entity delivered or caused to be delivered to the Company concerning the Timberlands is required by applicable Law or court order, the Company shall notify the PC Entities promptly in writing so that the PC Entities may seek a protective order (at their own cost and expense) or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Section 9.1(b). The Company shall cooperate (at no cost or expense to the Company) with the PC Entities to obtain a protective order or other appropriate remedy. In the event that no such protective order or other appropriate remedy is obtained, or the PC Entities waive compliance with the terms of this Section 9.1(b), the Company shall give the PC Entities written notice of the information to be disclosed as far in advance of its disclosure as practicable.
c.Insurance. At all times following the date of this Agreement and until the earlier of (i) the Closing Date, or (ii) the termination of this Agreement, the Company will maintain, at the Company’s sole expense, comprehensive general liability insurance for bodily injury, death, and damage to property, with coverage of at least $500,000 per occurrence; and comprehensive automobile liability insurance covering, owned, non-owned, hired, and other vehicles, with a combined single limit of at least $500,000 for bodily injury, death, and property damage per occurrence. Also, if applicable, the Company will maintain workers' compensation insurance (or will obtain appropriate exemption certificates), with statutory limits as are required by the Workers' Compensation Law in the State in which the work is being performed hereunder; and employer's liability insurance, for employee bodily injuries and death. The coverage afforded under any insurance policy obtained by the Company pursuant to this Section 9.1(c) shall be primary coverage regardless of whether or not Plum Creek or PC Member has similar coverage, except for matters for which Plum Creek or PC Member is obligated to indemnify the Company in accordance with the terms herein, in which event Plum Creek or PC Member’s coverage shall be primary. The maintenance of the Company’s insurance coverage shall not in any way operate to limit the liability of the Company to the PC Entities under this Agreement. From time to time, upon a PC Entity’s reasonable request, the Company will provide to such PC Entity a certificate(s) of insurance evidencing the insurance coverage required herein.
d.No Cutting From or Damage to the Timberlands. Prior to the Closing Date the Company shall not cut or remove any timber from or damage any vegetation on the Timberlands without permission from Plum Creek, and during any exercise of its Entry Right, the Company will take all proper and necessary steps to protect the Timberlands from unauthorized occupancy, trespass, and damage by fire. The Company shall assume all responsibility for the spread of fire in or from the Timberlands and from all damage to the personal property on the Timberlands, and to the timber thereon and on adjoining lands, which may occur as the result of the exercise of the Entry Right.
e.Repair of Damages and Removal of Debris. With respect to any exercise of the Entry Right, the Company shall, at its expense, leave the Timberlands in a safe, clean and sanitary condition, free of litter and debris, and repair any damages caused to the Conveyed Assets, reasonably satisfactory to the PC Entities. In the event of any failure by the Company to do so (a) prior to any termination of this Agreement, the PC Entities may remove such property and facilities and restore the Timberlands at the expense of the Company, and (b) prior to the Closing, then any such damages and other conditions on or with respect to the Timberlands (or other Conveyed Assets) caused by the Company or any of its Affiliates or representatives shall be disregarded for purposes of (i) the representations and warranties of the PC Entities in this Agreement, (ii) the Company’s termination rights under this Agreement, (iii) the conditions to the obligation of the

Company to consummate the transactions contemplated by this Agreement set forth in Section 10.1 and Section 10.2, (iv) the PC Entities’ indemnification obligations under this Agreement, and (v) any adjustments or payments otherwise required with respect to Casualty Losses under this Agreement.

Section 9.2    Permits and Licenses. The Company shall be solely responsible for obtaining all permits and licenses, if any, required by the Company to carry on its intended operations on the Timberlands.

Section 9.3    Environmental Matters. The PC Entities have provided a copy of an existing environmental site assessment of the Timberlands prepared by SLR International Corporation (the “Phase I Report”) to the Company upon the following terms and conditions: (i) the Phase I Report is provided for informational purposes only, without any representation or warranty by or on behalf of the PC Entities or any of their Affiliates as to the accuracy or completeness of the information contained therein; (ii) the Phase I Report is subject to the terms and conditions of the confidentiality obligations set forth in Section 13.6; and (iii) no information contained in the Phase I Report shall be deemed to obligate the PC Entities or any of their Affiliates to take any action, including action to remediate any condition described in the Phase I Report. The Company acknowledges receipt of the Phase I Report.

Section 9.4    Distinctive Sites. The Company acknowledges that: (i) the Timberlands include certain areas referred to as “Distinctive Sites,” which areas are described in Section 9.4 of the PC Disclosure Letter; and (ii) Plum Creek manages certain Distinctive Site pursuant to a separate management plan (a “Distinctive Site Management Plan”), and the Distinctive Site Management Plans for the applicable Distinctive Sites are identified in Section 9.4 of the PC Disclosure Letter. At the Closing, the Contribution LLC shall have assumed the obligations arising from and after the Closing Date set forth in the Distinctive Site Management Plans for the applicable Distinctive Sites located in the Contributed Timberlands, and the Sale LLC shall have assumed the obligations arising from and after the Closing Date set forth in the Distinctive Site Management Plans for the applicable Distinctive Sites located in the Sold Timberlands.

Section 9.5    Certain Easements.
a.Easement Title. To the extent affirmative action is necessary for either of Plum Creek or PC Member, or its applicable Affiliate, as applicable, to acquire or reserve the easement ownership of any of the Reserved Easements or to establish or confirm easement title to any of the Reserved Easements in Plum Creek, PC Member, or the applicable Affiliate, the Company and its Affiliates (including the Contribution LLC and the Sale LLC after the Closing) shall cooperate at no cost or expense to Company with the PC Entities in such efforts, including executing all documents pertaining to the Reserved Easements as are reasonably requested by the PC Entities. To the extent affirmative action is necessary for the Contribution LLC or the Sale LLC, as applicable, to acquire the easement ownership of the Company Easements or to establish or confirm easement title to the Company Easements in the Contribution LLC or the Sale LLC, as applicable, the PC Entities shall cooperate with the Company in such efforts and shall use commercially reasonable efforts to assist the Company in identifying such Company Easements, acquiring ownership in such Company Easements, including executing all documents pertaining to the Company Easements as are reasonably requested by the Company. The Company may request Company Easements from the date hereof until the date that is five (5) days prior to Closing.
b.Post-Closing Reserved Easements. For a period of eighteen (18) months following the Closing Date, in the event that either PC Entity identifies any portion of the Timberlands that should have been identified as a Reserved Easement, but was not disclosed to the Company prior to the Closing (a “Post-Closing Reserved Easement”), so long as such Post-Closing Reserved Easement relates to a use or access right that existed as of the Effective Time (taking into account the change of ownership of the PC Entities’ and their Affiliates various properties and assets) and does not have a material adverse effect on the use and enjoyment by the Contribution LLC or the Company of the Contributed Timberlands or by the Sale LLC or

the Company of the Sold Timberlands, in each case, for growing and harvesting timber, the Company and its Affiliates (including the Contribution LLC and the Sale LLC) shall cooperate with the PC Entities, at the PC Entities’ sole cost and expense, in any commercially reasonable effort that may be necessary for the applicable PC Entity or any Person who may acquire facilities not included in the Conveyed Assets from either of the PC Entities (or one of their Affiliates) to acquire easement ownership in any Post-Closing Reserved Easement or to establish or confirm easement title to the Post-Closing Reserved Easements in the applicable PC Entity or such Person, including executing, or causing the Contribution LLC or the Sale LLC to execute, all documents pertaining to the Post-Closing Reserved Easements as are reasonably requested by the PC Entities or any such Person.
c.Post-Closing Company Easements. For a period of eighteen (18) months following the Closing Date, in the event that the Company identifies property owned by a PC Entity in the vicinity of any of the Timberlands that should have been identified as a Company Easement, but was not disclosed to the PC Entities prior to the Closing (a “Post-Closing Company Easement”), so long as such Post-Closing Company Easement relates to a use or access right that existed as of the Effective Time and does not have a material adverse effect on the use and enjoyment by the applicable PC Entity (or any of its Affiliates) of such property, the applicable PC Entity and its Affiliates shall cooperate with the Company, the Contribution LLC, and the Sale LLC, at the Company’s sole cost and expense, in any commercially reasonable effort that may be necessary for the Company, Contribution LLC, or the Sale LLC, as applicable, to acquire ownership in any Post-Closing Company Easement or to establish or confirm title to any Post-Closing Company Easement in the Company, the Contribution LLC, or the Sale LLC, as applicable, including executing such documents pertaining to the Post-Closing Company Easements as are reasonably requested by the Company.
d.No Interference. None of the Company or any of its Affiliates shall interfere with or oppose the Reserved Easements or any Post-Closing Reserved Easements. None of the PC Entities or any of their Affiliates shall interfere with or oppose the Company Easements or any Post-Closing Company Easements.

Section 9.6    Reserved Mineral Interests. The mineral reservations described in this Section 9.6 (the “Reserved Mineral Interests”) will apply to the Timberlands located in the States of Arkansas and Mississippi and will be included or reflected in the Deeds, Reserved Easements, and/or Continuing Agreements. The contribution or sale of the Timberlands from Plum Creek to the Contribution LLC or the Sale LLC, as applicable, will except and reserve for, and be subject to, the following Reserved Mineral Interests:
a.Any and all existing mineral leases (the “Existing Mineral Leases”), and Plum Creek, for itself and its successors and assigns, hereby expressly excepts, excludes and reserves from the contributions, assignments, sales and conveyances of the Timberlands to the Contribution LLC and the Sale LLC under this Agreement all oil, gas and other hydrocarbons, regardless of gravity and whether produced in liquid or gaseous form (including all gas occurring in coal or lignite seams, beds or deposits) and all substances necessarily produced in association with such oil, gas and other hydrocarbons, owned by Plum Creek, PC Member, or any of their Affiliates in, on or under the Property not previously reserved or severed from the Property by their predecessors in interest together with all rights to inject, store, possess, and to retain ownership of, and title to, and remove or withdraw natural gas, other gases, vapors, liquids and other substances into, in, under and from the geological strata or formations lying underneath the surface of the Property (the “Reserved Oil and Gas”). Each of Plum Creek and PC Member further reserves unto itself and its successors and assigns, rights of ingress and egress for the purpose of prospecting and exploring for Reserved Oil and Gas by any means, and for the purpose of drilling, extracting, storing, developing, producing, treating, processing, transporting and marketing Reserved Oil and Gas, together with the right to commingle Reserved Oil and Gas or any other material produced from the Timberlands with minerals or any other material produced from any other property; including a perpetual easement to construct, maintain and use surface and pipelines, conduits, and passageways on, through and under the Timberlands for the transportation of Reserved Oil and Gas, materials, equipment, supplies and persons and other tangible property (all of the above, the “Oil and Gas Operations”).
b.The term “Mineral Owner” means at the time of the execution and delivery of this Agreement Plum Creek or one of its Affiliates, and thereafter any owner of the Reserved Oil and Gas. The term “Surface Owner” means at the time of the execution and delivery of this instrument the Contribution LLC with respect to the Contributed Timberlands or the Sale LLC with respect to the Sold Timberlands, and thereafter any owner of the Timberlands. The term “Lessee” means a lessee under a mineral lease granted by Plum Creek, PC Member, or either of their successors and assigns after the date of this reservation.
c.Mineral Owner and Surface Owner shall use liquidated damages (“Mineral Interest Damages”) to compensate Surface Owner for Mineral Owner’s or its Lessee’s use of the Timberlands (including all appurtenances, improvements and fixtures of or on the Timberlands) for Oil and Gas Operations due to the difficulty in assessing the damage to the Timberlands. Mineral Interest Damages do not constitute a penalty, but represent an attempt to assess actual damages. In the event Mineral Owner or Lessee conducts any Oil and Gas Operations under the Reserved Mineral Interests, Mineral Owner or Lessee, as applicable, shall give Surface Owner notice and pay Surface Owner Mineral Interest Damages as follows (and each oil and/or gas operation lease entered into after the date of this Agreement shall contain a surface damage provision with terms no less favorable to the Surface Owner than the following terms and conditions):
i.Mineral Owner/Lessee must provide Surface Owner with a minimum of thirty (30) days prior written notice of Mineral Owner/Lessee’s planned Oil and Gas Operations. Mineral Interest Damages for the Timberlands (including all appurtenances, improvements and fixtures of or on the Timberlands) used and/or accessed for Oil and Gas Operations shall be assessed at one hundred and fifty percent (150%) of the appraised fair market value for the Timberlands (less the merchantable and/or pre-merchantable timber) disturbed plus the then-prevailing market price for any merchantable and/or pre-merchantable timber damaged or destroyed.
ii.The fair market value of the Timberlands (less the merchantable and/or pre-merchantable timber) damaged or destroyed and the fair market value of the merchantable and pre-merchantable timber damaged or destroyed shall each be calculated in accordance with Exhibit I, in each case, as determined by mutual agreement of the Mineral Owner/Lessee and Surface Owner. If the Mineral Owner/Lessee and Surface Owner are unable to agree on such fair market value, they shall refer the matter to a Forestry Consultant, and the Mineral Owner/Lessee and Surface Owner will, at a mutually agreed time within three (3) days after referral of the matter to such Forestry Consultant, simultaneously submit to the Forestry Consultant their respective calculations of such fair market value and any necessary supporting documentation. Within thirty (30) days of such submissions, the Forestry Consultant will select one of the two submissions (and shall not select any other amount) as being most representative of the disputed fair market value, and the submission so selected shall be final and binding on the Mineral Owner/Lessee and Surface Owner. The costs and expenses of the Forestry Consultant in connection with the dispute resolution procedure set forth herein shall be paid by the non-prevailing party. Mineral Interest Damages shall be payable within thirty (30) days after final determination of the fair market value, whether by mutual agreement or by the Forestry Consultant.
iii.Mineral Owner/Lessee must promptly repair and restore, at Mineral Owner/Lessee’s sole cost and expense, any and all damage to roads and fences and other improvements and fixtures arising from the Oil and Gas Operations; and Mineral Owner/Lessee shall indemnify and save Surface Owner, together with its Affiliates (the “Surface Owner Companies”) harmless, and, at Mineral Owner/Lessee’s expense, shall defend Surface Owner and the Surface Owner Companies from and against any and all claims, suits, losses, damages, or expenses, on account of injuries to or death of any and all persons whomsoever, including any employees, agents and invitees of Surface Owner, Surface Owner Companies and Mineral Owner/Lessee, and any and all damage to personal property to whomsoever belonging, including property owned by, rented to, or in the care, custody, or control of the Parties, arising or growing out of, or in any manner connected with the negligence or wrongful conduct of Mineral Owner/Lessee in connection with the Oil and Gas Operations. Notwithstanding the foregoing, nothing herein contained is to be construed as an indemnification against the negligence of Surface Owner or the Surface Owner Companies, and their respective officers, employees, or agents.
iv.The obligations of Mineral Owner or its Lessee to pay such Mineral Interest Damages shall not include any damages to any Timberlands that is subject to an Existing Mineral Lease for the remaining term of any such Existing Mineral Lease.
d.The rights and privileges excepted and reserved in connection with Oil and Gas Operations shall be deemed as covenants running with the property and in all respects appurtenant to the Reserved Oil and Gas or mineral estates now owned or hereinafter acquired.
e.The rights and privileges herein conveyed to the Surface Owner (including the obligations of the Mineral Owner or its Lessee) in connection with Oil and Gas Operations shall be deemed as covenants running with the property and in all respects appurtenant to the Timberlands for the benefit of the Contribution LLC or the Sale LLC (as the grantee of the applicable Timberlands) and their successors in title to all or any portion of the Timberlands.

Section 9.7    Reserved Timber. Plum Creek and its Affiliates, agents, contractors and assigns shall have the right to continue to conduct ongoing timber harvesting and post-harvest clean-up operations on the Timberlands until Closing on the timber stands and on the terms described on Exhibit J (“Reserved Timber”). Harvesting and post-harvest clean-up operations on the tracts containing Reserved Timber will be conducted consistent with the industry standards in the region and with Plum Creek’s standards on other similarly situated tracts harvested on behalf of Plum Creek. The Company acknowledges and agrees that Plum Creek, its Affiliates, agents and contractors, may enter and exit the Timberlands following Closing as reasonably necessary to complete all harvest and post-harvest clean-up operations on the tracts containing Reserved Timber and remove logs and other forest products that have been decked or stacked on the Timberlands for removal. Plum Creek will enter into a Temporary Timber Reservation and License Agreement in the form attached Exhibit J with Contribution LLC or Sale LLC, as applicable, as of the Contribution Date documenting the same.

Section 9.8    Property Tax Programs. The Timberlands are enrolled in state-specific property tax programs, often referred to as “current use” programs, which allow for a reduced property tax assessment for forest property. The Company shall, promptly following Closing, take all commercially reasonable action necessary in order to seek to maintain the benefits of the current use programs, including (a) re-enrolling the Timberlands located in South Carolina as “Agricultural Use”, as governed by the provisions of S.C. Code Ann. § 12-43-220 and (b) re-enrolling the Timberlands located in Georgia in the valuation program created under the Georgia Forest Land Protection Act of 2008, as governed by the provisions of O.C.G.A. § 48-5-7.7.

Section 9.9    Title Insurance Matters.
a.Title Commitments and Policies. The PC Entities shall provide to the Company title commitments from the Title Company for the issuance of one or more Title Policies on the Timberlands (individually, a “Title Commitment” and collectively, the “Title Commitments”). At the Closing, the Company shall purchase from the Title Company an aggregate amount of title insurance on the Timberlands in an amount not less than the sum of the PC Contribution Amount and the Purchase Price (allocated by county and/or state, as applicable) and allocated to the Conveyed Assets using the standard 1992 ALTA owner’s title insurance policy (or such other comparable form of title insurance policy as is available in the jurisdictions in which the Timberlands are located) (the “Title Policies”).
b.No Surveys. Other than in accordance with Section 8.4(a), the PC Entities shall not provide any survey of the Timberlands to the Company. The Company agrees that the obtaining of any survey of the Timberlands or any portion thereof shall not be a condition precedent to the Company’s obligation to consummate the transactions contemplated by this Agreement or the Ancillary Agreements and that any survey obtained by the Company shall be at its sole cost and expense.
c.Title Expenses. The Company shall be responsible and pay (or reimburse the PC Entities) for the fees, costs and expenses associated with the title search and examinations, the issuance of the Title Commitments, and the premiums (including title examination and issuance costs included therein) payable in connection with the issuance of the Title Policies.

ARTICLE X
CONDITIONS PRECEDENT

Section 10.1    Conditions to Obligations of Each Party to Close. The obligations of the Parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver, on or before the Closing Date, of the following conditions:
a.Waiting Periods. All waiting periods (and any extension thereof) applicable to the transactions contemplated by this Agreement, under Regulatory Law shall have expired or been earlier terminated and neither the Department of Justice nor the Federal Trade Commission shall have taken any action to enjoin or delay (for a period of longer than 120 days) the consummation of the transactions contemplated by this Agreement.
b.No Injunction. There shall be no injunction, restraining order or decree of any nature of any court or Governmental Authority that is in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement or imposes conditions on such consummation not otherwise provided for herein.
c.No Investigation. There shall be no pending or threatened investigation by any Governmental Authority of the transactions contemplated by this Agreement to determine whether to file or commence any litigation that seeks or would seek to enjoin, restrain or prohibit the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and that has not been formally withdrawn or terminated without impact on the transactions contemplated by this Agreement or the Ancillary Agreements.
d.PC Contribution Adjustment and Purchase Price Adjustment Limits.
i.The aggregate amount of the Purchase Price Adjustment shall not exceed $10,000,000.00;
ii.The aggregate amount of the PC Contribution Adjustment shall not exceed $5,000,000.00; and
iii.The aggregate amount of the PC Contribution Adjustment and Purchase Price Adjustment combined shall not exceed $15,000,000.00.

Section 10.2    Conditions to Obligations of the Company to Close. The obligation of the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver, on or before the Closing Date, of the following conditions:
a.Consents. All material consents, authorizations, registrations or approvals of or with any Governmental Authority or other Person required in connection with the consummation of the transactions contemplated by this Agreement and set forth in Section 10.2(a) of the PC Disclosure Letter, to have been filed, made, given or obtained by Plum Creek or PC Member shall have been filed, made, given or obtained and copies thereof shall have been delivered to the Company; provided, however, that the obligation of the Company to consummate the transactions contemplated by this Agreement shall not be subject to the satisfaction or waiver of the condition set forth in this Section 10.2(a) if the Company fails to satisfy its obligations under Section 8.1(d) and such cooperation is reasonably necessary to obtain the applicable consents, authorizations, registrations and/or approvals.

b.Representations and Warranties. Each of the representations and warranties of the PC Entities contained in this Agreement shall be true and correct, without regard to “materiality” or “Material Adverse Effect” or similar qualifications in each such representation and warranty, in each case as of the date of this Agreement and as of the Closing with the same effect as though made as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be true and correct as so made does not have and would not be reasonably likely to have, in each case individually or in the aggregate, a Material Adverse Effect or otherwise have a material adverse effect on the ability of the PC Entities to perform their obligations under or consummate the transactions contemplated by this Agreement.
c.Agreements and Covenants. Plum Creek and PC Member shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.
d.PC Entity Deliveries. The PC Entities shall have tendered for delivery or caused to be tendered for delivery to the Company the items set forth in Section 3.2(a).
e.Title Policies. Subject to the payment of premium and the recording of documents, the Title Company shall be unconditionally prepared to issue the Title Policies for the benefit of the Company, insuring fee simple title to the Timberlands, subject only to the Permitted Exceptions, and including a non-imputation endorsement for the benefit of the Company.
f.Material Adverse Effect. From the date of this Agreement until the Closing, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

Section 10.3    Conditions to Obligations of the PC Entities. The obligation of the PC Entities to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver, on or before the Closing Date, of the following conditions:
a.Consents. The consents, authorizations, registrations or approvals of or with Governmental Authorities or any other Person required in connection with the consummation of the transactions contemplated by this Agreement and set forth in Section 10.3(a) of the Company’s Disclosure Letter, to have been filed, made, given or obtained by the Company shall have been filed, made, given or obtained and copies thereof shall have been delivered to the PC Entities; provided, however, that the obligation of the PC Entities to consummate the transactions contemplated by this Agreement shall not be subject to the satisfaction or waiver of the condition set forth in this Section 10.3(a) if the PC Entities fail to satisfy their obligations under Section 8.1(d) and such cooperation is reasonably necessary to obtain the applicable consents, authorizations, registrations and/or approvals.
b.Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct, without regard to “materiality” or similar qualifications in each such representation and warranty, in each case as of the date of this Agreement and as of the Closing with the same effect as though made as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be true and correct as so made does not have and would not be reasonably likely to have, in each case individually or in the aggregate, a Material Adverse Effect or otherwise have a material adverse effect on the ability of the Company to perform its obligations under or consummate the transactions contemplated by this Agreement.
c.Agreements and Covenants. The Company shall have performed or complied with, in all material respects, with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.
d.Deliveries. The Company shall have tendered for delivery or caused to be tendered for delivery to PC Member the items set forth in Section 3.2(b).

e.Title Policies. The Company shall have purchased the Title Policies from the Title Company in respect of the Timberlands and shall have provided the PC Entities with written evidence that it has obtained the Title Policies.
f.Subscription Agreements. (i) Each Subscription Agreement in the form delivered to the Company with each of the Other Investors listed in Section 7.8 of the Company’s Disclosure Letter (A) shall be the legal, valid and binding obligation of the applicable Other Investor party thereto and shall be in full force and effect, and (B) no event shall have occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Company, or any such Other Investor, as the case may be, under any term or condition of each such Subscription Agreement, and (ii) each of the Other Investors shall have contributed and paid to the Company (or shall concurrently with the Closing contribute and pay to the Company) the full amount of its Other Investor Initial Capital Contribution as set forth in Section 7.8 of the Company Disclosure Letter.

ARTICLE XI
SURVIVAL; INDEMNIFICATION

REPRESENTATIONS AND WARRANTIES OF THE PC ENTITIES AS TO
STATUS OF PC MEMBER, CONTRIBUTION LLC AND SALE LLC

Section 11.1    Survival. Except as otherwise set forth in this ARTICLE XI, (i) all representations and warranties contained in ARTICLE V (Representations and Warranties of the PC Entities Member as to Status of PC Member, Contribution LLC and Sale LLC), Sections 6.5(c) and 6.5(d) (Title to Conveyed Assets Other than Timberlands), Section 6.6 (Taxes), Section 7.1 (Organization of the Company), Section 7.3 (Authority and Enforceability of the Company), Section 7.4 (Series One Interest), Section 7.5(i) (No Violation of Organizational Documents of the Company), Section 7.9 (Investment Representations), or Section 7.10 (Brokers Fees) (collectively, the “Fundamental Representations and Warranties”), and the respective indemnification obligations in Section 11.2(a) and Section 11.3(a) with respect to breaches of Fundamental Representations only, shall survive the Closing without limitation on time, (ii) the representations and warranties contained in Section 6.9 (the “Environmental Representations and Warranties”) and the indemnification obligation in Section 11.2(a) with respect to breaches of such Environmental Representations and Warranties shall survive the Closing until the fifth anniversary of the Closing Date (the “Environmental Indemnity Period”), and (iii) all other representations and warranties contained in any other section of this Agreement (the “Non-Fundamental Representations and Warranties”), and the respective indemnification obligations in Section 11.2(a) and Section 11.3(a) with respect to breaches of Non-Fundamental Representations, shall survive the Closing until the first anniversary of the Closing Date (the “General Indemnity Period”). All agreements and covenants made in this Agreement, and the indemnification obligations in Section 11.2(b) and Section 11.3(b) with respect to such agreements and covenants, and the other indemnification obligations set forth in Section 11.2(c), Section 11.2(d), Section 11.3(c), Section 11.3(d), and Section 11.2(e) shall survive the Closing without limitation on time. Notwithstanding the foregoing, except as set forth in Section 12.2, no representation, warranty, covenant, agreement or other indemnification obligation shall survive any termination of this Agreement prior to the Closing. For the avoidance of doubt, the Parties agree that (y) no claims or causes of action may be brought against any Party or any of its directors, officers, employees, Affiliates, controlling persons, agents or representatives based upon, directly or indirectly, any of the Non-Fundamental Representations and Warranties after the General Indemnity Period, and (z) no claims or causes of action may be brought against any of the PC Entities or any of their directors, officers, employees, Affiliates, controlling persons, agents or representatives based upon, directly or indirectly, any of the Environmental Representations and Warranties after the Environmental Indemnity Period; provided that if the Person claiming the right to be indemnified (the “Indemnified Party”) has given the Party from whom it is claiming indemnification (the “Indemnifying Party”) written notice on or prior to the end of the applicable indemnity period for any such claim for indemnification, then the specific claim for which such notice is given will survive the end of such applicable indemnity period until it is resolved.

Section 11.2    PC Entities’ Obligation to Indemnify. If the Closing occurs, the PC Entities shall indemnify, defend and hold harmless the Company and its directors, officers, employees, Affiliates, controlling Persons, agents and representatives and their successors and assigns (collectively, the “Company Indemnitees”) from and against any Loss asserted against or incurred by any Company Indemnitee as a result of or arising out of:
a.a breach of any of the representations or warranties made by the PC Entities in this Agreement; provided, however, that as to the representations and warranties deemed re-made as of the Closing, the determination of whether such a breach has occurred will disregard failure of the PC Disclosure Letter to list Contracts or other similar obligations incurred by PC Member, the Contribution LLC or the Sale LLC in the ordinary course of business after the date of this Agreement and not in violation of Section 8.2;
b.a breach of any agreement or covenant of Plum Creek or PC Member in this Agreement;
c.any claim by any Person for a broker’s, finder’s, financial advisor’s or other similar fee, payment or commission based upon any agreement, arrangement or understanding alleged to have been made by any such Person with Plum Creek, PC Member (or any Person acting on either of their behalf) in connection with the transactions contemplated by this Agreement;
d.any Accepted Company Title Objection with respect to the Timberlands pursuant to Section 2.1(a)(iii); provided, however, that PC Member’s obligation to indemnify Company Indemnitees in respect of any Accepted Company Title Objection shall not exceed the allocated Purchase Price or PC Contribution Amount allocated to the Timberlands subject to such Accepted Company Title Objection pursuant to Section 1.2(c) or Section 1.4(b), as applicable; or
e.any Excluded Liabilities or Excluded Sold Liabilities to the extent arising out of, relating to, or otherwise in respect of the ownership or operation of the Conveyed Assets by Plum Creek or any of its Affiliates prior to the Effective Time.

Any amounts paid by the PC Entities pursuant to this Section 11.2 shall not be treated as capital contributions to the Company and shall not increase the PC Member’s capital account in the Company.
Section 11.3    Company’s Obligation to Indemnify. If the Closing occurs, the Company shall indemnify, defend and hold harmless the PC Entities and their respective directors, officers, employees, Affiliates, controlling Persons, agents and representatives and their successors and assigns (collectively, the “PC Indemnitees”) from and against any Loss asserted against or incurred by any PC Indemnitee as a result of or arising out of:
a.a breach of any of the representations or warranties made by the Company in this Agreement;
b.a breach of any agreement or covenant of the Company in this Agreement;
c.the entry upon the Timberlands prior to the Closing by the Company or any employee, contractor, representative or agent of the Company in violation of this Agreement; or
d.any claim by any Person for a broker’s, finder’s, financial advisor’s or other similar fee, payment or commission based upon any agreement, arrangement or understanding alleged to have been made by any such Person with the Company (or any Person acting on the Company’s behalf) in connection with the transactions contemplated by this Agreement.

Section 11.4    Procedures for Claims and Satisfaction. All claims for indemnification under this ARTICLE XI shall be resolved in accordance with the following procedures:
a.Notice of Claim. Notice must be given of facts that are the basis of an indemnification claim under this ARTICLE XI by the Indemnified Party to the Indemnifying Party within the applicable survival period set forth in Section 11.1. Any written notice delivered by an Indemnified Party to the Indemnifying Party with respect to a Loss shall set forth, with as much specificity as is reasonably practicable, the basis of the claim for such Loss and, to the extent reasonably practicable, a reasonable estimate of the amount thereof.
b.Defense of Third Party Claims.
i.Generally. If a claim or demand for indemnification is based upon an asserted liability or obligation by a Person not a Party to this Agreement (or one of the Parties’ Affiliates, including the Contribution LLC or the Sale LLC), a successor or assign of a Party, or a Company Indemnitee or a PC Indemnitee (a “Third Party Claim”), then (and without limiting the obligations under Section 11.4(a)), the Indemnified Party will undertake in good faith to give prompt notice of any such Third Party Claim to the Indemnifying Party; provided, however, that a failure to provide such notice of a Third Party Claim will not prejudice any right to indemnification under this Agreement except to the extent that the Indemnifying Party is prejudiced by such failure. The Indemnifying Party will defend such Third Party Claims at its expense with lawyers chosen (with the Indemnified Party’s consent, which will not be unreasonably withheld, conditioned or delayed) and paid by it and will give written notice (the “Notice of Defense”) to the Indemnified Party within thirty (30) days after the date such notice of a Third Party Claim is deemed received that acknowledges that it is defending the claim and that identifies the lawyer retained for the defense. The Indemnifying Party may not settle any such Third Party Claim without the consent of the Indemnified Party (which consent will not be unreasonably withheld, conditioned or delayed).
ii.Control of Defense. Notwithstanding anything to the contrary in this Section 11.4: (A) the Indemnified Party will be entitled to participate in the defense of such claim or action and to employ lawyers of its choice for such purpose at its own expense, and (B) the Indemnified Party will be entitled to assume control of the defense of such claim, and the Indemnifying Party will pay the reasonable fees and expenses of lawyers retained by the Indemnified Party (excluding the fees and expenses of the Indemnified Party’s lawyers before the date of such assumption of the defense), if: (1) the Indemnified Party reasonably believes that there exists or could arise a conflict of interest that, under applicable principles of legal ethics, could prohibit a single lawyer or law firm from representing both the Indemnified Party and the Indemnifying Party in such claim or action, and such conflict has not been timely waived; (2) the Indemnifying Party either failed to give a Notice of Defense or has failed or is failing to prosecute or defend vigorously such claim or action; or (3) there is a reasonably likelihood that criminal penalties could be imposed on the Indemnified Party in connection with such claim or action.
c.Notice of Fixed Loss. When a Loss as to which a notice has been timely given in accordance with Section 11.4(a) is paid or is otherwise fixed or determined, then the Indemnified Party will give the Indemnifying Party notice of such Loss, in reasonable detail and specifying the amount of such Loss and the provision of this Agreement upon which the claim for indemnification for such Loss is based (which notice will be in addition to the notice required under Section 11.4(a) and, if applicable, Section 11.4(b)(i), but the notices under this Section 11.4(c) and under Section 11.4(a) and, if applicable, Section 11.4(b)(i) may be given simultaneously and in a single instrument when appropriate and in compliance with all such provisions). If the Indemnifying Party is permitted to dispute such claim, it will, within thirty (30) days after receipt of notice of the claim of Loss against it pursuant to this Section 11.4(c), give counternotice, setting forth the basis for disputing such claim, to the Indemnified Party. If no such counternotice is given within such thirty-day period or if the Indemnifying Party acknowledges liability for indemnification, then such Loss will be satisfied within five (5) Business Days as provided in Section 11.4(d). If the Indemnifying Party timely gives counternotice of a dispute, the Indemnified Party and the Indemnifying Party shall endeavor to resolve such dispute in accordance with Section 8.5.
d.Satisfaction of Indemnification Obligation. Subject to the procedures set forth above and in accordance with the deadlines specified in the preceding provisions of this Section 11.4, any indemnified Loss will be satisfied by the Indemnifying Party paying the amount of such Loss to the Indemnified Party plus interest on the amount of such Loss incurred by the Indemnified Party from the date the Indemnified Party actually paid such Loss (but without duplication of any interest payable with respect to any judgment underlying a Loss resulting from a Third Party Claim) at the Prime Rate. Payments pursuant to the foregoing will be by wire transfer or by check, as the recipient may direct; provided, however, that in the absence of directions within a reasonable period of time, payment may be made by check.

Section 11.5    General Limitations. The indemnification obligations of the PC Entities and the Company under this ARTICLE XI are subject to the following limitations:
a.Deductible; Minimum Claim.
i.No indemnification shall be required to be made by the PC Entities with respect to any claim for indemnification made pursuant to Section 11.2(a) for breach of Non-Fundamental Representations and Warranties or Environmental Representations and Warranties unless the aggregate amount of Losses incurred or suffered by all Company Indemnitees under all such claims exceeds an amount equal to $2,793,805.00 (the “Deductible Amount”), and in such event, indemnification shall be made by the PC Entities only to the extent the Losses from such claims in the aggregate exceed the Deductible Amount; and
ii.No indemnification shall be required to be made by the Company with respect to any claim for indemnification made pursuant to Section 11.3(a) for breach of Non-Fundamental Representations and Warranties unless the aggregate amount of Losses incurred or suffered by all PC Indemnitees under all such claims exceeds an amount equal to the Deductible Amount, and in such event, indemnification shall be made by the Company only to the extent the Losses from such claims in the aggregate exceed the Deductible Amount.
For the avoidance of doubt, the limitations set forth in clauses (i) and (ii) of this Section 11.5(a) do not apply to indemnification by the PC Entities or by the Company for breaches of Fundamental Representations and Warranties by the PC Entities or the Company or any claims for indemnification under Sections 11.2(b), 11.2(c), 11.2(d) or 11.2(e) or Sections 11.3(b), 11.3(c), or 11.3(d).
b.Cap.
i.The aggregate liability of the PC Entities for claims for indemnification made pursuant to Section 11.2(a) for breaches of Non-Fundamental Representations and Warranties and Environmental Representations and Warranties shall not exceed $55,876,100.00 (the “Cap”); and
ii.The aggregate liability of the Company for claims for indemnification made pursuant to Section 11.3(a) for breaches of Non-Fundamental Representations and Warranties shall not exceed the Cap.

For the avoidance of doubt, (A) the limitations set forth in clauses (i) and (ii) of this Section 11.5(b) do not apply to indemnification by the PC Entities or the Company for breaches of Fundamental Representations and Warranties by the PC Entities or by the Company or any claim for indemnification under Sections 11.2(b), 11.2(c), 11.2(d) or 11.2(e) or Sections 11.3(b), 11.3(c), or 11.3(d), and (B) the fees and expenses described in Section 11.6(a)(i) shall not be included in the calculation of the Cap.
Subject to the terms of Section 11.6(c), (A) in no event shall the PC Entities’ aggregate liability for all indemnification obligations and claims under or related to this Agreement (or the transactions contemplated hereby) exceed an amount equal to the sum of the PC Contribution Amount plus the Purchase Price, and (B) in no event shall the Company’s aggregate liability for all indemnification obligations and claims under or related to this Agreement (or the transactions contemplated hereby) exceed an amount equal to the sum of the PC Contribution Amount plus the Purchase Price.

c.Insurance Recoveries. The amount of any Loss shall be reduced by any amount received by the Indemnified Party (or an Affiliate) with respect thereto under any third party insurance coverage or from any other Person (excluding an Affiliate of the Indemnified Party) alleged to be responsible therefore, net of any expense incurred by the Indemnified Party in collecting such amount. Any Indemnified Party that makes a claim for indemnification under this ARTICLE XI shall use commercially reasonable efforts to collect any amount available under any such insurance coverage and from any such other Person alleged to have responsibility. If an Indemnified Party (or an Affiliate) receives an amount under insurance coverage or from such other Person with respect to a Loss at any time subsequent to any indemnification provided by the Indemnifying Party pursuant to this ARTICLE XI, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by the Indemnifying Party in connection with providing such indemnification up to such amount received by the Indemnified Party (or Affiliate), net of any expense incurred by the Indemnified Party in collecting such amount.
d.Materiality. For purposes of calculating the Losses from any inaccuracy in or breach of any representation or warranty for which an Indemnifying Party is required to indemnify the applicable Indemnified Parties under this ARTICLE XI, the Parties shall disregard any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty. However, such materiality, Material Adverse Effect and other similar qualifications will not be disregarded (and will be considered) in determining whether an inaccuracy in or breach of a representation or warranty exists as the basis for any such indemnification claim.

Section 11.6    Certain Rules and Other Limitations.
a.Definition of Loss. “Loss” means any loss, cost, damage, expense, payment, liability or obligation incurred or suffered with respect to the act, omission, fact or circumstance with respect to which such term is used, including: (i) subject to Section 11.4(b), related reasonable attorneys’, accountants’ and other professional advisors’ fees and expenses, including those as to investigation, prosecution or defense of any claim or threatened claim including any reasonable attorneys’ fees and expenses in connection with one or more appellate or bankruptcy proceedings arising out of any such claim; and (ii) amounts paid in settlement of a dispute with a Person not a Party that if resolved in favor of such Person would constitute a matter to which a Party is indemnified pursuant to this Agreement, even though such settlement does not acknowledge that the underlying facts or circumstances constitute a breach of a representation and warranty or other indemnified matter. Notwithstanding the foregoing, “Loss” does not include any punitive, incidental, indirect, special or consequential damages, except in the case of (i) fraud, or (ii) any judgment and any other award payable to a Person other than a Party, a successor or assign of a Party, or a Company Indemnitee or a PC Indemnitee pursuant to the Third Party Claim, or (iii) any decrease in the fair market value of the portion of Timberlands that is subject to an Accepted Company Title Objection (measured as the decrease in the fair market value of such real property resulting from the Title Objection underlying the Accepted Company Title Objection in a third party sale compared to the fair market value such real property would have had in the same third party sale had the Title Objection underlying the applicable Accepted Company Title Objection not existed).
b.Knowledge. Notwithstanding anything in this Agreement to the contrary, (i) solely with respect to the indemnification obligations pursuant to Section 11.2(a) above, if on or prior to the Closing, the Company (or Silver Creek as its manager) has actual knowledge (for purposes herein, the Company’s knowledge shall be limited to the actual knowledge of Bob Ratliffe, Bill Turner, or LeAnne Kolb, without any duty of inquiry) of any information that would cause one or more of the representations and warranties made by the PC Entities to be inaccurate as of the date made or as of the Closing Date, the Company Indemnitees shall not have any right to remedy after the Closing with respect to such inaccuracy and shall be deemed to have waived their rights to indemnification in respect thereof, and (ii) solely with respect to the indemnification obligations pursuant to Section 11.3(a) above, if on or prior to the Closing, the PC Entities have Knowledge of any information that would cause one or more of the representations and warranties made by the Company to be inaccurate as of the date made or as of the Closing Date, the PC Indemnitees shall not have any right to remedy after the Closing with respect to such inaccuracy and shall be deemed to have waived their rights to indemnification in respect thereof. Notwithstanding the foregoing, the Company will not be deemed to have knowledge of a matter if it learned of such matter from a PC Entity after the date of this Agreement and such PC Entity had Knowledge of such matter prior to the date of this Agreement.
c.No Limitation. No limitation on indemnification contained in this ARTICLE XI shall apply to any Loss resulting from or involving any knowing and intentional breach of a representation, warranty, covenant or agreement set forth in this Agreement (i.e., where the breaching Party knows its action constitutes a breach of this Agreement at the time of such action or inaction and intends to commit such breach at such time) or a Party’s fraud.

Section 11.7    Exclusive Remedy. Each of the Parties agrees that, except as contemplated by Section 13.14 and with respect to claims arising from fraud, intentional misconduct, or criminal activity on the part of a Party in connection with the transactions contemplated by this Agreement, if the Closing occurs, the indemnification provided in this ARTICLE XI will be the exclusive remedy for a breach by any Party of any representation, warranty, agreement or covenant contained in this Agreement.

ARTICLE XII
TERMINATION AND ABANDONMENT

Section 12.1    Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:
a.by mutual written consent of the PC Entities and the Company;
b.by either the PC Entities or the Company, if the Closing has not occurred on or prior to January 31, 2016; provided, however, that such termination date may be extended upon the mutual agreement of the PC Entities and the Company for up to two additional periods of 60 days each (such date, including any such permitted extensions thereof, the “Termination Date”); provided, further, that the right to terminate the Agreement pursuant to this Section 12.1(b) shall not be available to any Party if it fails to perform any of its obligations under this Agreement (other than, in the case of the Company, the obligation to tender the Purchase Price so long as the Company is otherwise prepared to tender the Purchase Price if the conditions to Closing are satisfied), which failure is the cause of the failure of the Closing to have occurred by such time;
c.by the PC Entities pursuant to Section 8.3(a);
d.by the PC Entities upon a breach or violation of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or violation would result in the failure to satisfy the conditions set forth in Section 10.1 or Section 10.3 and, in any such case, such breach or violation shall be incapable of being cured by the Termination Date, or the Company has not cured such breach within 30 days after the giving of written notice thereof by PC Member to the Company of such violation or breach; provided that if the Company, after using good faith efforts to cure the breach, is not able to cure it within such 30 day period, then the cure period shall be extended to 60 days after the giving of written notice of the breach by PC Member to the Company so long as the Company continues to use good faith efforts to cure the breach during such 60-day cure period;
e.by the Company upon a breach or violation of any representation, warranty, covenant or agreement on the part of Plum Creek or PC Member set forth in this Agreement, which breach or violation would result in the failure to satisfy the conditions set forth in Section 10.1 or Section 10.2 and, in any such case, such breach or violation shall be incapable of being cured by the Termination Date, or Plum Creek or PC Member, as applicable, has not cured such breach within 30 days after the giving of written notice thereof by the Company to the PC Entities of such violation or breach; provided that if Plum Creek or PC Member, as applicable, after using good faith efforts to cure the breach, is not able to cure it within such 30 day period, then the cure period shall be extended to 60 days after the giving of written notice of the breach by the Company to the PC Entities so long as Plum Creek or PC Member, as applicable, continues to use good faith efforts to cure the breach during such 60-day period; and
f.By either party as provided in Section 8.9.

Section 12.2    Effect of Termination. Subject to the following provisions of this Section 12.2, upon any termination of this Agreement as provided in Section 12.1, the obligations of the Parties hereunder shall terminate and there shall be no liability on the part of any Party hereto with respect thereto, except for the provisions of Section 8.7 (Costs and Expenses), Section 9.1 (Right of Entry) but only to the extent provided therein, this Section 12.2, and ARTICLE XIII (General Provisions), other than Section 13.14 (Specific Performance), each of which shall survive termination of this Agreement. Nothing in this Section 12.2 shall be construed or interpreted to preclude the PC Entities, in the event the Company breaches or violates any representation, warranty, covenant or agreement set forth in this Agreement, from electing to pursue specific performance of this Agreement in accordance with Section 13.14.

ARTICLE XIII
GENERAL PROVISIONS

Section 13.1    Notice. All notices, requests, demands, and other communications required or permitted to be given under this Agreement, or which are to be given with respect to this Agreement, shall be in writing and shall be personally delivered, sent by registered or certified mail, postage prepaid and return receipt requested, by nationally recognized overnight express courier, postage prepaid, or by facsimile transmission with a confirming copy sent by overnight express courier as set forth above, in each case addressed to the following address for the intended recipient (or such other notice address as shall have previously been designated by the intended recipient by notice to the sender given as provided herein):

If to the PC Entities, to:

Plum Creek Timber Operations I, L.L.C.
601 Union Street, Suite 3100
Seattle, WA 98101
Attn: Russell Hagen
Facsimile: 206-467-3795

And to:

Plum Creek Timber Operations I, L.L.C.
2500 Daniels Bridge Road, Suite 200-2a
Athens, GA 30606
Attn: Dow Derato
Facsimile: 706-583-6725

with a copy to:
Sutherland Asbill & Brennan LLP
999 Peachtree Street
Atlanta, Georgia 30309
Attention: Victor P. Haley, Esq.
Facsimile: 404-853-8806

If to the Company to:

Twin Creeks Timber, LLC
c/o Silver Creek Advisory Partners LLC
1301 Fifth Ave. 40th Floor
Seattle, Washington 98101
Attention: Robert Ratliffe
Facsimile: 206-774-6010

with a copy to:

Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
Attention: Rosemarie A. Thurston
Facsimile: (404) 881-7000

If to the Company pursuant to Section 2.1(a)(i), to the following email address: bill@silvercreekcapital.com.
Any notice to be given hereunder shall be effective (a) if given by facsimile, at the time such facsimile is transmitted and the appropriate confirmation is received (or, if such time is not during a Business Day, at the beginning of the next Business Day), provided that a copy of such notice is also delivered by nationally recognized overnight delivery or courier service as provide in clause (c) hereof, (b) if given by mail, three (3) Business Days (or, if to an address outside the United States, seven (7) calendar days) after such communication is deposited in the mails with first-class postage prepaid, (c) if sent by express mail or recognized overnight delivery or courier service, two (2) Business Days after such communication is sent, postage prepaid, or (d) if given by any other means, when delivered at the address specified pursuant to this Section 13.1.
Section 13.2    Legal Holidays. If any date set forth in this Agreement for the performance of any obligation by any Party, or for the delivery of any instrument or notice as herein provided, should be a Saturday, Sunday or legal holiday, the compliance with such obligation or delivery shall be deemed acceptable on the next day which is not a Saturday, Sunday or legal holiday. As used herein, the term “legal holiday” means any state or federal holiday for which financial institutions or post offices are generally closed in the State of Washington for observance thereof.

Section 13.3    Further Assurances. From the date of this Agreement until the Closing or termination of this Agreement, the Parties shall each use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transaction described in this Agreement, including (a) effecting all registrations and filings required under this Agreement or applicable Law, and (c) satisfying the Closing conditions set forth in this Agreement.

Section 13.4    Assignment; Binding Effect. This Agreement shall not be assignable or otherwise transferable (i) by the Company without the prior written consent of the PC Entities, or (ii) by either of the PC Entities without the prior written consent of the Company; provided, however, that a PC Entity may, by written notice to the Company, assign all or any portion of its rights and obligations under this Agreement to any Affiliate thereof. Any attempt to assign this Agreement without the prior written consent required by this Section 13.4 shall be void. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 13.5    Amendment; Waiver. This Agreement may not be amended or modified in any manner other than by an agreement in writing signed by all of the Parties or their respective successors or permitted assigns. No waiver under this Agreement shall be valid or binding unless set forth in a writing duly executed and delivered by each Party against whom enforcement of such waiver is sought. Neither the waiver by any of the Parties of a breach of or a default under any provision of this Agreement, nor the failure by any of the Parties, on one or more occasions, to enforce any provision of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

Section 13.6    Confidentiality. Except as and to the extent required by applicable Law, the Parties shall not disclose or use any Confidential Information with respect to any other Party hereto or any of its Affiliates that is furnished, or to be furnished, by such other Party or its representatives in connection herewith at any time or in any manner; provided, however, that the foregoing restrictions shall not apply to information the disclosure of which is necessary for the receiving Party to enforce any or all of its rights under this Agreement. Each Party shall cause its Representatives and Affiliates (and their respective Representatives) to comply with the provisions of this Section 13.6 to the same extent that such Party is so obligated. Each Party shall be responsible for any violation of this Section 13.6 by any of its Affiliates or any Representative of such Party or any of its Affiliates. For the avoidance of doubt, the foregoing restrictions shall not operate to prohibit, restrict or in any way limit the use or disclosure by the Company, the Contribution LLC or the Sale LLC of any Confidential Information included in or to the extent relating exclusively to the Conveyed Assets from and after the Closing.

Section 13.7    No Third Party Beneficiaries. Nothing in this Agreement or any of the Ancillary Agreements, whether express or implied, is intended or shall be construed to confer upon or give to any Person, other than the Parties hereto, the Company Indemnitees and the PC Indemnitees (with respect to ARTICLE XI), any right, remedy or other benefit under or by reason of this Agreement.

Section 13.8    Severability of Provisions. If any provision of this Agreement (including any phrase, sentence, clause, Section or subsection) is inoperative, invalid, illegal or unenforceable for any reason, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon any such determination, the Parties shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 13.9    Governing Law.
a.This Agreement shall be governed in all respects, including validity, construction, interpretation and effect, by the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.
b.EACH OF THE PARTIES HEREBY (I) IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF WASHINGTON LOCATED IN KING COUNTY AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA IN AND FOR THE WESTERN DISTRICT OF WASHINGTON FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (II) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL

JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (III) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN A WASHINGTON STATE COURT LOCATED IN KING COUNTY OR FEDERAL COURT IN AND FOR THE WESTERN DISTRICT OF WASHINGTON. EACH OF THE PARTIES HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTY AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREES THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 13.1, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF ON SUCH PARTY.
c.EACH PARTY HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HEREBY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OF THE ANCILLARY AGREEMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION.

Section 13.10    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one and the same instrument. A Party may deliver executed signature pages to this Agreement by facsimile transmission to the other party, which facsimile copies shall be deemed to be an original executed signature page binding on the party that so delivered the executed signature page by facsimile. This Agreement (including all exhibits and schedules hereto), together with the Ancillary Agreements, contains the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior letters of intent, understandings, or other agreements, whether written or oral, if any, with respect thereto.

Section 13.11    Captions. The captions and other headings contained in this Agreement as to the contents of particular articles, sections, paragraphs or other subdivisions contained herein are inserted for convenience of reference only and are in no way to be construed as part of this Agreement or as limitations on the scope of the particular articles, sections, paragraphs or other subdivisions to which they refer and shall not affect the interpretation or meaning of this Agreement. “Article,” “Section,” “Subsection,” “Exhibit” or “Schedule” refers to such item of or attached to this Agreement.

Section 13.12    Construction. The Parties agree that “including” and other words or phrases of inclusion, if any, shall not be construed as terms of limitation, so that references to “included” matters shall be regarded as nonexclusive, non-characterizing illustrations and equivalent to the terms “including, but not limited to,” and “including, without limitation.” Each Party acknowledges that it has had the opportunity to be advised and represented by counsel in the negotiation, execution and delivery of this Agreement and accordingly agrees that if any ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any Party solely because such Party or its representatives were the drafters of any such provision.

Section 13.13    Reimbursement of Legal Fees. In the event any legal proceeding should be brought to enforce the terms of this Agreement or for breach of any provision of this Agreement, the non-prevailing Party shall reimburse the prevailing Party for all reasonable costs and expenses of the prevailing Party (including its attorneys’ fees and disbursements). For purposes of the foregoing, (i) “prevailing Party” means (A) in the case of the Party initiating the enforcement of rights or remedies, that it recovered substantially all of its claims, and (B) in the case of the Party defending against such enforcement, that it successfully defended substantially all of the claims made against it, and (ii) if no Party is a “prevailing Party” within the meaning of the foregoing, then no Party will be entitled to recover its costs and expenses (including attorney’s fees and disbursements) from any other Party.

Section 13.14    Specific Performance. The Parties acknowledge that money damages would not be a sufficient remedy for any breach of this Agreement and that irreparable harm would result if this Agreement were not specifically enforced. Therefore, the rights and obligations of the Parties under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. If any of Plum Creek, PC Member, or the Company fails to consummate the transactions contemplated in this Agreement, Plum Creek, PC Member, or the Company, as the case may be, may undertake an action, suit or proceeding for the specific enforcement of this Agreement unless such Party seeking specific performance has failed to perform any of its obligations under this Agreement, and such failure primarily contributes to the failure of any of the other Parties to consummate the transactions contemplated by this Agreement.

ARTICLE XIV
DEFINITIONS
The terms set forth below when used in this Agreement shall have the following meanings:
“Affiliate” of any Person means another Person which, directly or indirectly, controls, is controlled by, or is under common control with, the first Person.
“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in New York City are authorized or required by law or executive order to close.
“Casualty Loss” means any material physical damage to or loss of the timber on any portion of the Timberlands by fire, earthquake, flood or other casualty, but not including any such damage or loss caused by insects or disease, occurring prior to the Effective Time. A Casualty Loss shall refer only to a single incident of casualty (e.g. a single fire, windstorm or hurricane) and separate incidents of casualty shall not be aggregated for the purpose of determining the number of acres affected by such casualty.
“Claims” means, with respect to the Conveyed Assets, all claims, demands, investigations, causes of action, suits, defaults, assessments, litigation or other proceedings by or before any Governmental Authority, arbitrator or arbitration panel.
“Company Easements” means such access easements across property owned by Plum Creek, PC Member, or any of their Affiliates as may be reasonably necessary to allow the Contribution LLC with respect to the Contributed Timberlands or the Sale LLC with respect to the Sold Timberlands, and their successors and assigns, to use any portion of the Timberlands for growing and harvesting timber, in each case, substantially in the form of Exhibit K.

“Company Limited Liability Company Agreement” means the limited liability company agreement of the Company in substantially the form attached hereto as Exhibit L (with such changes thereto as are mutually agreed upon by the Company and the PC Entities), that is to be executed by the Company, PC Member, and the Other Investors.
“Completed Title Commitment” means a Title Commitment together with a copy of each recorded documentary exception referenced therein when posted to the Title Company’s online repository.
“Condemnation” means any condemnation proceeding filed or threatened in writing by any Governmental Authority or any exercise, by a Governmental Authority, of eminent domain powers (or notice of the exercise thereof) with respect to the Timberlands.
“Confidential Information” means, with respect to any Party, (a) any confidential information concerning the business and affairs of such Party and/or any of its Affiliates, however documented and in whatever form, including all trade secrets concerning the business and affairs of such Party or any such Affiliate, current and prospective customer lists, lists and identities of business partners, current and anticipated customer requirements, pricing and profit information, and any other documents or electronic information or copies of any of the same relating to any business of such Party or any such Affiliate, and (b) all notes, analyses, compilations, studies, summaries, and other material prepared by any other Party (or any of its Representatives) to whom or which such Confidential Information is provided hereunder or otherwise made available containing or based, in whole or in part, on any information described in clause (a) of this definition. Confidential Information need not be marked “Confidential,” “Proprietary,” “Private,” or similarly. Confidential Information does not include, however, any information that (i) is or becomes publicly available or obtainable from independent sources and not in breach of the obligations of any Person under this Agreement, provided that, in the case of any such information that is obtainable from an independent source, such source is not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of secrecy to, the Party to which such information relates or any of its Affiliates with respect to such information or (ii) was within the receiving Party’s possession prior to its being furnished to such receiving Party by or on behalf of any other Party or any of its Affiliates or Representatives, provided that the source of such information was not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of secrecy to, such other Party or any of its Affiliates in respect thereof.
“Contract” means any agreement, lease, license, evidence of debt, mortgage, deed of trust, note, bond, indenture, security agreement, commitment, instrument, understanding or other contract or legally binding obligation or arrangement of any kind.
“Contribution Date” means the date on which the Conveyed Assets have been contributed, transferred and conveyed by Plum Creek to the Contribution LLC and the Sale LLC in accordance with ARTICLE I.
“Conveyance Instruments” means such deeds and/or other instruments necessary or appropriate under applicable Laws to convey to the Contribution LLC fee simple title to the Contributed Timberlands and to convey to the Sale LLC fee simple title to the Sold Timberlands, in each case, with covenants of limited or special warranty as to title subject to the Permitted Exceptions.
“Environmental Laws” means any United States federal, state or local Laws and the regulations promulgated thereunder, in existence on the date hereof, relating to pollution or protection of the environment, including Laws relating to wetlands protection, Laws relating to reclamation of land and waterways and Laws relating to emissions, discharges, disseminations, releases or threatened releases of Hazardous Substances into the environment (including ambient air, surface water, ground water, soil, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances but excluding Laws related to threatened or endangered species or habitats, including the federal Endangered Species Act.
“Forestry Consultant” means any forestry consultant independent of the Parties appointed by the PC Entities and reasonably satisfactory to Silver Creek, acting in its capacity as manager of the Company, to act as a consultant and/or arbitrator under the provisions of Section 2.1 or Section 9.6.
“Governmental Authority” means any federal, state, local or foreign government or any court or any administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority.
“Hazardous Substances” means any chemical, compound, constituent, material, waste, contaminant (including petroleum, crude oil or any fraction thereof) or other substance, defined as hazardous or toxic, or otherwise regulated by any of the following Laws and regulations promulgated thereunder as amended from time to time prior to the Effective Time: (i) the Comprehensive Environmental Response, Compensation and Liability Act (as amended by the Superfund Amendments and Reauthorization Act), 42 U.S.C. § 9601 et seq.; (ii) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq.; (iii) the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; (iv) the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; (v) the Clean Water Act, 33 U.S.C. § 1251 et seq.; (vi) the Clean Air Act, 42 U.S.C. § 1857 et seq.; and (vii) all Laws of the states in which the Timberlands are located that are based on, or substantially similar to, the federal statutes listed in parts (i) through (vi) of this subparagraph.
“Knowledge” with respect to either of the PC Entities means the actual knowledge possessed by any of Russell Hagen, Dow Derato, Paul J. Davis, Thomas Reed, Steve Hanley, Steve Jack, and Matt Edwards, without any duty on the part of such individuals to investigate or inquire into any particular matter.
“Law” means any rule, regulation, statute, order, ordinance, guideline, code or other legally enforceable requirement, including common law, state and federal laws and laws of foreign jurisdictions.
“Lien” means any mortgage, lien, charge, pledge, hypothecation, assignment, deposit, arrangement, encumbrance, security interest, assessment, adverse claim, levy, preference or priority or other security agreement of any kind or nature whatsoever (whether voluntary or involuntary, affirmative or negative (but excluding all negative pledges), and whether imposed or created by operation of law or otherwise) in, on or with respect to, or pledge of, any Conveyed Assets, or any other interest in the Conveyed Assets, designed to secure the repayment of debt or any other obligation, whether arising by Contract, operation of law or otherwise.
“Material Adverse Effect” means any event, occurrence, condition, fact or change, whether known or unknown as of the date of this Agreement, that has a material and adverse effect on the Conveyed Assets taken as a whole; provided, however, that none of the following shall be taken into account in determining whether there has been a Material Adverse Effect: (i) the effects of changes that are generally applicable to the timber industry, the forest products industry and the pulp and paper industry and their respective markets, (ii) the effects of changes that are generally applicable to the United States economy or securities markets or the world economy or international securities markets, (iii) the effects resulting from acts of God, war or terrorism, (iv) the effects of changes in Law or interpretations thereof applicable to the Company, Plum Creek, PC Member, the Contribution LLC, the Sale LLC, or the Conveyed Assets, and (v) the effects resulting from actions required to be taken pursuant to this Agreement or any Ancillary Agreement or which are primarily attributable to the announcement of this Agreement and the transactions contemplated hereby; provided, further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a materially disproportionate effect on the Conveyed Assets as compared to other industrially-managed commercial timberlands in the same geographic market as the Conveyed Assets so affected.
“Other Investors” means each other Person which executes a Subscription Agreement for Series One or Series Two Interests.
“Other Investor Initial Capital Contribution” means, with respect to each Other Investor, the cash capital contribution to the Company to be made at or contemporaneously with the Closing by such Other Investor pursuant to its Subscription Agreement and the Company Limited Liability Company Agreement, as set forth in Section 7.8 of the Company Disclosure Letter.
“Parties” means Plum Creek, PC Member, and the Company, collectively. “Party” means Plum Creek, PC Member, or the Company, individually.
“PC Subscription Agreement” means that certain Subscription Agreement executed on behalf of PC Member as of the date of this Agreement, the form of which is attached hereto as Exhibit M.
“Person” means an individual, partnership, limited partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Phase II Report” means an investigation and written report conducted by an environmental professional that further evaluates a REC identified in a Phase I Report or other transaction screen process for the purpose of providing additional information regarding the nature and extent of environmental contamination associated with a REC.
“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning on or before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.
“Prime Rate” means the prime rate of interest as published from time to time in the “Money Rates” table of The Wall Street Journal.
“REC” means the presence or likely presence of any Hazardous Substance on a property under conditions that indicates an existing release, a past release, or a material threat of a release of any Hazardous Substance into structures on the property or in the ground, groundwater or surface water of the property.
“Regulatory Law” means the Sherman Antitrust Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Federal Trade Commission Act of 1914, as amended, and all federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate (i) foreign investment, (ii) foreign exchange or currency control or (iii) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.
“Representative” means, as to any Person, such Person’s partners, consultants, officers, directors, employees, agents, advisors (including financial advisors, attorneys, accountants and lenders) and other representatives
“Reserved Easements” means collectively (i) the easements with respect to the Contributed Timberlands described in Section 1.1(a)(i)(2) of the PC Disclosure Letter and (ii) the easements with respect to the Sold Timberlands described in Section 1.3(a)(i)(2) of the PC Disclosure Letter, and each such easement is referred to as a “Reserved Easement,” in each case, substantially in the form of Exhibit K.
“SEC” means the Securities and Exchange Commission.
“Series One Interest” means a number of units of the Company’s Series One Interest, as defined in the Company Limited Liability Company Agreement, representing as of the Closing Date twenty-five percent (25%) of the Company’s Series One Interest outstanding as of the Closing on a fully diluted basis and having the rights and obligations attributable to the Series One Interest set forth in the Company Limited Liability Company Agreement.
“Silver Creek” means Silver Creek Advisory Partners LLC, a limited liability company organized under the laws of Delaware, which is the manager of the Company under the Company Limited Liability Company Agreement.
“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.
“Tax Authority” means the Internal Revenue Service and any other domestic or foreign Governmental Authority responsible for the administration or collection of any Tax.
“Tax Return” means any return, report or similar statement (including the attached schedules) required to be filed with respect to Taxes, including any information return, claim for refund, amended return, or declaration of estimated Taxes.
“Timber Adjustment Period” means the period beginning on April 17, 2015 through the Effective Time.
“Title Company” means First American Title Insurance Company.
“Title Failure” means any portion of the Timberlands that consists of five (5) or more contiguous acres and that is not, or immediately prior to the Closing will not be, (i) owned by the Contribution LLC or the Sale LLC or (ii) insurable by the Title Company.
“Transaction Documents” means this Agreement and any exhibits or schedules thereto or other documents referred to therein, and the Ancillary Agreements.
“Treasury Regulations” means the treasury regulations (including temporary regulations) promulgated by the United States Department of Treasury with respect to the IRC.

The following defined terms are defined in this Agreement on the referenced pages:

AAA	40
AAA Rules	40
Accepted Company Title Objections	16

Adjustment Casualty Losses	18
Agreement	5
Ancillary Agreements	28
Arbitration Period	41
Assumed Contributed Liabilities	7
Assumed Sold Liabilities	10
Books and Records	39
Cap	59
Closing	23
Closing Date	23
Company	5
Company Identified Casualty Loss	18
Company Indemnitees	56
Company Title Objection	15
Company Title Objections	15
Company’s Disclosure Letter	33
Continuing Agreements	41
Contributed Assets	6
Contributed Contracts	6
Contributed Easements	7
Contributed Overharvest	20
Contributed Real Property Leases	7
Contributed Timberlands	6
Contributed Under Harvest	20
Contribution LLC	6
Contribution LLC Assignment Agreement	23
Contribution LLC Interest	6
Conveyed Assets	11
Conveyed Contracts	9
Deductible Amount	59
Deeds	13
Dispute	39
Distinctive Site Management Plan	47
Distinctive Sites	47
Effective Time	23
Entry Right	44
Environmental Indemnity Period	55
Environmental Representations and Warranties	55
Excluded Contributed Assets	7
Excluded Liabilities	7
Excluded Sold Assets	10
Excluded Sold Liabilities	10
Existing Mineral Leases	49
Fundamental Representations and Warranties	55
General Indemnity Period	55
Indemnified Party	56
Indemnifying Party	56
Inventory Data	33
IRC	23
legal holiday	64

Lessee	49
Loss	60
Mineral Interest Damages	49
Mineral Owner	49
Monetary Liens	15
Net Contributed Overharvest	20
Net Sold Overharvest	20
Non-Fundamental Representations and Warranties	55
Notice of Defense	57
Oil and Gas Operations	49
Party Executive	40
PC Companies	45
PC Contribution Amount	8
PC Contribution Amount Adjustment	22
PC Covered Returns	31
PC Disclosure Letter	27
PC Entities	5
PC Identified Casualty Loss	18
PC Indemnitees	57
PC Member	5
PC Property Manager	25
Permitted Exceptions	11
Phase I Report	47
Plum Creek	5
Post-Closing Company Easement	48
Post-Closing Reserved Easement	48
Property Management Agreements	25
Purchase Price	11
Purchase Price Adjustment	22
Real Property Leases	9
Reserved Mineral Interests	49
Reserved Oil and Gas	49
Reserved Timber	51
Sale LLC	8
Sale LLC Assignment Agreement	24
Sale LLC Interest	9
Schedule Supplement	43
Sold Assets	9
Sold Contracts	9
Sold Easements	10
Sold Overharvest	20
Sold Real Property Leases	9
Sold Timberlands	9
Sold Under Harvest	20
Stand Detail	20
Subscription Agreement	35
Subscription Agreements	35
Surface Owner	49
Surface Owner Companies	50
Termination Date	62

Third Party Claim	57
Timberlands	9
Title Commitment	51
Title Commitments	52
Title Failure Carveout	16
Title Objection Carveout	16
Title Objection Period	15
Title Policies	52
Transfer Taxes	42
Variance Report	20

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be signed by an officer thereunto duly authorized, all as of the date first written above.

PLUM CREEK TIMBERLANDS, L.P.
By:     Plum Creek Timber I, L.L.C.
Its:    General Partner

By: /s/ Rick R. Holley
Name:     Rick R. Holley
Title:     Chief Executive Officer

PLUM CREEK TIMBER OPERATIONS I, L.L.C.

By: /s/ Rick R. Holley
Name: Rick R. Holley
Title: Chief Executive Officer

TWIN CREEKS TIMBER, LLC

By: /s/ Bryan J. Weeks

Name:     Bryan J. Weeks

Title:     Manager of Silver Creek Advisory Partners LLC,
its Manager

SCHEDULE 7.9
TO
CONTRIBUTION AGREEMENT
Investment Representations
The Company represents and warrants to the PC Entities that:
1.    The Company has been advised to and has engaged its own counsel and any other advisers it deems necessary and appropriate, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.
2.    The Company is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the federal Securities Act of 1933, as amended.
3.    The Company acknowledges and understands that the Contribution LLC Interest and the Sale LLC Interest have not been registered under the federal Securities Act of 1933, as amended, or under any state securities or “blue sky” law in reliance on the representations and warranties set forth in this Schedule 7.9.
4.    The Company is capable of evaluating the risks and merits of an investment in the Contribution LLC and in the Sale LLC and of protecting its interests in connection with an investment in the Contribution LLC and in the Sale LLC.
5.    The Company has not seen, received, been presented with or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of general advertising or general solicitation with respect to the purchase or sale of interests in the Contribution LLC or the Sale LLC.
6.    No Person has at any time expressly or impliedly represented, warranted or guaranteed to the Company that the Company may freely transfer its interest in the Contribution LLC Interest or in the Sale LLC Interest, that a percentage of profit and/or amount or type of consideration will be realized as a result of its investment in the Contribution LLC Interest or the Sale LLC Interest, that past performance or experience on the part of the other Parties or their respective Affiliates in any way indicates the future results of the Contribution LLC’s business or the Sale LLC’s business, that any distributions from the Contribution LLC or the Sale LLC will be made by any specific date or will be made at all.
7.    The Company is acquiring, either directly or indirectly, the Contribution LLC Interest and the Sale LLC Interest for its own account and not for the account of any other Person, with the intention of holding such interests for investment for an indefinite period of time, with no present intention of either (i) dividing, or allowing others to participate in, the investment in such interests (other than indirectly by the Other Investors by virtue of their investment in the Company), or (ii) selling or otherwise participating directly or indirectly in a distribution of such interests or any part thereof.
8.    The Company acknowledges and understands (i) that its investments in the Contribution LLC Interest and in the Sale LLC Interest are speculative and involve a substantial risk of loss of its entire investment in the Contribution LLC Interest and the Sale LLC Interest, and (ii) the risks related to the acquisition of the Contribution LLC Interest and the Sale LLC Interest, including that the Contribution LLC and the Sale LLC will be newly organized and will not have any financial or operating history.

9.    The Company acknowledges and understands that there is no public market for interests in the Contribution LLC or in the Sale LLC and none is expected to develop and that, accordingly, it might not be possible for it to liquidate its investment in the Contribution LLC Interest or in the Sale LLC Interest.
The PC Entities acknowledge and agree that the representations in this Schedule 7.9 have been requested to document compliance with securities laws and will not affect any rights of the Company under the Agreement, including its rights to indemnification.

EXHIBIT A

PER ACRE ALLOCATION TO TIMBERLANDS

(acres to be determined using GIS]

State	Per Acre Value
AL	$2,236
MS	$2,213
AR	$2,071
GA	$2,172
SC	$2,035

EXHIBIT B-1

FORM OF DEED - ALABAMA

This Instrument Prepared By:
Victor Haley
Sutherland Asbill & Brennan LLP
999 Peachtree Street, NE
Atlanta, GA 30309-3996
Telephone: (404) 853-8000

When recorded return to:
Jennifer Shinholster
First American Title Insurance Company
Six Concourse Parkway, Suite 2000
Atlanta, GA 30328

STATE OF ALABAMA

COUNTY OF __________

STATUTORY WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS:

That FOR AND IN CONSIDERATION of the sum of ________________________ and no/100 Dollars ($__________) cash in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, PLUM CREEK TIMBERLANDS, L.P., a Delaware limited partnership, duly authorized by law to transact business in the State of Alabama, hereinafter referred to as the “Grantor,” does hereby GRANT, BARGAIN, SELL and CONVEY unto _____________________, a Delaware limited liability company, duly authorized by law to transact business in the State of Alabama, hereinafter referred to as the “Grantee,” its successors and assigns, the real property (the “Property”) situated, lying and being in the County of ____________ and State of Alabama, as described on EXHIBIT A attached hereto and made a part hereof for all purposes, and together with Grantor’s rights, title and interest, if any, in (A) all roads, bridges, buildings, fixtures and other improvements thereon, (B) all timber growing, standing or lying (including timber loaded on vehicles but not yet weighed) thereon, (C) all farm products, crops, biomass, seeds and seedlings or other vegetation located thereon, and (D) all other privileges, appurtenances, easements, and other rights (including rights to groundwater, surface water and other water) appertaining thereto (collectively, the “Premises”).

Without expanding by implication the limited warranty set forth herein, this conveyance and the warranty of title set forth herein are made subject to the matters set forth on EXHIBIT B attached hereto, to the extent, and only to the extent, that the same may still be in force and effect and applicable to the Premises, said exhibit being incorporated herein by reference for all purposes (the “Permitted Exceptions”).

TO HAVE AND TO HOLD the Premises, together with the privileges and appurtenances thereunto properly belonging unto the said Grantee, its successors and assigns forever; and Grantor does hereby bind itself, its successors and assigns, to Warrant and Forever Defend, all and singular the Premises unto Grantee, its successors and assigns, against every person whosoever lawfully claiming, or to claim the same, or any part thereof, by, through and under Grantor, but not otherwise, and subject to the matters set forth herein.

The conveyance of any minerals or water rights conveyed to Grantee herein is hereby made by Grantor purely by quitclaim and accepted by Grantee without any warranty by Grantor, either express or implied, without recourse against Grantor.

BALANCE OF PAGE INTENTIONALLY LEFT BLANK

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Grantor has signed and sealed this deed on this the ____ day of ___________________, 2016

Plum Creek Timberlands, L.P.,
a Delaware limited partnership

By: ______________________________________

Name: ____________________________________

Title: _____________________________________

STATE OF ______________    )
ACKNOWLEDGEMENT
COUNTY OF ____________    )

I, the undersigned, a Notary Public in and for said County and State, hereby certify that _________________________, whose name as ________________ of Plum Creek Timberlands, L.P., a Delaware limited partnership, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day, that being informed of the contents of said instrument, he, with full authority as such officer, executed the same voluntarily for and as the act of said company.

GIVEN UNDER MY HAND AND OFFICIAL SEAL, this the ____ day of _____________, 2016.

My commission expires:
____________________________
Notary Public of ______________
(SEAL)
Printed Name:_________________

Address of Grantor:                    Address of Grantee:

Exhibit A
to Form of Deed - Alabama

Legal Description

Exhibit B
to Form of Deed - Alabama
Permitted Exceptions
(a)Restrictions on the ability to build upon the Property, or use the Property, for any purpose other than growing or harvesting timber, that are imposed by any current or future development standards of any governmental authority, building or zoning ordinances or any other law;
(b)To the extent a tract included in the Property is bounded or traversed by a river, stream, branch or lake:
(i)the rights of upper and lower riparian owners and the rights of others to navigate such river or stream;
(ii)the right, if any, of neighboring riparian owners and the public or others to use any public waters, and the right, if any, of the public to use the beaches or shores for recreational purposes;
(iii)any claim of lack of title to the Property formerly or presently comprising the shores or bottomland of navigable waters or as a result of the change in the boundary due to accretion or avulsion; and
(iv)any portion of the Property which is sovereignty lands or any other land that may lie within the bounds of navigable rivers as established by applicable law;
(c)To the extent any portion of the Property is bounded or traversed by a public road or maintained right of way, the rights of others (whether owned in fee or by easement), in and to any portion of the Property that lies within such road or maintained right of way;
(d)Railroad tracks and related facilities, if any (whether owned in fee or by easement), and related railroad easements or rights of way, if any, traversing the Property and the rights of railroad companies to any tracks, siding, ties and rails associated therewith;
(e)Any restriction on the use of any of the Premises due to environmental laws or conservation easements;
(f)All ad valorem property or other taxes not yet due and payable as of the date hereof, all such taxes for subsequent tax periods after the date hereof, and all other assessments and other charges of any kind or nature imposed upon or levied against or on account of the Premises by any governmental authority;
(g)Any additional or supplemental taxes that may result from a reassessment of the Property, and any potential roll-back or greenbelt type taxes related to any agricultural, forest or open space exemption that is subject to recapture pursuant to applicable law arising out of Grantee’s discontinuance of active forestry operations or otherwise changing the use of all or any portion of the Property after the date hereof;
(h)Liens for taxes not yet due and payable;
(i)Easements, discrepancies or conflicts in boundary lines, shortages in area, vacancies, excesses, encroachments or any other facts that a current and accurate survey of the Property would disclose;
(j)All oil, gas and other minerals or other substances of any kind or character as may have been previously reserved by or conveyed to others and any leases concerning any of such oil, gas, other minerals or other substances in, on or under the Property;
(k)Rights, if any, relating to the construction and maintenance in connection with any public utility of wires, poles, pipes, conduits and appurtenances thereto, on, under, above or across the Property;
(l)Any claim of lack of access rights to any portion of the Property where (i) permission to access has been granted verbally or in writing or (ii) Grantor or any of its affiliates, as applicable, has otherwise historically enjoyed access;

(m)Any condemnation in respect of the Property;
(n)Any easement, covenant, use restriction, zoning restriction, boundary line dispute, encroachment, or other third party right affecting any of the Premises not described in this Exhibit B and which, individually or in the aggregate, would not have a material adverse effect on the value, use, operations, possession or enjoyment by Grantee of the Premises, taken as a whole, for growing and harvesting timber.
(o)The following matters of record: [insert from approved Title Commitment];
(p)The reserved easements more particularly described on Exhibit B-1 attached hereto, if any;
(q)Parties in possession under the matters listed below: [insert long-term leases; hunt and other short-term leases to be addressed in assignment document];
(r)The following matters: [insert specific matters from PC Disclosure Letter]; and

(s)The following matters: [insert specific Continuing Agreements and the Reserved Timber, if applicable].

Exhibit B-1
to Form of Deed - Alabama
Reserved Easements

EXHIBIT B-2

FORM OF DEED - ARKANSAS

This Instrument Prepared By:
Victor Haley
Sutherland Asbill & Brennan LLP
999 Peachtree Street, NE
Atlanta, GA 30309-3996
Telephone: (404) 853-8000

When recorded return to:
Jennifer Shinholster
First American Title Insurance Company
Six Concourse Parkway, Suite 2000
Atlanta, GA 30328

STATE OF ARKANSAS            )
) SS.
COUNTY OF ________            )

SPECIAL WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS:

That FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) cash in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, PLUM CREEK TIMBERLANDS, L.P., a Delaware limited partnership, duly authorized by law to transact business in the State of Arkansas, herein after referred to as the “Grantor,” has Granted, Sold and Conveyed and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY unto _______________, a Delaware limited liability company, duly authorized by law to transact business in the State of Arkansas, hereinafter referred to as the “Grantee,” its successors and assigns, the real property (the “Property”) situated, lying and being in the County of ____________ and State of Arkansas, as described on EXHIBIT A attached hereto and incorporated herein, and together with Grantor’s rights, title and interest, if any, in (A) all roads, bridges, buildings, fixtures and other improvements thereon, (B) all timber growing, standing or lying (including timber loaded on vehicles but not yet weighed) thereon, (C) all farm products, crops, biomass, seeds and seedlings or other vegetation located thereon, and (D) all other privileges, appurtenances, easements, and other rights (including rights to groundwater, surface water and other water)

appertaining thereto (collectively, the “Premises”), subject, however, to the reservations and more particularly set forth in EXHIBIT C attached hereto and incorporated herein.

Without expanding by implication the limited warranty set forth herein, this conveyance and the warranty of title set forth herein are made subject to the matters set forth on EXHIBIT B attached hereto and incorporated herein, to the extent, and only to the extent, that the same may still be in force and effect and applicable to the Property, said exhibit being incorporated herein by reference for all purposes (the “Permitted Exceptions”).

TO HAVE AND TO HOLD the Premises, together with the privileges and appurtenances thereunto properly belonging unto the said Grantee, their heirs and assigns forever; and Grantor does hereby bind itself, its successors and assigns, to Warrant and Forever Defend, all and singular the Premises unto Grantee, their heirs and assigns, against every person whosoever lawfully claiming, or to claim the same, or any part thereof, by, through and under Grantor, but not otherwise, and subject to the matters set forth herein.

The conveyance of any minerals or water rights conveyed to Grantee herein is subject to the terms of EXHIBIT C attached hereto and is hereby made by Grantor purely by quitclaim and accepted by Grantee without any warranty by Grantor, either express or implied, without recourse against Grantor.

The effective date of this conveyance shall be ______________, 2016.

I certify under penalty of perjury that the correct
amount of documentary stamps required by law
has been placed on this instrument.
GRANTEE OR AGENT:     ___________________________________________
GRANTEE’S ADDRESS:

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Grantor has signed and sealed this deed on this the ____ day of __________________, 2016

Plum Creek Timberlands, L.P., a Delaware
limited partnership

By: ______________________________________

Name: ____________________________________

Title: _____________________________________

ACKNOWLEDGMENT

STATE OF _________        )
) SS
COUNTY OF    _______        )

BE IT REMEMBERED that on this ______ day of ____________, 2016, came before me, the undersigned, a Notary Public, duly commissioned, qualified and acting, within and for the said County and State, ______________________________, to me personally well known (or satisfactorily proven to be), who stated that s/he is the ____________________ of Plum Creek Timberlands, L.P., a Delaware limited partnership, and was duly authorized in his/her capacity to execute the foregoing instrument for and in the name and on behalf of said limited partnership, and further stated and acknowledged s/he had so signed, executed and delivered the foregoing instrument of the consideration, uses and purposes therein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this ___ day of __________________, 2016.

_____________________________
Notary Public

My commission expires:                Printed Name:_________________

___________________

Address of Grantor:                    Address of Grantee:

Exhibit A
to Form of Deed - Arkansas

Legal Description

Exhibit B
to Form of Deed - Arkansas
Permitted Exceptions
(a)Restrictions on the ability to build upon the Property, or use the Property, for any purpose other than growing or harvesting timber, that are imposed by any current or future development standards of any governmental authority, building or zoning ordinances or any other law;
(b)To the extent a tract included in the Property is bounded or traversed by a river, stream, branch or lake:
(i)the rights of upper and lower riparian owners and the rights of others to navigate such river or stream;
(ii)the right, if any, of neighboring riparian owners and the public or others to use any public waters, and the right, if any, of the public to use the beaches or shores for recreational purposes;
(iii)any claim of lack of title to the Property formerly or presently comprising the shores or bottomland of navigable waters or as a result of the change in the boundary due to accretion or avulsion; and
(iv)any portion of the Property which is sovereignty lands or any other land that may lie within the bounds of navigable rivers as established by applicable law;
(c)To the extent any portion of the Property is bounded or traversed by a public road or maintained right of way, the rights of others (whether owned in fee or by easement), in and to any portion of the Property that lies within such road or maintained right of way;
(d)Railroad tracks and related facilities, if any (whether owned in fee or by easement), and related railroad easements or rights of way, if any, traversing the Property and the rights of railroad companies to any tracks, siding, ties and rails associated therewith;
(e)Any restriction on the use of any of the Premises due to environmental laws or conservation easements;
(f)All ad valorem property or other taxes not yet due and payable as of the date hereof, all such taxes for subsequent tax periods after the date hereof, and all other assessments and other charges of any kind or nature imposed upon or levied against or on account of the Premises by any governmental authority;
(g)Any additional or supplemental taxes that may result from a reassessment of the Property, and any potential roll-back or greenbelt type taxes related to any agricultural, forest or open space exemption that is subject to recapture pursuant to applicable law arising out of Grantee’s discontinuance of active forestry operations or otherwise changing the use of all or any portion of the Property after the date hereof;
(h)Liens for taxes not yet due and payable;
(i)Easements, discrepancies or conflicts in boundary lines, shortages in area, vacancies, excesses, encroachments or any other facts that a current and accurate survey of the Property would disclose;
(j)All oil, gas and other minerals or other substances of any kind or character as may have been previously reserved by or conveyed to others and any leases concerning any of such oil, gas, other minerals or other substances in, on or under the Property;
(k)Rights, if any, relating to the construction and maintenance in connection with any public utility of wires, poles, pipes, conduits and appurtenances thereto, on, under, above or across the Property;
(l)Any claim of lack of access rights to any portion of the Property where (i) permission to access has been granted verbally or in writing or (ii) Grantor or any of its affiliates, as applicable, has otherwise historically enjoyed access;

(m)Any condemnation in respect of the Property;
(n)Any easement, covenant, use restriction, zoning restriction, boundary line dispute, encroachment, or other third party right affecting any of the Premises not described in this Exhibit B and which, individually or in the aggregate, would not have a material adverse effect on the value, use, operations, possession or enjoyment by Grantee of the Premises, taken as a whole, for growing and harvesting timber.
(o)The following matters of record: [insert from approved Title Commitment];
(p)The reserved easements more particularly described on Exhibit B-1 attached hereto, if any;
(q)Parties in possession under the matters listed below: [insert long-term leases; hunt and other short-term leases to be addressed in assignment document];
(r)The following matters: [insert specific matters from PC Disclosure Letter]; and

(s)The following matters: [insert specific Continuing Agreements and the Reserved Timber, if applicable].

Exhibit B-1
to Form of Deed - Arkansas
Reserved Easements

Exhibit C
to Form of Deed - Arkansas

Mineral Reservation

Subject to the terms of this Exhibit C, Grantor hereby reserves and excepts the following described “Reserved Mineral Interests”:
(a)    Any and all existing mineral leases (the “Existing Mineral Leases”), and Grantor, for itself and its successors and assigns, hereby expressly excepts, excludes and reserves from the Property all oil, gas and other hydrocarbons, regardless of gravity and whether produced in liquid or gaseous form (including, without limitation, all gas occurring in coal or lignite seams, beds or deposits) and all substances necessarily produced in association with such oil, gas and other hydrocarbons, owned by Grantor or any of its Affiliates (defined below) in, on or under the Property not previously reserved or severed from the Property by their predecessors in interest together with all rights to inject, store, possess, and to retain ownership of, and title to, and remove or withdraw natural gas, other gases, vapors, liquids and other substances into, in, under and from the geological strata or formations lying underneath the surface of the Property (the “Reserved Oil and Gas”). Grantor further reserves unto itself and its successors and assigns, rights of ingress and egress for the purpose of prospecting and exploring for Reserved Oil and Gas by any means, and for the purpose of drilling, extracting, storing, developing, producing, treating, processing, transporting and marketing Reserved Oil and Gas, together with the right to commingle Reserved Oil and Gas or any other material produced from the Property with minerals or any other material produced from any other property; including a perpetual easement to construct, maintain and use surface and pipelines, conduits, and passageways on, through and under the Property for the transportation of Reserved Oil and Gas, materials, equipment, supplies and persons and other tangible property (all of the above, the “Oil and Gas Operations”).
(b)    The term “Mineral Owner” means at the time of the execution and delivery of this deed Grantor or one of its Affiliates, and thereafter any owner of the Reserved Oil and Gas. The term “Surface Owner” means at the time of the execution and delivery of this instrument Grantee and thereafter any owner of the Property. The term “Lessee” means a lessee under a mineral lease granted by Grantor or its successors and assigns after the date of this reservation.
(c)    Mineral Owner and Surface Owner shall use liquidated damages (“Mineral Interest Damages”) to compensate Surface Owner for Mineral Owner’s or its Lessee’s use of the Property (including, without limitation, all appurtenances, improvements and fixtures of or on the Property) for Oil and Gas Operations due to the difficulty in assessing the damage to the Property. Mineral Interest Damages do not constitute a penalty, but represent an attempt to assess actual damages. In the event Mineral Owner or Lessee conducts any Oil and Gas Operations under the Reserved Mineral Interests, Mineral Owner or Lessee, as applicable, shall give Surface Owner notice and pay Surface Owner Mineral Interest Damages as follows (and each oil and/or gas operation lease entered into after the date of this instrument shall contain a surface damage provision with terms no less favorable to the Surface Owner than the following terms and conditions):
(i)    Mineral Owner/Lessee must provide Surface Owner with a minimum of thirty (30) days prior written notice of Mineral Owner/Lessee’s planned Oil and Gas Operations. Mineral Interest Damages for the Property (including, without limitation, all appurtenances, improvements and fixtures of or on the Property) used and/or accessed for Oil and Gas Operations shall be assessed at one hundred and fifty percent (150%) of the appraised fair market value for the Property disturbed plus the then-prevailing market price for any merchantable and/or pre-merchantable timber damaged or destroyed.

(ii)    The fair market value of the Property damaged or destroyed shall be calculated in accordance with Exhibit C-1 attached hereto and incorporated herein, and the fair market value of the merchantable and pre-merchantable timber damaged or destroyed shall be calculated in accordance with Exhibit C-2 attached hereto and incorporated herein, in each case, as determined by mutual agreement of the Mineral Owner/Lessee and Surface Owner. If the Mineral Owner/Lessee and Surface Owner are unable to agree on such fair market value, they shall refer the matter to a Forestry Consultant (defined below), and the Mineral Owner/Lessee and Surface Owner will, at a mutually agreed time within three (3) days after referral of the matter to such Forestry Consultant, simultaneously submit to the Forestry Consultant their respective calculations of such fair market value and any necessary supporting documentation. Within thirty (30) days of such submissions, the Forestry Consultant will select one of the two submissions (and shall not select any other amount) as being most representative of the disputed fair market value, and the submission so selected shall be final and binding on the Mineral Owner/Lessee and Surface Owner. The costs and expenses of the Forestry Consultant in connection with the dispute resolution procedure set forth herein shall be paid by the non-prevailing party. Mineral Interest Damages shall be payable within thirty (30) days after final determination of the fair market value, whether by mutual agreement or by the Forestry Consultant.
(iii)    Mineral Owner/Lessee must promptly repair and restore, at Mineral Owner/Lessee’s sole cost and expense, any and all damage to roads and fences and other improvements and fixtures arising from the Oil and Gas Operations; and Mineral Owner/Lessee shall indemnify and save Surface Owner, together with its Affiliates (the “Surface Owner Companies”) harmless, and, at Mineral Owner/Lessee’s expense, shall defend Surface Owner and the Surface Owner Companies from and against any and all claims, suits, losses, damages, or expenses, on account of injuries to or death of any and all persons whomsoever, including, without limitation, any employees, agents and invitees of Surface Owner, Surface Owner Companies and Mineral Owner/Lessee, and any and all damage to personal property to whomsoever belonging, including property owned by, rented to, or in the care, custody, or control of the Parties, arising or growing out of, or in any manner connected with the negligence or wrongful conduct of Mineral Owner/Lessee in connection with the Oil and Gas Operations. Notwithstanding the foregoing, nothing herein contained is to be construed as an indemnification against the negligence of Surface Owner or the Surface Owner Companies, and their respective officers, employees, or agents.
(iv)    The obligations of Mineral Owner or its Lessee to pay such Mineral Interest Damages shall not include any damages to any Property that is subject to an Existing Mineral Lease for the remaining term of any such Existing Mineral Lease.
(d)    The rights and privileges excepted and reserved in connection with Oil and Gas Operations shall be deemed as covenants running with the Property and in all respects appurtenant to the Reserved Oil and Gas or mineral estates now owned or hereinafter acquired.
(e)    The rights and privileges herein conveyed to the Surface Owner (including the obligations of the Mineral Owner or its Lessee) in connection with Oil and Gas Operations shall be deemed as covenants running with the property and in all respects appurtenant to the Property for the benefit of the Grantee and its successors in title to all or any portion of the Property.
(f)    As used herein, “Affiliate” means another Person that, directly or indirectly, controls, is controlled by, or is under common control with, the first Person, and the term “Person” means any individual, partnership, limited partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof. The term “Forestry Consultant” means any forestry consultant independent of the parties appointed by Mineral Owner/Lessee and reasonably satisfactory to Surface Owner, to act as a consultant and/or arbitrator under the provisions of Paragraph (c)(ii) above.

Exhibit C-1
to Form of Deed - Arkansas

Exhibit C-2
to Form of Deed - Arkansas

EXHIBIT B-3

FORM OF DEED - GEORGIA

Prepared by:
Victor P. Haley
Sutherland Asbill & Brennan LLP
999 Peachtree Street, N.E.
Atlanta, Georgia 30309

Upon recording return to:
Jennifer Shinholster
First American Title Insurance Company
Six Concourse Parkway, Suite 2000
Atlanta, Georgia 30328

SPACE ABOVE LINE IS FOR RECORDER’S USE ONLY

LIMITED WARRANTY DEED
(____________ County, Georgia)

THIS INDENTURE is made the ____ day of _____________, 2016, between ______________________, a Delaware _____________, the address of which is ____________________________ (hereinafter referred to as “Grantor”), and _________________________, a Delaware limited liability company, with an address of ________________________________ (hereinafter referred to as “Grantee”).

WITNESSETH:

GRANTOR, in consideration of the sum of TEN and 00/100 DOLLARS ($10.00) and other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed, and does hereby grant, bargain, sell, alien, convey and confirm unto Grantee the following described property:

All that tract or parcel of land lying and being in _________ County, Georgia, being more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”), and together with Grantor’s rights, title and interest, if any, in (A) all roads, bridges, buildings, fixtures and other improvements thereon, (B) all timber growing, standing or lying (including timber loaded on vehicles but not yet weighed) thereon, (C) all farm products, crops, biomass, seeds and seedlings or other vegetation located thereon, and (D) all other privileges, appurtenances, easements, and other rights (including rights to groundwater, surface water and other water) appertaining thereto (collectively, the “Premises”).

This conveyance and the warranty of title set forth herein are made subject to the matters set forth on Exhibit B attached hereto and incorporated herein (the “Permitted Exceptions), to the extent, and only to the extent, that the same may still be in force and effect and applicable to the Premises.

TO HAVE AND TO HOLD the Premises unto Grantee and unto its successors and assigns, together with all and singular the rights, members and appurtenances thereof, to the same being and belonging or in any wise appertaining, to the only proper use, benefit and behoof of Grantee and its successors and assigns, forever, IN FEE SIMPLE.

Except with respect to the Permitted Exceptions, Grantor covenants with Grantee that it will forever warrant and defend said title to the Premises against all lawful claims and encumbrances claiming by, through or under Grantor, but against none other.

The conveyance of any minerals or water rights conveyed to Grantee herein is hereby made by Grantor purely by quitclaim and accepted by Grantee without any warranty by Grantor, either express or implied, without recourse against Grantor.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, Grantor has signed and sealed this Deed, effective as of the day and year first above written.

Signed, sealed and delivered in the presence of: ___________________________ Unofficial Witness ___________________________ Notary Public (NOTARY SEAL) My Commission Expires: ______________________	______________, a Delaware _________ By:_____________________________________ Name: Title: [SEAL]

Exhibit A
to Form of Deed - Georgia

Legal Description

Exhibit B
to Form of Deed - Georgia

Permitted Exceptions

(a)Restrictions on the ability to build upon the Property, or use the Property, for any purpose other than growing or harvesting timber, that are imposed by any current or future development standards of any governmental authority, building or zoning ordinances or any other law;
(b)To the extent a tract included in the Property is bounded or traversed by a river, stream, branch or lake:
(i)the rights of upper and lower riparian owners and the rights of others to navigate such river or stream;
(ii)the right, if any, of neighboring riparian owners and the public or others to use any public waters, and the right, if any, of the public to use the beaches or shores for recreational purposes;
(iii)any claim of lack of title to the Property formerly or presently comprising the shores or bottomland of navigable waters or as a result of the change in the boundary due to accretion or avulsion; and
(iv)any portion of the Property which is sovereignty lands or any other land that may lie within the bounds of navigable rivers as established by applicable law;
(c)To the extent any portion of the Property is bounded or traversed by a public road or maintained right of way, the rights of others (whether owned in fee or by easement), in and to any portion of the Property that lies within such road or maintained right of way;
(d)Railroad tracks and related facilities, if any (whether owned in fee or by easement), and related railroad easements or rights of way, if any, traversing the Property and the rights of railroad companies to any tracks, siding, ties and rails associated therewith;
(e)Any restriction on the use of any of the Premises due to environmental laws or conservation easements;
(f)All ad valorem property or other taxes not yet due and payable as of the date hereof, all such taxes for subsequent tax periods after the date hereof, and all other assessments and other charges of any kind or nature imposed upon or levied against or on account of the Premises by any governmental authority;
(g)Any additional or supplemental taxes that may result from a reassessment of the Property, and any potential roll-back or greenbelt type taxes related to any agricultural, forest or open space exemption that is subject to recapture pursuant to applicable law arising out of Grantee’s discontinuance of active forestry operations or otherwise changing the use of all or any portion of the Property after the date hereof;
(h)Liens for taxes not yet due and payable;
(i)Easements, discrepancies or conflicts in boundary lines, shortages in area, vacancies, excesses, encroachments or any other facts that a current and accurate survey of the Property would disclose;
(j)All oil, gas and other minerals or other substances of any kind or character as may have been previously reserved by or conveyed to others and any leases concerning any of such oil, gas, other minerals or other substances in, on or under the Property;
(k)Rights, if any, relating to the construction and maintenance in connection with any public utility of wires, poles, pipes, conduits and appurtenances thereto, on, under, above or across the Property;
(l)Any claim of lack of access rights to any portion of the Property where (i) permission to access has been granted verbally or in writing or (ii) Grantor or any of its affiliates, as applicable, has otherwise historically enjoyed access;

(m)Any condemnation in respect of the Property;
(n)Any easement, covenant, use restriction, zoning restriction, boundary line dispute, encroachment, or other third party right affecting any of the Premises not described in this Exhibit B and which, individually or in the aggregate, would not have a material adverse effect on the value, use, operations, possession or enjoyment by Grantee of the Premises, taken as a whole, for growing and harvesting timber.
(o)The following matters of record: [insert from approved Title Commitment];
(p)The reserved easements more particularly described on Exhibit B-1 attached hereto, if any;
(q)Parties in possession under the matters listed below: [insert long-term leases; hunt and other short-term leases to be addressed in assignment document];
(r)The following matters: [insert specific matters from PC Disclosure Letter]; and

(s)The following matters: [insert specific Continuing Agreements and the Reserved Timber, if applicable].

Exhibit B-1
to Form of Deed - Georgia

Reserved Easements

EXHIBIT B-4

FORM OF DEED - MISSISSIPPI

This instrument prepared by:            Approved as to form under MS Law:
Victor Haley
Sutherland Asbill & Brennan LLP
999 Peachtree Street NE
Atlanta, GA 30309                    Telephone:
Telephone: 404-853-8000                MS Bar No:____________

Upon recording return to:
John Spencer
First American Title Insurance Company
Six Concourse Parkway, Suite 2000
Atlanta, GA 30328

Grantor:                        Grantee:
Plum Creek South Central Timberlands, L.L.C.    [insert name, address, and telephone]
[insert address and telephone]

Indexing Instructions:     [SEE EXHIBIT D ATTACHED HERETO]

STATE OF MISSISSIPPI

COUNTY OF ____________

SPECIAL WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS:

That FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) cash in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, PLUM CREEK SOUTH CENTRAL TIMBERLANDS, L.L.C., a Delaware limited liability company, duly authorized by law to transact business in the State of Mississippi, herein after referred to as the “Grantor,” does hereby SELL, CONVEY AND WARRANT SPECIALLY unto_______________________, a Delaware limited liability company, hereinafter referred to as the “Grantee,” its successors and assigns, the real property (the “Property”) situated, lying and being in the County of _________ and State of Mississippi, as described on EXHIBIT A attached hereto and made a part hereof for all purposes, and together with Grantor’s rights, title and interest, if any, in (A) all roads, bridges, buildings, fixtures and other improvements thereon, (B) all timber growing, standing or lying (including timber loaded on vehicles but not yet weighed) thereon, (C) all farm products, crops, biomass, seeds and seedlings or other vegetation located thereon, and (D) all other privileges, appurtenances, easements, and other rights (including rights to groundwater, surface water and other water) appertaining thereto (collectively, the “Premises”), subject, however, to the reservations and more particularly set forth in EXHIBIT C attached hereto and incorporated herein.

Without expanding by implication the limited warranty set forth herein, this conveyance and the warranty of title set forth herein are made subject to the matters set forth on EXHIBIT B attached hereto and made a part hereof, to the extent, and only to the extent, that the same may still be in force and effect and applicable to the Premises, said exhibit being incorporated herein by reference for all purposes (the “Permitted Exceptions”).

TO HAVE AND TO HOLD the Premises, together with all and singular the rights, privileges and appurtenances thereunto properly belonging unto the said Grantee, its successors and assigns forever; and Grantor does hereby bind itself, its successors and assigns, to Warrant and Forever Defend, all and singular the Premises unto Grantee, its successors and assigns, against every person whosoever lawfully claiming, or to claim the same, or any part thereof, by, through and under Grantor, but not otherwise, and subject to the matters set forth herein.

The conveyance of any minerals or water rights conveyed to Grantee herein is subject to the terms of EXHIBIT C attached hereto and is hereby made by Grantor purely by quitclaim and accepted by Grantee without any warranty by Grantor, either express or implied, without recourse against Grantor.

BALANCE OF PAGE INTENTIONALLY LEFT BLANK

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Grantor has signed and sealed this deed on this the ____ day of ________________, 2016

Plum Creek South Central Timberlands, L.L.C., a Delaware limited liability company

By: ________________________________

Name: ______________________________

Title: _______________________________

STATE OF ____________    )
)    ACKNOWLEDGEMENT
COUNTY OF __________    )

Personally appeared before me, the undersigned authority in and for the said county and state, on this _____ day of _______________, 2016, within my jurisdiction, the within named ___________________________, who acknowledged that s/he is ________________________ of Plum Creek South Central Timberlands, L.L.C., a Delaware limited liability company, and that for and on behalf of the said company, and as its act and deed s/he executed the above and foregoing instrument, after first having been duly authorized by said company so to do.

GIVEN UNDER MY HAND AND OFFICIAL SEAL, this the ___ day of _____________, 2016.

My commission expires:
____________________________
Notary Public of ______________

(SEAL)
Printed Name:________________

Exhibit A
to Form of Deed - Mississippi

Legal Description

Exhibit B
to Form of Deed - Mississippi

Permitted Exceptions

(a)Restrictions on the ability to build upon the Property, or use the Property, for any purpose other than growing or harvesting timber, that are imposed by any current or future development standards of any governmental authority, building or zoning ordinances or any other law;
(b)To the extent a tract included in the Property is bounded or traversed by a river, stream, branch or lake:
(i)the rights of upper and lower riparian owners and the rights of others to navigate such river or stream;
(ii)the right, if any, of neighboring riparian owners and the public or others to use any public waters, and the right, if any, of the public to use the beaches or shores for recreational purposes;
(iii)any claim of lack of title to the Property formerly or presently comprising the shores or bottomland of navigable waters or as a result of the change in the boundary due to accretion or avulsion; and
(iv)any portion of the Property which is sovereignty lands or any other land that may lie within the bounds of navigable rivers as established by applicable law;
(c)To the extent any portion of the Property is bounded or traversed by a public road or maintained right of way, the rights of others (whether owned in fee or by easement), in and to any portion of the Property that lies within such road or maintained right of way;
(d)Railroad tracks and related facilities, if any (whether owned in fee or by easement), and related railroad easements or rights of way, if any, traversing the Property and the rights of railroad companies to any tracks, siding, ties and rails associated therewith;
(e)Any restriction on the use of any of the Premises due to environmental laws or conservation easements;
(f)All ad valorem property or other taxes not yet due and payable as of the date hereof, all such taxes for subsequent tax periods after the date hereof, and all other assessments and other charges of any kind or nature imposed upon or levied against or on account of the Premises by any governmental authority;
(g)Any additional or supplemental taxes that may result from a reassessment of the Property, and any potential roll-back or greenbelt type taxes related to any agricultural, forest or open space exemption that is subject to recapture pursuant to applicable law arising out of Grantee’s discontinuance of active forestry operations or otherwise changing the use of all or any portion of the Property after the date hereof;
(h)Liens for taxes not yet due and payable;
(i)Easements, discrepancies or conflicts in boundary lines, shortages in area, vacancies, excesses, encroachments or any other facts that a current and accurate survey of the Property would disclose;
(j)All oil, gas and other minerals or other substances of any kind or character as may have been previously reserved by or conveyed to others and any leases concerning any of such oil, gas, other minerals or other substances in, on or under the Property;
(k)Rights, if any, relating to the construction and maintenance in connection with any public utility of wires, poles, pipes, conduits and appurtenances thereto, on, under, above or across the Property;

(l)Any claim of lack of access rights to any portion of the Property where (i) permission to access has been granted verbally or in writing or (ii) Grantor or any of its affiliates, as applicable, has otherwise historically enjoyed access;
(m)Any condemnation in respect of the Property;
(n)Any easement, covenant, use restriction, zoning restriction, boundary line dispute, encroachment, or other third party right affecting any of the Premises not described in this Exhibit B and which, individually or in the aggregate, would not have a material adverse effect on the value, use, operations, possession or enjoyment by Grantee of the Premises, taken as a whole, for growing and harvesting timber.
(o)The following matters of record: [insert from approved Title Commitment];
(p)The reserved easements more particularly described on Exhibit B-1 attached hereto, if any;
(q)Parties in possession under the matters listed below: [insert long-term leases; hunt and other short-term leases to be addressed in assignment document];
(r)The following matters: [insert specific matters from PC Disclosure Letter]; and

(s)The following matters: [insert specific Continuing Agreements and the Reserved Timber, if applicable].

Exhibit B-1
to Form of Deed - Mississippi

Reserved Easements

Exhibit C
to Form of Deed - Mississippi

Mineral Reservation

Subject to the terms of this Exhibit C, Grantor hereby reserves and excepts the following described “Reserved Mineral Interests”:
(a)    Any and all existing mineral leases (the “Existing Mineral Leases”), and Grantor, for itself and its successors and assigns, hereby expressly excepts, excludes and reserves from the Property all oil, gas and other hydrocarbons, regardless of gravity and whether produced in liquid or gaseous form (including, without limitation, all gas occurring in coal or lignite seams, beds or deposits) and all substances necessarily produced in association with such oil, gas and other hydrocarbons, owned by Grantor or any of its Affiliates (defined below) in, on or under the Property not previously reserved or severed from the Property by their predecessors in interest together with all rights to inject, store, possess, and to retain ownership of, and title to, and remove or withdraw natural gas, other gases, vapors, liquids and other substances into, in, under and from the geological strata or formations lying underneath the surface of the Property (the “Reserved Oil and Gas”). Grantor further reserves unto itself and its successors and assigns, rights of ingress and egress for the purpose of prospecting and exploring for Reserved Oil and Gas by any means, and for the purpose of drilling, extracting, storing, developing, producing, treating, processing, transporting and marketing Reserved Oil and Gas, together with the right to commingle Reserved Oil and Gas or any other material produced from the Property with minerals or any other material produced from any other property; including a perpetual easement to construct, maintain and use surface and pipelines, conduits, and passageways on, through and under the Property for the transportation of Reserved Oil and Gas, materials, equipment, supplies and persons and other tangible property (all of the above, the “Oil and Gas Operations”).
(b)    The term “Mineral Owner” means at the time of the execution and delivery of this deed Grantor or one of its Affiliates, and thereafter any owner of the Reserved Oil and Gas. The term “Surface Owner” means at the time of the execution and delivery of this instrument Grantee and thereafter any owner of the Property. The term “Lessee” means a lessee under a mineral lease granted by Grantor or its successors and assigns after the date of this reservation.
(c)    Mineral Owner and Surface Owner shall use liquidated damages (“Mineral Interest Damages”) to compensate Surface Owner for Mineral Owner’s or its Lessee’s use of the Property (including, without limitation, all appurtenances, improvements and fixtures of or on the Property) for Oil and Gas Operations due to the difficulty in assessing the damage to the Property. Mineral Interest Damages do not constitute a penalty, but represent an attempt to assess actual damages. In the event Mineral Owner or Lessee conducts any Oil and Gas Operations under the Reserved Mineral Interests, Mineral Owner or Lessee, as applicable, shall give Surface Owner notice and pay Surface Owner Mineral Interest Damages as follows (and each oil and/or gas operation lease entered into after the date of this instrument shall contain a surface damage provision with terms no less favorable to the Surface Owner than the following terms and conditions):
(i)    Mineral Owner/Lessee must provide Surface Owner with a minimum of thirty (30) days prior written notice of Mineral Owner/Lessee’s planned Oil and Gas Operations. Mineral Interest Damages for the Property (including, without limitation, all appurtenances, improvements and fixtures of or on the Property) used and/or accessed for Oil and Gas Operations shall be assessed at one hundred and fifty percent (150%) of the appraised fair market value for the Property disturbed plus the then-prevailing market price for any merchantable and/or pre-merchantable timber damaged or destroyed.

(ii)    The fair market value of the Property damaged or destroyed shall be calculated in accordance with Exhibit C-1 attached hereto and incorporated herein, and the fair market value of the merchantable and pre-merchantable timber damaged or destroyed shall be calculated in accordance with Exhibit C-2 attached hereto and incorporated herein, in each case, as determined by mutual agreement of the Mineral Owner/Lessee and Surface Owner. If the Mineral Owner/Lessee and Surface Owner are unable to agree on such fair market value, they shall refer the matter to a Forestry Consultant (defined below), and the Mineral Owner/Lessee and Surface Owner will, at a mutually agreed time within three (3) days after referral of the matter to such Forestry Consultant, simultaneously submit to the Forestry Consultant their respective calculations of such fair market value and any necessary supporting documentation. Within thirty (30) days of such submissions, the Forestry Consultant will select one of the two submissions (and shall not select any other amount) as being most representative of the disputed fair market value, and the submission so selected shall be final and binding on the Mineral Owner/Lessee and Surface Owner. The costs and expenses of the Forestry Consultant in connection with the dispute resolution procedure set forth herein shall be paid by the non-prevailing party. Mineral Interest Damages shall be payable within thirty (30) days after final determination of the fair market value, whether by mutual agreement or by the Forestry Consultant.
(iii)    Mineral Owner/Lessee must promptly repair and restore, at Mineral Owner/Lessee’s sole cost and expense, any and all damage to roads and fences and other improvements and fixtures arising from the Oil and Gas Operations; and Mineral Owner/Lessee shall indemnify and save Surface Owner, together with its Affiliates (the “Surface Owner Companies”) harmless, and, at Mineral Owner/Lessee’s expense, shall defend Surface Owner and the Surface Owner Companies from and against any and all claims, suits, losses, damages, or expenses, on account of injuries to or death of any and all persons whomsoever, including, without limitation, any employees, agents and invitees of Surface Owner, Surface Owner Companies and Mineral Owner/Lessee, and any and all damage to personal property to whomsoever belonging, including property owned by, rented to, or in the care, custody, or control of the Parties, arising or growing out of, or in any manner connected with the negligence or wrongful conduct of Mineral Owner/Lessee in connection with the Oil and Gas Operations. Notwithstanding the foregoing, nothing herein contained is to be construed as an indemnification against the negligence of Surface Owner or the Surface Owner Companies, and their respective officers, employees, or agents.
(iv)    The obligations of Mineral Owner or its Lessee to pay such Mineral Interest Damages shall not include any damages to any Property that is subject to an Existing Mineral Lease for the remaining term of any such Existing Mineral Lease.
(d)    The rights and privileges excepted and reserved in connection with Oil and Gas Operations shall be deemed as covenants running with the Property and in all respects appurtenant to the Reserved Oil and Gas or mineral estates now owned or hereinafter acquired.
(e)    The rights and privileges herein conveyed to the Surface Owner (including the obligations of the Mineral Owner or its Lessee) in connection with Oil and Gas Operations shall be deemed as covenants running with the property and in all respects appurtenant to the Property for the benefit of the Grantee and its successors in title to all or any portion of the Property.
(f)    As used herein, “Affiliate” means another Person that, directly or indirectly, controls, is controlled by, or is under common control with, the first Person, and the term “Person” means any individual, partnership, limited partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof. The term “Forestry Consultant” means any forestry consultant independent of the parties appointed by Mineral Owner/Lessee and reasonably satisfactory to Surface Owner, to act as a consultant and/or arbitrator under the provisions of Paragraph (c)(ii) above.

Exhibit C-1
to Form of Deed - Mississippi

Exhibit C-2
to Form of Deed - Mississippi

Exhibit D
to Form of Deed - Mississippi

Indexing Instructions

EXHIBIT B-5

FORM OF DEED - SOUTH CAROLINA

STATE OF SOUTH CAROLINA    )
)     LIMITED WARRANTY DEED
COUNTY OF ______________    )

This Instrument Prepared By:
Victor Haley
Sutherland Asbill & Brennan LLP
999 Peachtree Street, NE
Atlanta, GA 30309-3996
Telephone: (404) 853-8000

Please Return Recorded Document To:
Jennifer Shinholster
First American Title Insurance Company
Six Concourse Parkway, Suite 2000
Atlanta, GA 30328

THIS INDENTURE, made effective as of the _____ day of _______________, 2015, between PLUM CREEK TIMBERLANDS, L.P., a Delaware limited partnership, duly authorized by law to transact business in the State of South Carolina, having an address of: ______________________________________, (hereinafter referred to as the “GRANTOR”), and _________________________, a Delaware limited liability company, duly authorized by law to transact business in the State of South Carolina, having an address of ________________________________ (together with its successors and assigns, hereinafter referred to as “GRANTEE”).

WITNESSETH, that the Grantor, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, in hand paid at and before the sealing and delivery of these presents, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold, aliened, conveyed, and confirmed and by these presents does grant, bargain, sell, alien, convey, and confirm unto Grantee the following described property, to wit:

All those tracts or parcels of land more particularly described in Exhibit A attached hereto and by this reference made a part hereof (the “Property”), and together with Grantor’s rights, title and interest, if any, in (A) all roads, bridges, buildings, fixtures and other improvements thereon, (B) all timber growing, standing or lying (including timber loaded on vehicles but not yet weighed) thereon, (C) all farm products, crops, biomass, seeds and seedlings or other vegetation located thereon, and (D) all other privileges, appurtenances, easements, and other rights (including rights to groundwater, surface water and other water) appertaining thereto (collectively, the “Premises”).

Without expanding by implication the limited warranty set forth herein, this conveyance and the warranty of title set forth herein are made subject to the matters set forth on Exhibit B attached hereto and by this reference made a part hereof, to the extent, and only to the extent, that the same may still be in force and effect and applicable to the Premises, said exhibit being incorporated herein by reference for all purposes (the “Permitted Exceptions”).

TO HAVE AND TO HOLD the said bargained Premises unto Grantee and unto its respective successors and assigns, together with all and singular the rights, members and appurtenances thereof, to the same being, belonging or in any wise appertaining, to the only proper use, benefit and behalf of Grantee and its successors and assigns, forever, IN FEE SIMPLE.

Except with respect to the Permitted Exceptions, Grantor covenants with Grantee that it will forever warrant and defend said title to the Premises against all lawful claims and encumbrances claiming by, through or under Grantor; provided, however, Grantor does not by this conveyance warrant, nor will it defend, title to any oil, gas or minerals, or water or water rights, on, in or under the Property.

[INTENTIONALLY LEFT BLANK]

[SEE NEXT PAGE(S) FOR SIGNATURES]

IN WITNESS WHEREOF, Grantor has signed and sealed this deed, the day and year written below.

Signed, sealed and delivered in the        Plum Creek Timberlands, L.P., a Delaware
presence of FIRST WITNESS:        limited partnership

By: ______________________________    By: ______________________________________

Name: ____________________________    Name: ____________________________________

Title: _____________________________________

SECOND WITNESS:

By: _______________________________

Name: _____________________________

STATE OF _______________    )
)    ACKNOWLEDGEMENT
COUNTY OF _____________    )

I, the undersigned, a Notary Public for the state and county aforesaid, certify that ______________________ personally appeared before me this day and acknowledged that he is the _______________________________ of Plum Creek Timberlands, L.P., a Delaware limited partnership, and that s/he as such offer, by the authority duly given and as the act of the company, executed the foregoing on behalf of the company.

Witness my hand and official stamp or seal this ______ day of ___________, 2016.

My commission expires:
____________________________
Notary Public of ______________
(SEAL)
Printed Name:_________________

Exhibit A
to Form of Deed - South Carolina

Legal Description

Exhibit B
to Form of Deed - South Carolina

Permitted Exceptions
(a)Restrictions on the ability to build upon the Property, or use the Property, for any purpose other than growing or harvesting timber, that are imposed by any current or future development standards of any governmental authority, building or zoning ordinances or any other law;
(b)To the extent a tract included in the Property is bounded or traversed by a river, stream, branch or lake:
(i)the rights of upper and lower riparian owners and the rights of others to navigate such river or stream;
(ii)the right, if any, of neighboring riparian owners and the public or others to use any public waters, and the right, if any, of the public to use the beaches or shores for recreational purposes;
(iii)any claim of lack of title to the Property formerly or presently comprising the shores or bottomland of navigable waters or as a result of the change in the boundary due to accretion or avulsion; and
(iv)any portion of the Property which is sovereignty lands or any other land that may lie within the bounds of navigable rivers as established by applicable law;
(c)To the extent any portion of the Property is bounded or traversed by a public road or maintained right of way, the rights of others (whether owned in fee or by easement), in and to any portion of the Property that lies within such road or maintained right of way;
(d)Railroad tracks and related facilities, if any (whether owned in fee or by easement), and related railroad easements or rights of way, if any, traversing the Property and the rights of railroad companies to any tracks, siding, ties and rails associated therewith;
(e)Any restriction on the use of any of the Premises due to environmental laws or conservation easements;
(f)All ad valorem property or other taxes not yet due and payable as of the date hereof, all such taxes for subsequent tax periods after the date hereof, and all other assessments and other charges of any kind or nature imposed upon or levied against or on account of the Premises by any governmental authority;
(g)Any additional or supplemental taxes that may result from a reassessment of the Property, and any potential roll-back or greenbelt type taxes related to any agricultural, forest or open space exemption that is subject to recapture pursuant to applicable law arising out of Grantee’s discontinuance of active forestry operations or otherwise changing the use of all or any portion of the Property after the date hereof;
(h)Liens for taxes not yet due and payable;
(i)Easements, discrepancies or conflicts in boundary lines, shortages in area, vacancies, excesses, encroachments or any other facts that a current and accurate survey of the Property would disclose;
(j)All oil, gas and other minerals or other substances of any kind or character as may have been previously reserved by or conveyed to others and any leases concerning any of such oil, gas, other minerals or other substances in, on or under the Property;
(k)Rights, if any, relating to the construction and maintenance in connection with any public utility of wires, poles, pipes, conduits and appurtenances thereto, on, under, above or across the Property;
(l)Any claim of lack of access rights to any portion of the Property where (i) permission to access has been granted verbally or in writing or (ii) Grantor or any of its affiliates, as applicable, has otherwise historically enjoyed access;

(m)Any condemnation in respect of the Property;
(n)Any easement, covenant, use restriction, zoning restriction, boundary line dispute, encroachment, or other third party right affecting any of the Premises not described in this Exhibit B and which, individually or in the aggregate, would not have a material adverse effect on the value, use, operations, possession or enjoyment by Grantee of the Premises, taken as a whole, for growing and harvesting timber.
(o)The following matters of record: [insert from approved Title Commitment];
(p)The reserved easements more particularly described on Exhibit B-1 attached hereto, if any;
(q)Parties in possession under the matters listed below: [insert long-term leases; hunt and other short-term leases to be addressed in assignment document];
(r)The following matters: [insert specific matters from PC Disclosure Letter]; and

(s)The following matters: [insert specific Continuing Agreements and the Reserved Timber, if applicable].

Exhibit B-1
to Form of Deed - South Carolina

Reserved Easements

EXHIBIT C

FORM OF GENERAL ASSISGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT and Assumption OF PERMITS AND CONTRACTS (this “Assignment”) is made and entered into effective as of the ___ day of _____________, 2016, by and between _____________________________ (“Assignor”) and ________________________ (“Assignee”).

RECITALS

A.     Simultaneously herewith, Assignor has conveyed to Assignee certain timberlands in ______________ (the “Property”) pursuant to that certain Contribution Agreement dated __________, 2015 by and among Twin Creeks Timber, LLC, Plum Creek Timberlands, L.P., and Plum Creek Timber Operations I, L.L.C. (the “Contribution Agreement”).
B.    The Property is affected by those certain permits and contracts listed on Exhibit A attached hereto (to the extent the same affect the Property, collectively, the “Permits and Contracts”).
C.     Assignor desires to assign to Assignee and Assignee desires to assume Assignor’s right, title and interest in and to the Permits and Contracts.

AGREEMENT

NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Assignor and Assignee hereby agree as follows:

1.    Assignment. Assignor grants, bargains, sells, assigns, transfers and quitclaims to Assignee all of its right, title and interest in, to and under the Permits and Contracts.

2.    Assumption. Assignee hereby (i) accepts the foregoing assignment of Assignor’s rights, title and interest in and to the Permits and Contracts, and (ii) assumes and agrees to pay, discharge and perform when due all obligations and liabilities of Assignor arising out of the Permits and Contracts that are to be performed on or after the date of this Assignment.

3.    Assignment Subject to Contribution Agreement.  No representations and warranties or indemnification agreements with respect to the Permits and Contracts being assigned hereby are made in this Assignment, it being understood and agreed that any representations, warranties and indemnification obligations with respect to the Permits and Contracts are set forth in the Contribution Agreement. Further, to the extent any of the Permits and Contracts may be considered encumbrances on title, such Permits and Contracts are hereby accepted by Assignee as Permitted Exceptions under the Deeds, as such term is defined in the Contribution Agreement, notwithstanding that such Permits and Contracts are not specifically identified as exceptions to the warranty of title in the Deeds.

4.    Successors. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors, successors-in-title and assigns forever.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, this Assignment has been duly executed, sealed and delivered by the parties hereto as of the date above written.

ASSIGNOR:

ASSIGNEE:

Exhibit A
to Form of General Assignment and Assumption Agreement

Permits and Contracts

EXHIBIT D

FORM OF REAL PROPERTY LEASE
ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT and Assumption OF LEASES (this “Assignment”) is made and entered into effective as of the ___ day of _____________, 2016, by and between _____________________________ (“Assignor”) and ________________________ (“Assignee”).

RECITALS

A.     Simultaneously herewith, Assignor has conveyed to Assignee certain timberlands in ______________ (the “Property”) pursuant to that certain Contribution Agreement dated __________, 2015 by and among Twin Creeks Timber, LLC, Plum Creek Timberlands, L.P., and Plum Creek Timber Operations I, L.L.C. (the “Contribution Agreement”).
B.    The Property is affected by those certain leases and license agreements listed on Exhibit A attached hereto (to the extent the same affect the Property, collectively, the “Leases”).
C.     Assignor desires to assign to Assignee and Assignee desires to assume Assignor’s right, title and interest in and to the Leases.

AGREEMENT

NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Assignor and Assignee hereby agree as follows:

1.    Assignment. Assignor grants, bargains, sells, assigns, transfers and quitclaims to Assignee all of its right, title and interest in, to and under the Leases.

2.    Assumption. Assignee hereby (i) accepts the foregoing assignment of Assignor’s rights, title and interest in and to the Leases, and (ii) assumes and agrees to pay, discharge and perform when due all obligations and liabilities of Assignor arising out of the Leases that are to be performed on or after the date of this Assignment.

3.    Assignment Subject to Contribution Agreement.  No representations and warranties or indemnification agreements with respect to the Leases being assigned hereby are made in this Assignment, it being understood and agreed that any representations, warranties and indemnification obligations with respect to the Leases are set forth in the Contribution Agreement. Further, to the extent any of the Leases may be considered encumbrances on title, such Leases are hereby accepted by Assignee as Permitted Exceptions under the Deeds, as such term is defined in the Contribution Agreement, notwithstanding that such Leases are not specifically identified as exceptions to the warranty of title in the Deeds.

4.    Successors. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors, successors-in-title and assigns forever.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, this Assignment has been duly executed, sealed and delivered by the parties hereto as of the date above written.

ASSIGNOR:

ASSIGNEE:

Exhibit A
to Form of Real Property Lease
Assignment and Assumption Agreement

The Leases

EXHIBIT E

TIMBER TABLE VALUE

	Alabama	Mississippi	El Dorado	Georgia	South Carolina

Pre-Merch Plantation

Age 0	$221.34	$230.83	$260.54	$250.28	$255.07
Age 1	$261.04	$257.01	$286.03	$291.20	$292.10
Age 2	$303.64	$284.69	$312.84	$334.97	$331.57
Age 3	$349.57	$314.01	$341.07	$382.01	$373.79
Age 4	$399.33	$345.13	$370.87	$432.76	$419.09
Age 5	$453.50	$378.26	$402.36	$487.74	$467.89
Age 6	$512.76	$413.57	$435.71	$547.56	$520.61
Age 7	$577.87	$451.31	$471.08	$612.89	$577.76
Age 8	$649.73	$491.73	$508.64	$684.49	$639.89
Age 9	$729.36	$535.09	$548.61	$763.26	$707.64
Age 10	$817.95	$581.70	$591.19	$850.21	$781.73
Age 11	$916.86	$631.89	$636.61	$946.49	$862.96

Natural Pine

Age 0	—	—	—	—	—
Age 1	—	$128.51	—	—	—
Age 2	—	—	—	—	—
Age 3	—	—	—	—	—
Age 4	—	—	—	—	—
Age 5	$226.75	—	—	—	$233.95
Age 6	—	—	—	—	$260.31
Age 7	—	—	—	—	—
Age 8	—	—	—	—	—
Age 9	—	—	$274.30	—	—
Age 10	—	—	—	—	—
Age 11	—	—	—	$473.24	—

Merchantable Timber ($/ton)

Pine Sawtimber	$32.94	$26.69	$27.44	$32.79	$29.04
Pine C-N-S	$20.26	$16.41	$17.77	$22.21	$19.39
Pine Pulpwood	$12.79	$9.29	$9.93	$14.39	$12.39
Hardwood Sawtimber	$39.45	$37.57	$41.81	$37.02	$32.32
Hardwood Pulpwood	$12.79	$11.86	$15.68	$9.52	$11.58

EXHIBIT F

FORM OF ASSIGNMENT OF
MEMBERSHIP INTERESTS

THIS ASSIGNMENT (this “Assignment”) is made and entered into as of the ___ day of _________, 201_, by and between [____________], a Delaware [__________] (“Assignor”), and TWIN CREEKS TIMBER, LLC, a Delaware limited liability company (the “Company”).

RECITALS

A.    Assignor owns 100% of the membership interests (the “Assigned Membership Interest”) in [____________], a Delaware limited liability company (“[Contribution LLC/Sale LLC]”).
B.    Assignor has agreed to assign, transfer and convey the Assigned Membership Interest to the Company pursuant to that certain Contribution Agreement dated __________, 2015 by and among Twin Creeks Timber, LLC, Plum Creek Timberlands, L.P., and Plum Creek Timber Operations I, L.L.C. (the “Contribution Agreement”).

AGREEMENT

NOW THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Assignor and Assignee hereby agree as follows:

1.Assignment of Assigned Membership Interest. Assignor hereby [contributes/sells,] assigns, transfers, conveys and delivers to the Company all of Assignor’s right, title and interest in, to and under 100% of the Assigned Membership Interest, and the Company hereby accepts and assumes the [contribution/sale,] assignment, transfer, conveyance and delivery to it of the Assigned Membership Interest.
2.Assignment Subject to Contribution Agreement.  No representations and warranties or indemnification agreements with respect to the Assigned Membership Interest are made in this Assignment, it being understood and agreed that any representations, warranties and indemnification obligations with respect to the Assigned Membership Interest are set forth in the Contribution Agreement.
3.Governing Law. This Assignment is governed in all respects, including validity, construction, interpretation and effect, by the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.
4.Counterparts. This Assignment may be executed in any number of counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one and the same instrument. A party may deliver executed signature pages to this Assignment by facsimile transmission to the other party, which facsimile copies shall be deemed to be an original executed signature page binding on the party that so delivered the executed signature page by facsimile.
5.Successors. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors, successors-in-title and assigns forever.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, this Assignment has been duly executed, sealed and delivered by the parties hereto as of the date above written.

ASSIGNOR:

[___________________________]

By :    ______________________________
Name:
Title:

COMPANY:

TWIN CREEKS TIMBER, LLC

By :    ______________________________
Name:
Title:

EXHIBIT G

FORM OF IRC SECTION 1445 AFFIDAVIT

CERTIFICATION OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee (purchaser) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person or entity. To inform the transferee that withholding of tax is not required upon the sale of certain property located in ________________ by _________________________ (“Seller”), the undersigned, as ________________________ of Seller, hereby certifies as follows:

1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Seller’s U.S. taxpayer identification number is ______________;

3. The Seller’s address is: _____________________; and

4. Seller is not a disregarded entity as defined in § 1.1445-2(b)(2)(iii) of the Internal Revenue Code.

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete.

Sworn to and subscribed before me
this ___ day of _________________, 201___.        Name:

____________________________
________________, Notary Public

My Commission Expires:

[Notary Seal]

EXHIBIT H

FORM OF TITLE AFFIDAVIT

OWNER'S AFFIDAVIT

STATE OF
COUNTY OF

The undersigned appearing before me, a notary public in and for the State set forth below, authorized to take and administer oaths, having been duly sworn, deposes and says, that:

1.    Plum Creek _______________ (“Owner”) is the fee simple owner and holder of that certain real property more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”). Owner’s possession of the Property has been peaceable and undisturbed, and except as set forth on Exhibit B, Owner’s title to the Property has not been disputed or questioned.

2.    Except as set forth on Exhibit B attached hereto and made a part hereof, Owner has not entered into any unrecorded easements affecting the Property.

3.    Except as set forth on Exhibit B, Owner has received no written notice of any boundary line disputes or discrepancies affecting the Property.

4.    Owner has received no written notice that any real estate taxes, special assessments, water and sewer charges and management fees, if any, are unpaid and past due, except for those real estate taxes to be paid at closing.

5.    Owner has received no written notice of any violation of any covenants, restrictions, agreements, conditions or zoning ordinances affecting the Property.

6.    Owner has not entered into any unrecorded options or contracts to purchase or contracts for deed or mortgage commitments affecting the Property.

7.    Except as set forth on Exhibit C attached hereto and made a part hereof, Owner has not entered into any unrecorded existing leases affecting the Property.

8.    Owner has no actual knowledge of any action, proceeding or bankruptcy now pending or threatened in any state or Federal court in the United States to which Owner is a party and that affects the Property or Owner’s right and authority to convey the same; nor has Owner received any written notice that there is any state or Federal court judgment, state or Federal tax lien, or any other state or Federal lien of any nature against Owner that may constitute a lien or charge upon the Property.

9.    Except as set forth on Exhibit B, Within the preceding six (6) months, no work, services, or labor has been done, nor have any fixtures, apparatus or material been furnished in connection with or to the Property at the request, or on behalf, of Owner, for which full and complete payment has not been made, and Owner has received no written notice that there are any mechanics' or materialman’s lien claims against the Property.

This Affidavit is made and given to induce First American Title Insurance Company to issue an owner's policy of title insurance to the purchaser of the Property in the amount of the sale price.

EXECUTED on the ____ of __________________, 2016

By:     ________________________________

STATE OF            )

COUNTY OF             )

On ________________, 2016, before me, __________________, a Notary Public in and for said State, personally appeared ___________________, the _________________ of ____________________, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that s/he executed the same in his authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

_______________________________
___________________, Notary Public
My Commission Expires ___________

Exhibit A
to Form of Owner’s Affidavit

Property

Exhibit B
to Form of Owner’s Affidavit

1.     Title Disputes

2.    Unrecorded Easements

3.    Boundary Line Disputes

4.    Mechanic’s Liens

Exhibit C
to Form of Owner’s Affidavit

Leases

EXHIBIT H

FORM OF TITLE AFFIDAVIT - CONTINUED

NON-IMPUTATION AFFIDAVIT

(see attached)

First American
Title Insurance Company
NON-IMPUTATION AFFIDAVIT

________________ of _______________    )
) ss.
________________ of _______________    )
The undersigned, after being first duly sworn, states as follows:

1.
The undersigned is the ________________ of Plum Creek Timberlands, L.P. (“Plum Creek”), which simultaneously herewith has conveyed the property (the “Property”) described on Schedule A to the applicable Title Commitment(s) of First American Title Insurance Company ("First American") listed on Exhibit “A” hereof (collectively, the "Title Commitments") to Plum Creek Timber Operations I, LLC (“Contribution LLC”), subject to the matters set forth or referred to on (i) each Schedule B-II to each of the Title Commitments (with the removal of such of the standard exceptions as are to be removed pursuant to the Owner’s Affidavit referenced below), (ii) Exhibit “B” attached hereto and made a part hereof (which include the “Permitted Encumbrances” set forth in Section 1.5 of the Contribution Agreement as defined below), and (iii) any Owner’s Affidavit furnished to the Title Company in connection herewith (collectively, the “Permitted Exceptions”). As used herein, “knowledge” shall mean the actual knowledge of the respective individuals identified on Schedule 1.

2.
In connection with the acquisition by Twin Creeks Timber, LLC, a Delaware limited liability company of an indirect ownership of up to 100% of the membership interests in Contribution LLC pursuant to that certain Contribution Agreement dated as of September 15, 2015 between the undersigned, Twin Creeks Timber, LLC and others (the “Contribution Agreement”), First American has been requested to include a non-imputation endorsement, substantially in the form of Exhibit “C” attached and incorporated in this Affidavit by reference, as part of the Owner’s Policy of Title Insurance (the “Owner’s Policy”) to be issued pursuant to the Commitment under the same policy number as the file number assigned to the Commitment.

3.
To Affiant’s knowledge, neither Plum Creek nor Contribution LLC has entered into any unrecorded deed, land contract, lease, option to purchase, mortgage, deed of trust, judgment lien, tax lien, agreement or other instrument or encumbrance affecting title to any of the Property, other than as set forth in the Commitments, the PC Disclosure Letter, and Exhibit “B” attached hereto.

4.
To Affiant’s knowledge, neither Plum Creek nor Contribution LLC has done anything to create any deed, land contract, lease, option to purchase, mortgage, deed of trust, judgment lien, tax lien, agreement or other instrument or encumbrance, choate or inchoate, affecting title to the any of the Property except as set forth in the Commitments, the PC Disclosure Letter, and Exhibit “B” attached hereto.

5.
Except as set forth on Exhibit “B” attached hereto, there has been no commencement of any work of improvement which remains uncompleted, and there has been no recently completed work, other than routine maintenance, for which any amounts remain unpaid or disputed.

6.
To Affiant’s knowledge, there exist no encroachments of improvements on the Property onto neighboring lands or into easements, setbacks or rights-of-way, other than any reflected in the Public Records excepted to in Schedule B of the Commitments, reflected in the PC Disclosure Letter, as defined in the Contribution Agreement, or reflected in Exhibit “B” attached hereto.

7.
To Affiant’s knowledge, and except as may be set forth on Exhibit “B” attached hereto, neither Plum Creek nor Contribution LLC has received any written notice of any litigation or threatened litigation against Plum Creek or Contribution LLC that purports to affect any of the Property.

First American
Title Insurance Company

8.
The undersigned makes this affidavit for the purpose of inducing First American to include the non-imputation endorsement as described in paragraph 2 with the knowledge that First American would not issue such non-imputation endorsement without having first received this Affidavit and will rely on the assurances and representations made herein.

9.	The undersigned has been authorized to make this affidavit on behalf of Plum Creek and Contribution LLC.

10.
The undersigned acknowledges that he/she has read the foregoing and fully understands the legal ramifications of any misrepresentation and/or untrue statements made herein. The undersigned is executing this affidavit solely in his/her capacity as the authorized signatory of Plum Creek and of Contribution LLC, without any personal liability hereunder.

The undersigned certifies under penalty of perjury that the foregoing is true and correct.

______________________________    ______________________________
Name:                     Date

Subscribed and sworn to before me this _____ day of ______________, 201_.
______________________________
Notary Public
My Commission Expires:__________________

First American
Title Insurance Company

Indemnification

______________________, a ________________ limited liability company, hereby agrees to indemnify First American from any loss, liability, claim or demand incurred by First American under the above described policy to the extent such loss arises from any inaccuracy in the statements set forth in the foregoing Affidavit and results in a claim under the Owner’s Policy for which First American has the obligation to defend or indemnify ___[INSERT NAME OF INSURED]__, LLC, pursuant to the terms and provisions of the Owner’s Policy as modified by the non-imputation endorsement described in paragraph 3 above.

_______________________,
a ______________________

By:    _______________________
Officer Name:    _______________________
Title:    _______________________
Date:    _______________________

EXHIBIT I

MINERAL DAMAGES PRINCIPLES

Principles for Determining FMV of Timberlands

LAND:		Acres		Unit Value		Total $

Upland		—		$—		$—
Bottomland		—		$—		$—
Non-Forest		—		$—		$—
Subtotal Land		—		$—		$—

PRE-MERCHANTABLE TIMBER:
		P. Plant.	Unit	Nat Pine	Unit
Age		Acres	Value	Acres	Value	Total $
Site Prep. Not Planted		—	$—	—	$—	$—
—	Established [Current Year]	—	$—	—	$—	$—
1	Established [Current Year -1]	—	$—	—	$—	$—
2	Established [Current Year -2]	—	$—	—	$—	$—
3	Established [Current Year -3]	—	$—	—	$—	$—
4	Established [Current Year -4]	—	$—	—	$—	$—
5	Established [Current Year -5]	—	$—	—	$—	$—
6	Established [Current Year -6]	—	$—	—	$—	$—
7	Established [Current Year -7]	—	$—	—	$—	$—
8	Established [Current Year -8]	—	$—	—	$—	$—
9	Established [Current Year -9]	—	$—	—	$—	$—
10	Established [Current Year -10]	—	$—	—	$—	$—
11	Established [Current Year -11]	—	$—	—	$—	$—
Subtotal Pre-merch. Timber		—	$—	—	$—	$—

MERCHANTABLE TIMBER:
		Tons		$/Ton		Total $
Pine Sawtimber		—		$—		$—
Pine C-N-S		—		$—		$—
Pine Pulpwood		—		$—		$—
Hardwood Sawtimber		—		$—		$—
Hardwood Pulpwood		—		$—		$—
Subtotal Merch. Timber		—		$—		$—

EXHIBIT J

FORM OF TIMBER RESERVATION
AND LICENSE AGREEMENT

THIS TEMPORARY TIMBER RESERVATION AND LICENSE AGREEMENT (this “Agreement”) is entered into as of the ____ day of ________, 20__, by and between ____________, a ___________ limited liability company (“New Owner”), and PLUM CREEK TIMBERLANDS, L.P., a Delaware limited partnership (“Plum Creek”).

RECITALS:

A.Simultaneously herewith, Plum Creek, will sell and convey to New Owner, among other real property, certain tracts of land located in __________________ (the “Property”), as more particularly identified on Exhibit A attached hereto.

B.Certain timber harvesting activities on the Property have not been completed.

C.Plum Creek desires to temporarily reserve and retain the rights to the timber lying and being on the portions of the Property depicted on Exhibit B (the “Timber”) for the purposes of completing the harvest activity described on Exhibit C on the Property.

D.New Owner acknowledges such reservation by Plum Creek and grants the rights in and to the Timber and the right to access and harvest the same, pursuant to the terms and conditions set forth below.

AGREEMENT:

For and in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, it is agreed by and between the parties as follows:

1.Reservation of Timber Rights. Plum Creek hereby reserves from that certain conveyance by _____________ Deed to New Owner dated as of the date hereof and to be recorded in the public records of _________ County, _____________, all right, title and interest in and to the Timber.

2.Access to Timber. Plum Creek further reserves, and New Owner hereby grants to Plum Creek and its agents, affiliates, contractors and assigns, the right to cut and remove the Timber, until ________, 20__, as the same may be extended or earlier terminated as provided herein (the “Reservation Period”), together with the right of access over existing roads located on the Property for purposes of thinning, harvesting, cutting, piling, and removing timber in the usual and customary manner. Time is of the essence of this Agreement.

Plum Creek’s use of New Owner’s roads shall be at Plum Creek’s own risk. New Owner shall not be liable for any latent or patent defect in any roadway nor shall New Owner be liable for any damages or injuries sustained by Plum Creek, Plum Creek’s agents, affiliates, employees, contractors, assigns or any other individual or entity acting by, for or on behalf of Plum Creek hereunder, arising out of or resulting from the use of said roads, except as may be caused by the negligence, willful misconduct, or violation of this Agreement by New Owner, its employees, agents or contractors.

3.Operations. In conducting its operations on the Property, Plum Creek will comply with the Best Management Practices promulgated or customary in the State in which the Property is located, and shall comply with all federal, state and local laws, rules, and regulations applicable to the operations contemplated by this Agreement, including, without limitation, environmental protection/pollution laws and regulations, the Federal Endangered Species Act and similar state laws, workmen’s compensation laws and regulations. Plum Creek will secure all necessary licenses and permits incidental to said operations.

Plum Creek shall notify New Owner, at New Owner’s address set forth above (and by telephone to ______________ at ______________), with regard to cutting activity as follows: (a) prior to the beginning of the cutting of the Timber; (b) of any event of discontinued cutting for a period of more than two weeks; (c) at the beginning of resumed cutting activity; and (d) upon completion of the cutting operation.

Plum Creek will repair (to the same condition as on the date hereof) any damage to fences, structures and roads on the Property caused by Plum Creek’s operations during the Reservation Period. Plum Creek shall leave all fire breaks, property lines, running streams and drainage ditches clear of logs, timber, limbs and debris caused by Plum Creek’s operations during the Reservation Period. All oil drums, cans, bottles, cartons, limbing bars, abandoned equipment and other debris caused by Plum Creek’s operations during the Reservation Period shall be removed from the Property upon completion of Plum Creek’s harvesting operations at Plum Creek’s expense. If said required repairs are not made or if said required debris is not removed and cleared promptly after notice from New Owner, New Owner may undertake such repair or removal, and Plum Creek will reimburse New Owner for any expenses incurred in repairing or removing same. Plum Creek shall not, under any circumstances, bury any material underground. Plum Creek shall use all reasonable and customary precautions and procedures to prevent fires on the Property. In the event of any such fire of which Plum Creek is aware, Plum Creek shall immediately notify New Owner. This paragraph shall survive the termination or expiration of this Agreement for a period of six (6) months.

Except as may be limited or directed by the applicable State Best Management Practices, Plum Creek will be solely responsible for determining and directing the manner in which it conducts business on the Property, including without limitation time and manner of access and operations, and New Owner will have no rights whatsoever to limit, restrict, dictate, supervise, or otherwise direct Plum Creek’s operations on the Property, except as may be otherwise expressly provided in this Agreement.

Plum Creek acknowledges that a higher degree of care is required when the Property is abnormally wet and that such condition may require Plum Creek to stop or interrupt its operations hereunder. New Owner shall have the right to suspend Plum Creek’s harvesting operations when New Owner deems significant site damage will result from continued operations. In the event of any such wet weather suspension, whether imposed by New Owner or by Plum Creek, Plum Creek shall be entitled to an extension of the time allotted for its harvesting activities equal to the number of days that the suspension continues.

Plum Creek shall cause any contractors to conduct operations in accordance with the terms of this Agreement.

4.Force Majeure. If Plum Creek is unable to perform its operations on the Property at any time during the Reservation Period on account of severe weather, storms, fire, other acts of God, labor strikes, governmental restrictions, or any similar matters outside of Plum Creek’s control, Plum Creek will notify New Owner of such delays, and the Reservation Period will be extended for such additional time as may be reasonably necessary for Plum Creek to complete its operations.

5.Indemnification and Hold Harmless. Except as may be caused by the gross negligence, willful misconduct, or violation of this Agreement by New Owner, its employees, agents, or contractors, New Owner shall not be liable or responsible for (a) any personal injuries (including death), whether the same be injuries to its employees, agents, contractors or assigns or other persons, or (b) damage to any type of property, or (c) for costs, fees, taxes, penalties, or expenses which may result from violations of or failure to comply with applicable laws, caused by, resulting from or attributable to the operations on the Property of Plum Creek, its employees, agents, contractors or assigns under this Agreement, and Plum Creek does hereby agree to indemnify and hold harmless New Owner in connection with and from any and all causes of action, liabilities, losses, damages, injuries, claims, costs (including attorney fees) or litigation, arising out of, attributable to, resulting from or incurred due to the activities and operations of Plum Creek or its employees, agents, or contractors on the Property or on any roads contained within or serving the Property. This paragraph shall survive the termination or expiration of this Agreement for a period of twelve (12) months.

6.Insurance. Plum Creek and its agents and contractors shall obtain and maintain the following types of insurance, in addition to any other insurance required by law: (a) Worker's Compensation and Employer's Liability Insurance fully covering Plum Creek's and any contractor's operations hereunder; (b) Comprehensive Vehicle Liability Insurance, including owned, hired and nonowned vehicles, with limits not less than $1,000,000 single occurrence and $1,000,000 cumulative bodily injury liability; and (c) Comprehensive General Liability Insurance, including all contractual liability hereunder, with limits not less than $1,000,000 single occurrence and $2,000,000 cumulative bodily injury liability.

Upon request of New Owner, Plum Creek will produce evidence of insurance coverage. All such insurance policies shall name New Owner as an additional insured. In the event Plum Creek fails to furnish such evidence, New Owner may require Plum Creek to suspend all operations on the Property until receipt of such evidence, and if Plum Creek fails to provide such evidence within ten (10) days of receipt of additional written notice thereof from New Owner, New Owner may immediately terminate this Agreement without further action. The foregoing notwithstanding, Plum Creek shall be deemed to have complied with the provisions of this Paragraph 6 by substituting any logging contractor’s insurance coverages in the amounts listed herein.

7.Severance, Yield and Other Taxes.    Plum Creek shall pay such severance tax, yield tax and all assessments as may now or hereafter be required to be paid by the laws of the State in which any applicable portion of the Property is located in connection with this Agreement.

8.Default. In the event of Plum Creek’s default in any provision of this Agreement (other than a default under Paragraph 6 above, for which the provisions of Paragraph 6 shall apply), New Owner shall provide written notice specifying the nature of the alleged default to Plum Creek, whereupon Plum Creek will commence a cure of such default within five (5) business days of Plum Creek’s receipt of such notice and diligently prosecute such cure to completion. If Plum Creek fails to commence such cure within such time period, or fails to diligently prosecute the cure to completion, New Owner may, in addition to any other remedies provided at law or in equity, terminate this Agreement, subject to the provisions of Paragraph 12 below. No extension of the Reservation Period will be granted in the event of such default, unless it is determined pursuant to Paragraph 12 that Plum Creek was not in default of this Agreement.

9.Early Termination. If Plum Creek completes its operations on the Property prior to the natural expiration of the Reservation Period, Plum Creek shall provide written notice of said completion to New Owner, whereupon the Reservation Period will terminate automatically as of the date of Plum Creek’s notice, Plum Creek’s rights of access to the Property for harvesting, cutting, and other operations will terminate, and title to the remaining timber, if any, will automatically revert to New Owner.

10.Termination of Agreement. Upon the termination or expiration of this Agreement, Plum Creek will be automatically released from all liability to New Owner and any other party with respect to the Property and Plum Creek’s operations thereon, except as otherwise specifically provided in Paragraphs 3 and 5 above, and upon request by either party, the parties will execute a written termination of the Agreement described herein.

11.Assignment. This Agreement shall not be assigned by Plum Creek, in whole or in part, without the prior written consent of New Owner; provided, however, that the rights reserved and granted to Plum Creek herein may be assigned to or exercised by Plum Creek Marketing, Inc. without first seeking the consent of New Owner.

12.Dispute Resolution.    If a dispute arises between Plum Creek and New Owner as to the existence of a default under the terms of this Agreement, Plum Creek shall immediately stop its harvesting operations as provided in Paragraph 8 above, whereupon the parties will work in good faith to resolve the dispute on commercially reasonable terms. If they are unable to agree upon a resolution of the dispute, Plum Creek and New Owner will jointly appoint an independent forestry consultant, which may be a consultant previously engaged by either party. If the parties cannot agree on a consultant, each party shall appoint its own, who shall appoint a third, who must not currently be employed or retained by either party. The decision of the consultant, or panel of consultants, as applicable, regarding the dispute shall be final and non-appealable, and the Reservation Period will be extended as may be determined by the consultant. The fee of the joint consultant shall be paid by the non-prevailing party. If each party appoints a consultant, the parties shall be responsible for the costs of their own consultants, and the cost of the third will be borne by the non-prevailing party.

13.Miscellaneous.

a.This Agreement contains the entire agreement of the parties hereto with respect to the subject matter contained herein, and both parties acknowledge that neither party has made any promise or representations or offered any inducement, except as herein set forth with regard to the subject matter of this Agreement. There shall be no alteration or modification of this Agreement, other than by an appropriate written instrument executed by the parties hereto or their respective successors in interest.

b.The paragraph titles herein are for purposes of convenience only and shall in no way be held to explain, modify or aid in the interpretation, construction or meaning of the provisions of this Agreement.

c.Subject to the provisions of Paragraph 11 above, the terms New Owner and Plum Creek shall and do include and extend to the representatives, successors, heirs and assigns of the parties hereto.

d.Any delay or failure by New Owner in the strict enforcement of the provisions of this Agreement with respect to any default by Plum Creek hereunder shall not constitute a waiver of New Owner's rights respecting such default or any other default hereunder.

e.This Agreement shall be construed under the laws of the State of [___________] without regard for its jurisprudence on the conflicts of laws. If any provision of this Agreement or the application thereof to any person or circumstance should be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to any other person or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

f.    All notices required or permitted hereunder shall be in writing, and shall be: (a) delivered in person or by private messenger or overnight courier service to the party intended where evidence of delivery is obtained; (b) sent by certified mail, postage prepaid, with return receipt requested, to the party intended; or (c) dispatched by facsimile transmission or email (accompanied with reasonable evidence of receipt of facsimile transmission or email confirmation of receipt) to the party intended. Notice shall be delivered or sent to the last address provided by the party intended. The initial addresses of the signatories hereto are:

Plum Creek:        ______________________
______________________
______________________
Fax:
Email:

And to:        ______________________
______________________
______________________

New Owner:        ______________________
______________________
______________________
Fax:
Email:

And to:        ______________________
______________________
______________________

Upon at least ten (10) days' prior written notice, each party shall have the right to change its address to any other address within the United States of America.

g.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, New Owner and Plum Creek have caused this Agreement to be duly executed by authorized representatives as of the date set forth above.

New Owner:

[INSERT SIGNATURE BLOCK(S)]

Plum Creek:

PLUM CREEK TIMBERLANDS, L.P.

By: Plum Creek Timber I, L.L.C,
Its general partner

By    ___________________________
Name    ___________________________
Title    ___________________________

EXHIBIT J
RESERVED TIMBER

Standkey	Tractname	State	County	GISAcres
704000469	002B - Sorrell (Orion)	AL	Montgomery	48.5
357000254	002C - Sorrell (94 Side)	AL	Montgomery	74.4
704000482	002C - Sorrell (94 Side)	AL	Montgomery	62.0
357000255	002C - Sorrell (94 Side)	AL	Montgomery	178.0
171001318	022A - Wilcoxon	AL	Bullock	250.8
172000229	039G - Daughtry	AL	Henry	33.8
704000696	040A - Sellers	AL	Pike, AL	83.6
172000311	076A - Stanley	AL	Henry	77.3
172000149	082A - Morris	AL	Dale	346.2
520002566	Harmony Church	MS	Winston	168.5
520001337	Honey Lake	MS	Noxubee	113.2
610006664	Morgan-Dial	MS	Lauderdale	356.8
520002091	Perkinsville Hills 40	MS	Winston	34.1
520000331	Sand Pit Hwy 16	MS	Kemper	78.5
770000364	11-30	AR	Nevada	35.4
770000469	11-4	AR	Bradley	102.1
770000466	11-4	AR	Bradley	35.7
770001565	11-4	AR	Bradley	71.0
350004660	11-4	AR	Bradley	152.4
770000477	11-4	AR	Bradley	4.5
770000564	11-47	AR	Union	58.1
770000565	11-47	AR	Union	104.4
770001524	3-38	AR	Bradley	84.2
111000456	Chanosky-40	AR	Howard	35.4
111000746	Hartsfield	AR	Hempstead	76.2
111000747	Hartsfield	AR	Hempstead	21.7
350002919	LE5	AR	Lafayette	104.1
111000940	Luse	AR	Miller	64.3
111001253	Vaugh - Scarborough	AR	Little River	71.7
111001254	Vaugh - Scarborough	AR	Little River	6.3
143001010	845C - George C. Wood	GA	Twiggs	74.8
487002158	846A - Kitchens	GA	Twiggs	111.0
143001025	851A - Ryles	GA	Wilkinson	54.0
143001024	851A - Ryles	GA	Wilkinson	111.3
143001141	864A - H.F. Belote #4	GA	Wilkinson	78.8
698000054	864A - H.F. Belote #4	GA	Wilkinson	19.7
143001165	866A - Thompson	GA	Wilkinson	208.9
870000253	866A - Thompson	GA	Wilkinson	12.3
143001313	867A - A.S. Boone	GA	Wilkinson	151.1
143001862	867A - A.S. Boone	GA	Wilkinson	92.9
143001866	867A - A.S. Boone	GA	Wilkinson	53.1
143001945	867A - A.S. Boone	GA	Wilkinson	27.6

143000002	867A - A.S. Boone	GA	Wilkinson	27.3
143000003	867A - A.S. Boone	GA	Wilkinson	65.3
143000038	902C - Padgett	GA	Bleckley	63.1
870000287	902C - Padgett	GA	Bleckley	6.6
143000113	934A - Tucker	GA	Laurens	205.8
143002622	949A - Minco Farms	GA	Twiggs	227.8
487002151	950A - Wimberly	GA	Twiggs	200.9
487002153	950A - Wimberly	GA	Twiggs	124.3
870000767	950A - Wimberly	GA	Twiggs	28.6
870001250	950A - Wimberly	GA	Twiggs	19.2
143000210	952C - Holland	GA	Twiggs	197.8
699001946	047F - Pine Properties-537	SC	Greenwood	83.8
144006654	GWc - 52	SC	McCormick	157.6
277000215	GWc - 7	SC	Abbeville	67.5
277000216	GWc - 7	SC	Abbeville	51.9

EXHIBIT K

FORM OF EASEMENT FOR
COMPANY EASEMENTS AND RESERVED EASEMENTS

This document prepared by
and after recording please return to:
Elizabeth Bergquist
Plum Creek Timber
601 Union Street, Suite 3100
Seattle, WA 98101

EASEMENT AGREEMENT
(Plum Creek Reserved Access)

THIS EASEMENT AGREEMENT (the “Agreement”), dated this _____ day of ________________, 2015, is by and between __________________________, a ____________________, hereinafter called “Grantor,” and ___________________________, a __________________, and its successors, assigns, heirs and personal representatives, hereinafter collectively called “Grantee.” The addresses for Grantor and Grantee are set forth in Section 20 herein.

Grantor, for and in consideration of $1.00 and other valuable consideration received by Grantor, the receipt and sufficiency of which is hereby acknowledged, does hereby grant to Grantee, subject to all of the terms and conditions described herein, a permanent non-exclusive easement and right-of-way for the use and maintenance of an existing road (hereinafter, the “Road”) over, under, upon, along, and across the following described lands in the County of ______________, State of ________________ (the “Servient Estate”):

A strip of land sixty feet (60’) in width with such additional widths as may be reasonably necessary for required cuts and fills over and across a portion of the property legally described as follows and in the location approximately as shown on Exhibit “A” attached hereto and incorporated herein by this reference:

__________________________________________
    __________________________________________

The easement and right-of-way described above is hereinafter referred to as the “Easement.”

The above grant and conveyance is subject to all matters of public record as of the date of recording of this Agreement.

Grantor and Grantee agree that the rights granted herein are subject to the following terms, provisions, and conditions applicable to Grantor, Grantee and their respective successors, assigns, heirs, and personal representatives:

1.Purpose. This Easement is granted for purpose of maintaining, repairing, and using the Road for ingress and egress to Grantee’s property for all lawful residential, commercial and industrial uses and developments. Grantee’s property is more particularly described as ____________________________, __________ County, ____________ (the “Dominant Estate”).

2.Relocation. Grantor reserves unto itself and its successors and assigns the right at its expense to relocate the Easement and the Road subject to the condition that, except for distance and curvature, such relocated Easement and Road provides substantially the same type and quality of access as existed prior to such relocation and does not change the point of interconnection on the boundaries of the Servient and Dominant Estates without the prior consent of the owner of the Dominant Estate, which consent may not be unreasonably withheld, conditioned or delayed. If the location of the Road is changed, Grantor and Grantee will place of public record an amendment to this Agreement to reflect such relocation.

3.Reserved Rights.

a.Grantor, for itself and its successors and assigns, reserves the right at all times and for any purpose to go upon, cross and recross, at any place on grade or otherwise, the Easement and to use the Road in any manner and for any purpose that will not unreasonably interfere with the rights granted hereunder.

b.Grantee acknowledges and agrees that Grantor’s management activities may occur within the Easement area, including, but not limited to, the establishment and re-establishment of forest growth and logging operations necessitating the felling of trees and the movement and use of heavy equipment.

c.Grantor reserves to itself and its successor and assigns all timber now on or hereafter growing within the Easement, which Grantor may harvest and remove at any time. Upon prior written notice to Grantor, Grantee will have the right to cut timber within the Easement to the extent necessary for maintaining or improving the Road. Timber so cut will, unless otherwise agreed to, be cut into logs of lengths specified by Grantor and decked along the Road for disposal or removal by Grantor.

4.Third Parties. The Easement granted herein is non-exclusive, and Grantor may, in its sole discretion, grant to third parties the right to utilize the Easement or Road for any purpose or purposes reserved to Grantor upon such terms as it chooses; provided, that use by such third party shall be subject to the terms and conditions of this Easement and shall not unreasonably interfere with the rights granted hereunder. Nothing herein contained shall be deemed a gift or dedication of any portion of the Easement or Road to the general public, or for any public use or purpose whatsoever.  Except as herein specifically provided, no rights, privileges or immunities hereunder shall inure to the benefit of any third-party, nor shall any third-party be deemed to be a beneficiary of any of the provisions contained herein.

5.Maintenance, Repair, Improvement.

a.Maintenance.

i.For purposes of this Agreement, “maintenance” is defined as the work normally necessary to preserve and keep the Road and appurtenant Road facilities (such as bridges, culverts,

gates, ditches and brushing) as nearly as possible in their present condition or as hereafter improved, and includes repairs, reconstruction, and resurfacing (except for repairs, reconstruction or resurfacing described in Paragraph 5.b. hereof) and noxious weed control. The cost of maintenance will be allocated on the basis of respective uses of the Road. When any party uses the Road, or a portion thereof, that party will perform or cause to be performed, or contribute or cause to be contributed, that share of the maintenance occasioned by such use as hereinafter provided. During periods when the Road, or a portion thereof, is being used solely by one party, such party will maintain that portion of the Road so used to the standards existing at the time use is commenced, and will follow all applicable laws, rules and regulations and Best Management Practices of the State of _____________ available from the __________________________, as the same may be amended from time to time (hereinafter, “BMPs”).

ii. During periods when more than one party is using the Road, or a portion thereof, each party’s share of maintenance will be pro rata in proportion to its intensity of use thereof. If necessary, and at the request of either party, the parties hereto will meet and establish necessary maintenance provisions. Such provisions will include, but will not be limited to: (x) the appointment of a maintainer, which may be one of the parties hereto or any third party, who will perform or cause to be performed, at a reasonable and agreed upon rate, the maintenance of the Road or the portion thereof being used; and (y) a method of payment by which each party using the Road or a portion thereof will pay its pro rata share of the cost incurred by said maintainer in maintaining, all or a portion of the Road.

b.Improvement. For the purposes of this Agreement, “improvement” is defined as the work necessary to surface, resurface, widen, recondition or replace the Road and appurtenant Road facilities (such as bridges, culverts, gates, ditches and brushing) to a higher or greater standard than that prevailing on the date of this Agreement. When any existing or planned use of lands accessed by the Road described herein will result in use of the Road in excess of its design elements, design standards, and/or road maintenance standards, the party responsible for such existing or planned use shall likewise be responsible for any additional costs that are necessary to meet design elements, design standards, and/or road maintenance standards that can accommodate such existing or planned use (as well as other existing uses).

c.Notification. Grantee shall provide to Grantor written notification not less than ten (10) business days prior to commencing any maintenance or improvement activities within the Easement; provided, however, that in the event any emergency repairs are required, Grantee shall provide Grantor with notification as soon as reasonably possible, but such 10-business-day period shall not be required in such event. Written notification shall include the following: (i) the constructing party’s name, address and phone number; (ii) a map showing the location of proposed activities; (iii) the name, company name, address and phone number of individual and/or company performing maintenance or improvement activities; and (iv) a description of the scope of any such maintenance or improvement activities. Grantee will provide to Grantor written notification within five (5) business days of completion of any maintenance or improvement activities.

6.Structures and Gates. Grantee may not construct any structures, including, without limitation, gates or fences, along or across the Easement without the prior written permission of Grantor, which will not be unreasonably withheld, conditioned, or delayed. Both parties acknowledge and agree that Grantor may control the access granted hereunder by a locked gate and such other measures reasonably necessary to prevent unauthorized vehicle access. The party constructing any locked gate will ensure that the other party has a key or access code to the gate. Both parties agree that such gate will be closed and locked at all times except when authorized use of the Road by Grantor, Grantee or their respective permittees requires that it be open. The party constructing any locked gate will ensure that the other party has a key or access code to the gate. The parties hereto will use reasonable efforts to prevent unauthorized vehicle traffic behind any gate.

7.Road Damage. Each party using any portion of the Road shall repair or cause to be repaired at its sole cost and expense that damage to the Road occasioned by it which is in excess of that which it would cause through normal and prudent usage of the Road. Should inordinate damage to the Road occur which is not caused by an authorized user of the Road, the parties hereto shall meet to agree on the cost and method of replacement or repair, and the shares of repair or replacement cost to be borne by each user of the Road.

8.Damages. Grantee shall pay for all damages, including but not limited to timber, crops and grazing lands located within the Easement or adjacent thereto arising out of Grantee’s use or maintenance of this Easement.

9.Condition and Use of Easement. Grantor makes no warranties as to the current state of the Easement or the Road, or likely future condition of the Easement or Road. Grantee acknowledges that the Road will be used for a wide range of activities, including but not limited to, the use of heavy vehicles and for logging activities. All parties using the Easement or Road do so at their own risk, and nothing in this Agreement shall be construed to impose any liability for injuries to persons or property against Grantor by reason of neglect or failure to maintain the Easement or the Road located thereon. Grantee shall comply with all governmental laws, ordinances, rules and regulations and BMPs applicable to the construction, reconstruction, maintenance, repair, improvement, or use of the Easement.

10.Insurance.

a.All persons using the Easement for any purpose shall obtain and maintain a policy of Automobile Liability Insurance in a form generally acceptable in the State of ___________ and customary in the area of the Easement.

b.Prior to any non-residential use of the Dominant Estate, or any maintenance or improvement to the Road or Easement, Grantee shall obtain and maintain, throughout the period of non-residential use, maintenance or improvement, liability insurance issued in a form and by an insurance company acceptable to Grantor. Coverage requirements shall be as follows and have an AM Best’s Key Rating Guide of B+ VI (financial class) or better rating:

i.Commercial General Liability Insurance to include minimum limits of $1,000,000 per occurrence and $1,000,000 annual aggregate Combined Single Limit Bodily Injury, Death and Property Damage. Extension of coverage to include Comprehensive Form, Premises and Operations, Contractual Liability, Products and Completed Operations, Independent Contractors, Personal Injury, Broad Form Property Damage, Cross Liability, and Pollution arising out of heat, smoke or fumes from a Hostile Fire. Additionally, the policy shall not exclude X, C or U (Explosion, Collapse, or Underground).

ii.Comprehensive Automobile Liability insurance covering owned, non-owned, hired and other vehicles, with a combined single limit of $1,000,000 per occurrence Combined Single Limit Bodily Injury, Death and Property Damage.

iii.The policies specified above shall include an endorsement which shall name Grantor as additional insureds on a primary basis for the term of the temporary commercial use. The additional insured endorsement must be ISO CG20 10 11 85 (or other form with like wording).

iv.Grantee will endeavor to have the policies specified above endorsed to provide that Grantor, at the address in Section 20 herein, will be given a 30 - day written notice prior to cancellation, coverage modification or other material change in the policy. If Grantee cannot obtain such endorsement, Grantee will give Grantor 30 - day written notice prior to cancellation, coverage modification or other material change in any policy. No such cancellation, modification or change will affect Grantee’s obligation to maintain the insurance coverages required by this Agreement.

v.All liability coverages must be on an “occurrence” basis as opposed to “claims made.”

vi.All such insurance will be in a form and with a company acceptable to Grantor sufficient to protect Grantee, its contractors and their subcontractors, to the extent that they are involved in the work, and Grantor against the claims of third persons, and to cover claims by Grantor against Grantee, its contractor and their subcontractors for which Grantee has assumed liability under this Agreement.

vii.If requested by Grantor, Grantee will furnish to Grantor a certificate of insurance dated and signed by a stated, authorized agent for the insuring company or companies, in a form acceptable to Grantor and containing a representation that coverage of the types listed herein is provided with the required liability limits and the stated endorsements. Grantor reserves the right to require a certified copy of the policy(ies) or to examine the actual policy(ies). Said certificate(s) of insurance shall be issued to Grantor at the address in Section 20 herein.

viii.If Grantee retains the services of any contractor, Grantee shall cause each contractor to maintain insurance coverages and limits of liability of the same type and the same amount as are required of Grantee under this Agreement. Grantee shall obtain, prior to the commencement of the contractor’s services, the required certificates of insurance and additional insured endorsements, if requested by Grantor.

ix.Grantee may self-insure any of the insurance requirements described above with the prior consent of Grantor, which consent shall not be unreasonably withheld.

11.Indemnification. Grantee shall assume all risk of, and indemnify and hold harmless, and at its expense defend Grantor from and against any claims, loss, cost, legal actions, liability or expense on account of personal injury to or death of any persons whatsoever, including but not limited to Grantor and its employees, agents, or contractors, or damage to or destruction of property to whomsoever belonging, including but not limited to property of Grantor and its employees, agents or contractors, or any fire, resulting partly or wholly, directly or indirectly from Grantee’s exercise of the rights herein granted; provided, however, that Grantee’s undertaking herein contained will not be construed as covering personal injury to or death of persons, or damage to or destruction of property to the extent resulting from the violation of this Agreement, willful misconduct, or negligence of Grantor, its employees, agents, or contractors.

12.Liens. Grantee shall keep the Easement and the Servient Estate free from liens arising in any manner out of the activities of Grantee and shall promptly discharge any such liens that are asserted.

13.Taxes. Grantee shall pay all taxes and/or assessments that may become chargeable against the Easement, if separately assessed by statute.

14.Termination. If Grantee determines that the Easement, or any portion thereof, is no longer needed, this Agreement will terminate. Any termination under this paragraph will be evidenced by a statement in recordable form furnished by Grantee to Grantor or its successor(s) or assign(s) in interest. Grantor may terminate this Agreement for uncured breach as hereinafter described. Grantor will have the right to dedicate all or any portion of the Road to the state, county or municipality as a public road, and Grantee, if required, will join in such dedication. If dedicated, the Easement on the portion of the Road so dedicated will terminate.

15.Default. Failure of Grantee to perform any of its obligations hereunder shall constitute a default. Upon default, Grantor shall notify Grantee in writing, describing the nature of such default and the action necessary to cure the default. Grantee shall have thirty (30) days following its receipt of a notice to cure the default, unless it appears that Grantee has commenced to cure the default in good faith and has diligently continued to pursue such curing, but has been unable to complete the same within said 30-day time period due to the nature of the default or other causes beyond the control of Grantee, in which case the time period shall be extended accordingly; provided, however, that no extension shall be afforded for a default in the payment of a monetary obligation. In the event Grantee fails to cure the breached obligation during the prescribed cure period, as the same may be extended, Grantor shall be entitled to exercise all rights and remedies available to it at law or equity, including but not limited to specific performance pursuant to the terms of this Agreement without the necessity of posting a bond, or termination of this Agreement and the Easement

16.Rights and Obligations. The rights and obligations hereunder run with the land and will inure to the benefit of and be binding upon the successors and assigns of the parties hereto. The Easement is an easement appurtenant to the Dominant Estate, and may not be transferred separately from, or severed from, title to the Dominant Estate. Furthermore, the benefits of the Easement will not be extended to any properties other than the Dominant Estate without the consent of the owner of the fee simple interest of the Servient Estate.

17.Invalidity. In the event any portion of this Agreement should be held to be invalid, illegal, or unenforceable by any court of competent jurisdiction, such holding shall not affect the remaining provisions hereof unless the court’s ruling includes a determination that the principal purpose and intent of this Agreement is thereby defeated.

18.Costs and Attorneys’ Fees. If any party hereto is required to retain an attorney to enforce any provision of this Agreement, whether or not an arbitration or legal proceeding is commenced, the substantially prevailing party or parties shall be entitled to recover from the other reasonable and actual attorneys’ fees and other reasonable and actual costs incurred. Costs covered by this paragraph include, without limitation, the costs of searching records, obtaining title reports (including foreclosure reports), surveyors’ reports, appraisal fees, and title insurance premiums.

19.Governing Law. This Agreement shall be interpreted, construed and enforced according to the laws of the state where the Road is located.

20.Notices. All notices required or permitted hereunder shall be in writing, and shall be: (a) delivered in person or by private messenger or overnight courier service to the party intended where evidence of delivery is obtained; (b) sent by certified mail, postage prepaid, with return receipt requested, to the party intended; or (c) dispatched by facsimile transmission or email (accompanied with reasonable evidence of receipt of facsimile transmission or email confirmation of receipt) to the party intended. Notice shall be delivered or sent to the last address provided by the party intended. The initial addresses of the signatories hereto are:

Grantee:        ______________________
______________________
______________________
Fax:
Email:

And to:        ______________________
______________________
______________________

Grantor:        ______________________
______________________
______________________
Fax:
Email:

And to:        ______________________
______________________
______________________

Upon at least ten (10) days' prior written notice, each party shall have the right to change its address to any other address within the United States of America.

[remainder of page intentionally left blank]

[CONFORM TO STATE EXECUTION AND RECORDING REQUIREMENTS]

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the day and year first above written.

GRANTOR:

________________________

By:    _______________________
Name:    _______________________
Title:    _______________________

ACKNOWLEDGMENT

STATE OF _________________
COUNTY OF _________________

On this ___ day of ____________, 2015, before me, a Notary Public, duly commissioned, qualified and acting, within and for the said County and State, appeared in person the within named ____________________, _________________ of _______________, executed the within and foregoing instrument and further stated and acknowledged that he had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this ___ day of ____________, 2015.

_______________________________
NOTARY PUBLIC
My Commission Expires:

_____________________

GRANTEE:

________________________

By:    _______________________
Name:    _______________________
Title:    _______________________

STATE OF _________________
COUNTY OF _________________

On this ___ day of ____________, 2015, before me, a Notary Public, duly commissioned, qualified and acting, within and for the said County and State, appeared in person the within named ____________________, _________________ of _______________, executed the within and foregoing instrument and further stated and acknowledged that he had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this ___ day of ____________, 2015.

_______________________________
NOTARY PUBLIC
My Commission Expires:

_____________________

This Instrument Was Drafted By:

Exhibit A
to Form of Easement For
Company Easements and Reserved Easements

Map

EXHIBIT L

FORM OF COMPANY LIMITED LIABILITY COMPANY AGREEMENT

(see attached)

LIMITED LIABILITY COMPANY AGREEMENT
OF
TWIN CREEKS TIMBER, LLC
EFFECTIVE AS OF
SEPTEMBER 15, 2015

13.2	Sale at Request of Member	50
13.3	Effect of Transfer	51
13.4	Invalid Transfers	52
13.5	Corporation Status; Securities or Secondary Markets	52
ARTICLE XIV	RECORDS, ACCOUNTING, BANK ACCOUNTS AND REPORTS	53
14.1	Books and Records	53
14.2	Reports	54
14.3	Bank Accounts	55
14.4	Fiscal Year	56
ARTICLE XV	TERM, DISSOLUTION AND LIQUIDATION	56
15.1	Term	56
15.2	Dissolution and Termination	56
15.3	Liquidation	57
15.4	Cancellation	58
ARTICLE XVI	LIABILITY AND INDEMNIFICATION; INSURANCE	58
16.1	Indemnification	58
16.2	Advancement of Funds	59
16.3	Waiver and Release of Plum Creek	59
16.4	Exculpation	60
16.5	Insurance	60
ARTICLE XVII	MISCELLANEOUS	61
17.1	Notices	61
17.2	Governing Law; Consent to Jurisdiction	61
17.3	[Intentionally Omitted]	62
17.4	Waiver of Jury Trial	62
17.5	Further Assurances	62
17.6	Amendment	62
17.7	Entire Agreement	63
17.8	Severability	63
17.9	No Waiver	64
17.10	Interpretation	64
17.11	No Rights in Third Parties	64
17.12	Binding Agreement	64
17.13	[Intentionally Omitted].	64
17.14	Confidentiality	64
17.15	Counterpart Execution	65

EXHIBITS:

Exhibit A - Contribution Agreement
Exhibit B - Form of Master Stumpage Agreement
Exhibit C - Administrative Budget Template
Exhibit D - Manager Insurance Requirements
Exhibit E - Form of Certificate of Merger

TWIN CREEKS TIMBER, LLC
Limited Liability Company Agreement
THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Twin Creeks Timber, LLC, a Delaware limited liability company (the “Company”), is effective as of September 15, 2015 (the “Effective Date”), among Plum Creek Timber Operations I, L.L.C., a Delaware limited liability company (the “PC Member”), PC TRS LLC, a Delaware limited liability company (“PC TRS”), those Persons who may hereafter become Members in accordance with the provisions hereof (hereinafter collectively, with the PC Member and PC TRS, referred to as the “Members” and each individually as a “Member”), Silver Creek Advisory Partners LLC, a Delaware limited liability company (in its capacity as the manager of the Company, Series One, and Series Two, the “Manager”), and, solely for purposes of Section 10.1(c), Plum Creek Timberlands, L.P., a Delaware limited partnership (“PC Timberlands”).
WITNESSETH
WHEREAS, the Members have formed the Company as a limited liability company that provides for the establishment of series for the primary purposes of investing their respective capital in commercial timberland assets;
WHEREAS, it is the intent of the Members that, on the Initial Property Closing Date (as defined herein), the PC Member contribute to the Company, pursuant to the Contribution Agreement attached hereto as Exhibit A (the “Contribution Agreement”), the issued and outstanding equity interests of Contribution LLC, a Delaware limited liability company whose only assets shall be certain timberlands and the assets related thereto, as specified in the Contribution Agreement (“Contribution LLC”);
WHEREAS, it is the intent of the Members that, on the Initial Property Closing Date, PC Timberlands sell to the Company the issued and outstanding equity interests of Sale LLC, a Delaware limited liability company whose only assets shall be certain timberlands and the assets related thereto (“Sale LLC”), in exchange for cash pursuant to the Contribution Agreement;
WHEREAS, it is the intent of the Members that Contribution LLC and Sale LLC each be merged with and into the Company, effective as of immediately following the Initial Property Closing, on the Initial Property Closing Date, with the Company continuing as the surviving entity, and that, immediately following the effectiveness of such mergers, all of the assets and liabilities of Contribution LLC and Sale LLC be allocated to Series One on the Initial Property Closing Date;
WHEREAS, it is the primary investment intent of the Members that an affiliate of the PC Member manage all aspects of any timberland assets owned or later acquired by Series One pursuant to the terms and conditions of the Series One Property Management Agreement and that such affiliate of the PC Member also manage all aspects of the logging, hauling, merchandising, and sale of logs on behalf of Series Two pursuant to the terms and conditions of the Series Two Timber Management Agreement;
WHEREAS, the Company, Series One, Series Two, and each Member is a party to a Subscription Agreement whereby each Member has agreed to make a capital contribution to each Series (each such agreement, a “Subscription Agreement”); and
WHEREAS, the Members and the Manager, effective as of the Effective Date, wish to set forth, among other things, how the business and affairs of the Company and each Series shall be managed.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE I
FORMATION

1.1    Formation.
The Manager, as an authorized person, formed the Company pursuant to the provisions of the Delaware Limited Liability Company Act (6 Del. C. §§ 18-101 et seq.), as the same may be amended from time to time (the “Act”). The name of the Company is “Twin Creeks Timber, LLC.” The Company’s Certificate of Formation provides for the establishment of series by the Company and provides notice of the limitation of liabilities of a series pursuant to Section 18-215 of the Act.
1.2    Filings.
The Manager shall, from time to time, execute or cause to be executed all certificates (including fictitious name certificates) or other documents and cause to be done all such filing, recording, publishing or other acts as may be necessary to comply with the Act’s requirements for operation of the Company as a limited liability company and the operation of each of Series One and Series Two as a series of a limited liability company under the laws of the State of Delaware, and all acts necessary to qualify the Company (and, to the extent applicable, Series One and Series Two) as a foreign limited liability company (or a series thereof) under the law of, or the right otherwise to do business in, any state in which the Manager determines it is necessary or desirable to have such qualification or right to do business.
ARTICLE II
OFFICE AND AGENT

2.1    Principal Office.
The principal executive office of the Company and each of Series One and Series Two shall be c/o the Manager at 1301 Fifth Ave., 40th Floor, Seattle, Washington 98101, or at such other place as the Manager may determine from time to time upon notice to the Members. The records of the Company identified in Section 14.1 shall be maintained at the principal executive office of the Company.
2.2    Registered Agent and Registered Office.
The registered agent for service of process in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. In the event that the Person at any time acting as such agent ceases to act as such for any reason, the Company shall appoint a substitute agent approved by the Members. Such agent is and shall be the agent of the Company (and, to the extent applicable, of each of Series One and Series Two) upon which any process, notice or demand required or permitted by law to be served on the Company or such Series, as applicable, may be served. The registered office of the Company in the State of Delaware shall be c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle.
ARTICLE III
KEY DEFINITIONS

The following terms used in this Agreement shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

“Acquisition Criteria.” An acquisition by Series One of a timberland property or group of timberland properties in a single transaction or a series of related transactions will meet the Acquisition Criteria if the timberland property or group of timberland properties acquired by Series One: (i) is commercial timberland property (owned in fee simple or an interest in timber); (ii) is located in the United States of America but not in the State of Maine; (iii) excludes properties where 25% or more of the value is reasonably expected by the Series One Property Manager to be derived from “higher and better use” sources; (iv) excludes properties where 25% or more of the value is reasonably expected by the Series One Property Manager to be derived from energy and natural resource uses; (v) excludes properties owned in whole or in part by PC Timberlands or any of its Affiliates; (vi) excludes properties or offerings requiring an investment that exceeds $200 million, and (vii) excludes properties that are valued at or under $10 million with five percent or more of the proposed acres to be acquired located within twenty (20) miles of lands owned by PC Timberlands or an Affiliate of PC Timberlands.
“Acquisition Price” has the meaning set forth in Section 13.2(a).
“Act” has the meaning set forth in Section 1.1.
“Additional Amount” has the meaning set forth in Section 5.4(b)(iii).
“Additional Capital Contribution” has the meaning set forth in Section 6.1(d).
“Additional Closing” has the meaning set forth in Section 5.4(b)(ii).
“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account for any Series, as adjusted pursuant to Treasury Regulations Section 1.704 - 1(b)(2)(ii)(d).
“Administrative Budget” has the meaning set forth in Section 9.1(g).
“Affiliate” means, with respect to any specified Person, any other Person “Controlling,” “Controlled by” or “under common Control with” such specified Person.
“Affiliated REIT” means a REIT which is an Affiliate of any specified Person.
“Agreement” has the meaning set forth in the preamble.
“Alternate” has the meaning set forth in Section 9.2(b).
“Annual Plan” has the meaning set forth in Section 9.1(c).
“Bankrupt or Bankruptcy” means, with respect to a Member or the Manager: (i) the filing by such Member or Manager of a petition in bankruptcy or for an arrangement, composition, readjustment, liquidation, dissolution, reorganization, or similar relief pursuant to Title 11 of the United States Code entitled “Bankruptcy”, as amended (the “Bankruptcy Code”), and any judicial and administrative interpretation thereof (section references to the Bankruptcy Code are to the Bankruptcy Code as in effect on the Effective Date and any subsequent provisions of the Bankruptcy Code, amendatory thereof, supplemental thereto or in substitution thereof or any similar or successor law, federal or state); or (ii) a decree by a court of competent jurisdiction, adjudicating such Member or Manager a bankrupt, or declaring such Member or Manager insolvent or the entering of an order for relief against such Member or Manager in any bankruptcy or insolvency proceeding; or (iii) the making by such Member or Manager of an assignment for the benefit of creditors, or the admission in writing by such Member or Manager of its inability to pay its debts generally as they become due, or the consenting by such Member or Manager to the appointment of a receiver or receivers of all or any substantial part of its property; or (iv) the filing by any of the creditors of such Member or Manager of a petition in bankruptcy against such Member or Manager or for an arrangement, composition, readjustment, liquidation, dissolution, reorganization, or similar relief with respect to such Member or Manager pursuant to the Bankruptcy Code or similar or successor law, federal or state, if such petition shall not be discharged or dismissed within sixty (60) days after the date on which such petition is filed; or (v) except to the extent inconsistent with the foregoing clauses (i) through (iv), any event described in Section 18-304 of the Act.
“Book Value” means, with respect to any asset associated with a Series, the adjusted basis of such asset for U.S. federal income tax purposes; provided, however, that (i) if any asset is contributed to such Series, the initial Book Value of such asset to such Series shall equal its Fair Value on the date of contribution and (ii) if the Capital Accounts of the Members are adjusted pursuant to Treasury Regulations Section 1.704‑1(b)(2)(iv)(f) to reflect the Fair Value of any asset of such Series as provided in Section 7.1(b), the Book Value of such asset shall be adjusted to equal its respective Fair Value as of the time of such adjustment, in accordance with such Treasury Regulations. The Book Value of all assets associated with a Series shall be adjusted thereafter as provided in Treasury Regulations Section 1.704‑1(b)(2)(iv)(g).
“Business Day” means (i) any day (other than a Saturday or Sunday) on which commercial banks are authorized or required to open in New York, New York, and (ii) for purposes of determining any applicable LIBOR Rate, any day in which dealings in U.S. dollars are transacted in the London interbank market.
“Capital Account” has the meaning set forth in Section 7.1(a).
“Capital Commitment” means, with respect to a Member, the total amount that such Member has agreed to contribute to Series One and Series Two pursuant to the Contribution Agreement and/or such Member’s Subscription Agreement, as applicable; provided, however, that each Member shall be permitted to designate a controlled Affiliate of such Member to make such Member’s Capital Contributions to, and to acquire Series Interests in, and become a Member of, Series Two.
“Capital Contributions” means, as to any Member, as of any date, with respect to any Series, the aggregate amount of cash and property contributed to such Series by such Member under this Agreement on or prior to such date, including (a) Initial Series One Capital Contributions to Series One pursuant to Section 6.1(b), Initial Series Two Capital Contributions to Series Two pursuant to Section 6.1(c), Additional Capital Contributions to such Series pursuant to Section 6.1(d)(i) and Section 6.1(d)(ii)(A), and contributions to such Series pursuant to Section 6.1(d)(ii)(B) (but only to the extent that any returned distributions under Section 6.1(d)(ii)(B) represent previous returns of capital), and, (b) solely with respect to the PC Member, the portion of the PC Contribution Amount contributed with respect to its Series One Interests.
“Capital Proceeds” means the net cash proceeds realized, or the Fair Value of any property received, by a Series from a Capital Transaction (other than proceeds from dispositions of timber pursuant to Section 9.1(e)(ii)), after deducting all (i) expenses related to such Capital Transaction and any related repayment of indebtedness from the proceeds thereof and (ii) any reserves established and maintained in accordance with Section 9.1(b)(viii); provided, however, that at the expiration of such period of time as the Members jointly deem advisable, the balance of such reserve remaining after the payment or resolution of such contingencies, if any, shall be distributed as Capital Proceeds.
“Capital Transaction” means (i) an insurance recovery or condemnation award to the extent not applied to restoration of any Property or any expenses related thereto, easement sale, sale or other disposition of all or any substantial part of any Property of a Series (directly or indirectly), and (ii) any other transaction involving the sale of a capital asset.
“Cash Flow” means for any period and with respect to any Series, all cash of such Series, excluding Capital Proceeds, and excluding amounts held in respect of reserves, working capital, and pending investments.
“Cash Notice” has the meaning set forth in Section 6.1(e).
“Catch-Up Contributions” has the meaning set forth in Section 5.1(b).
“Cause” has the meaning set forth in Section 9.1(l).
“CGL” has the meaning set forth in Section 9.1(m).
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Commercial Auto” has the meaning set forth in Section 9.1(m).
“Committee Members” has the meaning set forth in Section 9.2(a).
“Commitment Period” has the meaning set forth in Section 6.1(d).
“Company” has the meaning set forth in the preamble.
“Company Expenses” has the meaning set forth in Section 10.1(e).
“Confidential Information” has the meaning set forth in Section 17.4(a).
“Conflict of Interest Transaction” has the meaning set forth in Section 9.1(b).
“Contribution Agreement” has the meaning set forth in the recitals.
“Contribution LLC” has the meaning set forth in the recitals.
“Control” (including the correlative meanings of the terms “controlling”, “controlled by” and “under common control with”) means, with respect to any Person, possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person; provided, however, that possession by a third party of approval or veto rights over certain categories of decisions, whether through the ownership of voting securities or by contract or otherwise, shall not preclude a finding that a Person has Control of another Person.
“Defaulting Member” has the meaning set forth in Section 6.2(a).
“Default Interest” has the meaning set forth in Section 6.2(b)(v).
“Default Notice” has the meaning set forth in Section 6.2(a).
“Default Price” has the meaning set forth in Section 6.2(b)(v)(B).
“Disclosed Conflicts” has the meaning set forth in Section 16.3.
“Effective Date” has the meaning set forth in the preamble hereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor law.
“Fair Value” has the meaning set forth in Section 12.1.
“Final Closing” has the meaning set forth in Section 5.4(b).
“Final Closing Date” has the meaning set forth in Section 5.4(b).
“GAAP” means U.S. generally accepted accounting principles.
“Indemnified Parties” has the meaning set forth in Section 16.1(a).
“Initial Property Closing” means the closing of the Property Contribution that occurs on the Initial Property Closing Date.
“Initial Property Closing Date” has the meaning set forth in Section 6.1(a).
“Initial Series One Capital Contribution” has the meaning set forth in Section 6.1(b).
“Initial Series Two Capital Contribution” has the meaning set forth in Section 6.1(c).
“Insured Party” has the meaning set forth in Section 9.1(j).
“Interest” has the meaning set forth in Section 5.3(a).
“Later Member” has the meaning set forth in Section 5.4(b).
“LIBOR Rate” means, for each calendar quarter, the rate of interest that appears on the Bloomberg page US0003M <index> <GO>, which is the ICE LIBOR USD 3M Index, or any applicable successor page, at approximately 9:00AM Pacific time on the last Business Day of such calendar quarter. If for any reason, the rate does not appear on Bloomberg page US0003M <index> <GO>, or Bloomberg page US001M <index> <GO>, as applicable, or any applicable successor page, then the “LIBOR Rate” shall be determined by the Manager to be the arithmetic average of the 3-month rate at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by major banks in the London interbank market at approximately 9:00AM Pacific time on the last Business Day of the applicable calendar quarter.
“Liquidating Interest” has the meaning set forth in Section 13.2(a).
“Liquidating Member” has the meaning set forth in Section 13.2(a).
“Majority in Interest” means, (i) with respect to any matter other than those set forth in Section 9.3(b), Series One Members whose aggregate Series One Percentage Interest is greater than fifty percent (50%) of the total Series One Percentage Interest of all Series One Members; and (ii), with respect to only those matters that, pursuant to Section 9.3(b) require the approval of the Member Committee of Series Two, Series Two Members whose aggregate Series Two Percentage Interest is greater than fifty percent (50%) of the total Series Two Percentage Interest of all Series Two Members.
“Management Fee” has the meaning set forth in Section 10.2.
“Management Fee Rate” means the rate, expressed as a percentage, as determined pursuant to a written agreement between the Company and each Member. The Management Fee Rate for the Manager or its Affiliate, the PC Member, and PC TRS shall be zero, and each Member other than the Manager or its Affiliate, PC Member, and PC TRS will have a Management Fee Rate that is the same as each other Member other than the Manager or its Affiliate, PC Member, and PC TRS.
“Manager” means the Person serving in the capacity as “manager” (as defined in Section 18-101(10) of the Act) of the Company and each Series under this Agreement in accordance with the terms hereof and the Act, which Person shall initially be Silver Creek Advisory Partners LLC with respect to each of the Company, Series One, and Series Two.
“Master Stumpage Agreement” means the agreement, substantially in the form attached hereto as Exhibit B, between Series One and Series Two to be executed on the Initial Property Closing Date.
“Member” and “Members” have the meaning set forth in the preamble.
“Member Committee” has the meaning set forth in Section 9.2(a).
“Memorandum” means the Company’s Confidential Private Placement Memorandum dated September 2015, as delivered to the Members as of the Effective Date.
“Net Income” or “Net Loss”, as appropriate, means, for any relevant period and with respect to any Series, the taxable income or tax loss of such Series for such period for U.S. federal income tax purposes, determined by taking into account any separately stated tax items and increased by the amount of any tax-exempt income of such Series during such period and decreased by the amount of any Section 705(a)(2)(B) expenditures (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(iv)(i)) of such Series; provided, however, that (i) items of income, gain, loss and deduction attributable to property that has been revalued pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) or the Book Value of which, at the time of its contribution to such Series, differs from its adjusted basis shall be determined in accordance with the principles of Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and (g) and (ii) the Net Income and Net Loss of such Series shall be computed without regard to the amount of any items of income, gain, loss or deduction that are specially allocated pursuant to Section 7.3. In the event that the Book Value of any asset associated with a Series is adjusted pursuant to Section 7.1(b), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income and Net Loss of such Series, and the Net Income and Net Loss of such Series (and the constituent items of income, gain, loss and deduction) realized thereafter shall be computed in accordance with the principles of Treasury Regulations Section 1.704-1(b)(2)(iv)(g).
“Non-Liquidating Member” has the meaning set forth in Section 13.2(a).
“Organizational Expenses” means expenses incurred in connection with the formation and organization of the Company and each Series and the preparation of this Agreement and each of the other agreements contemplated hereby, and the offering and sale of the Interests, including in all such matters amounts expended for accounting, administration and legal services, registration and filing fees, printing, mailing and courier services, and travel; provided, however, that Organizational Expenses shall not include placement or similar fees paid to any person with respect to obtaining or soliciting subscriptions for Interests.
“PC Contribution Amount” means an amount equal to $143,123,562.00, as the same may be adjusted under the terms of the Contribution Agreement.
“PC Member” has the meaning set forth in the preamble.
“PC Timberlands” has the meaning set forth in the preamble.

“PC TRS” has the meaning set forth in the preamble.
“Percentage Interest” means a Member’s Series One Percentage Interest or Series Two Percentage Interest, as the case may be.
“Permitted Expenditures” has the meaning set forth in Section 6.1(d).
“Permitted Investments” means (i) direct obligations of the United States of America and securities fully and unconditionally guaranteed as to the timely payment of principal and interest by the United States of America, provided that the full faith and credit of the United States of America must be pledged to any such direct obligation or guarantee; (ii) unsecured certificates of deposit or time deposits (in each case having maturities of not more than 180 days) of any domestic bank, including a branch office of a foreign bank which branch office is located in the United States, provided that legal opinions are received to the effect that full and timely payment of such deposit or similar obligation is enforceable against the principal office or any branch of such bank, which, at the time of purchase, has a short-term “Bank Deposit” rating of P-1 by Moody’s and a “Short-Term CD” rating of A-1 or better by S&P (the “Minimum Bank Rating”); (iii) deposits in any bank or savings and loan association which has combined capital, surplus and undivided profits of not less than $1 billion, provided such deposits are fully insured, subject to applicable limits, by the Federal Deposit Insurance Corporation; or (iv) any other investment that is consistent with a cash management plan approved by the Manager; provided, however, that if any such financial institution suffers a downgrade below the Minimum Bank Rating, the Manager shall have a reasonable period of time in which to transition the operating accounts of the Company and each Series to a financial institution that satisfies the Minimum Bank Rating.
“Permitted Subsequent Property Acquisitions” means (a) additional properties meeting the Acquisition Criteria and (b) additional properties that would otherwise meet the Acquisition Criteria but are valued at or under $10 million with five percent or more of the proposed acres to be acquired located within twenty (20) miles of lands owned by PC Timberlands or an Affiliate of PC Timberlands.
“Person” means any individual, partnership, corporation, association, joint venture, trust or other legal entity (including any heirs, executors, administrators, legal representatives, successors and assigns), governments or agencies or political subdivisions thereof, multistate compact authorities and other associations and entities where the context requires.
“Plan Assets” has the meaning set forth in Section 3(42) of ERISA.
“Properties” means, collectively, the real properties (together with any timber located thereon) owned or leased by Series One or otherwise acquired by the Company and allocated to Series One in accordance with this Agreement. “Properties” shall include (i) the properties initially held by Contribution LLC, contributed by the PC Member to the Company on the Initial Property Closing Date in the Property Contribution, and, immediately following the merger of Contribution LLC with and into the Company, allocated to Series One; (ii) the properties initially held by Sale LLC, sold to the Company on the Initial Property Closing Date, and, immediately following the merger of Sale LLC with and into the Company, allocated to Series One; and (iii) the Permitted Subsequent Property Acquisitions that are acquired by the Company and allocated to Series One; and (iv) any additional acquisitions approved by the Member Committee as described herein and acquired by Series One or by the Company and allocated to Series One. “Property” shall refer to any one of the Properties.
“Property Contribution” has the meaning set forth in Section 6.1(a).

“Property Sale” has the meaning set forth in Section 6.1(a).
“Property Sale Amount” means an amount equal to $415,637,438.00, as the same may be adjusted under the terms of the Contribution Agreement (relating to the “Purchase Price” thereunder).
“Qualified Appraiser” means an appraiser who is not an Affiliate of any Member or the Manager and has not been an employee of any Member or the Manager or any Affiliate of any Member or the Manager at any time in the prior three (3) years, who is qualified to appraise the asset and is a member of the Appraisal Institute (or any successor association or body of comparable standing if such Institute is not then in existence) and who has held his or her certificate as an M.A.I. or its equivalent for a period of not fewer than five (5) years, and has been actively engaged in the appraisal of timberlands in the jurisdiction of the Property being appraised immediately preceding his or her appointment under this Agreement if the asset being appraised is a Property or an Interest.
“REIT” means a “real estate investment trust” as defined in Section 856 of the Code.
“Representative” shall have the meaning set forth in Section 9.2(b).
“Requested Amount” has the meaning set forth in Section 6.1(e).
“Sale LLC” has the meaning set forth in the recitals.
“Series” has the meaning set forth in Section 5.1.
“Series Interest” has the meaning set forth in Section 5.3(a).
“Series One” has the meaning set forth in Section 5.1(a).
“Series One Interests” has the meaning set forth in Section 5.3(b).
“Series One Member” means a Member holding Series One Interests.
“Series One Percentage Interest” means, for any Series One Member, the ratio of such Series One Member’s aggregate Capital Contributions, or deemed Capital Contributions, with respect to all Series One Interests held by such Series One Member over the sum of the total Capital Contributions, or deemed Capital Contributions, of all Series One Members with respect to all outstanding Series One Interests. In the event that any vote is required prior to the occurrence of any Capital Contributions to Series One, the Series One Percentage Interest shall be determined by reference to Capital Commitments to Series One rather than Capital Contributions.
“Series One Property Management Agreement” means the agreement, in the form previously disclosed to the Members, as the same may be amended from time to time, between Series One and the Series One Property Manager relating to the operation and management of the Properties.
“Series One Property Manager” means Plum Creek Property Management Company, LLC, a Delaware limited liability company, or an Affiliate of Plum Creek Property Management Company, LLC that enters into the Series One Property Management Agreement, or any successor or replacements thereof in accordance with the terms and conditions of this Agreement and the Series One Property Management Agreement.
“Series Two” has the meaning set forth in Section 5.1(b).

“Series Two Interests” has the meaning set forth in Section 5.3(c).
“Series Two Member” means a Member holding Series Two Interests.
“Series Two Percentage Interest” means, for any Series Two Member, the ratio of such Member’s aggregate Capital Contributions, or deemed Capital Contributions, with respect to all Series Two Interests held by such Member over the sum of the total Capital Contributions, or deemed Capital Contributions, of all Series Two Members with respect to all outstanding Series Two Interests. In the event that any vote is required prior to the occurrence of any Capital Contributions to Series Two, the Series Two Percentage Interest shall be determined by reference to Capital Commitments to Series Two rather than Capital Contributions.
“Series Two Timber Management Agreement” means the agreement, in the form previously disclosed to the Members, as the same may be amended from time to time, between Series Two and the Series Two Timber Manager relating to the operation and management of the Properties.
“Series Two Timber Manager” means Plum Creek Property Management Company, LLC, a Delaware limited liability company, or an Affiliate of Plum Creek Property Management Company, LLC that enters into the Series Two Timber Management Agreement, or any successor or replacements thereof in accordance with the terms and conditions of this Agreement and the Series Two Timber Management Agreement.
“Subscription Agreement” has the meaning set forth in the recitals.
“Subsidiaries” means any entity in which the Company may possess an equity ownership interest from time to time.
“Successor Fund” has the meaning set forth in Section 11.2.
“Supermajority in Interest” means, (i) with respect to any matter other than those set forth in Section 9.3(b), Series One Members whose aggregate Series One Percentage Interest is greater than eighty percent (80%) of the total Series One Percentage Interest of all Series One Members, and (ii) with respect to only those matters that require the approval of the Members of Series Two, Series Two Members whose aggregate Series Two Percentage Interest is greater than eighty percent (80%) of the total Series Two Percentage Interest of all Series Two Members.
“Termination Date” has the meaning set forth in Section 15.1.
“Transfer” or “Transferred” has the meaning set forth in Section 13.1(a).
“Unfunded Capital Commitment” means, in respect of any Member, as of any date, an amount equal to (A) such Member’s Capital Commitment, minus (B) such Member’s aggregate Capital Contributions to Series One or Series Two on or prior to such date in respect of its Interests in Series One Interests and Series Two Interests, plus (C) the aggregate amount of distributions of Capital Proceeds received by such Member in respect of such Member’s Series One Interests and Series Two Interests during the Commitment Period, plus (D) any other amounts that are designated under this Agreement to be added to a Member’s Unfunded Capital Commitment; provided, however, that in no event shall a Member’s Unfunded Capital Commitment exceed its Capital Commitment.

ARTICLE IV
BUSINESS

4.1    Purposes.
The business purpose of the Company is to conduct business through Series One and Series Two as specified in this Agreement. The business purposes of Series One shall be to engage in any business activities permitted under the Act, including to engage, directly or through Subsidiaries, in the acquisition, ownership, leasing, management and operation of the Properties, and to do all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of such purposes as authorized pursuant to the terms of this Agreement, including (a) the making of Permitted Subsequent Property Acquisitions, (b) acquisition, mortgage or other encumbrance, management, operation, lease, exchange, sale or other disposition of or transfer of any Property, (c) making Permitted Investments, (d) entering into the Master Stumpage Agreement and the Series One Property Management Agreement, and (e) any and all activities and transactions related or incidental thereto, all in accordance with the terms of this Agreement. The business purposes of Series Two shall be to engage in any business activities permitted under the Act, including to enter into the Master Stumpage Agreement and the Series Two Timber Management Agreement and to receive the benefits therefrom, including, through the Series Two Timber Manager, logging, hauling, merchandising, and selling logs as permitted by the Master Stumpage Agreement, and to perform its obligations under the Master Stumpage Agreement and the Series Two Timber Management Agreement. Each Series shall receive and hold all assets, Net Income and Cash Flows derived from its assets for the benefit of such Series’ Members, and to distribute such Cash Flows to such Members in accordance with the terms of this Agreement.
ARTICLE V
ESTABLISHMENT OF SERIES; INTERESTS; MEMBERS

5.1    Establishment and Designation of Series.
Effective as of the Effective Date, the Company hereby authorizes the establishment of series of the Company pursuant to Section 18-215 of the Act and hereby establishes two separate series as described in subsections (a) and (b) below (each, a “Series”).
(a)“Series One” (“Series One”) is hereby established and shall have allocated and associated with such series such assets and liabilities of the Company set forth on the Series One Addendum set forth in the books and records of the Company, including (i) on the Initial Property Closing Date, (A) the assets and liabilities of Contribution LLC and Sale LLC, effective immediately following the effectiveness of the mergers of Contribution LLC and Sale LLC with and into the Company, and (B) the Initial Series One Capital Contribution, and (ii) any and all assets and liabilities that may be acquired by or allocated to, and associated with, Series One after the Initial Property Closing Date.
(b)“Series Two” (“Series Two”) is hereby established and shall have allocated and associated with such series such assets and liabilities of the Company set forth on the Series Two Addendum set forth in the books and records of the Company, including (i) on the Initial Property Closing Date, the Initial Series Two Capital Contribution and (ii) any and all assets and liabilities that may be acquired by or allocated to, and associated with, Series Two after the Initial Property Closing Date.
(c)All assets and liabilities shall be allocated to either Series One or Series Two, as determined by the Manager in accordance with the terms hereof. Any and all assets and liabilities hereafter acquired, incurred or otherwise obtained by the Company shall be allocated by the Manager immediately upon acquisition, incurrence, or receipt thereof to Series One, other than any assets and liabilities of Series Two derived from or relating to the Master Stumpage Agreement or the Series Two Timber Management

Agreement, which assets and liabilities shall be allocated by the Manager immediately upon acquisition, incurrence or receipt to Series Two.

5.2    Limitations on the Series.
(a)Separate and distinct records shall be maintained for each Series and the assets and liabilities associated with each Series shall be held and accounted for separately from the other assets and liabilities of any other Series for all purposes. Each Series shall maintain separate bank accounts from each other Series. Each Series shall issue separate Interests having the terms, preferences, powers, rights, and obligations of Interests as set forth herein and as may otherwise be set forth on an addendum to this Agreement to be adopted by the Manager for any additional Interests of such Series, and this Agreement shall accordingly be amended with each such additional addendum. All Net Income and Net Losses generated by assets allocated to a Series shall inure to the benefit of only the Members holding Interests in such Series in accordance with Section 7.2, and all Cash Flows of a Series shall be distributed only to the Members holding Interests in such Series in accordance with Section 8.1 (subject to Section 10.2). Subject to Article XV, a Series may not be terminated and its affairs wound up pursuant to Section 18-215 of the Act without approval of Members by a Supermajority in Interest.
(b)All debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each Series shall be enforceable against the assets associated with such Series only and not against the assets of the Company generally or any other Series, and none of the debts, liabilities, obligations, or expenses incurred, contracted for, or otherwise existing with respect to the Company generally or any other Series shall be enforceable against the assets associated with such Series. Any Person extending credit to, contracting with, or otherwise having any claim against any Series may look only to the assets associated with that Series to satisfy any such obligation or claim and shall have no claim or right to any assets allocated to or belonging to any other Series or the Company generally. Notice of this limitation on liabilities to Series has been set forth in the Certificate of Formation, and the statutory provisions of Section 18-215 of the Act (and the statutory effect under Section 18-215 of the Act of setting forth such notice in the Certificate of Formation) shall be applicable to the Company and each Series.

5.3    Interests.
(a)Generally. The limited liability company interest of a Member shall be represented by an issued and outstanding interest (an “Interest”), each of which shall be issued by a Series in accordance with this Section 5.3, and any Interest issued by a Series (a “Series Interest”) shall have the rights and privileges set forth in this Agreement. Each Series shall maintain a schedule of all Members of such Series from time to time, and the Series One Percentage Interest and Series Two Percentage Interest of such Members, on the Schedule of Series Members. Ownership of an Interest (or fraction thereof) shall not entitle a Member to call for a partition or division of any property of the Company or any Series or for any accounting.
(b)Series Interests of Series One. Series One is hereby authorized to issue Interests in a single class designated as “Series One Interests” (the “Series One Interests”). The Series One Interests shall have the rights, powers, preferences, duties and limitations as are set forth in this Agreement. The Series One Interests are associated with and issued solely by Series One. As of the Initial Property Closing Date, each Member shall hold Series One Interests representing the Series One Percentage Interest set forth opposite the name of such Member on the Schedule of Series Members as of such date, a copy of which will be maintained by the Manager in the books and records of Series One, subject to such Member’s having made its initial Capital Contribution to Series One, as required by the Contribution Agreement and/or its Subscription Agreement, as applicable, subject to the terms hereof and thereof. Notwithstanding the foregoing, each Member executing this Agreement as of the Effective Date shall be a Member of the Company from and after the Effective Date, subject to the terms hereof. Each Member holding Series One Interests shall have (A) a right to a distributive share of Net Income, Net Losses, and other items of income, gain, loss, deduction, and credits only in respect of Series One, as provided in this Agreement, (B) a right to the Capital Account only in respect of Series One maintained for such Member according to Article VII, and (C) the right to receive distributions only from Series One, as provided in Article VIII of this Agreement. Each Member holding Series One Interests shall be entitled to vote such Series One Interests in accordance with such Member’s Series One Percentage Interest in accordance with the terms hereof.
(c)Series Interests of Series Two. Series Two is hereby authorized to issue Interests in a single class designated as “Series Two Interests” (the “Series Two Interests”) with respect to Series Two. The Series Two Interests shall have the respective rights, powers, preferences, duties and limitations as are set forth in this Agreement with respect thereto. The Series Two Interests are associated with and issued solely by Series Two. As of the Initial Property Closing Date, the Members shall hold Series Two Interests representing the Series Two Percentage Interest set forth opposite their names on the Schedule of Series Members as of such date, a copy of which will be maintained by the Manager in the books and records of Series Two, subject to such Member’s having made its initial Capital Contribution to Series Two, as required by the Contribution Agreement or its Subscription Agreement, as applicable, subject to the terms hereof and thereof. Notwithstanding the foregoing, each Member executing this Agreement as of the Effective Date shall be a Member of the Company from and after the Effective Date, subject to the terms hereof. Each Series Two Member shall have (A) a right to a distributive share of Net Income, Net Losses, and other items of income, gain, loss, deduction, and credits only in respect of Series Two, as provided in this Agreement, (B) a right to the Capital Account only in respect of Series Two maintained for such Member according to Article VII, and (C) the right to receive distributions only from Series Two, as provided in Article VIII of this Agreement. Each Series Two Member shall be entitled to vote such Series Two Interests in accordance with such Member’s Series Two Percentage Interest only on such matters set forth in Section 9.3, in accordance with the terms hereof.
(d)Other Series Interests. The Manager, with the approval of Members holding a Supermajority in Interest, (i) is authorized to issue additional Series Interests in Series One and Series Two after the Initial Property Closing Date and (ii) may establish and issue classes of Series Interests in Series One and Series Two by adopting an addendum to this Agreement to reflect such issuance and to establish the Series Interests to be included in each such class, and to fix the relative rights, obligations, preferences and limitations of the Series Interests of each such class. Any new series of Interests may be established only pursuant to an amendment to this Agreement adopted with the approval of Members holding a Supermajority in Interest.

5.4    Members; Closings.
(a)Name and Address of Members. The name and address of the Manager and of each Member, the amount of such Member’s Capital Commitment, and such other information as may be required by the Act are set forth as of the Effective Date on the Schedule of Series Members and the books and records of the Company and of each Series. Effective as of immediately following the Initial Property Closing Date, the Schedule of Series Members and books and records shall reflect the issuance of Series Interests to Members, and each Member’s Series One Percentage Interest and Series Two Percentage Interest, as applicable, subject to such Member’s having made its initial Capital Contribution to the applicable Series, as required by the Contribution Agreement or its Subscription Agreement, as applicable. From time to time thereafter, the Manager shall cause such Schedule of Series Members and books and records to be amended as required to reflect the admission of any new Member, the withdrawal or substitution of any Member, the Transfer of Interests among Members, receipt by the Company of notice of any change of address of a Member, or the change in any Member’s Capital Commitment or Series One Percentage Interest or Series Two Percentage Interest.
(b)Admission of Members.
i.Each Person who desires to be admitted as a Member of any Series shall execute and deliver to the Manager a Subscription Agreement and a counterpart of this Agreement

(unless previously delivered) or otherwise take such other actions as the Manager shall deem appropriate in order for such prospective Member to adhere to and become bound by the terms of this Agreement, and upon the date of such admission such Person shall be issued a Series Interest in such Series that bestows the rights and obligations of a Member as set forth in this Agreement and the Act. After the Effective Date (A) a Person will be admitted as a Member of Series One, and a Series One Member may increase its Capital Commitment to Series One, only with the consent of the Series One Members representing a Supermajority in Interest, and (B) a Person will be admitted as a Member of Series Two, and a Series Two Member may increase its Capital Commitment to Series Two, only with the consent of the Series Two Members representing a Supermajority in Interest; provided, however, that PC Member and PC TRS may increase their Capital Commitments to Series One and Series Two, respectively, without the consent of either Member Committee, but only in an amount sufficient to achieve or maintain a twenty-five percent Percentage Interest in each Series.
ii.Except as otherwise provided in this Agreement, the Manager may hold additional closings after the Effective Date (each, an “Additional Closing”) and, subject to the requirements of Section 5.4(b)(i), admit additional Persons as Members of any Series (or permit an existing Member to increase its Capital Commitment with respect to Series One or Series Two); provided that the final Additional Closing for all Series (the “Final Closing”) shall not occur later than March 31, 2016 (the date of such Final Closing, the “Final Closing Date”). If there is not an Additional Closing after the Initial Property Closing Date, the Final Closing Date shall be deemed to be the Initial Property Closing Date. The minimum Capital Commitment from a Member is fifty million dollars ($50,000,000); provided that the Manager may accept a Capital Commitment from one or more Members of lesser amounts, subject to the prior approval of Series One Members representing a Supermajority in Interest. The maximum aggregate Capital Commitments of all Members shall be $1.1 billion.
iii.Each Person admitted as a Member of any Series after the Initial Property Closing Date pursuant to Section 5.4(b) (and each existing Member who has increased its Capital Commitment at an Additional Closing) (each, a “Later Member”) shall (1) immediately contribute an amount, if any, equal to the aggregate capital such Later Member would have been required to contribute to such Series to date if it had been admitted as of the Initial Property Closing Date (“Catch-Up Contributions”), and (2) pay to such Series an additional amount (the “Additional Amount”) in respect of such Catch-Up Contributions calculated at an annual rate equal to eight percent (8%), compounded monthly (prorated for periods less than one month), as determined by reference to the date(s) of Capital Contributions made by previously admitted Members, for the period from such previous contributions to the date of such Additional Closing. Additional Amounts paid by a Later Member shall not be treated as a Capital Contribution by, credited to the Capital Accounts of, or reduce the Capital Commitments of, such Later Members. Catch-Up Contributions and Additional Amounts shall be distributed to the previously admitted Members of the applicable Series on a pro rata basis in accordance with the amounts previously contributed to the Series by such Members (with the amount of any Catch-Up Contributions (but not Additional Amounts) distributed hereunder increasing the Unfunded Capital Commitments of such previously admitted Members by the amount of such distributions made by such Series to each such previously admitted Member); provided that a Series may, in the sole discretion of the Manager, retain all or a portion of the Catch-Up Contributions and Additional Amounts that would otherwise be distributed to the previously admitted Members of such Series under this Section 5.4(b) and apply such amounts towards such previously admitted Members’ subsequent contribution obligations pursuant to Section 6.1(d). Each Member, whether admitted to any Series at the Effective Date, the Initial Property Closing Date, or at Additional Closings, will be deemed to have made its initial Capital Contribution to a Series as of the Initial Property Closing Date; provided, however, that retroactive allocations to Later Members shall not be made if prohibited by applicable tax rules, in which case special catch-up allocations of future income, gain, deduction or loss shall be made as quickly as possible so that Later Members’ Capital Account balances are what they would have been if such Later Members’ had, in fact, been admitted on the Initial Property Closing Date.
(c)Limitation of Liability of Members; No Fiduciary Duty. No Member shall be bound by, nor be personally liable for, the debts, expenses, liabilities, or obligations of the Company or any Series in excess of its aggregate Capital Commitment, whether arising in contract, tort or otherwise, as provided in, and subject to, the Act, nor shall any Member be personally liable to any other Member for the return of the Capital Contributions of such Member, or any portion thereof, it being expressly understood that any such return be made solely from assets of the Series to which such Capital Contribution was made. Moreover, to the fullest extent permitted by applicable laws, including without limitation Sections 1101(b) and 1101(c) of the Act, none of the Members or Representatives or their respective Affiliates shall owe any fiduciary duties to the Company, to any Series, or to one another; provided, however, that nothing herein shall eliminate or modify any duty (including any fiduciary duty) that a Representative may owe to the Member that designated such Representative; provided, further, that this limitation shall not be construed to limit liability for the specific obligations of the Members set forth in this Agreement or limit the specific remedies for default thereof set forth herein. The provisions of this Section 5.4(c) relate to the Members (and their Representatives and their respective Affiliates) only and shall not be applicable to the Manager.

ARTICLE VI
CAPITAL CONTRIBUTIONS

6.1    Property Contribution; Capital Contributions.
(a)Pursuant to the Contribution Agreement, on January 4, 2016, or such other date specified by the Manager on not less than ten Business Days prior written notice to the Members (which date must be on or after the date on which all closing conditions in the Contribution Agreement have been satisfied) (the “Initial Property Closing Date”), the PC Member will contribute the equity interests of Contribution LLC to the Company (the “Property Contribution”). On the Initial Property Closing Date, immediately following the Property Contribution, (i) Contribution LLC shall be merged with and into the Company, with the Company continuing as the surviving entity; (ii) immediately following the effectiveness of such merger, the Company shall allocate to Series One all assets and liabilities that were formerly held by Contribution LLC immediately prior to such merger; and (iii) the PC Member shall receive a credit to its Capital Account for Series One for the Property Contribution in an amount equal to the PC Contribution Amount. Pursuant to the Contribution Agreement, on the Initial Property Closing Date, PC Timberlands will sell the equity interests of Sale LLC to the Company (the “Property Sale”). On the Initial Property Closing Date, immediately following the Property Sale, (A) Sale LLC shall be merged with and into the Company, with the Company continuing as the surviving entity; and (B) immediately following such merger, the Company shall allocate to Series One all assets and liabilities that were formerly held by Sale LLC immediately prior to such merger.
(b)On the Initial Property Closing Date, each Series One Member other than the PC Member will make, or will cause its controlled Affiliate to make, an initial Capital Contribution in cash to Series One in an amount requested in writing by the Manager, which amount shall be determined pro rata in accordance with each such Member’s Capital Commitment with respect to Series One Interests; provided that any such Member admitted to the Company as a Member after the Initial Property Closing Date shall make its initial Capital Contribution in cash at such Additional Closing, which contribution shall be subject to Section 5.4(b)(iii) (the “Initial Series One Capital Contribution”). The Manager shall request Capital Contributions pursuant to this Section 6.1(b) in an amount such that aggregate Capital Contributions as of the Initial Property Closing Date pursuant to this Section 6.1(b) and Section 6.1(a) are made by all Members pro rata in accordance with their respective Capital Commitments. The Initial Series One Capital Contributions shall be delivered to Series One in accordance with Section 6.1(e).

(c)On the Initial Property Closing Date, each Series Two Member will make an initial Capital Contribution in cash to Series Two in an amount requested in writing by the Manager, which aggregate amount shall be contributed by the applicable Members pro rata in accordance with each such Member’s Capital Commitment (the “Initial Series Two Capital Contribution”). The Initial Series Two Capital Contributions shall be delivered to Series Two in accordance with Section 6.1(e).
(d)Additional Capital Contributions.
i.Each Member shall contribute additional capital to a Series from time to time as the Manager deems necessary for the investments, obligations, expenses, liabilities and permitted reserves of such Series, upon request by the Manager therefor as described in Section 6.1(e) below (“Additional Capital Contribution”). Such Additional Capital Contributions of the Members pursuant to this Section 6.1(d)(i) shall be made on a pro rata basis in accordance with the respective Capital Commitments of the Members. A Member shall not be required to contribute capital to any Series in excess of such Member’s Unfunded Capital Commitment, except as provided in Sections 6.1(d)(ii)(B). No Member shall be required to contribute any capital following the period ending on the third (3rd) anniversary of the Final Closing Date (such period being the “Commitment Period”), except as the Manager deems necessary for (A) funding the obligations, expenses, liabilities and permitted reserves of a Series (other than those contemplated in sub-section (B) of this sentence); (B) funding investment commitments (i) which were made in writing or for which a binding or non-binding letter of intent (or equivalent) was signed by Series One during the Commitment Period, (ii) regarding which the Members were provided with a brief description (including expected amount to be funded) prior to the end of the Commitment Period, and (iii) which are consummated within six months after the end of the Commitment Period; and (C) making follow-on investments in investments in which Series One holds a pre-existing interest as of the date of such proposed follow-on investment, to the extent that the Manager believes that such follow-on investment is necessary or advisable to preserve, protect, or enhance such investment (items referred to in sub-sections (A), (B), and (C) are “Permitted Expenditures”); provided, however, that no contribution to Series One shall be required pursuant to sub-section (C) of this sentence following the fifth (5th) anniversary of the Final Closing Date or, as to any Member, in excess of twenty percent (20%) of such Member’s Capital Commitment. The Commitment Period may be extended with the approval of the Series One Members holding a Supermajority in Interest.
ii.(A)    If the Manager determines that assets associated with any Series are insufficient to fulfill incurred or reasonably anticipated obligations or liabilities of such Series prior to the final liquidation of the Company, the Manager may require each Member to contribute capital to such Series, on a pro rata basis based upon its Capital Commitment, in an amount up to such Member’s Unfunded Capital Commitment; provided that distributions paid or payable to Members shall not be treated as an obligation or liability.
(B)    If the Manager determines that assets associated with a Series remain insufficient to fulfill incurred or reasonably anticipated obligations or liabilities of such Series following the contribution to such Series of the maximum amount permitted by Section 6.1(d)(ii)(A), the Manager may recall distributions previously made to the Members with respect to such Series. The obligation to return distributions under this Section 6.1(d)(ii)(B) shall be applied pro rata in proportion to aggregate distributions from such Series; provided that in no event shall any Member be required to return distributions from a Series pursuant to this section in an amount in excess of twenty-five percent (25%) of such Member’s Capital Commitment, nor shall any distribution from a Series be required to be returned after the second (2nd) anniversary of such distribution.
(e)Contribution Procedure. In the event the Manager calls for an Additional Capital Contribution with respect to a Series pursuant to Section 6.1(d)(i) or Section 6.1(d)(ii)(A), the Manager shall issue a written notice to all of the Members (the “Cash Notice”) setting forth a brief description of the obligation or liability to be funded and the amount of cash required from each Member with respect to such Series for such Additional Capital Contribution, which amount shall be determined pro rata in accordance with such Member’s Capital Commitment (the “Requested Amount”). The Cash Notice shall fix a due date for the contribution which shall be no less than ten (10) Business Days following the date of the Cash Notice. Each Member shall pay to such Series on or prior to the due date the Member’s Requested Amount by wire transfer of immediately available funds to the bank account designated in the Cash Notice.
(f)Except as otherwise provided in this Article VI, no Additional Capital Contributions or loans shall be made, nor shall they be required to be made, by any Member to any Series. The Members intend that (i) the Property Contribution shall be treated as tax-free contributions in exchange for Interests therein for U.S. federal income tax purposes under Section 721 of the Code, the Company and each Series shall report such transaction consistently with such treatment, and neither the Company, any Series, nor any Member shall take any position inconsistent with such treatment in any tax return, press release, any filing with any governmental authority, or otherwise, unless the Company or a Series is directed otherwise by the PC Member; and (ii) each Series be treated as a separate partnership for U.S. federal income tax purposes and other applicable tax purposes and file all required tax returns consistent with such treatment; provided, however, that the Company, each Series, and the Members are not required to take any position in any tax returns that a tax advisor of the Company or a Series has advised is more likely than not incorrect under applicable tax laws.

6.2    Non-Contributing Members.
(a)Should any Member fail to make, when due, all or any portion of any Capital Contribution required of it under this Agreement, such Member shall be in default (a “Defaulting Member”), and the Manager may, in its sole discretion, elect to enforce one or more of the provisions of Section 6.2(b), to which each Member hereby expressly consents; provided that the Manager has delivered a written notice of such default to such Defaulting Member (a “Default Notice”). Upon delivery of the Default Notice, the Defaulting Member may not make any additional contributions of capital against such Defaulting Member’s Capital Commitment (other than to fund expenses of the Company or a Series) without the written consent of the Manager, which consent may be granted or denied in the sole discretion of the Manager. In any event, the Defaulting Member shall remain liable to the Company and such Series for all of the costs, expenses, and damages of the Company or such Series incurred in connection with such default.
(b)In furtherance of, and without limitation of, Section 6.2(a), the Manager may in its sole discretion elect to pursue any one or more of the following remedies with respect to a Defaulting Member:
i.The Manager may exercise any and all legal remedies available against the Defaulting Member, including by enforcing, by appropriate legal proceedings, the Defaulting Member’s obligation to make a payment on the amount of any due and unpaid Capital Contributions by such Defaulting Member pursuant to this Agreement or to pay the entire amount of such Defaulting Member’s then Unfunded Capital Commitment. If any legal proceedings relating to the failure of a Defaulting Member to make such a contribution are commenced, such Defaulting Member shall pay all costs and expenses incurred by the Company or any Series, including attorneys’ fees, in connection with such proceedings. In addition, such Defaulting Member shall pay all costs and expenses of collection as well as any damages incurred in connection with such default.
ii.The Manager may extend the time of payment for a Defaulting Member of any due and unpaid Capital Contributions by such Defaulting Member pursuant to this Agreement. Any such extension shall not exceed five (5) Business Days.
iii.The Manager may declare the entire amount of a Defaulting Member’s then Unfunded Capital Commitment to be immediately due and payable.

iv.The Manager may require the Defaulting Member to pay interest on the amount of the Capital Contribution to a Series then due at an interest rate equal to the LIBOR Rate, plus ten percent (10%) per annum (or if less, the highest rate permitted by applicable law), such interest to accrue from the date the Capital Contribution to the applicable Series was required to be made pursuant to this Agreement until the date the Capital Contribution is made by such Defaulting Member. The accrued interest shall be paid by the Defaulting Member to the applicable Series upon payment of such Capital Contribution. The accrued interest so paid shall not be treated as an Additional Capital Contribution by the Defaulting Member, but rather shall be either (A) allocated and distributed to Members of such Series (other than the Defaulting Member) pro rata or (B) allocated to Members of such Series (other than the Defaulting Member) pro rata and deemed to be an Additional Capital Contribution by such Members, in either case based on such Members’ Series One Percentage Interests or Series Two Percentage Interest, as applicable. Until such time as the unpaid Capital Contribution to a Series and accrued interest thereon shall have been paid by the Defaulting Member, the Manager may elect to withhold any or all distributions from such Series to be made to such Defaulting Member pursuant to this Agreement and recover any such unpaid Capital Contribution and accrued interest thereon by set off against any such distribution withheld and may elect in this regard to allocate to other Members profits or losses of such Series otherwise allocable to the Defaulting Member and the exercise of remedies by the Manager under this Section 6.2.
v.The Manager may, subject to applicable law and without further notice, sell all or any lesser percentage of the Defaulting Member’s Interests in all Series (collectively, the “Default Interest”) (it being understood that, for purposes of this Section 6.2(b)(v), a Member that defaults as to any Series Interest shall be deemed to be, and treated as, a Defaulting Member with respect to all Interests of all Series held by such Member, together with its Affiliates) to any one or more of (1) the other Members of all such Series (other than any Defaulting Member) such that Series One Members shall be offered the Defaulting Member’s Series One Interests and Series Two Members shall be offered the Defaulting Member’s Series Two Interests, with such offer to be shared among such Members of the applicable Series to the extent that they wish to participate in such purchase, on a pro rata basis based upon their respective Series One Percentage Interests and Series Two Percentage Interests, as applicable; (2) each such Series; or (3) a third party or parties designated by the Manager (which third party or parties may be Affiliates of any Member) and approved by Series One Members holding a Supermajority in Interest (excluding Defaulting Member’s Interests for purposes of determining the required vote), in each case, at such purchase price as the Manager shall negotiate in its sole discretion and subject to the following:
A.The Manager may offer the Default Interest pursuant to clauses (2) or (3) above only if it has first offered the Default Interest to the other Members of all Series pursuant to and in the manner set forth in clause (1), and then the Manager may offer only the portion of such Default Interest that such other Members decline to purchase.
B.If, within sixty (60) days following commencement of sale proceedings as described in this Section 6.2 the Manager has not sold the Default Interest, the Manager may, in its sole discretion, offer the opportunity to acquire the Default Interest to the non-defaulting Members on a pro rata basis in accordance with their respective Series One Percentage Interests and Series Two Percentage Interests and at a discounted purchase price (the “Default Price”). The Default Price shall equal fifty percent (50%) of the NAV of the Default Interest, as determined in accordance with Article XII. Notwithstanding the foregoing, the Manager may decline to make such offer to certain Members if it determines there is a risk that the participation of such Members may result in a violation of law or regulation, may cause the Company, any Series, the Manager, or any Affiliate thereof to be subject to any law or regulation to which it would not otherwise be subject (including cause the assets of the Company or any Series to constitute Plan Assets), or otherwise result in adverse consequences to the Company, any Series, or any Member. Any Person acquiring all or part of the

Default Interest will be obligated to contribute to the applicable Series the portion of the Defaulting Member’s Capital Contribution in default and all future Capital Contributions with respect to the Interests so acquired (up to the Unfunded Capital Commitment related to such Interests).
C.Notwithstanding the sale of any portion of the Default Interest pursuant to this Section 6.2, such Defaulting Member shall not be released from its Unfunded Capital Commitment except as actually funded by the acquirer of any such portion of the Default Interest.
D.In the event that any amount of the Default Interest is not acquired pursuant to this Section 6.2, then, in its sole discretion, the Manager may apply any of the other remedies described in Section 6.2(b).
(c)In addition to the foregoing, unless otherwise approved by Series One Members representing a Supermajority in Interest (excluding any Defaulting Member’s Interests for purposes of determining the required vote), no Defaulting Member shall have the right to participate in, receive notice of, or be considered with respect to, any vote or consent of the Members required under this Agreement or permitted under the Act, and any Representative that is designated by such Defaulting Member pursuant to Section 9.2 shall be removed from the Member Committees.
(d)Notwithstanding anything to the contrary in this Agreement, each Member (A) agrees that it will execute any instruments or perform any other acts that are or may be necessary to effectuate and carry out the transactions contemplated by this Section 6.2, and (B) designates and appoints the Manager its true and lawful attorney, in its name, place and stead to make, execute and sign any and all instruments, documents or certificates on behalf of any Defaulting Member in order to give effect to any remedy against such Defaulting Member (including the remedies set forth in Section 6.2(b)).
(e)Each Member agrees that the Manager’s authority and discretion to enforce any remedy against a Defaulting Member (including the remedies set forth in Section 6.2(b)) supersede any fiduciary duties of the Manager to such Defaulting Member. Each Member further agrees that the remedies set forth in Section 6.2(b) are fair and reasonable in light of the difficulty in ascertaining the actual damages that would be incurred by the Company or any Series and the non-defaulting Members as a result of the Defaulting Member’s failure to contribute capital when due pursuant to the terms of this Agreement.
(f)In the event that the Company delivers a Cash Notice for any shortfall in capital due to the failure to contribute by any Defaulting Member(s), no Member shall be required to make a Capital Contribution in excess of 150% of the amount that such Member would have been required to contribute had any such Defaulting Member not failed to pay in full when due such Defaulting Member’s Capital Contribution.

6.3    No Withdrawal, Interest or Restoration.
Except as otherwise expressly provided in this Agreement, (a) no part of the Capital Contributions of any Member may be withdrawn by such Member, (b) no Member shall be entitled to receive interest on such Member’s Capital Contributions, (c) no Member shall have the right to demand or receive property other than cash in return for such Member’s Capital Contribution, (d) no Member shall be entitled to contribute capital to the Company in excess of amounts required or permitted under Section 6.1, and (e) no Member shall be obligated to restore any negative Capital Account balance.
ARTICLE VII
CAPITAL ACCOUNTS; ALLOCATION OF NET INCOME AND NET LOSS

7.1    Capital Accounts.
(a)There shall be established for each Member on the books of each Series a “Capital Account” with respect to such Series, which Capital Account shall be maintained and adjusted as provided in this Article VII. The Capital Account of a Member with respect to each Series shall be credited with (i) the amount of all cash Capital Contributions by such Member to such Series, (ii) the Fair Value of any other property contributed by such Member to such Series (net of any liabilities secured by such property that such Series is considered to assume or take subject to under Section 752 of the Code) and (iii) the amount of any Net Income (or items of income and gain not included in Net Income, including items of gross income or gain) with respect to such Series allocated to such Member pursuant to this Article VII, and decreased by (A) the amount of any Net Loss (or items of loss or deduction not included in Net Loss) with respect to such Series allocated to such Member pursuant to this Article VII, (B) the amount of any cash distributed by such Series to such Member pursuant to Article VIII and (C) the Fair Value of any asset distributed in kind by such Series to such Member (net of all liabilities secured by such asset that such Member is considered to assume or take subject to under Section 752 of the Code). On the Initial Property Closing Date, immediately following the Property Contribution pursuant to the Contribution Agreement, the PC Member’s Capital Account with respect to Series One shall be credited with the PC Contribution Amount, which shall be deemed to be the Fair Value of the Property Contribution.
(b)Upon the occurrence of any event specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), a Series may cause the Capital Accounts of the Members with respect to such Series to be adjusted to reflect the Fair Value of the assets associated with such Series at such time in accordance with such Treasury Regulations.
(c)In the event that any Series Interest is Transferred, the Transferee of such Series Interest shall succeed to the portion of the Transferor’s Capital Account attributable to such Series Interest.
(d)If any asset associated with a Series is distributed in kind, whether in connection with the liquidation of the Company or otherwise, such Series shall be deemed to have realized income, gain or loss thereon in the same manner as if such Series had sold such asset for an amount equal to its Fair Value on the date of distribution.

7.2    Allocation of Net Income and Net Loss.
(a)For each fiscal year of each Series, after adjusting each Member’s Capital Account with respect to each Series for all Capital Contributions to each such Series made by such Member and distributions made to such Member by such Series during such fiscal year and all regulatory and special allocations pursuant to Section 7.3 with respect to such fiscal year:
i.Net Income shall be allocated among the Members as follows:
A.all Net Income of Series One shall be allocated among the Series One Members pro rata in accordance with their respective Series One Percentage Interests.
B.All Net Income of Series Two shall be allocated among the Series Two Members pro rata in accordance with their respective Series Two Percentage Interests.
ii.Net Loss shall be allocated among the Members as follows:
A.All Net Loss of Series One shall be allocated among the Series One Members pro rata in accordance with their respective Series One Percentage Interests.
B.All Net Loss of Series Two shall be allocated among the Series Two Members, pro rata in accordance with their Series Two Percentage Interests.
(b)Each allocation in this Article VII shall consist of a proportionate amount of each item of income, gain, expense and loss of the applicable Series for the year; provided that, in making allocations of depreciation recapture under Section 1245 or 1250 of the Code, unrecaptured Section 1250 gain under Section 1(h) of the Code, or similar items, principles consistent with those of Treasury Regulations Section 1.1245-1(e) shall be followed such that amounts treated as ordinary income shall be allocated first to the Member that was allocated the related ordinary deduction.
(c)Each item of expense of the Company shall be allocated to Series One or Series Two by the Manager in its reasonable discretion.

7.3    Regulatory and Special Allocations.
(a)Regulatory allocations of specific items of income, gain, loss or deduction may be required for any fiscal year as follows:
i.Each Series shall allocate items of income and gain with respect to such Series among the Members at such times and in such amounts as necessary to satisfy the minimum gain chargeback requirements of Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).
ii.Any deductions attributable to any “partner nonrecourse debt” (as defined in Treasury Regulations Section 1.704-2(b)(4)) shall be allocated among the Members that bear the economic risk of loss for such liability in accordance with the ratios in which such Members share such economic risk of loss and in a manner consistent with the requirements of Treasury Regulations Sections 1.704-2(c), 1.704-2(i)(2) and 1.704-2 (j)(1).
iii.Each Series shall specially allocate items of income and gain with respect to such Series when and to the extent required to eliminate any deficit balance in Members’ Capital Accounts with respect to such Series, as adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(d), caused by any event, including the events described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d), in a manner that satisfies the “qualified income offset” requirement within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).
iv.No Loss with respect to any Series shall be allocated to a Member of such Series to the extent that such allocation would cause a Member of such Series to have an Adjusted Capital Account Deficit with respect to such Series if other Members of such Series have positive Capital Accounts with respect to such Series at the end of the fiscal year. Any loss not allocated to such Member shall be allocated to Members with positive Capital Account balances with respect to such Series in proportion thereto.
(b)The allocations set forth in Section 7.3(a) are intended to comply with the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted consistently therewith. It is the intent of the Members that, to the extent possible, all allocations made pursuant to Section 7.3, to the extent such allocations are inconsistent with the allocations that would be made under Sections 7.2 if Section 7.3(a) were not contained in this Agreement, be offset as quickly as possible with subsequent regulatory allocations of other items of income, gain, loss and deduction with respect to each Series to the maximum extent possible consistent with the requirements of Section 7.3.
(c)The Manager shall allocate expenses in a manner that is not pro rata if the Manager in its reasonable good faith discretion determines that such expenses are directly attributable or allocable to one or more Members in accordance with Section 10.1(f) or Section 10.2. It is intended that the amounts constituting the Management Fee be allocated to the Members other than those Members who are not required to pay the Management Fee pursuant to Section 10.2.

7.4    Section 704(b) Allocations.
The allocation provisions contained in this Article VII are intended to result in allocations with respect to each Series that are consistent with Section 704(b) of the Code and the Treasury Regulations promulgated thereunder and shall be interpreted and applied in a manner consistent therewith. The Members further agree to make such amendments or changes to this Agreement as are reasonably requested by any Member in good faith and consistent with the understanding of the parties, to effectuate such intent.
7.5    Tax Allocations.
(a)    Subject to Section 7.5(b), for income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as the corresponding items of Net Income and Net Loss, and specially allocated items are allocated for Capital Accounts purposes.

(b)    Any item of income, gain (including gain recognized pursuant to Section 631(b) of the Code), loss, and deduction with respect to property other than cash contributed to any Series by a Member that is required to be allocated to such Series for income tax purposes under Section 704(c) of the Code so as to take into account the variation between the tax basis of such property and its Fair Value at the time of its contribution shall be allocated to the Members with respect to such Series solely for income tax purposes under the “traditional method” as described in Treasury Regulations Section 1.704-3(b). Similarly, if any property associated with a Series is reflected in the Capital Accounts of the Members and on the books of such Series at a Book Value that differs from the adjusted tax basis of such property, the allocations of tax items with respect to such Series shall be appropriately made pursuant to the Treasury Regulations using Section 704(c) principles so as to take account of the variation between the adjusted tax basis of the applicable property and its Book Value. The initial Fair Value of the assets owned by Contribution LLC, in the aggregate, shall be equal to the PC Contribution Amount.
7.6    Adjustments to Take Account of Interim Events.
If a Member shall receive a distribution from such Member’s Capital Account as of a date other than the last day of a fiscal quarter or transfer all or part of its Interest in a Series to a transferee as permitted by this Agreement, the Manager shall make such adjustments in the determination and allocation among the Members and any transferees of items of income, deduction, gain, loss or credit and other matters among the Members and any transferees including taxes thereon, and shall apply such accounting procedures as shall equitably take into account such interim event and applicable provisions of law (including Code Section 706(d)), and the determination thereof by the Manager shall be final and conclusive as to all of the Members.
ARTICLE VIII
DISTRIBUTIONS TO MEMBERS

8.1    Distributions of Cash Flow and Capital Proceeds.
(a)Cash Flow. Cash Flow of a Series shall be distributed by such Series to the Members holding Interests in such Series (unless otherwise mutually agreed by such Members) as follows.
i.Cash Flow of Series One shall be distributed no less often than quarterly, within 45 calendar days of the last day of the applicable quarter, among the Members holding Series One Interests, pro rata in accordance with their respective Series One Percentage Interests; and
ii.Cash Flow of Series Two shall be distributed no less often than quarterly, within 45 calendar days of the last day of the applicable quarter, among the Series Two Members, pro rata in accordance with their respective Series Two Percentage Interests.
(b)Capital Proceeds. Capital Proceeds available for distribution shall be distributed by each Series to the Members as promptly as reasonably feasible as follows:
i.Capital Proceeds of Series One shall be distributed among the Members holding Series One Interests, pro rata in accordance with their then respective Series One Percentage Interests.
ii.Capital Proceeds of Series Two shall be distributed among the Series Two Members, pro rata in accordance with their then respective Series Two Percentage Interests.
(c)[intentionally omitted]
(d)No Distributions in Kind. Distributions shall be made in cash only.
(e)Adjustments. Notwithstanding the foregoing, distributions to any Member (including liquidating distributions in accordance with Section 15.3) shall be adjusted as determined by the Manager as necessary to reflect non-pro rata allocations of expenses in accordance with Section 10.1(f) and 10.2.

8.2    Taxes Paid or Withheld.
(a)Each Series is hereby authorized and directed by each Member to withhold from distributions or other payments payable to such Member such amount or amounts as shall be required by the Code, the Regulations or any other applicable provisions of U.S. federal, state or local law and to remit such amount or amounts to the Internal Revenue Service or such other applicable state or local taxing authority at such time or times as may from time to time be required by the relevant taxing authority.
(b)Any and all amounts withheld by Series One or Series Two pursuant to Section 8.2(a) with respect to a Member and properly paid by such Series to the appropriate taxing authority shall be treated as amounts distributed to such Member pursuant to Article VIII or Section 15.3, as applicable, for all purposes of this Agreement.  If the amount of the tax required to be withheld or paid exceeds the amount otherwise properly distributable to a Member, such Member shall advance to such Series the amount of such excess before the due date for payment of such tax, and such Member shall be responsible for any late payment penalties and interest if it fails to timely advance the amount of such excess tax.

ARTICLE IX
MANAGEMENT OF THE COMPANY

9.1    Manager.
(a)General. The business and affairs of the Company and each Series shall be managed by a “manager” (as defined in Section 18-101(10) of the Act) for all purposes under the Act. Silver Creek Advisory Partners LLC shall serve as the initial Manager of (i) the Company, (ii) Series One, and (iii) Series Two, and, in its capacity as Manager, Silver Creek Advisory Partners LLC acknowledges that it has a fiduciary duty to the Company, each Series, and each Member and that it shall perform its duties under this Agreement with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in an enterprise of like character and with like aims. The Manager and the Affiliates, managers, principals, officers, directors, employees, advisors or other agents of the Manager, shall devote so much of its and their time to the affairs of the Company or Series, as applicable, as in its and their judgment the conduct of the business of the Company or such Series shall reasonably require, and the Manager and the Affiliates, managers, principals, officers, directors, employees, advisors and other agents of the Manager, shall not be obligated to do or perform any act or thing in connection with the business of the Company not expressly set forth herein or contemplated hereby. Subject to Sections 11.1 and 11.2, nothing herein contained shall be deemed to preclude the Manager and the Affiliates, members, managers, principals, officers, directors, delegates, employees, advisors or other agents of the Manager, from engaging directly or indirectly in any other business, including business competitive with the Company or any Series or the Members.
(b)Manager’s Rights, Duties and Obligations: Without limiting the generality of the foregoing, subject to the terms of this Agreement, the Manager shall have power and authority, on behalf of the Company and each Series:
i.to conduct the business of Company and each Series;
ii.to exercise all rights, powers, privileges and other incidents of ownership or possession with respect to the property of each Series;
iii.to execute and deliver any and all agreements, instruments or other documents as are necessary or desirable, in the reasonable discretion of the Manager, to the business of Company and each Series;
iv.to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Company and each Series (including claims against former or current Members of each Series);

v.to employ accountants, legal counsel, appraisers, valuation experts, third party administrators, experts or other independent contractors to perform services for the Company and each Series and to compensate and indemnify them from the funds of such Series;
vi.to open and maintain accounts in the name of each Series, including bank, brokerage, and custodial accounts, on terms acceptable to the Manager, with broker-dealers, banks and other financial institutions, of which the Manager or its designees shall be the exclusive signatories thereon;
vii.to appoint such officers and agents of the Company and each Series as the Manager may deem appropriate and to delegate to such officers and agents such powers, functions, and duties as the Manager may deem desirable or appropriate, with such officers and agents to be acting in the same fiduciary capacity to the Company and each Series and the Members as is the Manager;
viii.to establish such reserves as the Manager shall deem appropriate to pay current and future, definite, contingent and possible obligations of each Series; provided, however, that any single such reserve shall not exceed $10 million without the consent of the Members; and provided, further, that the foregoing limitation shall not apply to reserves that the Manager reasonably believes are consistent with the requirements of GAAP or are required by any law or governmental regulation;
ix.to approve the Annual Plan as more fully described in Section 9.1(c);
x.with respect to Series One, to approve Property acquisitions by such Series as proposed by the Series One Property Manager as described in Section 9.1(d);
xi.with respect to Series One, to approve dispositions of Property by such Series pursuant to and as more fully described in Section 9.1(e);
xii.with respect to Series One, to use industry standard practices to oversee the Series One Property Manager’s activities involving acquisition and disposition of Properties, asset class research, due diligence, and portfolio management of such Series;
xiii.to perform the other duties and obligations set forth in this Agreement;
xiv.to monitor and provide the Members with disclosure of conflicts of interest, to oversee the approval by the Members of Conflicts of Interests Transactions in accordance with Section 9.2, and to assist the Members with the resolution of any disputes related thereto; and
xv.to do and perform all other acts as may be necessary or appropriate to the conduct of the business of the Company and each Series.

Without the prior approval of the applicable Member Committee, the Manager shall not cause the Company or any Series to give any material consent or material approval or take any material action (including any material waiver) with respect to: (i) the engagement of any Affiliate of a Member or the Manager for the provision of services to the Company or any Series (provided that the execution of each of the Series One Property Management Agreement and Series Two Timber Management Agreement is deemed approved, ratified and confirmed by the Member Committee of Series One and the Member Committee of Series Two, respectively); (ii) any material amendment or modification to the Series One Property Management Agreement, Series Two Timber Management Agreement, the Contribution Agreement, or any other material agreement between the Company or any Series, on one hand, and the Manager, any Member, or any of their respective Affiliates, on the other hand; (iii) any other agreement, transaction or arrangement between the Company or any Series, on the one hand, and the Manager, or any Member, or any of their respective Affiliates, on the other hand; or (iv) any agreement, transaction or arrangement between the Company or any Series, on the one hand, and any third party, on the other hand, which presents an actual or potential material conflict of interest for the Company, any Series, the Manager, or any Member (in each case, a “Conflict of Interest Transaction”).

(c)Property Management and Annual Plan. The Manager shall review and approve a combined annual plan prepared and proposed by the Series One Property Manager under the process set forth in the Series One Property Management Agreement and by the Series Two Timber Manager under the process set forth in the Series Two Timber Management Agreement (upon such approval, an “Annual Plan”). The Series One Property Management Agreement and the Series Two Timber Management Agreement each set forth the schedule for the preparation by the Series One Property Manager or Series Two Timber Manager, as applicable, of the Annual Plan, as well as for the preparation by the Series One Property Manager or Series Two Timber Manager, as applicable, of the three (3) year and fifteen (15) year informational plans described therein. The Manager may direct the Series One Property Manager and Series Two Timber Manager to prepare a single Annual Plan in lieu of separate plans for each Series. Series One directs Series Two to manage cash receipts and disbursements on its behalf.
(d)Acquisitions of Property. The Manager may approve and cause Series One to make Permitted Subsequent Property Acquisitions without the approval of the Members in accordance with the process set forth in the Series One Property Management Agreement. Property acquisitions that are not Permitted Subsequent Property Acquisitions shall require approval of the Member Committee of Series One. The Manager shall give written notice to the Series One Members of any material acquisitions approved by the Manager and shall provide such Members with information concerning proposed or pending acquisitions upon reasonable request, subject to any confidentiality obligations to which the Company, Series One, the Manager, or the Series One Property Manager may be subject. During the pendency of any suspension of the Commitment Period pursuant to Section 9.1(j)(ii), proposed acquisitions may be submitted to the Member Committee of Series One for approval in lieu of approval by the Manager, and any transaction so approved will be deemed to have been made during the Commitment Period.
(e)Dispositions of Property, Including Timber.
i.Property. The Manager may approve and cause Series One to sell, transfer or distribute (directly or indirectly) each year any Property having an aggregate value of less than $20 million in the aggregate and that is recommended by the Series One Property Manager for such sale, transfer or distribution in accordance with the process set forth in the Series One Property Management Agreement. Any Property disposition or series of related Property dispositions that exceed the Manager’s approval threshold set forth in the immediately preceding provision shall require approval of the Member Committee of Series One. The Manager shall give written notice to the Members of any such material dispositions of Property.
ii.Timber. In addition to the applicability of Section 9.1(e), all dispositions of standing timber allocated to Series One shall be effected pursuant to the Master Stumpage Agreement, consistent with the Annual Plan of Series One or otherwise pursuant to transactions qualifying under Section 631(b) of the Code. The contracts for the logging, hauling, merchandising, and sale of logs shall be entered into by Series Two consistent with the Annual Plan of Series Two.
(f)Compensation. The Manager and its Affiliates shall not be entitled to receive any compensation or reimbursement for the performance of its duties as Manager under this Agreement or as otherwise permitted under this Agreement other than the Management Fee and the reimbursements specifically described in this Agreement.
(g)Administrative Budget. No later than the November 15 prior to the beginning of each calendar year during the term of this Agreement, commencing with calendar year 2016, the Manager shall prepare and submit to the Member Committee of each Series for its approval a proposed itemized administrative budget for the relevant calendar year for such Series in such reasonable detail and with such reasonable supporting data as each Member Committee may request. Such budget may be presented as a combined budget for both Series. The Manager shall make itself available to discuss and address any questions that the Member Committee may have regarding such proposed administrative budget and shall, in finalizing such budget, take into account the concerns and comments, if any, of each Member Committee regarding the same (the final administrative budget for any calendar year, the “Administrative Budget”). The Manager shall use good faith efforts, in incurring expenses on behalf of the applicable Series, to act in a manner consistent with the Administrative Budget for such Series. The Members acknowledge that in developing any Administrative Budget, the Manager will make certain assumptions and that the Administrative Budget serves as a guideline from which the Manager may deviate if such deviation is reasonable in light of then-prevailing facts and circumstances; provided, however, that the Manager will notify the Member Committee of a Series if it proposes to deviate from the then-current Administrative Budget for such Series by more than ten percent (10%) in any year. In the event expenditures not provided for in an Administrative Budget of a Series and not reasonably foreseeable are required in the Manager’s reasonable judgment to preserve and protect the assets of such Series or to avoid personal injury or a penalty imposed by applicable law, the Manager shall have the authority to pay such sums (in amounts that are reasonable under the circumstances) and seek reimbursement, or to pay such sums from the funds of such Series. If practicable, the Manager shall notify the Member Committee of such Series of any such payment, if material, prior to making such payment; provided, however, that, if in the Manager’s good faith judgment prior notice is not practicable, the Manager shall notify the Member Committee promptly after making any such payment. An Administrative Budget Template for each Series is attached hereto as Exhibit C.
(h)Reliance by Third Parties. Any contract, instrument or act of the Manager on behalf of the Company or any Series shall be conclusive evidence in favor of any third party dealing with the Company or such Series that the Manager has the authority, power and right to execute and deliver such contract or instrument and to take such action on behalf of the Company. This Section 9.1(h) shall not be deemed to limit the liabilities and obligations of the Manager as set forth in this Agreement.
(i)Compliance. During the term of this Agreement, the Manager shall use commercially reasonable efforts to (i) maintain in good standing any and all material licenses required to perform its obligations under this Agreement, and (ii) on behalf of the Company and each Series, cause the Company or such Series to maintain in good standing any and all material licenses required to conduct its business as contemplated by this Agreement.
(j)Employees.
i.All persons employed by the Manager in connection with the services to be rendered by the Manager shall be employees or independent contractors of the Manager or an Affiliate thereof, and shall not be the employees, contractors or agents of the Company or any Series. The Manager shall be solely responsible for the salaries of its employees and any employee benefits, including wages, worker’s compensation benefits, employment and social security taxes and fringe benefits, to which the Manager’s employees or agents may claim to be entitled. The Manager shall, with respect to all persons employed by it, comply with all material applicable laws and regulations having to do with worker’s compensation, social security, unemployment insurance, hours of labor, wages, working conditions, and other employer employee related subjects. The Manager represents that it is and will continue to be an equal opportunity employer.
ii.At all times during the term of this Agreement the Manager will employ (A) a senior member of its management team with significant real assets and fund management experience, and (B) a person having at least ten years’ experience in forestry and/or timberland investment and management. The employee described in clause (B) above shall devote substantially all of his or her business time to the affairs of the Company and the Manager’s other timber-related activities, if any. In the event that either position described in (A) or (B) above becomes vacant, (1) the Manager will present to the Member Committee of Series One within thirty (30) days a plan for the management of the Company pending the relevant employee’s replacement, and (2) the Manager shall appoint a replacement within six (6) months of the relevant employee’s departure. Any such replacement employee must be approved by the Member Committee of Series One by the vote of Representatives of Series One Members holding a Majority in Interest, such approval not to be unreasonably withheld, conditioned or delayed. In the event that both such positions are vacant, the

Commitment Period may be suspended by the Member Committee of Series One by the vote of Representatives of Series One Members holding a Majority in Interest until at least one such position has been filled or until the Member Committee of Series One elects to terminate such suspension by the vote of Representatives of Series One Members holding a Majority in Interest. Any such suspension shall not apply to investments that have already been approved by the Manager. For avoidance of doubt, any such suspension shall not toll or extend the Commitment Period.
(k)Resignation or Withdrawal; Transfer. The Manager may not resign or withdraw as the Manager of the Company or any Series or transfer or assign its rights or responsibilities as Manager of the Company or any Series without the approval of Series One Members representing a Supermajority in Interest, provided, however, that the Manager may assign its rights or responsibilities as Manager to an Affiliate of such Manager without any prior consent of the Members, provided that the transferee is registered with the Securities and Exchange Commission as an investment adviser.
(l)Termination of Manager.
i.The Manager may be terminated or removed as Manager of the Company and each Series hereunder for Cause (as defined below) at any time upon the approval of the Series One Members representing a Majority in Interest. Upon any such termination, the Manager shall be entitled to any reimbursement due the Manager hereunder for any approved expenditures made on or before the termination date and any accrued but unpaid Management Fees, net of any damages resulting from the Cause. “Cause” shall mean the occurrence of one of the following: (A) a determination by a court of competent jurisdiction or binding arbitration that the Manager or any officer or employee of the Manager has engaged in (1) fraud, (2) an act of gross negligence or willful misconduct in respect of the Company, (3) a felony involving dishonesty or moral turpitude, or (4) a breach of this Agreement having a material adverse effect on the Company, provided that if such breach may be cured, no Cause shall exist unless such breach remains uncured for more than thirty (30) days following written notice to the Manager of such breach, and provided further that with respect to items (1), (2), and (3) above, Cause shall not exist if the Manager takes prompt action to terminate the employment of any employee who committed such acts and promptly reimburses the Company for any resulting financial loss; (B) the Manager’s or the Company’s becoming Bankrupt or insolvent or being unable or failing or admitting in writing its inability generally to pay its debts as they become due; or (C) the revocation of any licenses or government approvals necessary for the proper functioning of the Company or the Manager, if such revocation would reasonably be expected to have a material adverse effect on the Company.
ii.Following the fourth (4th) anniversary of the Initial Property Closing Date, the Manager may be terminated and removed as Manager of the Company and each Series hereunder without Cause by action of the Series One Members representing a Supermajority in Interest. In the event of such removal other than for Cause, the Manager will be paid a lump sum termination payment equal to the management fees it would have earned for the next following two (2) year period, but based on the Net Asset Value of the Company as of the most recent calendar quarter end.
iii.Prior to the fourth (4th) anniversary of the Initial Property Closing Date, if the Member Committee reasonably determines in good faith that conditions exist or events have occurred that if determined by a court of competent jurisdiction or binding arbitration would constitute Cause, the Manager may be terminated and removed as Manager of the Company and each Series hereunder without Cause by action of the Series One Members representing a Supermajority in Interest. If such termination occurs and a court of competent jurisdiction or binding arbitration process does not determine that Cause has occurred, or if such determination of Cause is subsequently reversed or overruled (and is not thereafter reinstated), then the Company shall pay to the Manager (A) a payment equal to the Management Fee to which the Manager would have been entitled from the date of termination through the fourth anniversary of the Initial Property Closing Date, plus (B) a termination payment calculated as set forth in paragraph (ii) above, together with interest on such unpaid amounts at the LIBOR Rate plus two percent (2%) per annum, calculated from the termination date through the date of payment.
iv.The appointment of any replacement Manager shall require the approval of the Series One Members representing a Supermajority in Interest.
(m)Insurance. During the term of this Agreement, the Manager shall secure and maintain, or cause to be maintained, in full force and effect, at its expense, the insurance coverages specified in Exhibit D. In addition, the Manager shall secure, or through one or more agents cause to be secured, for the Company and each Series, at the Company’s or such Series’ expense, (i) commercial general liability (“CGL”) insurance and (ii) commercial automobile liability (“Commercial Auto”) insurance for owned, non-owned, hired, and other vehicles, in each case, with licensed insurance carriers, identifying the Company or such Series as named insured and the Manager as an additional insured. Such CGL insurance shall include contractual liability, property and casualty liability and personal injury liability, insuring against any claims of liability for bodily injury to, or death of, any person and for damage to the property of any person on or with respect to the Property. The minimum amount of such CGL insurance to be maintained is $1,000,000 combined single limits for bodily injury and property damage per occurrence with an annual general aggregate of $5,000,000. Such Commercial Auto insurance shall insure against any claims of bodily injury and property damage in the minimum amount of $1,000,000 combined single limits for bodily injury and property damage per occurrence. In addition to the foregoing, Manager shall secure, or through one or more agents cause to be secured, umbrella or following form excess liability insurance providing limits of not less than $10,000,000 each occurrence and annual aggregate over the CGL and Commercial Auto limits. The insurance shall be primary with respect to all claims or losses attributable to all timber operations upon or other events occurring and shall be further primary with respect to events occurring during ingress to and egress from any Property, other than in vehicles owned or driven by the Manager and/or its agents and employees.

9.2    Member Committee
(a)Function. The Members of each Series shall act through a committee (the “Member Committee”) composed of individuals designated by the Members of such Series in accordance with this Section 9.2 (individually, a “Representative” and collectively, the “Representatives”); provided, that the Member Committee of the Series Two Members shall act solely with respect to the matters set forth in Section 9.3(b). All references in this Agreement to the Member Committee shall be deemed to be to the Member Committee composed of Representatives of Series One Members, other than those references set forth in Section 9.3(b), which shall refer to the Member Committee composed of Representatives of Series Two Members. The Member Committee of each Series is a committee of the Members of such Series and shall, on behalf of the Members, take all action, make all decisions and grant all consents and approvals, reserved to the Members of such Series in this Agreement or the Act. Any reference in this Agreement to the approval of the Series One Members or Series Two Members representing a Majority in Interest, a Supermajority in Interest, or any other required percentage of Interests, shall, unless otherwise stated, refer to the approval, pursuant to this Section 9.2, of Representatives appointed by such Series One Members or Series Two Members that, in either case, represent a Majority in Interest, a Supermajority in Interest, or such other required percentage of Interests of the applicable Series. No Representative, in its capacity as such, shall be an agent of the Company or any Series or have any right, power or authority to act for or to bind the Company or any Series or to undertake or assume any obligation or responsibility of the Company, any Series, the Manager, or any other Member.
(b)Composition. The Member Committee of Series One shall consist of as many Representatives as there are Series One Members, and the Member Committee of Series Two shall consist of as many Representatives as there are Series Two Members. Each Series One Member shall be entitled to designate one Representative to the Member Committee of Series One, and each Series Two Member shall be entitled to designate one Representative to the Member Committee of Series Two. Each Representative

shall have the authority to act for and bind the designating Member with respect to matters coming before the Member Committee of the applicable Series. Each designating Member shall designate its Representative by providing notice to the other Members in accordance with Section 17.1. Each Representative shall serve until the earlier of his or her (i) resignation, (ii) removal by the designating Member, or (iii) death. Any vacancy on the Member Committee of a Series shall be filled by an individual designated by the Member who designated the departed Representative. A Representative may be removed only by the Member who designated such Representative as its representative, upon notice given to the other Members in accordance with Section 17.1. A designating Member may, by notice to the other Members, designate an individual to serve as an alternate for the Representative designated by such Member (an “Alternate”), and such Alternate shall be entitled to attend meetings of the Member Committee of the applicable Series, and, in the absence (including vacancy) of the Representative, to vote on behalf of the absent Representative at any such meeting. A Series One Member who also holds Series Two Interests may designate the same Representative to serve on the Member Committee of Series One and the Member Committee of Series Two.
(c)Meetings of the Member Committee. The Manager or any Representative may call a meeting of the Member Committee of an applicable Series upon no less than ten (10) Business Days’ written notice, which notice shall specify the date, time and purpose or purposes of the meeting. Meetings of the Member Committee of a Series shall be held at least annually and shall be conducted at the Company’s principal executive offices, unless all of the Representatives agree that the Member Committee of such Series should meet at another location. Representatives may be present at any meeting of the Member Committee of the applicable Series by video conference, telephone or other means of communication, so long as each Representative can hear all other participating Representatives. Any Representative may appoint in writing another Representative as a proxy to act and vote in his or her stead at any meeting of the Member Committee of the applicable Series. A Representative (or his or her Alternate) may invite other employees, agents or advisers of the Member designating such Representative to meetings of the Member Committee of the applicable Series. Such invitees may observe and participate in the discussions among the Representatives, subject to reasonable guidelines established by the Member Committee of such Series; provided, however, that such invitees shall not have a vote on any matter before the Member Committee of such Series. Any Representative (or his or her Alternate) may require that a portion of any meeting of the Member Committee of the applicable Series be held in executive session such that only Representatives who are members of the applicable Member Committee (including any Alternate for an absent Representative) shall be present. In addition, Representatives may exclude from the relevant portion of a meeting the Representative and/or Alternates appointed by a Member that is party to, or potentially party to, any Conflict of Interest Transaction that is being discussed at such meeting. Unless directed otherwise, the Manager shall attend and participate in all meetings of the Member Committees but shall not be entitled to vote at any meeting of any Member Committee. Notwithstanding anything in this Agreement to the contrary, unless otherwise approved by Series One Members representing a Supermajority in Interest in accordance with Section 6.2(c), a Representative designated by a Defaulting Member shall not be entitled to notice of, or participate in, any meeting of any Member Committee so long as the designating Member remains a Defaulting Member, and the Interest of the Defaulting Member which appointed such Representative shall not be counted for purposes of determining the satisfaction of any voting, approval or consent requirement for action by any Member Committee. Any action, decision, consent or approval required or permitted to be taken by the Member Committee of any Series may be taken without a meeting, without prior notice, and without a vote if a written consent or consents, setting forth the action so taken, is signed by the number of Representatives that would be sufficient to approve the action by a vote taken at a meeting of the Member Committee of such Series.
(d)Waiver of Notice. Notice of any meeting of the Member Committee of a Series may be waived by a Representative of the Member Committee of such Series by a written waiver of the notice, signed by the Representative entitled to the notice, whether before, at or after the time stated for the meeting. Attendance of a Representative at any meeting of the applicable Member Committee of such Series, whether in person, by proxy or by permissible remote means, shall constitute waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a Representative of the Member Committee of such Series states, at the beginning of a meeting, any such objection to the transaction of business.
(e)Decisions by Representatives. Any action, decision, approval, consent, vote or other determination by the Member Committee of Series One shall require the approval of at least a Majority in Interest of the Series One Members, unless a different approval threshold is otherwise set forth in this Agreement or required by the Act. Any action, decision, approval, consent, vote or other determination required to be taken by the Member Committee of Series Two shall require the approval of at least a Majority in Interest of Series Two Members, unless a different approval threshold is otherwise set forth in this Agreement or required by the Act. Any action, decision, consent or approval required or permitted to be taken by the Member Committee of any Series may be taken without a meeting, without prior notice, and without a vote if a written consent or consents, setting forth the action so taken, is signed by the number of Representatives of the Member Committee of such Series that would be sufficient to approve the action by vote taken at a meeting of the Member Committee of such Series. A Representative may grant or withhold his or her consent on any matter before the Member Committee of such Series in his or her sole discretion, based on the interests of the Member that appointed such Representative.
(f)Conflict of Interest. A Representative shall excuse himself or herself from, and shall have no right to participate in, any vote of the Member Committee of a Series with respect to any Conflict of Interest Transaction that presents a material conflict of interest, in the reasonable discretion of the Manager, for the Member which appointed such Representative. Any Representative who excuses himself or herself from a vote of the Member Committee of a Series as a result of such a conflict of interest shall not be counted for purposes of determining the satisfaction of any voting or consent requirement for action by the Member Committee of such Series and shall be excluded from the denominator for purposes of determining the satisfaction of any required voting percentage. The Representative appointed by the PC Member shall not participate in any vote of the Member Committee of Series One with respect to the termination or amendment of the Series One Property Management Agreement. The Representative appointed by PC TRS shall not participate in any vote of the Member Committee of Series Two with respect to the termination or amendment of the Series Two Timber Management Agreement.
(g)No Compensation. No fees or other compensation shall be paid by the Company or any Series to any Representatives or Alternates; provided that Representatives or Alternates shall be entitled to reimbursement by the applicable Series for their reasonable out of pocket expenses incurred in the performance of their responsibilities in their capacities as Representatives or Alternates.
(h)Abstention. Any Representative may abstain from voting in any vote of the Member Committee of a Series. In any such case, such Representative’s vote shall not be counted for purposes of determining the satisfaction of any voting or consent requirement for action by the Member Committee of such Series and shall be excluded from the denominator for purposes of determining the satisfaction of any required voting percentage.

9.3    Approvals.
(a)Notwithstanding anything contained in this Agreement to the contrary, and in addition to other acts and decisions requiring the approval of Members or of any Member Committee provided for elsewhere in this Agreement, the following acts by or on behalf of the Company or any Series, other than those set forth in Section 9.4, shall require the approval of the Member Committee of Series One (acting pursuant to Section 9.2 and Section 9.3(c) below):
i.Causing or permitting the Company or any Series to conduct any material business other than the business described in this Agreement and in the offering documents furnished to the Members, and any business reasonably related thereto;
ii.Incurring any indebtedness of the Company or any Series or causing the Company or any Series to become liable as an endorser, guarantor, surety or otherwise for any debt obligation or undertaking of any other Person, except for endorsements for deposit or collection of checks, drafts and similar instruments received by the Company or any Series in the ordinary course of business, or causing or permitting the Company or any Series to grant any lien, mortgage, or pledge, or to hypothecate the assets of the Company or any Series to secure any indebtedness for borrowed money of the Company or any Series or prepaying any indebtedness of such Series;
iii.Lending of money;
iv.Effecting any acquisition of any real property or other real-estate related asset (including through acquisition of option rights or rights of first refusal/offer, or the exercise of rights of first refusal/offer, or the making of any option payment or deposit under a purchase agreement, or the removal of conditions to closing under a purchase or option agreement), other than (i) the Properties acquired in the Property Contribution and the acquisition by the Company of Sale LLC pursuant to the Contribution Agreement, and (ii) Permitted Subsequent Property Acquisitions;
v.Initiating any legal action or arbitration against any Person (other than a Defaulting Member pursuant to Section 6.2) when the amount in dispute exceeds $5 million;
vi.The merger or consolidation of the Company or any Series with or into, or the acquisition by the Company or any Series of any equity interest in, any Person other than Title Holding Entities (as defined in the Property Management Agreements), or any other wholly-owned subsidiary;
vii.The filing of a petition under the Bankruptcy Code by the Company or any Series or consenting to any involuntary filing against the Company or any Series under the Bankruptcy Code or taking any other action which would effect a Bankruptcy of the Company;
viii.The termination or removal of the Manager other than for Cause, or the selection of a replacement Manager;
ix.Extension of term of the Company beyond fifteen (15) years;
x.Approving the dissolution of the Company pursuant to Section 15.2(a)(iv) or the termination of Series One pursuant to Section 15.2(b)(i);
xi.Approving any amendment of this Agreement pursuant to Section 17.6(a);
xii.Approving any amendment of Section 17.6(a) or Section 17.6(b);
xiii.Approving any termination or amendment of the Master Stumpage Agreement;
xiv.Approving any Conflict of Interest Transaction involving the Company or Series One;
xv.Approving any assignment, termination, or amendment of the Series One Property Management Agreement, other than a termination by Series One as described in Section 14.3 of the Series One Property Management Agreement;
xvi.Approving any replacement of the Series One Property Manager and execution of any new property management agreement with respect to Series One; or
xvii.(w) Waiving any condition under Section 10.1 of the Contribution Agreement; (x) waiving any condition under Section 10.2 of the Contribution Agreement other than any waivers that individually or in the aggregate are not material to the Series One Members (other than PC Member); (y) any decisions under Section 2.1 of the Contribution Agreement to accept a “Title Failure” or “Title Failure Carveout” or under Section 2.1 of the Contribution Agreement to accept an indemnity from PC Member for a “Company Title Objection” if the total acres subject to all of the foregoing in this clause (y) is more than 12,500 acres in the aggregate; and (z) any other material amendment or material waiver of any provision of the Contribution Agreement.
(b)Notwithstanding anything contained in this Agreement to the contrary, and in addition to other acts and decisions requiring the approval of Members or of any Member Committee provided for elsewhere in this Agreement, the following acts by or on behalf of Series Two shall require the approval of the Member Committee of Series Two (acting pursuant to Section 9.2 and Section 9.3(c) below):
i.Approving the admission of Members to Series Two pursuant to Section 5.4(b);
ii.Approving any Conflict of Interest Transaction involving Series Two;
iii.Approving the termination of Series Two pursuant to Section 15.2(b)(i);
iv.Approving, pursuant to Section 17.6(a), any amendment of this Agreement that adversely affects any rights of Series Two Members;
v.Approving any amendment of Section 17.6(a) or Section 17.6(b);
vi.Approving any termination or amendment of the Master Stumpage Agreement;
vii.Approving any assignment, termination, or amendment of the Series Two Timber Management Agreement, other than a termination by Series Two as described in Section 13.3 of the Series Two Timber Management Agreement; or
viii.Approving any replacement of the Series Two Timber Manager and execution of any new property management agreement with respect to Series Two.
(c)Approval Thresholds. Whenever approval of the Member Committee of Series One is required pursuant to Section 9.3(a), such approval shall require the affirmative vote of Series One Members representing a Supermajority in Interest; provided, however, that, with respect to Member Committee approval under Sections 9.3(a)(ii), (iv), (vi), or (vii), such approval shall require the affirmative votes of Representatives of Series One Members holding not less than 90% of the total Series One Percentage Interest; and with respect to Member Committee approval under Section 9.3(a)(ix) and (xii), such approval shall require the affirmative votes of Representatives of Series One Members holding 100% of the Series One Percentage Interest; and with respect to Member Committee approval under Section 9.3(a)(xv) and Section 9.3(a)(xvi), such approval shall require the affirmative votes of Representatives of Series One Members holding not less than a Majority in Interest (excluding the PC Member for such purposes of such calculation). Whenever approval of the Member Committee of Series Two is required pursuant to Section 9.3(b), such approval shall require the affirmative vote of Series Two Members representing a Supermajority in Interest; provided, however, that with respect to Member Committee approval under Section 9.3(b)(v), such approval shall require the affirmative votes of Representatives of Series Two Members representing 100% of the Series Two Percentage Interest; and with respect to Member Committee approval under Section 9.3(b)(vii) and Section 9.3(b)(viii), such approval shall require the affirmative votes of Representatives of Series Two Members representing not less than a Majority in Interest (excluding the PC Member and its Affiliates for such purposes of such calculation). All determinations of a Member Committee are at the sole and absolute discretion of the Member Committee and the Representatives on such Member Committee.
(d)Unless specifically authorized by the Manager in accordance with the terms hereof, no Member, in its capacity as such, shall be an agent of the Company or any Series or have any right, power or authority to act for or to bind the Company or any Series or to undertake or assume any obligation or responsibility of the Company or any Series, any Manager, or any other Member.
(e)Except as otherwise expressly set forth herein, no Member shall be entitled to receive any compensation or reimbursement under this Agreement.
(f)Subject to Sections 11.1 and 11.2, (i) each Member may engage in other businesses, including businesses identical or similar to or competitive with the business of the Company and any Series and may engage in or possess any interest, directly or indirectly, in any other business venture of any nature or description independently or with others, (ii) membership in a Series and the assumption by each of the Members of any duties hereunder shall be without prejudice to such Member’s rights (or the rights of its Affiliates) to have such other interests and activities and to receive and enjoy profits or compensation therefrom, and (iii) neither the Company, any Series, nor any other Member shall have any right by virtue of this Agreement in and to such venture or the income or profits derived therefrom.
(g)Subject to Sections 11.1 and 11.2, (i) no Member shall be obligated to present any investment opportunity to the Company or any Series, even if the opportunity is of a character consistent with the other activities and interests of the Company or such Series, and (ii) each Member shall have the right to take for its own account, or to recommend to others, any such investment opportunity.

9.4    Immediately Authorized Actions.
Promptly following the closing of the Property Contribution on the Initial Property Closing Date, the Manager shall cause the Company or the applicable Series to take each of the following actions (each of which shall be deemed fully authorized and approved by the Company, the applicable Series and the Members):
(a)Series One shall issue the Series One Interests and Series Two shall issue the Series Two Interests to Members that make their respective Capital Contributions in accordance with, as applicable, the Contribution Agreement and the applicable Subscription Agreements;
(b)Each of Contribution LLC and Sale LLC shall merge with and into the Company, with the Company to be the surviving entity of such merger, by filing Certificates of Merger in substantially the form attached hereto as Exhibit E and taking such other actions as are necessary to allocate to Series One all assets and liabilities of Contribution LLC and Sale LLC on the books and records of Series One, such that, immediately following the effectiveness of such mergers, on the Initial Property Closing Date, all such assets and liabilities shall be associated solely with Series One;
(c)Series One and Series Two may enter into an intercompany agreement providing for a line of credit not to exceed $25.0 million;
(d)Series Two may enter into an agreement with a third party providing for a line of credit not to exceed $25.0 million;
(e)Series One and Series Two shall enter into the Master Stumpage Agreement;
(f)Series One shall enter into the Series One Property Management Agreement; and
(g)Series Two shall enter into the Series Two Timber Management Agreement.

9.5    Tax Matters Member; Tax Classification.
(a)The Manager is hereby designated as the “tax matters partner” of each Series in accordance with Section 6231(a)(7) of the Code (and shall act in any similar capacity under applicable state or local tax law) and, in connection therewith and in addition to all other powers given thereunder, shall have all other powers needed to fully perform hereunder. All reasonable third-party expenses incurred by the tax matters partner shall be borne by the applicable Series or reimbursed to the tax matters partner by such Series upon provision to the applicable Series of receipts evidencing the prior payment by the tax matters partner of such expenses. Except as otherwise provided in this Agreement, the tax matters partner shall be authorized to make all elections and other determinations for federal, state, local, and foreign tax purposes, on behalf of the Company and each Series.
(b)Each Series will be treated as a separate partnership and no election may be made to treat a Series as a corporation, in each case for U.S. federal income tax purposes.
(c)Any Member will be permitted to require that an election under Section 754 of the Code will be made in connection with any Transfer of Interests permitted by the terms of this Agreement.

9.6    REIT Matters.
(a)The Company acknowledges that an Affiliate of the PC Member intends to qualify at all times as a REIT, and that its ability to so qualify will depend in part upon the nature of the assets and operations of the Company and any Subsidiary. Accordingly, for so long as the PC Member holds an

Interest in the Company, the Company shall at all times exercise reasonable best efforts to conduct the business of the Company and any Subsidiary in a manner that the PC Member advises the Manager in writing is necessary to enable the PC Member and its Affiliates to satisfy all the requirements for REIT status under Sections 856 through 860 of the Code. The Company and the Manager shall be entitled to consult with the PC Member on matters relating to REIT compliance, and shall not be deemed to have violated their obligations hereunder based on any actions taken in reliance on such advice or instructions from the PC Member. Without limiting the generality of the foregoing, the Company and the Manager shall use reasonable best efforts to ensure that the Company’s operations are conducted in accordance with the following limitations:
i.As of the end of each quarter of each fiscal year, except for securities of a taxable REIT subsidiary, if any, neither the Company, any Series, nor any Subsidiary shall own, directly or indirectly, securities that would cause an Affiliated REIT to be treated as holding securities (as determined for purposes of Section 856(c)(4)(B) of the Code) (x) possessing more than ten percent (10%) of the total voting power of the outstanding securities of any one issuer, (y) having a value of more than ten percent (10%) of the total value of the outstanding securities of any one issuer, or (z) issued by one issuer and having a value of more than five percent (5%) of the gross value of such Affiliated REIT;
ii.At no time may the aggregate value of all securities owned by the Company, any Series, and all Subsidiaries in entities that have elected to be treated as “taxable REIT subsidiaries” exceed the percentage of the total value of the assets of the Company, any Series, and all Subsidiaries set forth in Section 856(c)(4)(B)(ii) of the Code;
iii.At least ninety-five percent (95%) of the gross income of Series One for each taxable year (or portion thereof, if applicable) shall be derived from the items described in Section 856(c)(2) of the Code;
iv.At least seventy-five percent (75%) of the gross income of Series One for each taxable year (or portion thereof, if applicable) shall be derived from the items described in Section 856(c)(3) of the Code;
v.As of the end of each quarter of each fiscal year, at least seventy-five percent (75%) of the value of the assets of Series One shall be represented by the items described in Section 856(c)(4)(A) of the Code (that is, real estate assets, cash and cash items (including receivables) and government securities (each as defined in Section 856 of the Code);
vi.Neither the Company, any Series, nor any Subsidiary, nor any Member (solely in its capacity as a Member) shall take any action (or fail to take any action permitted under this Agreement) that would otherwise cause Series One’s gross income to consist of more than five percent (5%) of income not described in Section 856(c)(2) of the Code or more than twenty-five percent (25%) of income not described in Section 856(c)(3) of the Code, or cause more than twenty-five percent (25%) of Series One’s assets to consist of assets other than cash and “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code;
vii.Series One shall not furnish or render services to tenants or other persons, and shall not manage or operate a property, other than through the Series One Property Manager or its replacement;
viii.As of the end of each quarter of each fiscal year, except for a taxable REIT subsidiary, if any, Series One shall not own, directly or indirectly or by attribution (in accordance with attribution rules referred to in Section 856(d)(5) of the Code), in the aggregate more than 10% of the total value of all classes of stock or more than 10% of the total voting power (or, with respect to any such Person which is not a corporation, an interest of 10% or more in the assets or net profits of such Person) of a lessee or sublessee of all or any part of a property or of any other assets of Series One except in each case with the specific written approval of the Affiliated REIT for whom such ownership would cause a related party rent issue under Section 856(d)(2) of the Code; and

ix.None of the Company, any Series, or any Subsidiary (other than a taxable REIT Subsidiary) shall engage in any “prohibited transactions” within the meaning of Section 857(b)(6)(B)(iii) of the Code.
(b)Notwithstanding the foregoing:
i.The Members acknowledge and agree that no action of the Manager, the Company, or any Series shall be in violation of this Section 9.6 if such action is (A) pursuant to an approval from the PC Member in accordance with Section 9.6, (B) done or caused by the Series One Property Manager, or (C) otherwise approved in writing by the PC Member. Furthermore, none of the Company, any Series, or the Manager shall have any liability to the PC Member for actions taken in accordance with the guidance or instructions provided to the Company or the Manager by the PC Member; and
ii.In the event of any dispute between the Company, any Series, or the Manager on the one hand, and the PC Member on the other hand, with respect to whether any action or inaction is necessary for the PC Member or any of its Affiliates to maintain REIT status, the determination of the PC Member shall be binding.

9.7    Replacement of Series One Property Manager and Series Two Timber Manager.
In the event that the Member Committee of Series One or Series Two votes to terminate the Series One Property Management Agreement or the Series Two Timber Management Agreement pursuant to Section 9.3(a) or (b), as applicable, the Manager will act on behalf of the Company to take such action pursuant to the terms of the Series One Property Management Agreement or the Series Two Timber Management Agreement, as applicable. Notwithstanding any other provision in this Agreement to the contrary, each Member hereby agrees that any person engaged or hired to manage the Company’s timberland assets as a successor to, or replacement of, the Series One Property Manager or Series Two Timber Manager (a) shall be qualified to manage commercial timberlands in the geographic areas of the United States in which the Company’s timberlands are located and (b) shall not include any person that: (i) manages commercial timberland for its own account as a material part of its business; and (ii) files periodic reports under Section 13(a) or Section 15(d), or has any shares of its capital stock registered under Section 12, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any amendment to this Section 9.7 shall require the approval of the Series One Members representing not less than 90% of the total Series One Percentage Interest and the approval of the Series Two Members representing not less than 90% of the total Series Two Percentage Interest.
ARTICLE X
EXPENSES; MANAGEMENT FEE

10.1    Expenses.
(a)The Manager shall bear all of its own costs and normal operating expenses incurred in managing the Company and each Series and performing its duties under this Agreement, except for those expenses borne directly by each Series, as set forth in Sections 10.1(b), (c) and (d) below and elsewhere herein. Such normal operating expenses to be borne by the Manager (or its designee) shall include, without limitation: expenditures on account of salaries, wages, benefits, and other direct costs of the Manager’s employees; fees for its own consultants and agents; costs associated with regulatory compliance, including costs of any regulatory examination of the Manager’s books and records; overhead and rentals payable for space used by the Manager (or its designee) or a Series; office expenses and equipment.
(b)Each Series shall bear and be responsible for all of its own, and shall bear and be responsible for its pro rata portion of the Company’s: (i) costs and expenses incurred in connection with the investigation, holding, purchase, sale or exchange of such Series’ investments (whether or not ultimately consummated), including finder’s fees, applicable taxes on investments, including documentary, recording, stamp and transfer taxes, brokerage fees or commissions, marketing costs, and reasonable out of pocket expenses incurred by the Manager or any Affiliate of the Manager in investigating and evaluating investment opportunities and in managing such Series’ investments; (ii) other costs incurred in connection with the conduct of the Company’s or such Series’ business, including dues to industry associations for the Company’s membership therein, data acquisition costs, and third-party research; (iii) interest on balances due and any other fees and charges of financial counterparties and banks; (iv) income taxes, withholding taxes, transfer taxes and other governmental charges and duties imposed on or payable by the Company or such Series; (v) legal, compliance, consulting and other professional fees and expenses, as well as any governmental and regulatory filing fees, costs or expenses, in each case directly relating to the Company’s or such Series’ business; (vi) third party appraisals, valuation experts, accounting (including the costs of accounting systems and software), auditing and tax preparation expenses, fees and expenses incurred in connection with the preparation of reports to the Members and the annual financial statements and any tax returns required to be filed by the Company or such Series; (vii) any fees and expenses associated with the organization and conduct of any meetings of the Members or the Member Committee, including travel and accommodation expenses relating thereto; (viii) litigation and indemnification expenses not incurred in the ordinary course of the Company’s or such Series’ business, including any expenses incurred by, or on behalf of, the Company or such Series in connection with the enforcement of its rights concerning any investment; (ix) printing and distribution of the Company’s or such Series’ offering memorandum or other offering materials and any government or regulatory filing fees, entity-level taxes, corporate licensing fees, registration fees or other charges incurred in soliciting sales and accepting subscriptions for investments in the Company or such Series, including any expenses due to regulatory, supervisory and fiscal authorities or agencies in various jurisdictions; (x) Management Fees; (xi) the costs of obtaining insurance on behalf of the Company or such Series; (xii) all reasonable costs and expenses of travel of the Manager in connection with the conduct of the Company’s or such Series’ business; (xiii) solely with respect to Series One, expenses for which Series One is responsible under the Series One Property Management Agreement; (xiv) solely with respect to Series Two, expenses for which Series Two is responsible under the Series Two Timber Management Agreement; (xv) all extraordinary expenses not otherwise addressed herein that are not normal operating expenses, including costs and expenses associated with responding to regulatory exams incurred by the Manager or any Affiliate of the Manager that relate directly to the Company, such Series, and their respective businesses; provided that the parties hereto expressly agree and acknowledge that the foregoing shall not include normal and routine inspections of the Manager and its books and records by any regulatory agency or governmental body to which it is subject; and (xvi) all other operational expenses of the Company and such Series.
(c)Each Series shall reimburse the Manager and any Member for its pro rata portion, as determined in good faith by the Manager, of all Organizational Expenses incurred by or on behalf of the Manager or any Member, as the case may be. Such Organizational Expenses may be expensed or amortized over multiple accounting periods of up to sixty (60) months. The Manager or the Member, as the case may be, shall ensure that the Organizational Expenses are verifiable and evidenced by invoices or statements. Notwithstanding the foregoing, the Manager, on the one hand, and PC Timberlands, on the other hand shall each bear fifty percent (50%) of any Organizational Expenses in excess of $1 million, without any right to reimbursement from the Company or any Series.
(d)Each Series shall bear its pro rata portion, as determined in good faith by the Manager, of all liquidation costs, fees, and expenses incurred by the Company or the Manager (or its designee) in connection with the liquidation of the Company at the end of the Company’s term, specifically including legal and accounting fees and expenses and fees and expenses of any liquidator appointed pursuant to this Agreement. Each Series shall bear all of its own liquidation costs, fees, and expenses incurred by such Series or the Manager (or its designee) in connection with a termination of such Series prior to the end of the Company’s term, specifically including legal and accounting fees and expenses and fees and expenses of any liquidator appointed pursuant to this Agreement.

(e)The Manager may pay on behalf of the Company or any Series, or advance funds to the Company or any Series for the payment of, any of the expenses set forth in Section 10.1(b), (c) and (d) (collectively, “Company Expenses”). Each Series shall reimburse the Manager within thirty (30) calendar days of receipt of a written statement from the Manager setting forth in reasonable detail the nature and amount of the Company Expenses for which such Series is responsible and for which the Manager is seeking reimbursement. Further, and without limitation of the foregoing, each Series and the Manager agree to reimburse the other as appropriate to give effect to the provisions of this Section 10.1 in the event that any such party pays an obligation that is properly the responsibility of the other. Where an expense relates to both the Company or a Series and one or more other funds or entities managed by the Manager, the Manager shall allocate such expense in good faith among the Company or such Series and such funds or entities in a manner that it believes to be fair and reasonable.
(f)To the extent that any cost or expense of the Company or any Series is attributable to, or materially benefits, a particular Member or group of Members, such cost or expense may be specially allocated to such Member or group of Members rather than the Company as a whole or such Series. For avoidance of doubt, expenses related to audit, accounting, reports to Members required by this Agreement, and third party appraisals will be allocated to the Members pro rata even if one or more Members may not need or benefit from such services.

10.2    Management Fee.
The Company shall pay the Manager (or a designated Affiliate thereof) a management fee (“Management Fee”) equal to the relevant Management Fee Rate annually, calculated as described below, for the investment advice and other services to be provided. The Management Fee is payable quarterly in advance, in an amount equal to one fourth of the relevant Management Fee Rate multiplied by the Net Asset Value of a Member’s Capital Account, as determined in accordance with Article XII, of each Series in which such Member holds Interests. In the event that capital is called on a date other than on the first day of a calendar quarter, the Management Fee shall be adjusted proportionally based on the amount so called and the number of days remaining in the quarter at the time of the contribution. In the event a Series makes a distribution other than at the end of a quarter, a portion of the Management Fee previously paid shall be refunded proportionally based on the amount so distributed and the number of days remaining in the quarter. Notwithstanding the foregoing, neither the PC Member, PC TRS, nor any Member that is an Affiliate of the Manager will be required to pay the Management Fee, and each Member other than the PC Member, PC TRS, or an Affiliate of the Manager shall pay the Management Fee as described herein without discount or modification.
ARTICLE XI
INVESTMENT PRIORITY; INVESTMENT OPPORTUNITIES

11.1    Investment Priority.
Until the end of the Commitment Period (and, for avoidance of doubt, during any suspensions of the Commitment Period pursuant to Section 9.1(j)(ii)), the Series One Property Manager, pursuant to the Series One Property Management Agreement, agrees that it will present to the Company and the Manager any potential property acquisitions (i) that the Series One Property Manager is aware of, (ii) that the Series One Property Manager determines are reasonably appropriate for purchase by the Company, and (iii) that meet the Acquisition Criteria. The Manager and its Affiliates and the PC Member and its Affiliates agree that none of them will acquire any property meeting the Acquisition Criteria unless the Series One Property Manager has presented such property to Series One and Series One has furnished such party with notice that Series One does not intend to purchase such property. Potential property acquisitions not meeting the Acquisition Criteria need not be presented to Series One for consideration and may be purchased by the Manager, the PC Member, or their respective Affiliates. If the Manager, the PC Member, or one of their respective Affiliates purchases a property that was considered by Series One but rejected, the purchasing party shall reimburse the Company for any due diligence or other costs incurred by the Company relating to such property, if and to the extent that the work product resulting from the incurrence of such costs is furnished to and is useful to the acquiring party. Any purchase of such property by the Manager must be approved by the Series One Member Committee notwithstanding the decision by Series One not to purchase such property.
11.2    Restriction on Successor Funds.
(a)    Until such time as eighty percent (80%) of the total Capital Commitments have been contributed and invested in Properties, neither the PC Member, the Manager, nor any of their respective Affiliates shall form or provide material services to a timberland investment fund or other timberland investment structure with an investment strategy substantially similar to the Company or any Series and which is intended to engage in a program of timberland acquisition. Participation by the PC Member or any of its Affiliates in Southern Diversified Timber, LLC or any modification or restructuring of the investment structure of Southern Diversified Timber, LLC shall not violate this restriction unless such modified or restructured entity engages in a program of timberland acquisition and acquires additional property (i.e., property not currently owned by Southern Diversified Timber, LLC) meeting the Acquisition Criteria.
(b)    During the period beginning on the expiration of the restriction set forth in paragraph (a) above and ending on the second (2nd) anniversary of the earlier of such expiration date or the end of the Commitment Period, if the PC Member, the Manager or their respective Affiliates sponsor or form a timberland investment fund or other timberland investment structure with an investment strategy substantially similar to the Company or any Series which is intended to engage in a program of timberland acquisition, and in connection with which the PC Member or one of its Affiliates will provide timberland management services (each a “Successor Fund”), each Series One Member shall have a right, but not an obligation, to invest in such Successor Fund on a pro rata basis in accordance with this Section 11.2. During such two-year period, each Series One Member shall have the first priority right to invest (or have an Affiliate invest) in any Successor Fund such that each Series One Member’s capital commitment to such Successor Fund, relative to the total capital commitments from all other investors in such Successor Fund, is proportionate to such Series One Member’s Series One Percentage Interest. If a Series One Member declines to invest in a Successor Fund, or does not make the maximum investment in such Successor Fund that it is entitled to make, then other Series One Members may purchase their pro rata share of such Series One Member’s unused portion, based on their respective Series One Percentage Interests. Southern Diversified Timber, LLC or any entity resulting from the modification or restructuring of the investment structure of Southern Diversified Timber, LLC, shall not constitute a Successor Fund.
ARTICLE XII
VALUATION

12.1    Fair Value.
(a)    The fair value (“Fair Value”) of the Properties or any other assets or liabilities of a Series shall be determined as set forth in this Section 12.1. The Fair Value of Properties shall be determined by the Manager in accordance with GAAP in good faith, by seeking a valuation by a Qualified Appraiser at least annually and by updating such values using internal models (either with or without consulting the independent appraiser) for interim reporting periods. The Manager may obtain valuation services from third-party consultants when it deems such assistance necessary. The Fair Value of all other assets associated with a Series will be determined by the Manager in its reasonable discretion, consistent with industry standards for valuing such assets. The Member Committee of Series One shall have direct access to the Qualified Appraiser at reasonable times and upon reasonable notice after completion of a draft appraisal. The Manager may participate in any communications or meetings between the Member Committee of Series One and the Qualified Appraiser; provided, however, that the Member Committee may exclude the Manager from portions of its meetings with the Qualified Appraiser.
(b)    If the Member Committee of Series One disagrees in good faith with the Fair Value of the Properties (or any portion thereof) as determined by the Manager in accordance with Section 12.1(a) above, the Member Committee of Series One (A) shall set forth in writing such Member Committee’s determination of Fair Value of the relevant Properties (or portion thereof) and (B) shall designate, by notice given to the Manager, a Qualified Appraiser for determination of Fair Value, whose cost shall be paid by Series One. If the value determined by the Qualified Appraiser retained by the Member Committee varies by five percent (5%) or less from the Manager’s determination, the Manager’s determination of Fair Value shall prevail. If the values vary by more than five percent (5%), then the Qualified Appraiser selected by the Manager and the Qualified Appraiser selected by the Member Committee of Series One shall consult with one another and shall each separately determine the Fair Value of the relevant Properties (or portion thereof), and the Fair Value shall be the average of such values. In connection with any valuation process, each Series will provide the Qualified Appraisers full access during normal business hours to examine all pertinent books, records and files, agreements, leases and other operating agreements.

12.2    Net Asset Value.
“Net Asset Value” or “NAV” means, for all purposes under this Agreement, with respect to each Series, the aggregate of the Fair Value of the assets associated with such Series minus the Fair Value of the liabilities of such Series. Subject to the specific standards set forth in Section 12.1, the valuation of Properties and other assets and liabilities under this Agreement for purposes of the calculation of Net Asset Value shall be at Fair Value. Except as may be required under applicable Treasury Regulations, no value shall be placed on the goodwill or the name of the Company or any Series in determining the value of the interest of any Member or in any accounting among the Members; provided, however, that even if required by applicable Treasury Regulations, the Net Asset Value shall not include the value of goodwill or the name of the Company for purposes of calculating the Management Fee paid to the Manager. The Manager may apply alternative valuation methodologies to the extent it determines to be necessary to comply with GAAP or applicable law or regulation. In all events, the value of such asset or liability determined by the Manager shall be conclusive and binding on all of the Members and all parties claiming through or under them, except to the extent contested pursuant to Section 12.1(b). In the event a Series holds assets through one or more investment vehicles, the assets of such investment vehicles will be valued consistent with this section. The Net Asset Value of a Member’s Capital Account balance in a Series will generally be equal to the amount that such Member would receive in a hypothetical liquidation of such Series in which all assets of the Series were sold at their Fair Value on the date of determination and, after payment of all outstanding expenses, liabilities and reserves, the proceeds of such sale were distributed to the Members of such Series.

ARTICLE XIII
TRANSFERS

13.1    Restrictions on Transfers by Members.
(a)No Member shall sell, assign, transfer, pledge, mortgage, or otherwise dispose of (any such transaction, a “Transfer”) any Interest, directly or indirectly (including by operation of law), without (i) the prior approval of Series One Members representing a Supermajority in Interest in accordance with Section 5.4(b)(i), which approval may be granted or denied in the sole discretion of the Member Committee; (ii) delivery of the opinion of counsel hereinafter required by Section 13.1(b) (or waiver by the Manager of such requirement); and (iii) Transferring all Interests (in all Series of Interests) held by such Member. All of the Series One Interests and Series Two Interests of a Member must, subject to the other restrictions set forth in this Article XIII, be Transferred at the same time and to the same Transferee (it being understood that, for purposes of Transfers under this Article XIII, each Member shall be treated together with its Affiliates as a single Member). No consent of the Members or Member Committee shall be required for any Transfer of a Member’s Interest to a successor or affiliated governmental entity or to the admission of such successor or affiliated governmental entity as a Member if such Transfer is required pursuant to applicable law, regulation or executive order.
(b)The opinion of counsel called for pursuant to Section 13.1(a) shall state that the effect of the Transfer in question would not:
i.result in the assets of the Company or any Series being considered as Plan Assets within the meaning of ERISA, or any regulations proposed or promulgated thereunder;
ii.result in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any comparable state law;
iii.require the Company or any Series to register as an investment company under the Investment Company Act of 1940, as amended;
iv.require the Company, any Series, the Manager, or any member of any Manager to register as an investment adviser under the Investment Advisers Act of 1940, as amended (unless such person is already so registered);
v.result in a violation of any law, rule, or regulation by any Member, the Company, any Series, the Manager, or any member of the Manager;
vi.cause the Company or any Series to be classified as a corporation or a publicly traded partnership for U.S. federal income tax purposes; or
vii.result in a violation of this Agreement.

Such opinion of counsel shall be provided to the Manager by the Transferring Member or the proposed Transferee. Any costs associated with such opinion shall be borne by the Transferring Member or the proposed Transferee. Notwithstanding any provision of this Article XIII to the contrary, the Manager may, in its sole discretion, waive the requirement of an opinion of counsel provided for in this Section 13.1.

13.2    Sale at Request of Member.
(a)If at any time following the expiration of the Commitment Period a Member desires to Transfer all of its Interests in the Company, such Member (the “Liquidating Member”) shall deliver written notice thereof to the Manager, which notice shall specify the Liquidating Member’s Interests that the Liquidating Member wishes to sell (the “Liquidating Interest”) (which Liquidating Interest must comprise all of the Series One Interests and Series Two Interests held by such Member). Upon receipt of such written notice from the Liquidating Member, the Manager shall on behalf of such Liquidating Member, by delivery of written notice (a “Purchase Notice”) to the other Members (collectively, the “Non-Liquidating Members”), offer the opportunity to acquire the Liquidating Interest to the Non-Liquidating Members on a pro rata basis in proportion to such Non-Liquidating Members’ respective Series One Percentage Interests and Series Two Percentage Interests, as applicable, at a purchase price (the “Acquisition Price”) equal to the portion of the most recent independently-appraised Net Asset Value, adjusted for contributions and distributions, attributable to the Liquidating Interest, as determined in accordance with Article XII, and the Liquidating Member shall be bound thereby. If, within thirty (30) days following the delivery of the Purchase Notice to the Non-Liquidating Members, any of such Non-Liquidating Members has not elected to exercise its option to purchase its pro rata share of the Liquidating Interest pursuant to this Section 13.2, then the other Non-Liquidating Members will have an option, but not an obligation, to acquire any remaining portion of the Liquidating Interest on a pro rata basis in proportion to such electing Non-Liquidating Members’ respective Series One Percentage Interests and Series Two Percentage Interests. Notwithstanding the foregoing, the Manager may decline to make such offer to purchase the Liquidating Interest to any Member if the Manager is advised by counsel that the participation of such Member would result in any of the consequences described in Section 13.1(b) or otherwise result in a violation of law or regulation or otherwise result in material adverse consequences to the Company, any Series, or any Member. Any Non-Liquidating Member acquiring the

Liquidating Interest will become responsible for the Unfunded Capital Commitment related the Liquidating Interest acquired by such Member.
(b)If, within sixty (60) days following commencement of sale proceedings of the Liquidating Interest as described in Section 13.2(a), the entire Liquidating Interest has not been sold, the Manager will exercise commercially reasonable efforts to facilitate a sale of any remaining unsold portion of the Liquidating Interest to the Members or any third party or third parties, for such purchase price as the Liquidating Member shall negotiate; provided, however, that any purchaser or Transferee of a Liquidating Interest must be approved as a new Member in accordance with Section 5.4(b). If the negotiated price for such Liquidating Interest is less than the price set forth in the Purchase Notice, then the Non-Liquidating Members will be given the right, but not the obligation, to acquire the Liquidating Interest proposed to be sold to a third party, at such negotiated price, with the terms and timing of such option to be reasonably determined by the Manager. Any Transferee acquiring a Liquidating Interest will become responsible for the Unfunded Capital Commitment related to such Liquidating Interest so acquired. Any sale of a Liquidating Interest pursuant to this Section 13.2(b) shall be deemed a Transfer subject to the terms and conditions of Section 13.1, including approval by Series One Members representing a Supermajority in Interest.
(c)The Liquidating Member shall be liable to each Series for all of the costs and expenses incurred in connection with any sale of a Liquidating Interest pursuant to this Section 13.2.

13.3    Effect of Transfer.
A permitted Transfer pursuant to this Article XIII shall become effective only if a Transferee executes, acknowledges and delivers to the Company and each Series such instruments and documents as the Manager may deem necessary or advisable to document such Transfer and, in the case of a Transfer to a Person which was not an existing Member at the time of such Transfer, to effect the admission of such Transferee as a substituted Member, including the written acceptance and adoption by such Transferee of the provisions of this Agreement. No assignment by a Member of its Interest shall release the assignor from its liabilities to the Company or any Series, except with the written consent and agreement of the Manager. If, pursuant to this Article XIII or otherwise in this Agreement, a Member Transfers all of its Interests, the Transferee shall (i) have a Capital Account with respect to each Series that is equal to the Capital Account of the Transferring Member attributable to the Transferred Interests at the time of such Transfer, (ii) the amount of Capital Contributions to each Series as to such Transferee shall be equal to the Capital Contributions to such Series of the Transferring Member attributable to the Transferred Interests and (ii) the amount of Unfunded Capital Commitment as to such Transferee shall be equal to the Unfunded Capital Commitment of the Transferring Member attributable to the Transferred Interests.

13.4    Invalid Transfers.
No Transfer made in violation of this Article XIII shall be valid or effective, and the applicable Series shall not recognize the same for any purpose. Each Series may enforce the provisions of this Article XIII either directly or indirectly or through its agents by entering an appropriate stop-transfer order on its books or otherwise refusing to register or Transfer or permit the registration or Transfer on its books of any proposed Transfers not in accordance with this Article XIII. In addition to other rights and remedies at law and in equity, each Series shall be entitled to injunctive relief enjoining the prohibited Transfer. The Members expressly acknowledge that damages at law would be an inadequate remedy for a breach or threatened breach of the provisions concerning Transfers set forth in this Agreement.
13.5    Corporation Status; Securities or Secondary Markets.
Notwithstanding anything to the contrary in this Agreement, no Transfer by a Member of its Interests (or any economic or other interest, right or attribute therein) may be made to any Person if (a) in the opinion of legal counsel for any Series, it would result in the Company or any Series being treated as an association taxable as a corporation, or (b) such Transfer is effected through an “established securities market” or a

“secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code. Notwithstanding anything to the contrary in this Agreement, (x) no Interests shall be issued in a transaction that is (or transactions that are) registered or required to be registered under the Securities Act, and to the extent such Interests were not required to be registered under the Securities Act by reason of Regulation S (17 CFR 230.901 through 230.904) or any successor thereto, such issuances would not have been required to be registered under the Securities Act if the Interests so offered or sold had been offered and sold within the United States, (y) any admission (or purported admission) of a member and any Transfer or assignment (or purported Transfer or assignment) of all or part of a Member’s Interest (or any interest or right or attribute therein) in such Series, whether to another Member or to a third party, shall not be effective, and any such Transfer or assignment (or purported Transfer or assignment) shall be void ab initio, and no Person shall otherwise become a member if (A) at the time of such Transfer or assignment (or purported Transfer or assignment) any Interest in any Series (or economic interest therein) is traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof or (B) after such Transfer or assignment (or purported Transfer or assignment) the Company or any Series would have 100 members or more. For purposes of clause (A) of the preceding sentence and clause (b) above, an established securities market is a national securities exchange that is either registered under Section 6 of the Exchange Act, or exempt from registration because of the limited volume of transactions, a foreign securities exchange that, under the law of the jurisdiction where it is organized, satisfies regulatory requirements that are analogous to the regulatory requirements of the Exchange Act, a regional or local exchange, or an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise. For purposes of such clause (A) and clause (b) above, Interests in any Series (or interests therein) are readily tradable on a secondary market or the substantial equivalent thereof if (i) Interests in such Series (or interests therein) are regularly quoted by any Person, such as a broker or dealer, making a market in the interests; (ii) any Person regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to Interests in such Series (or interests therein) and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (iii) the holder of an Interest in such Series has a readily available, regular, and ongoing opportunity to sell or exchange such Interest (or interests therein) through a public means of obtaining or providing information of offers to buy, sell, or exchange such Interests; or (iv) prospective buyers and sellers otherwise have the opportunity to buy, sell, or exchange Interests in such Series (or interests therein) in a time frame and with the regularity and continuity that is comparable to that described in clauses (i), (ii) and (iii) of this sentence. For purposes of determining whether a Series will have more than 100 members, each Person indirectly owning an Interest in such Series through a partnership (including any entity treated as a partnership for U.S. federal income tax purposes), a grantor trust or an S corporation (each such entity a “flow-through entity”) shall be treated as a member unless the Manager of the applicable Series determines that less than substantially all of the value of the beneficial owner’s interest in the flow-through entity is attributable to the flow-through entity’s interest (direct or indirect) in such Series.
ARTICLE XIV
RECORDS, ACCUONTING, BANK ACCOUNTS
AND REPORTS

14.1    Books and Records.
The Manager of the Company and of each Series, in reliance upon information furnished by the Series One Property Manager and Series Two Timber Manager, as applicable, shall keep or cause to be kept complete and accurate books of account and records which shall reflect all transactions and other matters and include all documents and other materials with respect to the business of the Company and such Series as are usually entered and maintained by Persons engaged in similar businesses, utilizing standard accounting consistently applied. Such books of account shall (i) be kept separately for each Series such as to separately record and reflect the assets, liabilities, income, gain and expenses of each Series on a basis separate from that of any other Series and from the Company generally and (ii) be kept on the accrual basis consistent with GAAP, consistently applied. The Manager of the Company and of each Series, in consultation with the Series One Property Manager and Series Two Timber Manager, as applicable, shall establish commercially reasonable procedures designed to ensure that all deeds, leases, contracts, title matters, surveys and other documentation, records and financial information relating to the ownership, maintenance, harvesting and sale of the Properties are maintained in safekeeping and organized and accessible to the Members. Each Member and its duly authorized representatives shall have the right to examine the books, records and documents of the Company and of each Series of which it is a Member at all reasonable times, and copies of such books, records and documents shall be furnished to such Member, at such Member’s costs, during normal business hours and upon reasonable request therefor.
14.2    Reports.
(a)For each Series, the Manager shall, at the cost of such Series, prepare or cause to be prepared and shall deliver to the Members of such Series:
i.within 45 calendar days after the end of each fiscal quarter of each fiscal year:
A.unaudited quarterly financial statements, including a balance sheet for such Series as of the end of such quarter, income statement and statement of cash flows for the quarter as of the most recent balance sheet date and statements of operations (including calculations of Cash Flow and Capital Proceeds and actual to budget variances) for such Series for such quarter and for that part of the fiscal year ending at the end of such quarter, each prepared on an accrual basis in accordance with GAAP on the same basis as the annual financial statements of such Series are prepared;
B.unaudited statements of the estimated value of each Member’s investment in such Series and an estimated Net Asset Value of such Series;
C.a report of any activities by Series and by management units, including harvesting activities, during such quarter, indicating any variances with the harvesting requirements and limitations in the then current approved Annual Plan; and
D.a report listing (I) any compensation, salaries, payments or other consideration received by the Manager, the Series One Property Manager, the Series Two Timber Manager, or any of their respective affiliates, constituent members, contractors or employees in connection with any goods or services provided to any Properties and/or any Series; (II) in the event that any expenses of a Series are capitalized as part of the acquisition price of any proposed or actual transaction, detailed information regarding such capitalization.
ii.within 90 calendar days after the end of each fiscal year:
A.complete annual financial statements, including footnotes, for such Series, including a balance sheet of such Series as of the end of such year, and an income statement and statement of cash flows for the year then ended, audited by a nationally recognized independent registered public accounting firm selected by the Manager;
B.all such annual financial statements (1) shall set forth in comparative form the figures for the preceding year, and (2) shall be accompanied by an audit opinion thereon of the accountants of such Series to the effect that such financial statements have been prepared in accordance with GAAP (except for changes in application specified in such opinion and in which the accountants of such Series concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records, internal controls and such other auditing procedures as were considered necessary in the circumstances; and

C.a report for such year indicating variances from the harvesting requirements and limitations in the then current approved Annual Plan for such period, a statement of Cash Flow, Capital Proceeds and fees and reimbursements to Manager or any Affiliate of the Manager for such year and a statement showing distributions to the Members of such Series.
iii.promptly after receipt thereof, one copy of each management letter or other report submitted to such Series by the accountants of such Series in connection with any annual, interim or special audit made by them of the books of such Series;
iv.after the end of each fiscal year, a copy of the U.S. federal and state income tax returns and reports of such Series for such year, with Schedule K-1 attached to the U.S. federal and state returns, prepared by the accountants of such Series and subject to the consent of the tax matters partner, which approval shall not be unreasonably withheld, conditioned or delayed, such returns to be delivered as soon as practicable after the end of such year; and
v.such other reports or information as any Member of such Series shall from time to time reasonably request in connection with the ownership, operation or management of the Properties, including any reports requested by the PC Member for purposes of monitoring compliance with REIT requirements.

The parties acknowledge that certain of the reports listed above include or depend upon materials to be furnished to the Manager by the Series One Property Manager and the Series Two Timber Manager and that the Manager’s compliance with the timing requirements for delivery of such reports will therefore depend upon timely receipt of such required materials from the Series One Property Manager and the Series Two Timber Manager.

(b)Each Series shall promptly notify the Members of such Series of (i) the occurrence of any event known to such Series (which includes any event known to the Manager) which if not cured or resolved would reasonably likely be required to be described in the next quarterly or annual report to be furnished hereunder or would be reasonably likely to have a material adverse effect on the Company or such Series, (ii) the occurrence of any default with respect to any material obligation of such Series or a third party for the benefit of the Company or any Series, and (iii) the existence of any material litigation pending against such Series, the Company, or any Property.

14.3    Bank Accounts.
All funds of a Series shall be held in time or demand deposit accounts established at one or more banks or trust companies which are organized and existing under the laws of the United States or of any state thereof having combined capital, surplus and undistributed profits of no less than $1 billion and which, with respect to deposit accounts, have the benefit of insurance by the Federal Deposit Insurance Corporation, subject to applicable limits. Such accounts shall be interest-bearing to the extent practicable. Each Series shall designate individuals to make deposits of funds of such Series in such accounts and to make withdrawals by signature, facsimile or otherwise, of such funds for costs and expenses of such Series. Cash management investments by a Series shall be made solely with Permitted Investments.
14.4    Fiscal Year.
The fiscal year of the Company and each Series for both reporting and U.S. federal income tax purposes shall begin with the first day of January and end on the thirty-first day of December in each calendar year, except that the first fiscal year shall instead commence upon the Company’s formation and that the final fiscal year shall end when the Company is terminated in accordance with this Agreement.

ARTICLE XV
TERM, DISSOLUTION AND LIQUIDATION

15.1    Term.
The term of the Company commenced on the date its Certificate of Formation was filed with the Secretary of State of Delaware and shall continue until the earlier of (a) the fifteenth (15th) anniversary of the Final Closing Date; provided that the term of the Company may be extended upon the affirmative vote of Series One Members representing 100% of the Series One Percentage Interests (such date, as it may be extended, the “Termination Date”) or (b) the earlier dissolution and liquidation of the Company pursuant to Section 15.2.
15.2    Dissolution and Termination.
(a)The Company shall dissolve and its affairs wound up upon the earliest occurrence of any of the following events:
i.the Termination Date;
ii.December 31, 2016, if the Initial Property Closing has not been consummated by that date;
iii.the termination of all Series pursuant to Section 15.2(b);
iv.the written consent of the Series One Members holding a Supermajority in Interest; or
v.the entry of a decree of judicial dissolution under the Act; provided that no Member shall make an application for the dissolution of the Company pursuant to Section 18-801 of the Act without the unanimous approval of the Series One Members.
(b)A Series shall be terminated and its affairs wound up upon the earliest occurrence of any of the following events:
i.the election to terminate such Series by the written consent of (A) with respect to Series One, the Series One Members holding a Supermajority in Interest and (B) with respect to Series Two, the Series Two Members representing a Supermajority in Interest; or
ii.the sale or disposition of all or substantially all of the assets of such Series and the receipt of all consideration therefor.

The termination and winding up of a Series shall not, in and of itself, cause a dissolution of the Company or the termination of any other Series. The termination of a single Series shall not affect the limitation on liabilities of such Series or any other Series provided by this Agreement and the Act.

Notwithstanding any other provision of this Agreement, the Bankruptcy of any Member shall not cause such Member to cease to be a Member of a Series and upon the occurrence of such an event, the business of such Series shall continue without termination.

15.3    Liquidation.
(a)Upon (i) the dissolution of the Company or (ii) the termination of a Series, the Manager shall act as liquidator or may appoint one or more other Persons as liquidating trustee; however, (A) if there is no Manager at the time of dissolution of the Company or termination of a Series or (B) if the Series One Members so elect by a Majority in Interest (with respect to a dissolution of the Company or the termination of Series One) or Series Two Members so elect by a Majority in Interest (with respect to the termination of Series Two), the liquidating trustee shall be one or more Persons selected in writing by a (i) Majority in Interest of the Series One Members in the case of a dissolution of the Company or (ii) the Series One Members or the Series Two Members, as applicable, in the case of a termination of a Series. The costs of liquidation shall be an expense of the Company (in the case of a dissolution of the Company) or of the applicable Series (in the case of a termination of such Series).
(b)Upon (i) the occurrence of the dissolution of the Company, the Manager or liquidating trustee shall immediately commence to wind up the affairs of the Company and each Series or (ii) upon termination of a Series, the Manager or liquidating trustee shall immediately commence to wind up the affairs of the Series so terminated; provided, however, that a reasonable time shall be allowed for the sale and orderly liquidation of the Properties and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation; provided, further, that the Manager shall use its reasonable best efforts to ensure that such liquidation is undertaken in a tax efficient manner. The Capital Accounts of the Members shall be adjusted to reflect the Fair Value of the assets associated with an affected Series at the time of the liquidation in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and shall be further adjusted by allocation of the Net Income or Net Loss of such Series for the fiscal year ending on the date of the liquidating distribution of the assets associated with each affected Series pursuant to Section 7.2 and 7.3. After all restatements and adjustments to Capital Accounts have been made, and the payment of any debts and liabilities of the Company and each applicable Series have been made (or adequate provisions have otherwise been made therefor), the applicable Series shall distribute the assets associated with such Series to the Members of such Series in accordance with Section 8.1.

15.4    Cancellation.
Following dissolution of the Company, upon the completion of the distribution of assets associated with each Series and the completion of the winding up of all affairs of the Company and each Series, the Manager of the Company (or such other Person as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of Delaware and take such other actions as may be necessary to terminate the existence of the Company.
ARTICLE XVI
LIABILITY AND INDEMNIFICATION; INSURANCE

16.1    Indemnification.
(a)Indemnification by the Company and the Series. The Company and each Series agrees, to the fullest extent permitted by the Act, subject to the terms of this Agreement, that it shall indemnify, pay, protect and hold harmless the Manager, each Representative and Alternate, and each of the Members, and each of their respective Affiliates, members, managers, officers, directors, employees or agents (collectively, the “Indemnified Parties”) from and against any and all actions, costs or damages, disbursements, disbursements, expenses, judgments, liabilities, losses, obligations, proceedings and suits of any kind or nature whatsoever (including all costs and expenses of attorneys, defense, appeal and settlement of any and all actions, proceedings or suits instituted or threatened against the Indemnified Parties, the Company, or such Series) and all costs of investigation in connection therewith that may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of, or alleged to relate to or arise out of, (A) the fact that such Indemnified Party is or was a Manager or a Member, (B) such Indemnified Party’s involvement with the Company or such Series, or (C) any action or inaction on the part of the Indemnified Parties when acting on behalf of the Company or such Series (collectively, the “Indemnified Liabilities”); provided, however, that (i) Indemnified Liabilities shall not include any item incurred in connection with any internal dispute solely among the members, managers, officers, or employees of the Manager; (ii) with respect to the Manager, neither the Company nor any Series shall be liable to such Indemnified Party for any portion of any Indemnified Liability that results from such Indemnified Party’s material breach of the terms of this Agreement that is not corrected within ten (10) days after the Manager’s receipt of written notice from the Member Committee of such material breach (an “Uncorrected Breach”), fraud, gross negligence, reckless disregard of duties, bad faith, or willful misconduct; (iii) with respect to an

Indemnified Party who is a Representative or Alternate or the Member such person represents, neither the Company nor any Series shall be liable to such Indemnified Party for any portion of any Indemnified Liability that results from such Indemnified Party’s fraud or willful misconduct in the performance of such person’s responsibilities under this Agreement; or (iv) with respect to any Indemnified Party, neither the Company nor any Series shall be liable to such Indemnified Party for any portion of any Indemnified Liability that results from such Indemnified Party’s fraud. Notwithstanding anything to the contrary set forth in this Agreement, the indemnification obligation of each Series under this Section 16.1(a) shall be satisfied solely from the assets of the applicable Series, and except as set forth in Section 6.1(d)(ii)(B), no Member shall have any personal liability or be required to make any Capital Contribution in respect thereof in excess of its Unfunded Capital Commitment.
(b)Indemnification by Manager. The Manager agrees, to the fullest extent permitted by the Act, subject to the terms of this Agreement, to indemnify, pay, protect and hold harmless the Company, each Series, and the Indemnified Parties (other than any Person claiming indemnification through the Manager) from and against any Indemnified Liabilities that result from the Manager’s or any of one its Affiliate’s fraud, gross negligence, reckless disregard of duties, willful misconduct or bad faith or material breach of the terms of this Agreement that is not corrected within ten (10) days after the Manager’s receipt of written notice of such material breach from the Member Committee.
(c)Defense. In any action, proceeding or suit against the Company, any Series, or any Indemnified Party, the Indemnified Parties shall have the right to jointly employ, at the expense of the Company, counsel of the Indemnified Parties’ choice (reasonably satisfactory to the Company) in such action, proceeding or suit, which counsel shall be qualified in the matters of the type that are the subject of such action, proceeding or suit; provided, however, that if retention of joint counsel by the Indemnified Parties would create a conflict of interest, each group of Indemnified Parties that would not cause such a conflict shall have the right to employ, at the expense of both Series (with respect to any action, proceeding, or suit against the Company or any Indemnified Party, in which case each Series shall be responsible for its pro rata portion of such expense) or the applicable Series (with respect to any action, proceeding, or suit against one Series), separate counsel of such group’s choice (reasonably satisfactory to the applicable Series) in such action, proceeding or suit, which counsel shall be qualified in the matters of the type that are the subject of such action, proceeding or suit. Notwithstanding the foregoing, if the party from whom indemnification is sought acknowledges in writing its liability to the relevant Indemnified Party for any action, proceeding or suit brought by a third party in connection with which the Indemnified Party is seeking indemnification pursuant to this Section 16.1, then the applicable Series shall be entitled to select counsel and assume the defense of such action, proceeding or suit, subject to the approval of such Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed. Neither the Manager nor any Series, as the case may be, will consent to the entry of any judgment or enter into any settlement of an action, proceeding or suit unless, as an unconditional term of such consent or settlement, the claimant or plaintiff gives to each relevant Indemnified Party a release from liability with respect to such action, proceeding or suit.

16.2    Advancement of Funds.
The Company and each applicable Series or the Manager, as the case may be, shall advance funds to an Indemnified Party seeking indemnification under Section 16.1 for legal expenses and other costs incurred as a result of any action, proceeding or suit if the Indemnified Party undertakes in writing to repay any funds advanced pursuant to this Section 16.2 if it is ultimately determined that such Indemnified Party is not entitled to indemnification under Section 16.1.
16.3    Waiver and Release of Plum Creek.
The PC Member and PC TRS are Members and Plum Creek Property Management Company, LLC is the Series One Property Manager pursuant to the Series One Property Management Agreement and the Series Two Timber Manager pursuant to the Series Two Timber Management Agreement. The Members

acknowledge that the PC Member and PC TRS and their respective Affiliates collectively constitute a major national timber and resource company with large timberland holdings across the United States. Given the magnitude of the timber holdings of the PC Member and its Affiliates, the Members further acknowledge there will be inherent conflicts of interest involving the Properties and other assets held by the PC Member and its Affiliates, and that certain of such conflicts of interest are specifically disclosed in the Memorandum (such disclosed conflicts, the “Disclosed Conflicts”). By execution of this Agreement, each of the Manager and the other Members acknowledges the Disclosed Conflicts and, to the fullest extent permitted by applicable law, hereby waives and releases the PC Member, PC TRS, Plum Creek Property Management Company, LLC, and their respective Affiliates (the “Released Parties”) from and against and all claims, whenever arising from or relating in any manner to the Disclosed Conflicts; provided, however, that the waiver and release set forth herein does not extend to actions arising out of fraud, intentional misconduct or bad faith or a material breach of this Agreement or the Series One Property Management Agreement or the Series Two Timber Management Agreement.
16.4    Exculpation.
No Indemnified Party shall be liable to any Member or the Company or any Series for any act or failure to act on behalf of the Company, unless such act or failure to act resulted from, (i) in the case of the Manager as the Indemnified Party, the Uncorrected Breach, fraud, gross negligence, reckless disregard of duties, bad faith, or willful misconduct of the Manager, and (ii) in the case of an Indemnified Party who is a Representative or Alternate or the Member such person represents, the fraud or willful misconduct of such Indemnified Party; provided, however, that this provision shall not create a duty or obligation that does not otherwise exist pursuant to this Agreement or applicable law. Each Indemnified Party may consult with counsel and accountants in respect of Company affairs and shall not be subject to liability to the Company or any Series with respect to any action or inaction which is taken in reasonable reliance on the advice or opinion of such counsel or accountants, provided that (i) such counsel or accountant was selected with reasonable care and (ii) such action or inaction taken in reliance upon such advice would not otherwise subject such Indemnified Party to potential liability pursuant to this Section 16.4. To the extent that, at law or in equity, an Indemnified Party has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Members, the Manager and any other Indemnified Party acting in connection with the Company’s business or affairs shall not be liable to the Company or to any Member for breach of its fiduciary duty for its good faith reliance on the provisions of this Agreement. Notwithstanding any of the foregoing to the contrary, the provisions of this Section 16.4 shall not be construed so as to relieve (or attempt to relieve) any Indemnified Party of any liability, including any liability arising from any violation of U.S. federal or state securities law or criminal wrongdoing, to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 16.4 to the fullest extent permitted by law. To the extent the provisions of this Agreement modify the duties and liabilities of an Indemnified Party, including the Manager, otherwise existing at law or in equity, the Members agree that, to the fullest extent permitted by law, such duties and liabilities set forth in this Agreement shall replace such other duties and liabilities of such Indemnified Party.
16.5    Insurance.
The Manager shall purchase and maintain on behalf of the Company and each Series, at the expense of each Series (on a pro rata basis), a liability insurance policy in an initial amount of not less than $10 million with customary limits and deductibles covering the Company, each Series the Members, the Manager, the Series One Property Manager, the Series Two Timber Manager, and their respective equity holders, directors, officers, employees, and agents acting on behalf of the Company (each an “Insured Party”) against any claims, damages or liability that may be asserted against or expense that may be incurred by such Insured Party in connection with the action or inaction of the Company or any Series or activities relating to the Company, any Series, or the Properties, regardless of whether the Company or any Series would have the power to indemnify such Person against such liability under the provisions of this Agreement. The coverage types and limits will be modified from time to time by the Manager in its reasonable discretion when and as necessary to account for changing conditions and risks, and industry standards. Any Insured Party entitled to damages or indemnification from any Series hereunder shall first seek recovery under the above-described insurance policy; provided, however, that after any available recovery is exhausted under said insurance policy the applicable Insured Party may proceed to seek recovery of the remaining damages or indemnification from such Series. Upon request of any Member or the Series One Property Manager or the Series Two Timber Manager, the Manager shall provide such requesting Person with an appropriate certificate or other evidence of the above-described insurance.
ARTICLE XVII
MISCELLANEOUS

17.1    Notices.
All notices to be given hereunder to any Member or the Manager shall be in writing and shall be sent to the address of such Member or Manager as set forth on the books and records of each Series. Any Member or the Manager may change the address to which notices to it shall be sent by giving the Series written notice of the new address. Any notice to be given hereunder shall be effective (a) if given by facsimile, at the time such facsimile is transmitted and the appropriate confirmation is received (or, if such time is not during a business day, at the beginning of the next business day), (b) if given by mail, three Business Days (or, if to an address outside the United States, seven calendar days) after such communication is deposited in the mails with first-class postage prepaid, (c) if sent by express mail or overnight delivery or courier service, one business day after such communication is sent, postage prepaid or (d) if given by any other means, when delivered at the address specified pursuant to this Section 17.1. Any such notice may at any time be waived by the Person entitled to receive such notice.
17.2    Governing Law; Consent to Jurisdiction.
This Agreement shall be governed by and construed under the laws of the State of Delaware applicable to contracts made and to be entirely performed in such state and, without limitation thereof, and that the Act as now adopted or as may be hereafter amended shall govern all limited liability company aspects of this Agreement. To the fullest extent permitted by law, but subject to any contrary provision of any agreement between the Company and any Member, the parties hereto irrevocably (i) consent and submit to the exclusive jurisdiction of the Delaware Court of Chancery (or if, but only if, the Delaware Court of Chancery declines to accept jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware), (ii) waive any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) agree that all claims in respect of such a legal action or proceeding must be heard and determined exclusively by the Delaware Court of Chancery (or if, but only if, the Delaware Court of Chancery declines to accept jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware).
17.3    [Intentionally Omitted]

17.4    Waiver of Jury Trial.
THE MANAGER AND EACH OF THE MEMBERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY PERMITTED CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER TO THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS IRREVOCABLE, MEANING THAT

IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENT, SUPPLEMENT OR OTHER MODIFICATION TO THIS AGREEMENT.
17.5    Further Assurances.
Each Member hereby agrees to execute, acknowledge (if necessary) and deliver such other documents, instruments, agreements or certificates as may be required by law, or which may in the reasonable opinion of the Manager be otherwise necessary or advisable to carry out the intent and purpose of this Agreement.
17.6    Amendment.
(a)Consent of Members. Except as otherwise provided in this Agreement, the terms and provisions of this Agreement may be modified, terminated or amended, during or after the term of the Company, or waived on behalf of all of the Members, during or after the term of the Company, with the prior approval or consent of the Series One Members holding a Supermajority in Interest; provided, however, that any provision of this Agreement requiring the approval or consent of a Majority in Interest, a Supermajority in Interest, or any other required percentage of Interests may be modified, terminated or amended, or waived on behalf of all of the Members, only with the vote or written consent of such specific percentage of Interests as is required by such provision; provided, further, that any amendment that adversely affects any rights of Series Two Members, with respect to such Series Two Interests, in a manner disproportionate to the effect on Series One Members shall also require the approval of Series Two Members representing a Supermajority in Interest (in addition to the required approval of the Series One Members). This Section 17.6(a) shall not be modified, terminated, amended or waived, without the approval or consent of all the Members.
(b)Amendments Affecting Members’ Economic Rights. No amendment shall increase the Capital Commitment of any Member or dilute the relative interest of any Member in the profits or capital of such Series or in allocations by or distributions to any Series attributable to the ownership of its Interest without the prior written consent of such Member, except such dilution as may result from additional Capital Commitments by Members in an Additional Closing or the admission of additional Members pursuant to this Agreement. This Section 17.6(b) shall not be amended without the approval or consent of all the Members.
(c)Amendments Affecting the Manager. No amendment shall add to the duties or obligations of the Manager or eliminate any right granted to the Manager in this Agreement, without the written consent of the Manager.
(d)Notice of Amendments. The Manager shall furnish copies of any amendment to this Agreement to all the Members.
(e)Corrective Amendments. Notwithstanding the other provisions of this Section 17.6, the Manager, without the consent of any Member, may amend any provision of this Agreement: (i) to add to the duties or obligations of the Manager or surrender any right granted to the Manager herein; (ii) to cure any ambiguity or correct or supplement any provision herein which may be inconsistent with any other provision herein or to correct any printing, stenographic or clerical errors or omissions in order that this Agreement shall accurately reflect the agreement among the Members; and (iii) to amend the list of Members to provide or change any necessary information regarding any Member, additional Member or substituted Member; provided, however, that no amendment shall be made pursuant to this Section 17.6(e) unless the Manager reasonably shall have determined that such amendment will not (A) subject any Member to any material adverse consequence or (B) alter or waive in any material respect, to the detriment of the Company, any Series, or the Members, the duties and obligations of the Manager to the Company, each Series, or the Members.

17.7    Entire Agreement.
This Agreement constitutes the full, complete, and final agreement of the Members and Manager and supersedes all prior written or oral agreements between the Members and Manager with respect to the Company and any Series; provided, however, that (i) the representations and warranties of the Members included in, and the other provisions of, the Subscription Agreements executed by the Members shall survive the execution and delivery of this Agreement, and (ii) the parties hereto acknowledge and agree that the Company or any Series, without any further act, approval or vote of any Member, may at any time enter into a side letter or other agreement with an individual Member which has the effect of establishing rights under, or altering or supplementing, the terms of this Agreement with respect to such Member (a “Side Letter”). The parties hereto further acknowledge and agree that (i) notwithstanding any other provision of this Agreement, any rights established, or any terms of this Agreement altered or supplemented, in a Side Letter shall govern and apply solely with respect to the Member party to such Side Letter (but not any of such Member’s assignees or transferees unless so specified in such side letter), and (ii) in the event of any conflict or inconsistency between any Side Letter and this Agreement, the terms of such Side Letter shall be deemed to control.
17.8    Severability.
If any provision of this Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such applicable law. Any provision hereof which may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provision hereof, and to this extent the provisions hereof shall be severable.
17.9    No Waiver.
The failure of a party to insist upon strict adherence to any term or provision of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or provision or any other term or provision of this Agreement.
17.10    Interpretation.
Article, Section and other captions and headings contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof. As used in this Agreement, the singular number shall include the plural, and vice versa. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Terms such as “herein”, “hereby”, “hereunder” and “hereof”, unless the context otherwise requires, refer to this Agreement as a whole and not the Articles, Sections or other subdivision where the terms appear.
17.11    No Rights in Third Parties.
The provisions of this Agreement are for the benefit of the Company, each Series, the Members, the Manager and the Indemnified Persons, and are not intended to be for the benefit of any Person to whom any debts, liabilities or obligations are owed, or who may otherwise have any claim against the Company, any Series, any Member or the Manager, and no creditor or other Person shall obtain any rights under such provisions or shall be able to make any claim in respect of any debts, liabilities or obligations against the Company, any Series, any of the Members or the Manager solely by reason of such provisions.
17.12    Binding Agreement.
This Agreement shall inure to the benefit of each Member and the executors, administrators, estates, heirs, legal successors and representatives of such Member.
17.13    [Intentionally Omitted].

17.14    Confidentiality.
(a)In connection with the organization of the Company and the Series and as a result of ownership of an interest in the Company and the Series, the Members will receive or have access to certain information that constitutes proprietary and confidential information about the Company, one or more of the Series, the Manager, the other Members and their respective Affiliates, including this Agreement, the Company’s offering memorandum and any other offering materials related to an investment in the Company and any Series, and financial statements, tax reports, portfolio valuations, newsletters, reviews or analyses of potential or actual investments, reports or other materials and other documents and information concerning the affairs of the Company, the Series, the Manager and the Members (collectively, the “Confidential Information”).
(b)Each Member agrees to keep confidential and not reproduce any Confidential Information or portion thereof or make the contents thereof available to any third party, other than disclosures (i) on a need-to-know basis to such party’s legal, accounting or investment advisers, auditors and representatives (collectively, “Professional Advisers”), (ii) to the extent required in accordance with applicable law or regulation or by legal process, or (iii) with respect to Confidential Information which otherwise becomes publicly available other than through breach of this provision. Each Member agrees to notify its Professional Advisers about their obligations in connection with this Section 17.14 and will further cause such Professional Advisers to abide by the provisions of this Section 17.14. Prior to making any disclosure of Confidential Information as required by any law or regulation or by legal process, the disclosing party shall use its reasonable best efforts to give prior notice to the Manager of such disclosure. Except as otherwise required by law, each Member agrees to return any document constituting or containing, or any other embodiment of, any Confidential Information to the Company upon the Manager’s request. Notwithstanding the foregoing, each of the Members (and their employees, representatives and other agents) may disclose the tax treatment and tax structure of an investment in the Company or any Series and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure, it being understood that “tax treatment” and “tax structure” do not include the name or the identifying information of the Company, any Series, or a transaction. The Manager acknowledges that Members may be subject to “open record” or “sunshine laws” and that such Members may be required to release certain Confidential Information in their possession in response to public records requests and will not be in violation of this Section 17.14 by virtue of responding to such requests.
(c)The Members and Manager acknowledge that the provisions of this Section 17.14 are intended to preserve the value and goodwill of the business of the Company and each Series, and that, in the event of a breach or a threatened breach by any Member of its obligations under this Section 17.14, an adequate remedy at law may not be available. Accordingly, in the event of any such breach or threatened, any of the Members or the Manager shall be entitled to such equitable and injunctive relief as may be available to restrain any Person participating in such breach or threatened breach from the violation of the provisions thereof.

17.15    Counterpart Execution.
This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one (1) and the same instrument. Each party understands and agrees that any portable document format (PDF) file, facsimile or other reproduction of its signature on any counterpart shall be equal to and enforceable as its original signature and that any such reproduction shall be a counterpart hereof that is fully enforceable in any court of competent jurisdiction.
[Signature page follows]

IN WITNESS WHEREOF, this Limited Liability Company Agreement of Twin Creeks Timber, LLC is effective as of the Effective Date.
MANAGER:

SILVER CREEK ADVISORY PARTNERS LLC,
a Delaware limited liability company

By: Bryan J. Weeks,
its Manager

_______________________
Date

As to Section 10.1(c) only:

PC TIMBERLANDS:

PLUM CREEK TIMBERLANDS, L.P.
A Delaware limited partnership

By: PLUM CREEK TIMBER I, L.L.C.
Its: General Partner

By:          _______________________
Name:  Rick R. Holley
Title:    Chief Executive Officer

Signature Page-Member
TWIN CREEKS TIMBER, LLC
LIMITED LIABILITY COMPANY AGREEMENT
IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above and agrees to be bound by the terms hereof and all subsequent amendments hereto consistent with the terms hereof.
MEMBER:
_______________________
Print Name of Member

By:     _______________________
Signature of Authorized Signatory

Title:    _______________________

_______________________
Print Name of Authorized Signatory

_______________________
Date of Signature

EXHIBIT A
Contribution Agreement

EXHIBIT B
Form of Master Stumpage Agreement

EXHIBIT C
Administrative Budget Template

Twin Creeks Timber, LLC
Series One and Series Two Annual Administrative Budget

Budget Item	Estimated Annualized Costs
Annual Audit	$—
Tax Compliance	$—
Transfer Pricing Study	$—
Third party Appraisal Costs	$—
Travel (Due Diligence and Member Committee)	$—
Legal and Compliance	$—
Other (banking, annual filings, etc.)	$—
Total	$—
% of Commitments ($1B)	0.00%

EXHIBIT D

Manager Insurance Requirements

General Partnership Liability (“GPL”) Insurance in an aggregate amount of not less than $10,000,000. The policy shall be on a “claims made” basis and subject to retention amounts of at least $500,000 for non-employment practices claims and $150,000 for employment practices claims.

Financial Institution Asset Protection Bond (“Fidelity Bond”) in an aggregate amount of not less than $1,000,000. The Fidelity Bond shall provide coverage for employee, premises, in transit, forgery or alteration, extended forgery, computer system, counterfeit currency, voice-initiated transfer instruction, and uncollectible items of deposit.F-1

EXHIBIT E

Form of Certificate of Merger

CERTIFICATE OF MERGER
OF
[Contribution LLC] [Sale LLC]
(a Delaware limited liability company)
WITH AND INTO
TWIN CREEKS TIMBER, LLC
(a Delaware limited liability company)

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:
FIRST: The name of the limited liability company being merged into the surviving limited liability company is [Contribution LLC] [Sale LLC].
SECOND: The name of the surviving limited liability company is Twin Creeks Timber, LLC.
THIRD: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.
FOURTH: The merger is to become effective on January 4, 2016.
FIFTH: The Agreement of Merger is on file at 1301 Fifth Ave., 40th Floor, Seattle, Washington 98101, the place of business of the surviving limited liability company.
SIXTH: A copy of the Agreement of Merger will be furnished by Twin Creeks Timber, LLC, the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.
IN WITNESS WHEREOF, Twin Creeks Timber, LLC has caused this certificate to be signed by a duly authorized person on this 4th day of January A.D., 2016.

TWIN CREEKS TIMBER, LLC

By:     _______________________

Name:     _______________________

Title:     _______________________

EXHIBIT M

FORM OF PC SUBSCRIPTION AGREEMENT

(see attached)

TWIN CREEKS TIMBER, LLC

SUBSCRIPTION AGREEMENT

Limited Liability Company Interests

Instructions For Completion

This packet contains documents that must be executed and returned if you (“Subscriber”) wish to invest in limited liability company interests (“Interests”) issued by Series One and Series Two of Twin Creeks Timber, LLC, a Delaware limited liability company (the “Company”). You should consult with your attorney, accountant, investment advisor and other advisors regarding an investment in Series One and Series Two of the Company and its suitability for you. If you decide to subscribe for Interests, please complete, sign and return to the Company the documents pertinent to you under each of the headings below.

☐	Please complete, date and sign the Subscription Agreement.

☐	Please be sure to mark all applicable fields and check all boxes where required in the Subscription Agreement, and include all information requested on the signature page.

☐	Please complete Appendix A - Background Information. Please include the required form of identification indicated.

☐	Please complete Appendix A-1 - Wire Instructions. Please include all information requested, date and sign.

☐
Subscribers that are legal entities (such as corporations, partnerships, limited liability companies and trusts) and that are relying on the qualifications of their equity holders or grantors to subscribe must submit an Appendix B - Representation of Shareholders, Partners, Members, Grantors or Trustees, from each of their equity holders.

☐
Please date and sign Exhibit A - Counterpart Signature Page for the Company’s Limited Liability Company Agreement (the “LLC Agreement”). By doing so, Subscriber agrees to be bound by the terms of the LLC Agreement.

☐	Please complete IRS Form W-9, available on-line at www.irs.gov.

Limitations on Investors

Subscriptions for Interests will be accepted only from persons who are (1) “accredited investors,” as defined for purposes of Regulation D under the Securities Act of 1933, as amended and (2) “qualified purchasers” within the meaning of the Investment Company Act of 1940, as amended.

Local Rules

Persons interested in subscribing for Interests should inform themselves as to (1) the legal requirements for the purchase of Interests, and (2) the income tax or other tax consequences, if any, which might be relevant to the purchase, holding or sale of Interests.

Please return (1) the original completed and signed Subscription Agreement (including Appendix A and Appendix A-1), (2) a copy of the Counterpart Signature Page for the LLC Agreement included as Exhibit A, and (3) copies of all other required supporting documents, to the following address:

Twin Creeks Timber, LLC
c/o Silver Creek Advisory Partners LLC
1301 Fifth Avenue
40th Floor
Seattle, Washington 98101
Attention: Investor Relations

Please review the LLC Agreement, as well as any capital calls or other notices issued by the Manager of the Company. Your initial capital contribution is due on the Initial Property Closing Date (as defined in the LLC Agreement). Please arrange for the required amount to be delivered on the Initial Property Closing Date.

Please contact Twin Creeks Timber, LLC at (206) 774-6000 if you have any questions.

Subscription Agreement No. ____________

SUBSCRIPTION AGREEMENT

TO BE SIGNED AND RETURNED TO TWIN CREEKS TIMBER, LLC BY ALL SUBSCRIBERS

TWIN CREEKS TIMBER, LLC
c/o Silver Creek Advisory Partners LLC
1301 Fifth Avenue, 40th Floor
Seattle, Washington 98101

Ladies and Gentlemen:

1.    The undersigned subscriber (“Subscriber”) subscribes (the “Subscription”) for Series One Interests and Series Two Interests (each, as defined in the LLC Agreement (as defined below) (collectively, the “Interests”) in Series One (“Series One”) and Series Two (“Series Two”) of Twin Creeks Timber, LLC, a Delaware limited liability company (the “Company”), in the amount stated on the signature page to this subscription agreement (the “Subscription Agreement”), and agrees to make a Capital Commitment (as such term is defined in the Company’s Limited Liability Agreement attached hereto (as amended and restated, supplemented or otherwise modified, the “LLC Agreement”)) to Series One and Series Two in the amount stated on the signature page to this Subscription Agreement.

2.    Subscriber acknowledges that this subscription is irrevocable.

3.     Silver Creek Advisory Partners LLC (the “Manager”), acting as of the Effective Date (as such term is defined in the LLC Agreement) on behalf of each of Series One and Series Two, hereby accepts the Subscription and may accept or reject any future subscription, in whole or in part, in the Manager’s sole discretion, subject, in each case, to Subscriber’s qualifying as a purchaser of Interests herein. This Subscription Agreement may be amended as appropriate to reflect any increase of Subscriber’s Commitment and as may be mutually agreed upon by Subscriber and the Manager.

4.    Effective Date. Subscriber’s admission as a Member of Series One and Series Two in accordance with the terms of this Subscription Agreement and the LLC Agreement shall occur on the Effective Date. Pursuant to the LLC Agreement, upon receipt of Subscriber’s initial Capital Contribution on the Initial Property Closing Date, Subscriber will be issued Interests.

5.    Subscriber represents and warrants to the Company, Series One, Series Two, and the Manager as follows:

(a)    Subscriber represents and agrees that the Interests to be acquired under this Subscription Agreement are being acquired by Subscriber for investment and not as a nominee or agent for the benefit of any other person, and Subscriber has no current intention of distributing, reselling or assigning any Interests. Subscriber represents and warrants that: (i) Interests are not being purchased with a view to resale, and (ii) all consents required to be obtained and all legal requirements necessary to be complied with or observed in order for this Subscription Agreement or the issuance of Interests to be lawful and valid under the laws of any jurisdiction to which Subscriber is subject have been obtained, complied with or observed.

(b)    Subscriber has been furnished and has carefully read and understands (1) the Company’s confidential private placement memorandum, dated [ ], 2015 (as it may be amended or supplemented from time to time, the “Memorandum”), including, but not limited to, the disclosure in the Memorandum regarding the valuation of the Contributed Portfolio (as defined in the Memorandum), (2) the LLC Agreement, (3) the Contribution Agreement

(as defined in the LLC Agreement), and (4) the Series One Property Management Agreement and the Series Two Property Management Agreement (as such terms are defined in the LLC Agreement).

(c)    Subscriber acknowledges and agrees that Subscriber is not entitled to cancel, terminate or revoke this Subscription, any agreements of Subscriber hereunder or the power of attorney granted hereby and that such Subscription and agreements and power of attorney shall survive (i) changes in the transaction, documents and instruments described in the Memorandum which are permitted by the terms of such documents, and (ii) the death or disability of Subscriber.

(d)    Subscriber is (i) an “accredited investor” within the meaning of the U.S. Securities and Exchange Commission Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) a “qualified purchaser” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”). If Subscriber is a general partnership, Subscriber represents and affirms that Subscriber has not determined accreditation or qualification by aggregating the net worth of Subscriber’s general partners. If Subscriber is a natural person or a self-directed employee benefit plan of a natural person, Subscriber is a “qualified eligible person” as defined under the U.S. Commodity Exchange Act, as amended (the “Commodity Exchange Act”). Subscriber agrees to provide any additional documents and information that the Manager reasonably requests, including, without limitation, information relevant to a determination of whether Subscriber meets any of the standards described above.

(e)    Subscriber understands that the Interests will not be registered under the Securities Act or under the laws of any jurisdiction and that none of the Company, Series One, or Series Two contemplates the registration of the Interests (and none of the Company, Series One, or Series Two is under any obligation to so register such Interests). Subscriber acknowledges that (i) no federal or state agency has passed upon the offer and sale of Interests or made any findings or determination as to the fairness of this investment, (ii) no governmental authority has recommended or endorsed the sale of Interests, and (iii) the representations, warranties, certifications, agreements, undertakings and acknowledgments made by Subscriber in this Subscription Agreement will be relied upon by the Company, Series One, Series Two, and the Manager in determining Subscriber’s suitability as a purchaser of Interests and the compliance of the Company, Series One, and Series Two with federal and state laws, and shall survive the admission of Subscriber. Subscriber understands and agrees further (i) that Interests must be held indefinitely unless an exemption from registration under the Securities Act covering the sale of Interests is available, and (ii) that, even if a Securities Act exemption is available, the assignability and transferability of Interests will be governed by the LLC Agreement, which, subject to certain exceptions, prohibits transfers of Interests without the prior approval of Series One Members representing a Supermajority in Interest (as those terms are defined in the LLC Agreement), among other things.

(f)    Subscriber is aware that an investment in Series One and Series Two involves a high degree of risk, a lack of liquidity and substantial restrictions on transferability of Interests. Subscriber understands fully the risk factors and conflicts of interest, including, without limitation, those described in the Memorandum and involved in the operations and activities of the Company, Series One, and Series Two (including the operations of the Properties and the investment in the PC Loan (as those terms are defined in the LLC Agreement)) and the purchase and ownership of Interests. Subscriber understands that the Manager is responsible for the investment activities and operations of the Company, Series One, and Series Two and that the Manager, on behalf of the Company, Series One, and Series Two, has contracted for certain acquisition evaluation services and for the operations of the Properties pursuant to the Series One Property Management Agreement and the Series Two Property Management Agreement.

(g)    Subscriber is able to bear the economic risk of an investment in Series One and Series Two, has sufficient financial resources available to support the loss of all or a portion of Subscriber’s investment in Series One and Series Two, and has no need for liquidity in the investment in Series One and Series Two. Subscriber hereby represents and affirms that Subscriber has either alone or with Subscriber’s professional advisor the capacity to protect Subscriber’s interests in connection with an investment in Series One and Series Two. Subscriber is sophisticated, knowledgeable and experienced in financial, business and investment matters, and, as a result, Subscriber is in a position to evaluate the merits and risks of an investment in Series One and Series Two. Subscriber is familiar with the risks of investing in Series One and Series Two, including, without limitation, those described in the Memorandum, and has determined that an investment therein is consistent with its investment objectives.

(h)    Subscriber understands and acknowledges that (i) Interests cannot be sold or transferred without the prior approval of Series One Members representing a Supermajority in Interest, the Manager’s receipt of an opinion of counsel (or waiver of such opinion requirement), and the transfer of all Interests in Series One and Series Two, subject to certain limited exceptions set forth in the LLC Agreement; (ii) any disposition of Interests may result in unfavorable tax consequences to Subscriber; (iii) any U.S. federal and/or state income tax benefits which may be available to Subscriber may be lost through the adoption of new laws or regulations or changes to existing laws and regulations or differing interpretations of existing laws and regulations, in certain circumstances with retroactive effect; and (iv) in making this investment, Subscriber is relying, if at all, solely upon the advice of such Subscriber’s personal tax advisor with respect to the tax aspects of an investment in Series One and Series Two.

(i)    Subscriber acknowledges that it has been furnished any and all materials Subscriber has requested relating to the Company, Series One, and Series Two and the offering of Interests, including, without limitation, a copy of the LLC Agreement, Memorandum, the Contribution Agreement, the Series One Property Management Agreement, and the Series Two Property Management Agreement, and Subscriber has been afforded the opportunity to ask questions of the Manager concerning the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of any representations or information appearing in the LLC Agreement, the Memorandum, the Contribution Agreement, the Series One Property Management Agreement, and the Series Two Property Management Agreement.

(j)    Subscriber has relied only on the Memorandum and the LLC Agreement, the Contribution Agreement, the Series One Property Management Agreement, and the Series Two Property Management Agreement in determining to invest in Series One and Series Two.

(k)    Subscriber hereby irrevocably constitutes and appoints the Manager (and any substitute or successor manager of the Company, Series One, and Series Two) or any officer, manager or principal thereof, each acting individually, as Subscriber’s true and lawful representative of Subscriber and attorney-in-fact, in Subscriber’s name, place and stead (i) to receive and pay over to the Company on behalf of Subscriber, to the extent set forth in this Subscription Agreement and the LLC Agreement, all funds received hereunder and thereunder, respectively, (ii) to complete or correct, on behalf of and at the direction of Subscriber, all documents to be executed by Subscriber in connection with Subscriber’s subscription for Interests, including, without limitation; filling in or amending amounts, dates, and other pertinent information, and (iii) to make, execute, sign, acknowledge, swear to and file: (A) any amendment of the LLC Agreement to which such Subscriber may be bound as a signatory in accordance with the LLC Agreement; (B) any and all instruments, certificates, and other documents which may be deemed necessary or desirable to effect the termination of Series One or Series Two or the dissolution and winding up of the Company in accordance with the LLC Agreement; (C) any business certificate, fictitious name certificate, amendment thereto, or other instrument, agreement or document of any kind necessary or desirable to accomplish the business, purpose and objectives of the Company, Series One, or Series Two, or required by any applicable federal, state or local law; (D) any agreements or other documents relating to the obligations of the Company, Series One, or Series Two, as limited and defined in the LLC Agreement, and (E) all other filings with agencies of the federal government, of any state or local government, or of any other jurisdiction, which the Manager considers necessary or desirable to carry out the purposes of this Subscription Agreement, the LLC Agreement and the business of the Company, Series One, and Series Two. This power of attorney shall be irrevocable to the fullest extent provided by law, is coupled with and is intended to secure an interest in property and the obligations of the relevant Subscriber hereunder and shall survive the transfer of Subscriber’s Interest and shall not be affected by the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of Subscriber.

(l)    This Subscription Agreement and the LLC Agreement constitute valid and binding obligations of Subscriber that are enforceable against it in accordance with their terms. Subscriber has all requisite power, authority and capacity to acquire and hold Interests subscribed for hereunder. Subscriber has all requisite power, authority and capacity to execute, deliver and comply with the terms of this Subscription Agreement, the LLC Agreement, and each of the other instruments required to be executed and delivered by Subscriber in connection with subscriptions for Interests, and such execution, delivery and compliance does not conflict with, or constitute a default under, any instruments governing Subscriber, any law, regulation or order, or any agreement to which Subscriber is a party or by which Subscriber may be bound. The acquisition of Interests and the execution and delivery of this Subscription Agreement, the LLC Agreement and any other document required to be executed and delivered by Subscriber to the Company, Series One, or Series Two in connection with the purchase of Interests, and the performance of this Subscription Agreement, have been duly authorized by any necessary or appropriate action on the part of Subscriber. The execution and delivery of this Subscription Agreement and the LLC Agreement will not violate any provision of the organizational documents of Subscriber (if Subscriber is an entity) or violate, conflict with, or result in any breach of any of the terms, provisions or conditions of, or constitute a default or cause acceleration of, any indebtedness under any material agreement or instrument to which Subscriber is a party or by which its assets may be bound, or cause a breach of any applicable federal or state law or governmental regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental authority. Subscriber is not required to give any notice to or make any filing with or obtain any authorization, consent or approval of, any person or governmental authority in order for Subscriber to subscribe for, purchase, and own Interests. Subscriber shall deliver to the Manager such further evidence of authority as the Manager may reasonably require. Subscriber shall notify the Manager promptly in writing if, for any reason, it is unable to perform its obligations under this Subscription Agreement.

(m)     By the purchase of the Interests, Subscriber represents to the Company, Series One, Series Two, the Manager and their affiliates and controlling persons and the other Members that (i) Subscriber has neither acquired nor will it transfer or assign any Interests it purchases (or any interest therein), or cause any such Interests (or any interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704(b)(2) of the Code, including, without limitation, an over-the-counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations and (ii) Subscriber either (A) is not, and will not become, a partnership, Subchapter S corporation or grantor trust for federal income tax purposes or (B) is such an entity, but neither Subscriber nor any of the direct or indirect beneficial owners of the undersigned have allowed or caused, or will allow or cause, 60 percent or more of the value of the beneficial owners’ respective ownership interests in Subscriber to be attributable to Subscriber’s ownership of the Interests. Further, Subscriber agrees that if it determines to transfer or assign any of its Interests pursuant to the provisions hereof and subject to the LLC Agreement, it will cause its proposed transferee to agree to the transfer restrictions set forth herein and to make the representations set forth in (i) and (ii) above.

(n)    If Subscriber is an employee benefit plan, it either has filed a notice of eligibility pursuant to Section 4.5(c) of the Commodity Exchange Act or is excluded from the definition of “pool” under applicable regulations.

(o)    If Subscriber is a pooled investment vehicle, other than an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), its pool operator is registered or exempt from registration under the Commodity Exchange Act and the Investment Advisers Act of 1940, as amended.

(p)     Subscriber understands that Series One and Series Two can accept only limited subscriptions from Benefit Plan Investors. Subscriber hereby certifies that [Subscriber must check one]:

A.    ☐    it is not a Benefit Plan Investor (as defined below).

B.    ☐    it is a Benefit Plan Investor that is:

B-1.	☐ subject to the fiduciary responsibility provisions of Title I of ERISA; or

B-2.	☐ subject to the prohibited transactions rules of Section 4975 of the Code

(and is not subject to the fiduciary responsibility provisions of Title I of ERISA).
A “Benefit Plan Investor” includes the following: (i) any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA (for example, but without limitation, U.S. corporate plans); (ii) a plan described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code (for example, but without limitation, an individual retirement account or Keogh plan); and (iii) a person or entity whose assets are deemed to include “plan assets” of one or more plans described in (i) or (ii) above by reason of such plans’ investment in the person or entity (within the meaning of Section 3(42) of ERISA, or otherwise).

If Subscriber is not a plan and has checked B above (e.g., a fund-of-funds or other passive investment vehicle whose underlying assets include “plan assets”), it represents that the value of its assets attributed to Benefit Plan Investors as a percentage of the total value of Subscriber is not more than* (please check an applicable box):

☐	10% **	☐	20% **	☐	30%	☐	40%	☐	50%
☐	60%	☐	70%	☐	80%	☐	90%	☐	100%

*	To ease some of the administrative burden of tracking these amounts, please build in a cushion by representing to a percentage higher than its actual percentage of plan assets.

**	Applicable to entities with multiple classes, one of which exceeds the 25% threshold for Benefit Plan Investors.

If Subscriber is an insurance company general account or is investing general account assets under the U.S. Department of Labor Advisory Opinion Letter 2005-19A, it represents that the percentage of its assets deemed to be assets of plans subject to ERISA and/or the Code is not more than (please check an applicable box):

☐	10%	☐	20%	☐	30%	☐	40%	☐	50%
☐	60%	☐	70%	☐	80%	☐	90%	☐	100%

(q)    By executing this Subscription Agreement, any Subscriber that is a Benefit Plan Investor represents, warrants and covenants to the Company, Series One, Series Two, and the Manager the following:

(i)    The person(s) or entities responsible for the investment decision (the “Fiduciary”) has determined that, in view of such considerations, the purchase of Interests is consistent with the Fiduciary’s responsibilities under ERISA, Section 4975 of the Code and any applicable Similar Law (as defined below) and has considered the following with respect to Subscriber’s investment in the Company: (1) the role such investment plays in that portion of Subscriber’s portfolio that the Fiduciary manages; (2) whether the investment is reasonably designed as part of that portion of Subscriber’s portfolio managed by the Fiduciary to further the purposes of Subscriber, taking into account both the risks involved and the opportunity for gain that could result therefrom; (3) the composition of that portion of the portfolio that the Fiduciary manages with regard to diversification; (4) the liquidity and current rate of return of that portion of Subscriber’s portfolio managed by the Fiduciary relative to its anticipated cash flow requirements; (5) the projected return of that portion of the portfolio managed by the Fiduciary relative to Subscriber’s funding objectives; (6) the risks associated with an investment in the Company, including inability to withdraw from the Company, Series One, or Series Two; (7) whether the risk, structure and operation of the performance fee arrangements have been adequately disclosed and whether such arrangements further the interests of Subscriber; (8) that the investment in Series One and Series Two is not prohibited by ERISA, Section 4975 of the Code or any applicable Similar Law; and (9) whether the investment is permitted in Subscriber’s governing documents.
(ii)    The Fiduciary is responsible for the decision to invest in Series One and Series Two and is independent of the Company, Series One, Series Two, the Manager, and each of their respective affiliates.

(iii)    Subscriber acknowledges that the Manager does not act as an ERISA fiduciary to the Company, Series One, or Series Two.
(iv)    Subscriber’s Subscription for and holding of Interests and participation in any of the other transactions contemplated in the Memorandum and the LLC Agreement do not and will not constitute “prohibited transactions” under ERISA and/or Section 4975 of the Code.  Subscriber represents that no broker or solicitor that may receive compensation in connection with Subscriber’s investment in Series One and Series Two acts in a fiduciary capacity with respect to Subscriber.  Subscriber agrees and acknowledges that the total compensation paid to the Manager is reasonable when viewed in relation to the services performed.  Interests acquired by Subscriber shall be held at all times in trust in accordance with 29 CFR Section 2550.403a-1(b)(3).

(r)    Subscriber is not (i) a bank holding company, as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the “BHCA”), (ii) a foreign bank subject to the provisions of the BHCA pursuant to the International Banking Act of 1978, as amended, or (iii) a non-bank subsidiary of such a bank holding company or foreign bank.

(s)    The information contained in this Subscription Agreement and in any appendices and exhibits delivered by Subscriber in connection with this Subscription Agreement is complete and accurate as of the date hereof and may be relied upon by the Manager, the Company, Series One, and Series Two. Subscriber will notify the Manager, the Company, Series One, and Series Two immediately of any change in any such information which may occur before or after the acceptance of Subscriber’s subscription and will promptly send the Manager, the Company, Series One, and Series Two written confirmation thereof. Subscriber shall provide to the Manager such additional information as the Manager may reasonably request from time to time in connection with the agreements and arrangements hereunder, including, without limitation, to evaluate the eligibility and the continued eligibility of Subscriber to acquire and hold Interests or to enable the Manager to determine the compliance of the Company, Series One, and Series Two with applicable regulatory requirements or tax status.

(t)    Subscriber agrees to promptly provide the Company, Series One, and Series Two with any information requested by the Manager in order for the Company, Series One, and Series Two (and their respective subsidiaries) to comply with the requirements of Sections 1471 through 1474 of the Code (“FATCA”). Subscriber acknowledges that to the extent any tax (including withholding tax and any related interest, penalties or other additions to tax) is imposed on or payable by the Company, Series One, Series Two, or any of their respective subsidiaries as a result of the failure by Subscriber to promptly provide such requested information, the Manager shall be entitled to reduce any allocations and distributions to Subscriber by such amounts.

6.    Accredited Investor and Qualified Purchaser Status.

Series One and Series Two of the Company are offering and selling Interests only to purchasers who are deemed to be “accredited investors,” as defined for purposes of Regulation D under the Securities Act and “qualified purchasers” (as defined for purposes of the Investment Company Act), and who satisfy certain other suitability standards. It is a further requirement that all subscribers for Interests be “qualified eligible persons” (as defined under the Commodity Exchange Act); however, under current law, all qualified purchasers are automatically qualified eligible persons.

PLEASE MARK ALL APPROPRIATE SPACES BELOW AND ON THE FOLLOWING PAGES INDICATING THE BASIS UPON WHICH SUBSCRIBER MAY QUALIFY TO PURCHASE INTERESTS. FAILING TO MARK ANY SPACE APPLICABLE TO YOU MAY RESULT IN THE COMPANY NOT HAVING ENOUGH INFORMATION TO DETERMINE WHETHER SUBSCRIBER QUALIFIES TO PURCHASE INTERESTS.

PART I.    ACCREDITED INVESTOR STATUS

For purposes of determining “net worth” under each of Item A and Item B below, the primary residence owned by an individual must be excluded, as is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). In excluding the primary residence from the calculation of net worth, the primary residence must be valued either at (i) cost, including the cost of improvements, net of current encumbrances upon the property, or (ii) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property. For the avoidance of doubt, all references herein to “accredited investors” shall be understood to take into account the exclusion of primary residence as required by the Dodd-Frank Act.

ITEM A.	Individual investors must mark one or more of the following statements:

(Mark all appropriate spaces below)

_____
The undersigned certifies that he or she has individual income in excess of $200,000 or joint income with a spouse in excess of $300,000 in each of the two most recent years, and the undersigned has a reasonable expectation of reaching the same income level in the current year.

_____	The undersigned certifies that he or she has an individual net worth, or joint net worth with his or her spouse, in excess of $1,000,000.

ITEM B.	Entity investors (corporations, partnerships, limited liability companies, trusts and other legal entities) must mark one or more of the following statements:

(Mark all appropriate spaces below)

The undersigned certifies that it is an accredited investor because it is a bank or a savings and loan association within the meaning of the Securities Act, whether acting in an individual or fiduciary capacity.

The undersigned certifies that it is an accredited investor because it is a broker or dealer registered pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The undersigned certifies that it is an accredited investor because it is an insurance company within the meaning of the Securities Act.

The undersigned certifies that it is an accredited investor because it is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, with total assets in excess of $5,000,000.

The undersigned certifies that it is an accredited investor because it is an employee benefit plan within the meaning of ERISA, (i) the investment decisions of which are made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment adviser, or (ii) which has total assets in excess of $5,000,000.

The undersigned certifies that it is an accredited investor because it is a self-directed employee benefit plan within the meaning of ERISA, the investment decisions of which are made solely by persons that are accredited investors.

The undersigned certifies that it is an accredited investor because it is an investment company or business development company under the Investment Company Act.
The undersigned certifies that it is an accredited investor because it is a Small Business Investment Company licensed by the U.S. Small Business Administration.

The undersigned certifies that it is an accredited investor because it is (i) an organization described in Section 501(c)(3) of the Code, (ii) a corporation, (iii) a Massachusetts or similar business trust, or (iv) a partnership or limited liability company, in each case not formed for the specific purpose of investing in the Company, and with total assets in excess of $5,000,000.

The undersigned certifies that it is an accredited investor because it is a trust with total assets in excess of $5,000,000 not formed for the specific purpose of investing in the Company whose purchase is directed by a sophisticated person within the meaning of Regulation D under the Securities Act.

The undersigned certifies that it is an accredited investor because it is a revocable trust that may be amended or revoked at any time by its grantors and each grantor is an accredited investor within the meaning of Regulation D under the Securities Act. (IF THE UNDERSIGNED MARKED THIS STATEMENT AND DID NOT MARK ANOTHER STATEMENT IN THIS ITEM B OF PART I, EACH GRANTOR MUST COMPLETE AND EXECUTE PART I OF APPENDIX B.)

The undersigned certifies that it is an accredited investor because each of its equity owners is an accredited investor within the meaning of Regulation D under the Securities Act. (IF THE UNDERSIGNED MARKED THIS STATEMENT AND DID NOT MARK ANOTHER STATEMENT IN THIS ITEM B OF PART I, EACH INDIVIDUAL EQUITY OWNER MUST COMPLETE AND EXECUTE PART I OF APPENDIX B.)

PART II.QUALIFIED PURCHASER STATUS

ITEM A	Individual investors must mark one or more of the following statements:

(Mark all appropriate spaces below)

_____    The undersigned certifies that he or she is a qualified purchaser as defined in Section 2(a)(51)(A) of the Investment Company Act because he or she owns not less than $5,000,000 of Investments (as defined under the Investment Company Act, please see below), or

_____    The undersigned certifies that he or she is a qualified purchaser as defined in Section 2(a)(51)(A) of the Investment Company Act because the undersigned and spouse are investing in Series One and Series Two jointly (or intend to hold the Interests as community property) and own Investments in the aggregate of not less than $5,000,000.

ITEM B	Entity investors (corporations, partnerships, limited liability companies, trusts and other legal entities) must mark one or more of the following statements:

(Mark all appropriate spaces below)

The undersigned certifies that it is a qualified purchaser because it owns not less than $5,000,000 in Investments and it is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons.

The undersigned certifies that it is a qualified purchaser because it is a trust that was not formed for the specific purpose of acquiring the Interest and the trustee or other person authorized to make decisions with respect to the trust and each grantor or other person who has contributed assets to the trust is a qualified purchaser as defined in Section 2(a)(51)(A) of the Investment Company Act. (IF THE UNDERSIGNED MARKED THIS STATEMENT AND DID NOT MARK ANOTHER STATEMENT IN THIS ITEM B OF PART II, TRUSTEE AND EACH GRANTOR MUST COMPLETE AND EXECUTE PART II OF APPENDIX B.)

The undersigned certifies that it is a qualified purchaser because it is a company or other entity that was not formed for the specific purpose of acquiring the Interest and, acting for its own account or the accounts of other qualified purchasers, in the aggregate owns and invests on a discretionary basis not less than $25,000,000 in Investments.

The undersigned certifies that it is a qualified purchaser because it is a company and each beneficial owner of its securities is a qualified purchaser. (IF THE UNDERSIGNED MARKED THIS STATEMENT AND DID NOT MARK ANOTHER STATEMENT IN THIS ITEM B OF PART II, EACH BENEFICIAL OWNER MUST COMPLETE AND EXECUTE PART II OF APPENDIX B.)

A Subscriber may be deemed to be “formed for the specific purpose of acquiring the Interest” if either (i) the amount of the Subscriber’s Subscription for the Interest in the Company exceeds 40% of the total assets (on a consolidated basis with its subsidiaries) of the Subscriber, or (ii) interest holders in the Subscriber are able to decide individually whether to participate, or the extent of their participation, in the Subscriber’s investment in the Company (i.e., holders of interests in the Subscriber determine whether their capital will form part of the capital invested by the Subscriber in the Company).

For purposes of this Part II, “company” or “entity” includes any corporation, partnership, association, joint-stock company, trust, fund, or any organized group of persons whether incorporated or not, or any receiver, trustee in bankruptcy or any liquidating agent for any of the foregoing, in its capacity as such.

For purposes of this Part II, “Investments” has the meaning defined by the Securities and Exchange Commission under Section 2(a)(51) of the Investment Company Act, and generally includes the following:

(A) securities, excluding securities of an issuer that controls, is controlled by or is under common control with, Subscriber, unless the securities represent a controlling ownership interest in (i) an investment company or other issuer excepted from the definition of investment company by Sections 3(c)(1) through 3(c)(9) of the Investment Company Act or a commodity pool, (ii) a public company that files reports pursuant to Section 13 or 15(d) of the Exchange Act or a company whose securities are listed on a designated offshore securities exchange, or (iii) a company with shareholders’ equity of not less than $50 million (for purposes of this definition, “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company; control is presumed to exist if a person holds more than 25% of the voting power of a company);

(B) real estate held for investment purposes (i.e., not property held for residential or business-related purposes);

(C) contracts for the purchase or sale of a commodity for future delivery held for investment purposes to the extent of the initial margin and option premium deposited with a futures commission merchant, including swaps and similar financial contracts and physical commodities, but excluding commodities that are used as part of a trade or business; and

(D) cash and cash equivalents held for investment purposes, such as bank deposits, certificates of deposit and bankers acceptances.

7.    Status as a “U.S. Person”. The Company offers and sells Interests only to purchasers who are either “Tax Exempt U.S. Persons” or who are not deemed to be “U.S. Persons” (as such terms are defined below), and who satisfy certain other suitability standards.

Subscriber hereby certifies that [Subscriber must mark one]:

_____        Subscriber is not a “U.S. Person” and is not subscribing for the account of a “U.S.
Person.” If Subscriber is not a U.S. Person, Subscriber agrees to pay or reimburse the Company for any taxes, including but not limited to withholding tax, imposed with respect to Subscriber’s Interest.

_____	Subscriber is a “Tax Exempt U.S. Person” because it meets one of the following criteria:

(Mark all appropriate spaces below)

_____	Subscriber is subject to ERISA.
_____	Subscriber is exempt from payment of U.S. federal income tax pursuant to Section 115, 408(e)(1) or 501(a) of the Code.
_____	Subscriber is an entity substantially all of the ownership interests in which are held by Tax‑Exempt U.S. Persons meeting one or both of the criteria set forth immediately above.

“U.S. Person” means any “U.S. person” as defined under the Code, as amended, and includes each of the following:

(i)	Any natural person resident in the United States;

(ii)	Any partnership, limited liability company or corporation organized or incorporated under the laws of the United States;

(iii)	Any estate of which any executor or administrator is a U.S. Person;

(iv)	Any trust of which any trustee is a U.S. Person;

(v)	Any agency or branch of a foreign entity located in the United States;

(vi)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

(vii)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)
Any partnership, limited liability company or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of Regulation D under the Securities Act) who are not natural persons, estates or trusts.

Subscriber represents and warrants that it is either a “Tax Exempt U.S. Person” or not deemed to be a “U.S. Person” (as set forth above) and Subscriber covenants and warrants that it will continue to hold such status for so long as Subscriber holds an Interest in the Company. Subscriber (i) will notify the Manager immediately if the foregoing shall cease to be true and correct; and (ii) agrees that, in addition to any remedies under the LLC Agreement, the Company may deduct amounts from Subscriber’s capital account in the Company for any taxes, including but not limited to withholding tax, imposed with respect to Subscriber’s Interest and specially allocate all costs and expenses related to changes in Subscriber’s tax status specifically to Subscriber’s capital account in the Company.

8.    Form PF

Pursuant to Form PF Reporting Form for Investment Advisers to Private Funds and Certain Commodity Pool Operators and Commodity Trading Advisors (“Form PF”) of the United States Securities and Exchange Commission (the “SEC”), the Manager is required to report certain information regarding the types of investors in Series One and Series Two.

PLEASE CHECK ONLY ONE BOX WHICH APPLIES TO SUBSCRIBER.

TYPE OF ENTITY: The undersigned certifies that it is a(n):

☐    Individual that is a United States person (including their trusts)1
1Has the meaning provided in rule 203(m)-l under the U.S. Investment Advisers Act of 1940, which includes any natural person that is resident in the United States.
☐    Individual that is not United States person (including their trusts)

☐    Broker-dealer                ☐    Insurance company

☐    Private fund2                 ☐    Investment company registered with the SEC
2Any issuer that would be an investment company as defined in section 3 of the U.S. Investment Company Act of 1940 but for section 3(c)(1) or 3(c)(7) of that Act.

☐    Non-profit                ☐    Banking or thrift institution (proprietary)

☐    Pension plan (excluding governmental pension plans)

☐    State or municipal government entity3. (excluding governmental pension plans)
3Any state or political subdivision of a state, including (i) any agency, authority, or instrumentality of the state or political subdivision; (ii) a plan or pool of assets controlled by the state or political subdivision or any agency, authority, or instrumentality thereof; and (iii) any officer, agent, or employee of the state or political subdivision or any agency, authority, or instrumentality thereof, acting in their official capacity

☐    State or municipal governmental pension plan

☐    Sovereign wealth fund and/or foreign official institutions

☐    Other - Please describe: _________________________________________________

9.    Subscriber understands that none of the Company, Series One, or Series Two will register as an investment company under the Investment Company Act by reason of the provisions of Section 3(c)(7) thereof, which excludes from the definition of an “investment company” any issuer which, among other things, offers its Interests exclusively to “qualified purchasers.” If Subscriber is a corporation, company, partnership, trust, limited liability company, employee benefit plan or other legal entity, it hereby certifies that:

(i)    it was not formed for the specific purpose of investing in Series One or Series Two, nor did or will the shareholders, partners, members, equity owners, grantors, beneficiaries, policy holders, account holders or other natural or legal constituents, as the case may be (collectively, the “Constituents”), of Subscriber contribute additional capital for the purpose of purchasing Interests (a Subscriber may be deemed to be “formed for the specific purpose of investing in Series One or Series Two” if either (i) the amount of Subscriber’s Subscription for Interests in Series One or Series Two exceeds 40% of the total assets (on a consolidated basis with its subsidiaries) of Subscriber, or (ii) Constituents of Subscriber are able to decide individually whether to participate, or the extent of their participation, in Subscriber’s investment in Series One or Series Two);

(ii)    its investment in Series One and Series Two is not and will not be allocated to the accounts of only certain of the Constituents of Subscriber (including only certain of the participants in an employee benefit plan); and

(iii)    it is not aware of any facts or circumstances presently existing or contemplated which under federal or state law relating to securities, investment companies or investment advisers, would result in any Constituent of the Subscriber being treated as an offeree or purchaser of an investment in Series One or Series Two.

If Subscriber is a private investment company that, but for the exceptions provided for in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, would be required to register as an investment company, then Subscriber hereby represents and warrants that all beneficial owners (as defined in Rule 2a51-2(c) under the Investment Company Act) of Subscriber’s outstanding securities that purchased interests of Subscriber prior to April 30, 1996, and all beneficial owners of the outstanding securities of any private investment company that, directly or indirectly, owns any outstanding securities of Subscriber, have consented to Subscriber’s treatment as a qualified purchaser.

10.    Subscriber agrees that it will not take any action to present a petition or commence any case, proceeding, proposal or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement in the nature of insolvency proceedings, adjustment, winding-up, liquidation, dissolution, composition or analogous relief with respect to the Company, Series One, Series Two, or the Manager, or the debts of the Company, Series One, Series Two, or the Manager unless and until a debt is immediately due and payable by the Company, Series One, Series Two, or the Manager, as applicable, to Subscriber.

11.    Subscriber understands the meaning and legal consequences of the representations, warranties, covenants, and the restrictions and limitations on transfer of Interests contained in this Subscription Agreement and the LLC Agreement and that the Manager, the Company, Series One, and Series Two are relying on the accuracy of such representations and warranties and the compliance with such covenants and transfer restrictions. Subscriber hereby agrees to indemnify and hold harmless the Manager, the Company, Series One, and Series Two, and the members, managers, partners, shareholders, affiliates, associates, advisors, directors, employees and agents of any of them from and against any and all loss, damage or liability, penalty, fee, accrued interest and related expenses (including attorneys’ fees and expenses) due to or arising out of a breach of any of those covenants, representations or warranties by Subscriber. Subscriber acknowledges that the representations, warranties, covenants, understandings and agreements set forth in this Subscription Agreement and the LLC Agreement will survive the date of investment in the Interests. Subscriber will notify the Manager immediately if any representation or warranty of Subscriber made in this Subscription Agreement shall cease to be true and correct while Subscriber holds Interests.

12.    The Subscription for Interests contained herein may be accepted or rejected, in whole or in part, by the Manager in its sole and absolute discretion and will be rejected if Subscriber fails to qualify as a purchaser of Interests as set forth herein. Interests subscribed for in this Subscription Agreement will not be issued to (and will not be deemed issued to), or owned by, Subscriber until Interests subscribed for by Subscriber are issued to Subscriber by the Company on the Initial Property Closing Date pursuant to the LLC Agreement.

13.    Subscriber acknowledges receipt of the LLC Agreement and the Memorandum and specifically accepts, adopts and agrees to each and every provision of the LLC Agreement, as such may be amended from time to time in accordance with its terms.

14.    Subscriber acknowledges and agrees that the Manager may call all or any portion of Subscriber’s Capital Commitment to Series One and/or Series Two in accordance with the LLC Agreement in order to make investments or satisfy indemnification obligations of the Company or for any other reason, as determined by the Manager in accordance with the LLC Agreement.

15.    Subscriber, if other than a natural person, represents and warrants to the Manager, the Company, Series One, and Series Two that it has conducted thorough due diligence with respect to, and has established the identities of, all of Subscriber’s direct investors, equity holders, depositors, policy owners, beneficiaries and other economic participants, as well as its directors, officers, principals, and/or (if applicable), grantors (collectively, such persons being Subscriber’s “Participants”), Subscriber holds records evidencing the identities of its Participants, Subscriber will maintain all such records for at least five (5) years after the date of Subscriber’s withdrawal of all of Subscriber’s capital from the Company, Series One, and Series Two, and Subscriber will promptly make such records available for inspection by the Manager upon reasonable request if so allowed by the relevant privacy laws and regulations. Subscriber’s investment in Interests (i) is not in contravention of any Requirements (as defined below); (ii) is not being made on behalf of terrorists or terrorist organizations, including without limitation any persons or entities that are included on any relevant lists maintained by the U.S. Office of Foreign Asset Controls, the Financial Action Task Force on Money Laundering, the U.S. Federal Bureau of Investigation, and the U.S. Central Intelligence Agency, as such lists may be amended from time to time; and (iii) is not being made by or on behalf of a person or entity resident in or whose subscription funds are transferred from or through an account in a country or jurisdiction that has been designated as a “non-cooperative country or territory” by the Financial Action Task Force on Money Laundering or an account maintained at a “foreign shell bank” (as used in the USA PATRIOT Act of 2001, as amended (the “Patriot Act”)). Subscriber agrees that it will provide to the Manager any information reasonably requested relating to its Participants in order to verify the accuracy of the representations and warranties set forth in this paragraph if so allowed by the relevant privacy laws and regulations. In addition, Subscriber agrees that it will provide true and complete information, and will take such other actions, as reasonably may be requested by the Manager to seek to comply with any Requirements (as defined below), related legal process, appropriate requests (whether formal or informal) from applicable governmental authorities or self-regulatory organizations, or related internal policy requirements. In addition, Subscriber consents to disclosure by the Manager, the Company, Series One, and Series Two of information pertaining to Subscriber, its Participants, and/or persons to the extent required or requested by governmental authorities or self-regulatory organizations in respect of Requirements or other legal or regulatory matters or information requests related thereto. “Requirements” means any U.S., international, or other anti-money laundering, embargo, trade sanction, or similar laws, regulations, treaties, conventions, requirements (whether or not with force of law), or regulatory policies, including, without limitation, the Patriot Act, as well as responsive disclosure and compliance policies of financial intermediaries and self-regulatory organizations. If Subscriber breaches or violates any of the Requirements or any provisions of this Subscription Agreement, then the Manager may, among other things, effect an involuntary withdrawal of all or any part of Subscriber’s Interest under the LLC Agreement, and/or take such other actions as are permitted by applicable law.

16.    This Subscription Agreement will be construed in accordance with, and governed in all respects by, the laws of the State of Delaware, without giving effect to principles of conflicts of laws. Subscriber consents to the exclusive jurisdiction of the [Delaware Court of Chancery (or if, but only if, the Delaware Court of Chancery declines to accept jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware)] for the resolution of disputes arising under this Subscription Agreement or otherwise between Subscriber and the Manager, the Company, Series One, Series Two, or their respective members, managers, employees or affiliates.

17.    Subscriber hereby consents to the electronic delivery of all communications, information reports, statements, notices and the like from each of the Company, Series One, Series Two, and the Manager.

18.    Disclosure of “Bad Actor” Events. Pursuant to Rule 506(d) of Regulation D under the Securities Act, each Subscriber must complete the questionnaire below. As used in this Section 17, “you” also refers to any entity on whose behalf you are responding.

A.	Have you been convicted, within the past ten years, of any felony or misdemeanor:

•	in connection with the purchase or sale of any security;

•	involving the making of any false filing with the SEC; or

•	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

☐ Yes. If yes, please provide the date and a summary:
____________________________________________________
☐ No.

B.
Are you subject to any order, judgment or decree of any court of competent jurisdiction, entered within the past five years, that, on the date you sign this Subscription Agreement, restrains or enjoins you from engaging or continuing to engage in any conduct or practice:

•	in connection with the purchase or sale of any security;

•	involving the making of any false filing with the SEC; or

•	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

☐ Yes. If yes, please provide the date and a summary:
_____________________________________________________
☐ No.

C.
Are you subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the Commodity Futures Trading Commission; or the National Credit Union Administration that:

•	on the date you sign this Subscription Agreement, bars you from:

•	association with an entity regulated by such commission, authority, agency or officer;

•	engaging in the business of securities, insurance or banking; or

•	engaging in savings association or credit union activities; or

•	constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the past ten years?

☐ Yes. If yes, please provide the date and a summary:
_____________________________________________________
☐ No.

D.	Are you subject to an order of the SEC that, on the date you sign this Subscription Agreement:

•	suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment adviser;

•	places limitations on your activities, functions or operations; or

•	bars you from being associated with any entity or from participating in the offering of any penny stock?

☐ Yes. If yes, please provide the date and a summary:
_____________________________________________________
☐ No.

E.
Are you subject to any order of the SEC, entered within the past five years, that, on the date you sign this Subscription Agreement, orders you to cease and desist from committing or causing a violation or future violation of:

•	any scienter-based anti-fraud provision of the federal securities laws; or

•	Section 5 of the Securities Act.

☐ Yes. If yes, please provide the date and a summary:
_____________________________________________________
☐ No.

F.
Have you been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes. If yes, please provide the date and a summary:
_____________________________________________________
☐ No.

G.
Have you filed (as a registrant or issuer), or were you (or were you named as) an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within the past five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, on the date you sign this Subscription Agreement, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes. If yes, please provide the date and a summary: _____________________________________________________
☐ No.

H.	Are you subject to a United States Postal Service false representation order entered within the past five years, or are you, on the date you sign this Subscription Agreement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes. If yes, please provide the date and a summary:
____________________________________________________
☐ No.
If any information furnished by Subscriber in response to the questions of this Section 17 becomes inaccurate, incomplete or otherwise changes, Subscriber will promptly advise the Manager to that effect and furnish any supplementary information that may be appropriate as a result of any developments, including the passage of time and any new relationships that may develop in the future, and agrees to promptly notify the Manager if any of the “bad acts” set forth in questions 1 through 8 above occur in the future. Subscriber acknowledges that the Manager, the Company. Series One, and Series Two may be required to disclose the information provided in response to the questions of this Section 17 to the SEC and to such other recipients as the SEC may require, and Subscriber hereby consents to such disclosure.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Counterpart Signature Page - Subscription Agreement

FOR SUBSCRIBER THAT IS AN INDIVIDUAL NATURAL PERSON

IN WITNESS WHEREOF, the undersigned has executed and delivered this Subscription Agreement on the date set forth below.

Date: _______________________	Amount of Capital Commitment:

Series One/Series Two Capital Commitment: _____________________________

INDIVIDUAL INVESTOR:

_____________________________________
(Print Name)

_____________________________________
(Signature)

_____________________________________
Print Name of Spouse/Joint Subscriber, if Interest will be held as community property or jointly

_____________________________________
Signature of Spouse/Joint Subscriber, if Interest will be held as community property or jointly (by signing above, Spouse/Joint Subscriber authorizes Subscriber to act on behalf of Spouse/Joint Subscriber for all matters relating to the Company and the Interest.

Counterpart Signature Page - Subscription Agreement

FOR SUBSCRIBER THAT IS A PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, OR OTHER LEGAL ENTITY
IN WITNESS WHEREOF, the undersigned has executed and delivered this Subscription Agreement on the date set forth below.

Date: _______________________	Amount of Capital Commitment:

Series One/Series Two Capital Commitment: _____________________________

PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, OTHER INVESTOR:

______________________________________
(Print Name of Entity)

By: __________________________________
(Signature)

______________________________________
(Print Name and Title)

ACCEPTANCE OF SUBSCRIPTION
(to be filled out only by the Manager)
The Manager hereby accepts the above subscription for Interests on behalf of Series One and Series Two.

SILVER CREEK ADVISORY PARTNERS LLC
By:________________________________ Name: _____________________________ Title:_______________________________
Date: ________________________________

APPENDIX A

BACKGROUND INFORMATION

(All Subscribers MUST complete each applicable item below. If an item does not apply, enter “N/A.”)

I. General Information:

Full Name of Subscriber (No Initials): ________________________________________________________________

State of Residence: ________________________________    U.S. citizen?     Yes No

Soc Sec # / Tax ID #: ________________________________    Country of Residence: _________________

Primary contact for correspondence with the Company, Series One, and Series Two:
_____________________________________________________________________________________________
Name    Title

Primary contact email address: ___________________________________________________________________
If the authorized signatory is different than the primary contact, please check if such authorized signatory is to receive duplicate copies of all correspondence
If yes, please provide the authorized signatory’s email address:__________________________________________

Telephone: ____________________________________________________________________

Facsimile: _____________________________________________________________________

Principal Address:
_____________________________________________________________________________________________
Street and No. (P.O. Box unacceptable)        City            State        Zip Code

Date of birth/formation: ________________________________

Describe source of funds for investment in Series One and Series Two:     ______________________________________
___________________________________________________________________________________________

Subscribers who are using a financial consultant, financial advisor or broker, please provide the following:

____________________________________        ___________________________________________
Name of consultant/advisor/broker                Telephone and fax of consultant/advisor/broker

____________________________________        ___________________________________________
Firm of consultant/advisor/broker                Email address of consultant/advisor/broker

_____________________________________________________________________________________________
Address of consultant/advisor broker            City        State        Zip Code

____________________________________        ___________________________________________
Name of initial sales contact                Email and telephone of initial sales contact

☐    Please send duplicate correspondence and reporting to the above listed alternate contact

☐    Please send duplicate correspondence and reporting to the following:

☐ All correspondence                    ☐ All correspondence
☐ Online statement access                ☐ Online statement access

_____________________________________        ___________________________________________
Name                            Name

_____________________________________        ___________________________________________
Company                        Company

_____________________________________        ___________________________________________
Address                            Address

_____________________________________        ___________________________________________
City State Zip         City State Zip

_____________________________________        __________________________________________
Email address                        Email address

_____________________________________        ___________________________________________
Phone            Fax                Phone            Fax

_____________________________________        ___________________________________________
Relationship to Subscriber                    Relationship to Subscriber

☐    Please indicate the best way to provide notice of capital calls:

☐ Email
☐ Fax

II. Subscribers who are INDIVIDUALS must complete the following:

_____________________________________________________________________________________________________
Principal occupation and business of Subscriber

_____________________________________        _____________________________________
Current estimated annual income                 Current estimated net worth

Previous investment and futures experience: ___________________________________________________________

_______________________________________________________________________________________________

Name of Spouse/Joint Subscriber:    ___________________________________________________________________

Required Identification:

☐	Individual investors must provide a notarized copy of a form of photographic ID issued by a government agency which includes Subscriber’s signature

III. Subscribers which are ENTITY investors must complete the following:

Type of entity (check one):    ☐ Corporation    ☐ General Partnership
☐ Trust        ☐ Limited Partnership
☐ Limited Liability Company
☐ Other (please describe) _____________________________________

_____________________________________________________________________________________________________
Business Purpose of Subscriber

_____________________________________
Place of Organization

______________________________________________________________________________________________________
Name and position of individual(s) making investment decisions

Required Identification. Entities must provide the following documents, depending on type of entity, in addition to an IRS Form W-9 or the appropriate IRS Form W-8 (available on-line at www.irs.gov). Additionally, if you are a non-U.S. investor, you must provide the Name, Address, Date of Birth, Social Security Number or Tax Identification number, and a notarized copy of a form of valid photographic ID issued by a government agency which includes Subscriber’s signature for a maximum of 3 authorized signatories.

•	Corporation
☐    Evidence of incorporation (such as certificate incorporation and certificate of good standing)
☐    Directors’ resolution approving subscription to the Company
☐    List of authorized signatories

•	General Partnership
☐    Formation agreement and, if applicable, certificate of good standing
☐    Partners’ resolution approving subscription to the Company
☐    List of authorized signatories

•	Limited Partnership
☐    Evidence of formation (such as certificate of limited partnership and certificate of good standing)
☐    General Partner’s resolution approving subscription to the Company
☐    List of authorized signatories

•	Limited Liability Company
☐    Evidence of formation (such as certificate of formation and certificate of good standing)
☐    Manager or Member resolution approving subscription to the Company
☐    List of authorized signatories

•	Other (please describe): __________________________________________________________________________
☐    Evidence of formation (such as certificate of good standing or formation agreement)
☐    Resolution of constituents approving subscription to the Company
☐    List of authorized signatories

•	Trust
☐    Resolution of Trustees approving subscription to the Company
☐    Evidence of formation (such as trust agreement and, if applicable, certificate of good standing)
☐    Corporate Trustees only: Please provide evidence of incorporation and list of authorized signatories.
☐    Individual Trustees only: Please provide evidence that you are a trustee of Subscriber and a notarized copy of a form of valid photographic ID issued by a government agency which includes Subscriber’s signature.
☐    Trustee Identification - All Trustees please complete the following:

Name of Trustee:     ________________________________________________________________________________
Trustee date of birth/formation:_________________________    Soc Sec # / Tax ID # ___________________

Name of Trust:    ________________________________________________________________________________
Address of Trustee: _______________________________________________________________________________
_______________________________________________________________________________________________

Governing Law of Trust:    ___________________ Date of Creation of Trust:    ___________________

Purpose of Trust:    _______________________________________________________________________________
Name of Protector (if any):________________________________________________________________________

APPENDIX A-1
WIRE INSTRUCTIONS

Wiring instructions for the account from which capital contributions will be made and to which Series One and Series Two will wire distributions:

Name and Mailing Address of Subscriber:    _____________________________________________
_____________________________________________
_____________________________________________
_____________________________________________
Bank Name: ________________________________________________________________________

Bank ABA/SWIFT/IBAN Number: _______________________________________________________

Bank contact information: ______________________________________________________________

_____________________________________________________________________________________

Intermediary Institution (if applicable): ____________________________________________________

Intermediary Institution ABA Number (if applicable): _________________________________________

Account Number: ____________________________________________________________________

Account Name: ______________________________________________________________________

FFC Name (if applicable): ______________________________________________________________

FFC Account Number (if applicable): ______________________________________________________

The undersigned hereby requests that applicable distributions from Series One and Series Two be made using the instructions listed above. The undersigned (either in an individual capacity or as an authorized representative of an entity, if applicable) hereby represents and warrants to be the true, lawful and beneficial owner of the Interests to which distributions from Series One or Series Two relate, with full power and authority to receive proceeds of such distributions.

________________________________            ________________________________
Name of Subscriber                        Date of execution

________________________________
By:

________________________________            ________________________________
Print Name:                            Spouse/Joint Subscriber/Shareholder
(as applicable)
________________________________
Title

APPENDIX B

Representation of Shareholders, Partners, Members, Grantors or Trustees

(Please do not complete Appendix B unless required by
Section 6 of the Subscription Agreement.)

Certain entity Subscribers which do not meet the financial requirements to be both “accredited investors” and/or “qualified purchasers” set forth in Part I and Part II of Question 6 of the Subscription Agreement may qualify to subscribe for an Interest if each beneficial owner of Subscriber is an accredited investor and/or a qualified purchaser. In addition, revocable trusts which do not meet the financial requirements to be accredited investors may qualify if each grantor is an accredited investor. Subscribers relying on the foregoing must submit this Appendix B from each owner of Subscriber’s securities (or, in the case of trusts, by the grantor or trustee of the trust).

TWIN CREEKS TIMBER, LLC
c/o Silver Creek Advisory Partners LLC
1301 Fifth Avenue, 40th Floor
Seattle, Washington 98101
Attention: Investor Relations

Please be advised that I am a shareholder/partner/member/trustee/grantor (circle applicable status) of _________________________ (name of Subscriber), a corporation/partnership/limited liability company/trust/pension plan (circle applicable status). I am aware that, for purposes of becoming a Member of Series One and Series Two of Twin Creeks Timber, LLC (the “Company”), certain entities which do not themselves meet the financial requirements to qualify to invest in Series One or Series Two of the Company may qualify based on the financial qualifications of such entities’ equity holders, or, in the case of a revocable trust, the qualifications of the grantor.

PART I.    ACCREDITED INVESTOR STATUS

(For Subscribers that are revocable trusts, please skip to Item C.)

For purposes of determining “net worth” under each of Item A, Item B and Item C below, the primary residence owned by an individual must be excluded, as is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). In excluded the primary residence from the calculation of net worth, the primary residence must be valued either at (i) cost, including the cost of improvements, net of current encumbrances upon the property, or (ii) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property. For the avoidance of doubt, all references herein to “accredited investors” shall be understood to take into account the exclusion of primary residence as required by the Dodd-Frank Act.

ITEM A	Individuals must mark one or more of the following statements:

(Mark all appropriate spaces below)

_____
The undersigned certifies that he or she has individual income in excess of $200,000 or joint income with a spouse in excess of $300,000 in each of the two most recent years, and the undersigned has a reasonable expectation of reaching the same income level in the current year.

_____	The undersigned certifies that he or she has an individual net worth, or joint net worth with his or her spouse, in excess of $1,000,000.

ITEM B	Entity investors (corporations, partnerships, limited liability companies, trusts and other legal entities) must mark one or more of the following statements:

(Mark all appropriate spaces below)

The undersigned certifies that it is an accredited investor because it is a bank or a savings and loan association within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), whether acting in an individual or fiduciary capacity.

The undersigned certifies that it is an accredited investor because it is a broker or dealer registered pursuant to the Securities Exchange Act of 1934, as amended.
The undersigned certifies that it is an accredited investor because it is an insurance company within the meaning of the Securities Act.

The undersigned certifies that it is an accredited investor because it is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, with total assets in excess of $5,000,000.

The undersigned certifies that it is an accredited investor because it is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (i) the investment decisions of which are made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment adviser, or (ii) which has total assets in excess of $5,000,000.

The undersigned certifies that it is an accredited investor because it is a self-directed employee benefit plan within the meaning of ERISA, the investment decisions of which are made solely by persons that are accredited investors.

The undersigned certifies that it is an accredited investor because it is an investment company or a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The undersigned certifies that it is an accredited investor because it is a Small Business Investment Company licensed by the U.S. Small Business Administration.

The undersigned certifies that it is an accredited investor because it is (i) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended from time to time, (ii) a corporation, (iii) a Massachusetts or similar business trust, or (iv) a partnership or limited liability company, in each case not formed for the specific purpose of investing in the Subscriber, and with total assets in excess of $5,000,000.

The undersigned certifies that it is an accredited investor because it is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of investing in Series One and Series Two, whose purchase is directed by a sophisticated person within the meaning of Regulation D under the Securities Act.

The undersigned certifies that it is an accredited investor because each of its equity owners is an accredited investor within the meaning of Regulation D under the Securities Act.

ITEM C     For Subscribers that are Revocable Trusts Only:

(Please mark)

_______
The undersigned grantor certifies that the Subscriber is an accredited investor because the Subscriber is a revocable trust of which the undersigned is a grantor, and that such trust may be amended or revoked at any time by its grantors, and each of such trust’s grantors is an accredited investor because each grantor either:

(a)	has a net worth, as defined above, either individually or in combination with that of such grantor’s spouse, in excess of $1,000,000;

(b)	had a joint income with such grantor’s spouse of more than $300,000 in each of the two preceding years and such grantor reasonably expects to have a joint income of more than $300,000 in this year;

(c)
such-grantor had an individual income (exclusive of any income attributable to such grantor’s spouse), as defined above, of more than $200,000 in each of the two preceding years and reasonably expects to have an individual income in excess of $200,000 in this year; or

(d)	is a legal entity that is described by one more of the categories set forth in Item B of this Part I, above.

PART II.    QUALIFIED PURCHASER STATUS

ITEM A	Individual investors must mark one or more of the following statements:

(Mark all appropriate spaces below)

_____
The undersigned certifies that he or she is a qualified purchaser as defined in Section 2(a)(51)(A) of the Investment Company Act because he or she owns not less than $5,000,000 of Investments (as defined under the Investment Company Act, please see below), or

_____
The undersigned certifies that he or she is a qualified purchaser as defined in Section 2(a)(51)(A) of the Investment Company Act because the undersigned and spouse invested in Subscriber jointly (or hold their interest in the Subscriber as community property) and own Investments in the aggregate of not less than $5,000,000.

ITEM B	Entity investors (corporations, partnerships, limited liability companies, trusts and other legal entities) must mark one or more of the following statements:

(Mark all appropriate spaces below)

The undersigned certifies that it is a qualified purchaser because it owns not less than $5,000,000 in Investments and it is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons.

The undersigned certifies that it is a qualified purchaser because it is a trust that was not formed for the specific purpose of acquiring the Interest of the Subscriber and the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a qualified purchaser as defined in Section 2(a)(51)(A) of the Investment Company Act.

The undersigned certifies that it is a qualified purchaser because it is a company that was not formed for the specific purpose of acquiring the Interest of the Subscriber and, acting for its own account or the accounts of other qualified purchasers, in the aggregate owns and invests on a discretionary basis not less than $25,000,000 in Investments.

The undersigned certifies that it is a qualified purchaser because it is a company and each beneficial owner of its securities is a qualified purchaser.

The undersigned may be deemed to be “formed for the specific purpose of acquiring Interests” if either (i) the amount of the undersigned’s interest in the Subscriber exceeds 40% of the total assets (on a consolidated basis with its subsidiaries) of the undersigned, or (ii) interest holders in the undersigned are able to decide individually whether to participate, or the extent of their participation, in the undersigned’s investments. For purposes of this Part II, the terms “company,” “entity” and “Investments” have the meaning defined by the Securities and Exchange Commission under Section 2(a)(51) of the Investment Company Act.

I certify that the foregoing information is complete and accurate and furnished with knowledge that it will be relied upon by the Company, Series One of the Company, Series Two of the Company, and Silver Creek Advisory Partners LLC, the Manager of the Company, Series One, and Series Two.

__________________________________________________    Dated: _________________________
Please Print Name of Person or Entity

__________________________________________________
Signature of Person or on Behalf of Entity

__________________________________________________
Title (if applicable)

EXHIBIT A

Signature Page-Member

TWIN CREEKS TIMBER, LLC

LIMITED LIABILITY COMPANY AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of the date first set forth above and agrees to be bound by the terms hereof and all subsequent amendments hereto consistent with the terms hereof.
MEMBER:
__________________________________________________
Print Name of Member
By:    __________________________________________________
Signature of Authorized Signatory
Title:    __________________________________________________

__________________________________________________
Print Name of Authorized Signatory
_________________________
Date of Signature

EXHIBIT B

TWIN CREEKS TIMBER, LLC
LIMITED LIABILITY COMPANY AGREEMENT

PRIVACY NOTICE

FACTS	WHAT DOES SILVER CREEK Silver Creek Advisory Partners and Silver Creek Capital Management LLC (together, “Silver Creek”) DO WITH YOUR PERSONAL INFORMATION?

WHY?
Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. This Privacy Notice applies to consumers. Consumers do not include institutions. Please read this notice carefully to understand what we do.

WHAT?
The types of personal information we collect and share depend on the products or services you have with us. This information can include:

Social security number and income
Net worth and assets
Wire transfer instructions, email addresses, and physical addresses
Capital commitment and account balances

HOW?
All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information, the reasons Pulse chooses to share, and whether you can limit this sharing.

Reasons we can share your personal information	Does Silver Creek Share?	Can you limit this sharing?
For our everyday business purposes - such as to process your transactions, maintain your accounts(s), administer, and operate the fund in which you are invested, respond to court orders and legal investigations, for financial reporting, for tax reporting, for compliance purposes, or otherwise in furtherance of our business. This includes providing this information to third-party service providers contracted by Silver Creek.
	Yes	No
For our marketing purposes - to offer our products and services to you	No	We do not share
For joint marketing with other financial companies	No	We do not share
For our affiliates’ everyday business purposes - information about your transactions and account balances	Yes	No
For our affiliates’ everyday business purposes - information about your creditworthiness	No	We do not share
For our affiliates to market to you	Yes	No
For non-affiliates to market to you	No	We do not share
Questions?	Contact Marissa Costales, Senior Counsel and Chief Compliance Officer at (206) 774-6000

Who we are
Who is providing this notice?	This notice is provided by Silver Creek, which includes Silver Creek Advisory Partners LLC and its affiliated management company Silver Creek Capital Management LLC
What we do

How does Silver Creek protect my personal information?
To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

How does Silver Creek collect my personal information?
We collect your personal information, for example, when you

Subscribe for an interest in a Silver Creek fund
Complete an investor questionnaire or subscription document
Give us your contact information
Make subscriptions to, redemptions from, or other transactions in connection with your interest in a Silver Creek fund
Give us instructions regarding your interest in a Silver Creek Fund

Why can’t I limit all sharing?
Federal law gives you the right to limit only

sharing for affiliates’ everyday business purposes-information about your creditworthiness affiliates from using information to market to you, unless the affiliate has a pre-existing business relationship with you sharing for non-affiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

Definitions

Affiliates
Companies related by common ownership or control. They can be financial and nonfinancial companies.
The private investment funds we manage, and
The general partners and managing members, as applicable, of the private investment funds
Our related management companies

Non-affiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies.
Joint Marketing	A formal agreement between non-affiliated financial companies that together market financial products or services to you.
This Privacy Notice is provided by the following institutions: Silver Creek Advisory Partners LLC and Silver Creek Capital Management LLC

EXHIBIT B

Form of Master Stumpage Agreement

MASTER STUMPAGE AGREEMENT
between
SERIES TWO of TWIN CREEKS TIMBER, LLC (Buyer)
and
SERIES ONE of TWIN CREEKS TIMBER, LLC (Seller)
January [], 2016

8.5	Buyer to Permit No Liens.	15
ARTICLE 9	Disposition of Timberlands	15
9.1	Transfer by Seller of Timberlands.	15
ARTICLE 10	Insurance and Indemnity	15
10.1	Insurance Policies.	15
10.2	Effect of Insurance.	16
10.3	Indemnity.	16
ARTICLE 11	Suspension of Performance for Force Majeure	16
11.1	Suspension of Obligations.	16
11.2	Extension of Time.	16
ARTICLE 12	Default; Remedies	17
12.1	Buyer Default.	17
12.2	Seller Default.	17
12.3	Remedies.	17
12.4	Termination.	18
12.5	Right of Other Party To Perform.	18
ARTICLE 13	Disputes and Resolution	19
13.1	Dispute Resolution.	19
13.2	Arbitration.	19
ARTICLE 14	Assignment	19
14.1	Assignment Prohibited.	19
14.2	Exception for Assignment to Corporate Successor.	20
14.3	Partial Assignment by Buyer Permitted.	20
ARTICLE 15	Condemnation	20
15.1	Effect of Condemnation.	20
15.2	Condemnation Award.	20
15.3	Notice.	21
ARTICLE 16	Notices	21
16.1	Notices.	21
ARTICLE 17	Miscellaneous	21
17.1	Successors and Assigns.	21
17.2	No Agency or Fiduciary Relationship.	21
17.3	No Third-Party Beneficiaries.	22
17.4	Attorneys’ Fees.	22
17.5	Entire Agreement.	22
17.6	Amendments; Waiver.	22
17.7	Governing Law.	23
17.8	Counterparts.	23
17.9	Partial Invalidity.	23
17.10	Further Assurances.	23
17.11	Headings.	23
17.12	Jurisdiction and Venue.	23
Appendix A    Defined Terms
Exhibit A    Form of Individual Timber Sale Agreement
Exhibit B    Insurance Requirements
Schedule 5.1    2016 Yearly Offering
Schedule 5.2    2016 exclusive offering selected by Buyer

MASTER STUMPAGE AGREEMENT
THIS MASTER STUMPAGE AGREEMENT (this “Agreement”), effective as of January [], 2016, between SERIES TWO of TWIN CREEKS TIMBER, LLC, a Delaware limited liability company (“Buyer”), and SERIES ONE OF TWIN CREEKS TIMBER, LLC, a Delaware limited liability company (“Seller”).
RECITALS:
A.    Seller owns or controls approximately 260,000 acres of timberlands in the States of Alabama, Arkansas, Georgia, Mississippi, and South Carolina (together with any timberlands acquired by Seller subsequent to the date hereof, the “Timberlands”) that are being held and managed for investment.
B.    Seller has considerable expertise in the management of timberlands, and Buyer has considerable expertise in harvesting and merchandising timber and has secured customers for the purchase of the Harvested Timber, as defined below.
C.    Both parties hereto desire to enter into an agreement under which Seller will manage the Timberlands and Buyer or its representatives will harvest a portion of the Timber from the Timberlands and will make payments with respect to such Harvested Timber pursuant to separate contracts governed by section 631(b) of the Internal Revenue Code of 1986, as amended (the “Code”), all as hereinafter more specifically provided.
AGREEMENT:
NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer agree as follows:
ARTICLE 1
Purposes of Agreement; Construction

1.1    Purposes of this Agreement.
The following are the major purposes of this Agreement:
(a)to secure to Buyer a source of Merchantable Timber to supply raw materials to its customers; and
(b)to secure to Seller, during the Term hereof, treatment of the harvest of the Seller’s Merchantable Timber and the disposition of the Seller’s Merchantable Timber pursuant to Section 631(b) of the Code.

ARTICLE 2
Definitions

2.1    Certain Terms Defined.
As used in this Agreement, the terms listed in Appendix A attached hereto shall have the meanings set forth therein (such definitions to be equally applicable to the singular and plural forms of the terms defined).
2.2    Section References.
Unless otherwise provided herein, all references to numbered sections, articles or exhibits shall refer to the sections and articles of this Agreement and the exhibits attached to this Agreement.

ARTICLE 3
Basic Agreement

3.1    Timberlands Management.
Throughout the Term, Seller shall manage and maintain, at its cost, all of the Timberlands in accordance with the terms and provisions of Article 4 and the other applicable terms and provisions of this Agreement and as may be amended from time to time.
3.2    Purchase and Sale of Timber.
During the Term, Buyer shall harvest and purchase the Merchantable Timber specifically selected by Buyer from the Yearly Offering, the disposition of which is evidenced by an Individual Timber Sale Agreement, subject to and in accordance with the applicable terms and provisions of Articles 5 and 6 and the other applicable terms and provisions of this Agreement.
3.3    Term of Agreement.
The term of this Agreement (the “Term”) shall be the 15-year period beginning on the date hereof and expiring on December 31, 2030 (the “Expiration Date”), unless extended by mutual consent of the parties or earlier terminated as hereinafter provided in this Agreement.
3.4    Retained Economic Interest
Seller and Buyer intend and agree that this Agreement, together with each Individual Timber Sale Agreement executed pursuant to this Agreement, qualifies as a contract described in Section 631(b) of the Code pursuant to which Seller retains an economic interest in the Timber.
ARTICLE 4
Compliance, Etc.

4.1    Compliance with Legal Requirements.
a.Throughout the Term, Seller at its expense shall comply in all material respects with all Applicable Laws now or hereafter in effect relating to the ownership, management and operation of the Timberlands including applicable Environmental Laws, except to the extent such compliance is the responsibility of Buyer pursuant to the applicable terms and provisions of Article 7 and the other applicable terms and provisions of this Agreement. Without limiting the generality of the foregoing, Seller shall prepare and file with the applicable Governmental Authorities all notices, reports, applications, statements or other filings required under Applicable Laws, and shall obtain, as and when required under Applicable Laws, all Governmental Approvals relating to the ownership, management and operation of the Timberlands (except those for which Buyer is responsible pursuant to Section 5.4). Promptly upon Buyer’s request, Seller shall deliver to Buyer copies of all required Governmental Approvals or other reasonable evidence of Seller’s compliance with such Applicable Laws. Seller shall keep Buyer generally apprised of material notices to or filings with Governmental Authorities given or made by Seller.
b.For each Harvest Area Seller will file a forest practice application and hydraulics application, if required, and will obtain required permits from the state in which the Timberlands are located for timber harvest and road construction operations under this Agreement (collectively “Permits”). Prior to commencement of operations in a Harvest Area, Seller will assign the Permits to Buyer. Buyer will be solely responsible for all necessary amendments, renewals, or re-application of such Permits. Prior to submitting amendments, renewals, or re-applications, Buyer will provide Seller with written explanation of the need for such amendment, renewal, or re-application. Buyer will not be allowed to modify or alter any Permits without the prior written consent of Seller. If Seller withholds consent, Seller will detail in writing why consent was withheld and Buyer will have the immediate opportunity to revise its request with Seller.

4.2    Responsibility for Contractors.
a.If Seller contracts with a contractor or subcontractor to perform any portion of the Timber management operations described in this Agreement as being performed by Seller, it shall ensure that any such contractor or subcontractor shall be made aware of and shall abide by all pertinent provisions of this Agreement.
b.All obligations, duties, liabilities, and responsibilities of Seller arising pursuant to the provisions of this Agreement, or otherwise in law or in equity, shall apply with equal force to the employees, agents, contractors of any tier, licensees and suppliers of Seller involved in operations hereunder where the context permits, and Seller shall be responsible and liable to Buyer for the activities of such parties.
c.Specific use of the terms “subcontractor,” “agent,” “contractor,” and the like in certain sections of this Agreement, and omissions of such terms in other sections, shall not be deemed to nullify or restrict the force and effect of this Section only to such sections where such terms are specifically used. Use of the term “Seller” in any section giving rise to duties or obligations of Seller shall be deemed to include the subcontractors, agents, contractors, employees, and licensees of Seller where context permits.

4.3    Construction and Maintenance of Roads.
Seller shall, at its expense, design, construct and maintain, or shall cause its contractors to design, construct and maintain, the present system of main haul roads throughout the Timberlands (“Access Roads”). Buyer shall, at its expense, design, construct and maintain or obtain all applicable permits necessary for all roads necessary for logging, log loading, and log transportation to the Access Roads. Notwithstanding the foregoing, to the extent it is customary for logging contractors to construct temporary logging roads or perform road maintenance work in connection with logging operations, Buyer may, in connection with an Individual Timber Sale Agreement, arrange for logging contractors to perform such work; in such cases, the costs of such work will be borne by Buyer. Any improvements paid for by Buyer will become the property of Seller.
4.4    Reforestation.
Seller is responsible for reforestation of the Timberlands in compliance with Applicable Law.
ARTICLE 5
Yearly Offering

5.1    Yearly Offering.
No later than the 10th Business Day of each November during the Term, Seller shall prepare and deliver to Buyer a Yearly Offering comprised of individual Harvest Areas that Seller plans to offer for harvest to Buyer or other parties during the ensuing Annual Period (the “Yearly Offering”).  The Yearly Offering for 2016 is attached hereto as Schedule 5.1. Each Yearly Offering shall include the following information: a listing (a “Yearly Offering Summary”) of each Harvest Area proposed to be sold by Seller, and showing for each such Harvest Area  (i) the approximate acreage of the Harvest Area; (ii) whether the Harvest Area is to be partially harvested or fully harvested (and if it is to be partially harvested, describing in detail the selection criteria for the Timber proposed to be harvested); (iii) the estimated volumes to be harvested of each Fiber Category in such Harvest Area, and the estimated volumes of each Product to be harvested in such Harvest Area (excluding Products which are estimated to constitute less than ten percent (10%) of the total volume of a Fiber Category in such Harvest Area); and (iv) whether such Harvest Area is available for harvest throughout the Annual Period or stating the portion of such Annual Period when the Harvest Area will be available for harvest. Each Yearly Offering Summary shall describe any known special restrictions or procedures (such as procedures to protect any environmentally‑sensitive areas) which will affect harvest operations.

5.2    Exclusive Offering.
During the period between December 15 and 31 of each year of the Term, Buyer shall have the exclusive right to identify any of the individual Harvest Areas identified on the Yearly Offering that Buyer wishes to harvest pursuant to the terms of this Agreement.  Thereafter, Seller may make available to another party those Harvest Areas that have not been selected by Buyer. The Harvest Areas identified by Buyer for 2016 are set forth on Schedule 5.2 attached hereto.
5.3    Right to Modify Yearly Offering.
Seller shall have the right to modify the Yearly Offering by deleting specified Harvest Areas identified in the Yearly Offering not previously selected by Buyer for harvest, or adding new Harvests Areas during any Annual Period. Seller must provide to Buyer a quarterly update of the Yearly Offering to show any additions, deletions or changes by not later than March 15, June 15 and September 15 of each Annual Period during the Term (the “Quarterly Update”).  The Quarterly Update must also show the status of Harvest Areas that have been made available either to Buyer or outside parties.
5.4    Harvest and Purchase of Timber.
At such time that Buyer determines it wishes to harvest and purchase the timber within one or more Harvest Areas listed on the Yearly Offering, either during the exclusive offering period described in Paragraph 5.2 or at any other time throughout an Annual Period during the Term, Buyer shall complete, sign and forward to Seller an Individual Timber Sale Agreement for any such Harvest Area. Upon execution of the Individual Timber Sale Agreement by Seller, harvesting activities may commence on such Harvest Area or Harvest Areas. Buyer intends to contract out to third party contractors logging, hauling and other activities related to the harvest of Timber pursuant to an Individual Timber Sale Agreement, and Buyer will be responsible for such contractors as set forth in Section 7.5 below.
5.5    Changes in Yearly Offering Due to Unforeseen Circumstances.
a.If an area of the Timberlands is affected by disease, pests, fire, severe windstorms or other events (“Timber Damage Events”), but excluding ordinary mortality due to age, such that it becomes necessary, in Seller’s reasonable judgment, that the affected Timber must be harvested promptly in order to minimize the financial loss due to such events, then the provisions of this Section shall apply:
i.Either party, upon obtaining knowledge of a Timber Damage Event, shall promptly inform the other party; and
ii.Seller shall modify the Yearly Offering to include the Harvest Areas where such timber is located (“Salvage Timber”) and Buyer may enter into an Individual Timber Sale Agreement if it desires to harvest such Salvage Timber.
b.Subject to the requirements of Article 11, if, at any time, any Force Majeure impairs access to a Harvest Area which is to be harvested during the Annual Period pursuant to an Individual Timber Sale Agreement or if any Force Majeure would materially impair harvest operations within such Harvest Area and either party reasonably believes that suitable access for harvest equipment and logging trucks will not be available, or that the impairment of harvest operations will not be corrected in time to complete the harvest of the affected Harvest Area during the term of the Individual Timber Sale Agreement covering such Harvest Area, then the parties shall negotiate a modification to the Individual Timber Sale Agreement to either extend the term of such agreement or terminate the Individual Timber Sale Agreement with respect to the affected Harvest Area; provided, however, that obligations which have accrued prior to the occurrence of the event of Force Majeure shall survive the termination of the applicable Individual Timber Sale Agreement and this Agreement.

5.6    Compliance With Reporting and Other Legal Requirements.
If Applicable Law requires that any Governmental Authority or other Person receive any notice, plan or information regarding a contemplated harvest of forest products pursuant to this Agreement or requires that any Governmental Approval be obtained in connection therewith or requires any other action respecting a contemplated harvest, Buyer shall take all actions reasonably necessary to comply in all material respects with such Applicable Law. Seller shall provide such cooperation as may be necessary to enable Buyer to so comply, but Seller shall not be required to incur any material expense in providing such cooperation. Promptly upon Seller’s request, Buyer shall deliver to Seller copies of all required Governmental Approvals or other reasonable evidence of Buyer’s compliance with such Applicable Laws. Buyer shall keep Seller generally apprised of material notices to or filings with Governmental Authorities given or made by Buyer relating to the Timberlands or Buyer’s operations under this Agreement.
5.7    Marking Timber and Boundaries.
Unless otherwise agreed to by the parties, prior to Buyer’s commencement of harvest operations on any Harvest Area pursuant to an Individual Timber Sale Agreement,  Seller shall mark as needed the Harvest Area boundaries and any streamside management zones or other environmentally sensitive areas on or adjacent to the Harvest Area and, if the Harvest Area is to be partially harvested, Seller shall mark the trees to be cut or shall provide a detailed written description of the method by which Buyer or its contractor is to determine which trees are to be cut (collectively, “Site Marking”).
5.8    Harvest Completion.
Seller and Buyer acknowledge and agree that there will be Harvest Areas identified in the Yearly Offering or in an Individual Timber Sale Agreement, the harvesting of which may not be completed within a given Annual Period.  The parties agree that the harvesting activity within any Harvest Area must be completed within twelve (12) months from the date of execution of the related Individual Timber Sale Agreement; provided, however, that upon notice from Buyer to Seller, Buyer may extend such twelve month period by up to an additional twelve (12) months. With respect to a particular Individual Timber Sale Agreement, Buyer may continue to access Seller’s property beyond the relevant term, with within a commercially reasonable timeframe, for the sole purpose of retrieving residual biomass remaining on a Harvest Area as a result of harvesting activity. There is no limitation on Seller’s access and use of such property including the unrestricted right to conduct silvicultural activities.
ARTICLE 6
Purchase and Sale of Timber

6.1    Obligation to Harvest; Obligation to Purchase and Sell.
a.During each Annual Period, upon and subject to the terms of this Agreement, Buyer shall cut and remove the Timber to be harvested in accordance with the Individual Timber Sale Agreements entered into for the sale and purchase of individual Harvest Areas, further subject to the terms and conditions of this Agreement.
b.Buyer may log the Harvest Areas specified in the Individual Timber Sale Agreements in such order as Buyer may elect (subject to any schedule restrictions set forth in the Individual Timber Sale Agreements). In scheduling harvests, Buyer shall make reasonable accommodations to permit Seller to perform scheduled silvicultural activities.

6.2    Invoice Prices; Market Stumpage Prices.
a.Buyer shall purchase all Timber cut and scaled in a Pricing Period for a price (per MBF, cord, green ton, CCF or BDU, as applicable under then current Industry Practice) equal to the Actual Market Stumpage Price prevailing during the relevant Pricing Period for the applicable Product in the applicable Resource Region, as determined in accordance with this Section 6.2. Actual Market Stumpage Prices each Resource Region shall be established each Pricing Period, for each Fiber Category.
b.The term “Actual Market Stumpage Price” shall mean, as to any Product, the fair market price being paid for the Product on a stumpage basis in arm’s‑length transactions in the applicable

Resource Region, as defined in 6.2 (g) below, during the relevant Pricing Period. Subject to the dispute resolution provisions of this Section 6.2, the Actual Market Stumpage Price of each Product in each Resource Region shall be determined by good faith negotiations between the parties. In determining Actual Market Stumpage Prices, the parties shall take into consideration all relevant information that is indicative of an arms-length, third party price, including, without limitation, transactions reported or reflected in recognized trade publications if Seller and Buyer agree, in the particular case, that the data pertaining to such transactions are relevant. In addition, the parties may take into account transactions during the Pricing Period in which Buyer is the buyer (or a bidder in the case of Stumpage Sale Transactions) or Seller is the seller and other transactions as to which the parties agree the price, volume and other relevant terms are reasonable and verifiable, but excluding transactions between Buyer and Seller. In assessing the comparability of any transaction, the parties may take into account any verifiable information they consider relevant, including the quality of the Timber or logs involved in the transaction and premiums or discounts paid for reliability of supply. The parties may, if they so agree in a given Pricing Period, use a mathematical formula or other agreed upon methodology for determining the Actual Market Stumpage Price of any Product based on available market data. In addition, the price to be paid by Buyer to Seller may be based on the average of the Actual Market Stumpage Price for all Products that are available on a Harvest Area as agreed between Buyer and Seller.
c.Prior to the commencement of each Pricing Period, Seller and Buyer shall confer (in person or by such other means as they may agree) and agree upon the estimated market stumpage prices (the “Invoice Prices”) for the Products to be harvested and scaled during the Pricing Period in each Resource Region. Until the parties reach agreement as to the Invoice Price of any Product in a Resource Region, the Actual Market Stumpage Prices for the previous Pricing Period shall constitute the Invoice Prices for the current Pricing Period.
d.After the last day of each Pricing Period, Seller and Buyer shall confer (in person or by such other means as they may agree) and agree upon the Actual Market Stumpage Prices for the Products harvested and scaled in a Resource Region during the previous Pricing Period pursuant to the provisions of Section 6.2(b). If the parties are unable to reach agreement as to the Actual Market Stumpage Price of any Product in a Resource Region on or prior to the date thirty (30) days after the last day of such Pricing Period, then the parties shall submit the dispute to arbitration pursuant to Section 13.1.
e.After final determination of the Actual Market Stumpage Price for a Pricing Period, (A) if the Actual Stumpage Price times volume sold for such Pricing Period exceeds the aggregate of Monthly Payments, as adjusted pursuant to Section 6.3(b), made with respect to such Pricing Period, then Buyer shall pay the amount of such excess to Seller, or (B) if the aggregate of Monthly Payments, as adjusted pursuant to Section 6.3(b), made with respect to such Pricing Period exceed the Actual Market Stumpage Price times volume sold for such Pricing Period, then Seller shall reimburse such amount to Buyer (the amount of such payment by Buyer or Seller is referred to herein as the “Adjustment Amount”).
f.Buyer may dispose of any portion of the Merchantable Timber to be harvested pursuant to this Agreement to a third party on a stumpage basis (a “Stumpage Outsale”). Buyer shall pay to Seller the applicable Actual Market Stumpage Price for the Merchantable Timber actually harvested pursuant to such Stumpage Outsale pursuant to harvest volume data provided by such third party purchaser to Buyer. Any such Stumpage Outsale shall not relieve Buyer of its obligations under this Agreement.
g.As used herein, “Resource Region” shall mean each specific geographic area in which Seller owns Timberlands, which areas constitute of distinct forest products market areas (i.e., prices for a Product would be fairly uniform throughout a Resource Region) and has relatively uniform Industry Practices. The initial Resource Regions in this Agreement consist of the following:

A	South Carolina, Georgia and Alabama
B	Mississippi and Arkansas

If Seller acquires Timberlands in an area not captured within a Resource Region, or if market conditions change such that a Resource Region should be reconfigured to match the forest products market, Seller shall propose new or revised Resource Regions. Upon receipt of such new or revised Resource Regions, Buyer shall have 14 calendar days to either agree to such new or Revised Resource Regions or provide written notice of Buyer’s objection to the same. If Buyer objects within the 14 calendar day period, then the parties shall follow the dispute resolution procedures set out in Article 13. If Buyer does not object within such 14 calendar day period, Buyer shall be deemed to have accepted the new or revised Resource Regions and this Agreement and the above chart of Resource Regions shall be deemed amended accordingly.
6.3    Monthly Payments.
After the last day of each calendar month, Buyer shall pay Seller an amount (the “Monthly Payment”) based upon the volume of all Timber cut and scaled during the month times the Invoice Prices for all of the Product delivered as set forth in the Monthly Logging Report described in Section 6.6 for such month.
6.4    Method of Payment; Late Payments.
a.All payments to be made under this Agreement by either party to the other shall be made in lawful money of the United States to the other party at its address for notices as provided in Section 16.1, or such other address as is requested by either party upon notice to the other; or at the request of the party entitled to payment, by wire transfer or automatic funds transfer to such account as such party may designate in writing from time to time.
b.Any amount payable under this Agreement which is not paid when due shall bear interest, from the date payment is due through the date paid, at a variable rate (the “Default Rate”) equal to the sum of (i) the Prime Rate then in effect, plus (ii) four percent (4%).

6.5    Scaling.
a.Except as may otherwise be specifically provided herein, the Timber cut under this Agreement shall be scaled, weighed, or otherwise measured (collectively referred to herein as “scaling”) as promptly as practicable after cutting, at the facility at which the shipment is to be processed (the “Destination Mill”) or such other place as Buyer may designate, by a competent and qualified log scaler. The scaler shall keep complete log scaling records, and the scaler’s records and procedures shall be subject to checking and inspection by the representatives of Buyer and Seller at all reasonable times.
b.The scaler shall provide scale tickets for distribution to Seller, Buyer and Buyer’s logging contractor.
c.Buyer and Seller agree that the scaler shall employ customary scaling standards in accordance with Industry Practice in the applicable Resource Region. Sample scaling using a reasonable sampling of each shipment shall be permitted.
d.No Timber shall be removed from the place or places fixed for scaling until scaled or measured.

6.6    Monthly Logging Reports.
Together with each Monthly Payment, Buyer shall deliver to Seller a report (a “Monthly Logging Report”) setting forth: (a) for each Harvest Area from which any Product was scaled during such month, the volume of each shipment of such Product scaled, the Invoice Price then in effect for such Product shipment, the price for such Product shipment derived by applying such Invoice Price to such volume, and the total price for all Products scaled from such Harvest Area derived by adding together all such Product shipment prices; and (b) for each Resource Unit, the totals for such month of the Product shipment volumes and Product prices of each Product included in the portion of the Monthly Logging Report described in clause (a) above.
6.7    Allocation of Costs; Payment of Taxes.
a.Buyer shall pay and be responsible for all Costs of Log and Haul. Except as otherwise expressly set forth in this Agreement or in cases where Industry Practice imposes specific costs upon a stumpage purchaser, Seller shall pay all other costs and expenses arising from or related to the ownership, management and operation of the Timberlands. Buyer shall use commercially reasonable efforts to minimize Costs of Log and Haul to the extent consistent, in Buyer’s reasonable judgment, with maintaining an appropriate level of quality and value in its wood products.
b.All yield taxes, sales taxes, harvest taxes, severance taxes and other taxes assessed in respect of Timber harvested shall be paid when due by Seller or Buyer in accordance with Industry Practice in the relevant state within the applicable Resource Region, except so long as the validity or amount of such taxes is being diligently protested in good faith and by appropriate proceedings (provided that the protesting party shall pay any interest and penalties). Seller shall pay all other taxes, assessments and other governmental impositions relating to the ownership, management and operation of the Timberlands when due, except so long as the validity or amount of such taxes is being diligently protested in good faith and by appropriate proceedings (provided that Seller shall be responsible for any interest and penalties).

6.8    Records; Audits.
Buyer shall maintain detailed operating and financial records of all harvest operations carried out pursuant to this Agreement, including (i) operating records setting forth the volumes of each Product cut and scaled and the date and location of each scaling, and (ii) financial records setting forth the Total Administrative Cost and the Costs of Log and Haul and invoices or other evidence of all such costs. Buyer shall maintain such records relating to each Annual Period for not less than five (5) years after the end of such Annual Period. Such records shall be available for review by Seller or its representatives at Buyer’s offices at any time during normal business hours on not less than three (3) days prior written notice.
6.9    Disclaimer of Warranties.
EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED, IN FACT, BY LAW OR OTHERWISE, CONCERNING THE QUALITY, QUANTITY OR CHARACTER OF THE TIMBER PURCHASED HEREUNDER AND HEREBY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.
ARTICLE 7
Logging Practices. Etc.

7.1    Logging Practices in General.
All Merchantable Timber with respect to which Buyer shall make payments hereunder shall be cut in accordance with the applicable Yearly Offering and the applicable Individual Timber Sale Agreement, and Buyer shall remove all Products cut from the Harvest Areas. Timber severed hereunder shall be cut as close to the ground as practicable and utilized in such manner as to yield the greatest value and quantity of Products. Buyer agrees to cut and remove the Merchantable Timber harvested pursuant to this Agreement in accordance with Prudent Logging Practices and to conform in all material respects to the applicable Yearly Offering and the applicable Individual Timber Sale Agreement and all Applicable Laws in conducting logging operations hereunder. All logging and transportation contractors engaged by Buyer shall meet standard industry competency standards.

7.2    Protection of Improvements; Boundaries; Access: Trespass.
a.In conducting its logging operations, Buyer shall take reasonable precautions to avoid damage to crops, existing roads, culverts, bridges, fences, utility poles and lines, and all other structures and improvements. Buyer shall, with reasonable promptness, repair any such damage at its cost.
b.Buyer shall at its own expense obtain all necessary permits, consents and/or approvals from adjacent landowners and Governmental Authorities necessary to obtain or maintain access to the Timberlands and to conduct logging and log transportation activities, and shall pay all road use fees charged by third parties. Seller will cooperate in good faith with Buyer to secure such permits, consents and/or approvals including consenting to reasonable reciprocal access to the Timberlands or other reasonable consideration in the circumstances. Buyer shall use diligent efforts to avoid the commission of any trespass onto lands which are not part of the Timberlands, and, except to the extent Seller’s Site Marking is incomplete or inaccurate, Buyer shall be solely responsible for any damages arising from any trespass onto any such lands.

7.3    Fire Safety; Environmental Matters.
In conducting its logging operations, Buyer shall exercise and shall cause its contractors to exercise every reasonable precaution against fire. If fire results from Buyer’s logging operations, Buyer shall promptly exert every reasonable effort to suppress such fire. Costs incurred by Buyer in such fire suppression efforts due to fires resulting from Buyer’s operations shall be Buyer’s sole responsibility.
a.In conducting its logging operations, Buyer shall exercise and shall cause its contractors to exercise every reasonable precaution against damage to rivers, streams, lakes, riparian areas and other environmentally sensitive areas of which it has knowledge, and shall comply in all material respects with all applicable Environmental Laws.

7.4    Post-Harvest Cleanup.
When logging of a Harvest Area has been completed, (a) Buyer shall remove from such Harvest Area all equipment, supplies and waste, and (b) to the extent it is customary for such work to be performed by a logging contractor, Buyer shall cause its logging contractors to comply with all Applicable Laws relating to its operations, including customary slash burning procedures. Buyer shall obtain the release of the slash disposal obligation from the appropriate state agency. Such post harvest work shall occur within a commercially reasonable timeframe, and shall be subject to the provisions of Section 5.8 hereof with respect to the removal of biomass.

7.5    Responsibility for Contractors.
a.When Buyer contracts with a contractor or subcontractor to perform any portion of the logging or transportation operations described in this Agreement as being performed by Buyer, it shall ensure that any such contractor or subcontractor shall be made aware of and shall abide by all pertinent provisions of this Agreement.
b.All obligations, duties, liabilities, and responsibilities of Buyer arising pursuant to the provisions of this Agreement, or otherwise in law or in equity, shall apply with equal force to the employees, agents, contractors of any tier, licensees and suppliers of Buyer involved in logging or transportation operations hereunder where the context permits, and Buyer shall be responsible and liable to Seller for the activities of such parties.
c.Specific use of the terms “subcontractor,” “agent,” “contractor,” and the like in certain sections of this Agreement, and omissions of such terms in other sections, shall not be deemed to nullify or restrict the force and effect of this Section only to such sections, where such terms are specifically used. Use of the term “Buyer” in any section giving rise to duties or obligations of Buyer shall be deemed to include the subcontractors, agents, contractors, employees, suppliers, and licensees of Buyer where context permits.

7.6    Notice of Violations.
If Buyer receives any notice from any Governmental Authority or any other Person alleging that Buyer’s logging or transportation operations are in violation of any Applicable Law or that Buyer, in conducting such operations, has violated any rights of such Person, and the amount of damages arising from the alleged violation, or the cost of curing or correcting the violation, if adversely determined, could reasonably be expected to exceed $10,000.00, then Buyer shall, within ten (10) days after receiving such notice, deliver to Seller a notice describing the allegation in reasonable detail.
7.7    Seller Inspection: Claims Relating to Damage or Incomplete and/or Underutilized Harvest.
a.Seller and its representatives shall have the right to visit and inspect any logging site during logging operations at any time; provided that all such visits and inspections shall be conducted in a manner so as to minimize interference with Buyer’s performance under this Agreement. Seller shall take all precautions to protect the safety of its representatives and its property in connection with any such inspection.
b.Seller shall be entitled to inspect the Harvest Area following logging operations, provided that such inspection must occur within fifteen (15) days after Buyer has completed its logging operations thereon. If, within fifteen (15) days after its inspection, Seller notifies Buyer of damage (other than ordinary wear and tear) caused by Buyer to the logging site, adjacent areas or logging roads, Buyer shall cause such damage to be repaired promptly. If upon such inspection, Seller notifies Buyer that Buyer has failed to complete the harvest of such Harvest Area in accordance with the Individual Timber Sale Agreement (e.g., failure to cut and remove all Timber required to be harvested), or has materially underutilized the Merchantable Timber cut (e.g., failure to properly classify timber as saw timber or pulpwood or failure to buck properly) or has otherwise breached this Agreement, Buyer shall cure such failure within fifteen (15) days after Seller has given its notice; provided, however, if the failure is not reasonably cured within fifteen (15) days, Buyer shall not be in default if it diligently commences and pursues cure. If Buyer shall not cure such failure promptly or otherwise be unable to cure such failure, Seller will notify Buyer of the amount of damage arising from such failure. Such amount will be due with the next payment; provided, however, that such amount will be payable only upon the receipt of an opinion of counsel to the effect that payment of such amount will qualify under Section 631(b) of the Code and Section 3.4 of this Agreement.

ARTICLE 8
Title and Ownership Matters

8.1    Seller’s Title and Ownership of Timberlands and Timber.
a.Seller hereby represents and warrants that, except as provided in the following sentence, Seller is, and covenants that it will throughout the Term remain, the owner of fee title, or the lessee under any applicable long-term timber leases, to all of the Timber on the Timberlands subject to the Yearly Offering and the applicable Individual Timber Sale Agreements, and will defend the same and the validity and priority of Buyer’s contractual rights under this Agreement against the lawful claims of all Persons whomsoever; and Seller further represents and warrants that, except as provided in the following sentence, the Timber and Timberlands subject to the Yearly Offering and the applicable Individual Timber Sale Agreement, are, and covenants that the Timberlands subject to the Yearly Offering and the applicable Individual Timber Sale Agreement, will throughout the Term remain, free and clear of all liens and encumbrances of any kind, nature or description, save and except only the following (collectively, “Permitted Exceptions”): real property taxes for the current fiscal year not delinquent, those matters which are disclosed in the public real property records as of the date of this Agreement, those matters which would be disclosed by a land survey or an inspection of the Timberlands subject to the Yearly Offering and the applicable Individual Timber Sale Agreement, and those matters which would not, individually or in the aggregate, materially impair the rights of Buyer under this Agreement or materially reduce the value of Buyer’s interests under this Agreement. Permitted Exceptions shall also include a trust deed or mortgage encumbering the Timberlands, provided that the lender subordinates its lien to the rights of Buyer under this Agreement.
b.Seller shall have the right to grant licenses or other limited use rights to third parties for grazing or recreational use of the Timberlands subject to the Yearly Offering and the applicable Individual Timber Sale Agreement, only so long as no such use shall (i) cause material damage to the Timberlands subject to the Yearly Offering and the applicable Individual Timber Sale Agreement or (ii) materially interfere with Buyer’s operations on such Timberlands.

8.2    Buyer’s Rights to Cut.
During the entire Term, Buyer shall have, as to all of the Timber growing on the Timberlands from time to time and subject to and consistent with any Yearly Offering and any applicable Individual Timber Sale Agreement, only the rights to cut such Timber as provided in this Agreement. Buyer shall have no ownership interest in the Timber or bear any risk of loss with respect to the Timber.
8.3    Title and Risk of Loss to Timber.
a.Title to and ownership of all Timber included in the Yearly Offering and any applicable Individual Timber Sale Agreement remains in Seller until (i) it has been cut, in the case of standing timber, or (ii) it has been bucked in the case of down or wind thrown timber, provided that consistent with Section 8.4 hereof, Seller shall retain a security interest in all Harvested Timber and Products until they have been scaled and paid for.
b.Until cut by Buyer, Seller shall bear the entire risk of loss or damage to the Timber subject to the Yearly Offering and any applicable Individual Timber Sale Agreement. Buyer shall bear the entire risk of loss or damage to the Harvested Timber and Products after they have been felled, or in the case of wind thrown or downed timber, after it has been bucked. Buyer shall not be entitled to any scale adjustment when such Harvested Timber is scaled, by reason of decay, insect infestation, fire or other loss or damage which occurs and affects such Harvested Timber after it has been felled in the case of standing timber, or bucked in the case of down or wind thrown timber. Risk of loss or damage shall be given the broadest possible interpretation and shall include, without limitation, the effects of fire, pestilence, acts of God and acts of government.

8.4    Security Interest.
This Agreement constitutes a security agreement under the Uniform Commercial Code of each state in which the Timberlands are located. To secure sums payable from Buyer to Seller under this Agreement, plus interest thereon, and the performance of Buyer’s other obligations hereunder, Buyer grants Seller a security interest (and purchase money security interest) in the Harvested Timber and Products which are the subject of this Agreement and the products and proceeds thereof. If Seller requests, Buyer agrees to execute financing statements, “effective financing statements,” and other documents which Seller may request for the purpose of perfecting a first priority security interest in the Harvested Timber and Products which are the subject of this Agreement and the products and proceeds thereof. Buyer appoints Seller as its attorney-in-fact for the purpose of executing all documents referred to in this Section 8.4. Seller may file a photocopy of this Agreement as a financing statement in central filing and county records. Nothing contained in this Agreement will be construed as a waiver of any lien to secure payment due hereunder, now or hereafter provided by law. All proceeds from the Harvested Timber and Products will be held in trust by Buyer, for the benefit of Seller, until paid to Seller. All Harvested Timber and Products that are the property of the Buyer will be deemed in the possession of Seller, as secured party, for purposes of the security interested granted under this Section 8.4.

8.5    Buyer to Permit No Liens.
Buyer shall not permit or suffer any lien or liens to be enforced on or against the Timberlands, nor any of the improvements thereon nor any Timber thereon, for work, labor, materials, supplies or equipment furnished by or at the request of Buyer, and Buyer shall hold Seller harmless against and defend Seller against any and all such liens. If Buyer fails to remove or bond against any such lien within twenty (20) days after written notice thereof to Buyer, Seller shall have the right to pay any amount required to release and discharge any such lien or liens, or to defend any action brought thereon, and to pay any judgment entered therein, and Buyer shall be liable to Seller for all reasonable costs (including reasonable attorneys’ fees) incurred by Seller or for the payment of any of said liens or any judgments obtained thereon; provided, however, that Buyer’s obligations under this Section 8.5 shall be suspended so long as (i) Buyer is reasonably and in good faith contesting the amount or validity of such lien by appropriate proceedings, and (ii) Buyer shall take all actions necessary (including payment of or bonding against such lien) to avoid a foreclosure of any such lien.
ARTICLE 9
Disposition of Timberlands

9.1    Transfer by Seller of Timberlands.
Seller may transfer, assign or convey all or a portion of the Timberlands subject to any Individual Timber Sale Agreement, or any portion thereof or interest therein or any Timber located thereon provided that the transferee agrees to assume all of the obligations of Seller under such Individual Timber Sale Agreements and this Agreement. Seller shall notify Buyer in a timely manner of any such sale, transfer, assignment or conveyance.
ARTICLE 10
Insurance and Indemnity

10.1    Insurance Policies.
Buyer shall maintain the insurance policies listed on Exhibit B, as the same may be updated from time to time consistent with industry standards.  In the alternative, the contractors with whom Buyer contracts the logging, hauling and other activities described in this Agreement, may provide and maintain such insurance.

10.2    Effect of Insurance.
Insofar as, and to the extent that, the following provision may be effective without invalidating or making it impossible to obtain insurance, Buyer and Seller agree that with respect to any hazard, liability, casualty or other loss or claim which is covered by insurance then being carried by either Seller or Buyer, (a) the party carrying such insurance and suffering such loss releases the other party of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto and specifically including from such release any deductible required to be paid therewith; and (b) their respective insurance companies shall have no right of subrogation against the other or their respective agents, contractors, employees, licensees or invitees on account thereof.
10.3    Indemnity.
Each of the parties to this Agreement (as the case may be “Indemnifying Party”) shall hold harmless and indemnify the other party (the “Indemnified Party”) and its agents, officers, directors, partners, successors and assigns from any cost, expense, claim or liability, including reasonable and actual attorneys’ fees and expenses, resulting from the fraud, willful misconduct, gross negligence or criminal conduct of the

Indemnifying Party, its partners, directors, officers or agents, except to the extent caused by actions of the Indemnified Party.
ARTICLE 11
Suspension of Performance for Force Majeure

11.1    Suspension of Obligations.
Any obligations, covenants or conditions imposed upon either party under this Agreement shall (subject to the terms of Section 5.5(b)) be suspended while and to the extent that compliance or performance by such party (the “Excused Party”) is substantially impaired or prevented by any one or more of the following: fires, drought, infestation, pestilence, disease, floods and the elements, accidents, riots, wars, delays in transportation, interference by government action, changes in Applicable Laws, strikes, lock-outs, picketing or other form of labor trouble (whether or not participated in by the employees of the Excused Party or arising from a dispute with or unfair labor practices charged against the Excused Party) or any other causes beyond the reasonable control of the Excused Party, whether similar or dissimilar to the causes specifically mentioned (each a “Force Majeure”).
11.2    Extension of Time.
Within ten (10) days after commencement (or discovery) of any Force Majeure, the Excused Party shall forward written notice thereof to the other party and thereupon all time periods set forth in this Agreement or any plan prepared pursuant to this Agreement for performance of an obligation shall be extended for a period equal to each period of suspension during which the Excused Party is prevented from performing its obligations under this Agreement by reason of the Force Majeure. Upon discontinuance or termination of any Force Majeure, the Excused Party shall resume within a reasonable time and prosecute with due diligence the obligations so suspended.
ARTICLE 12
Default; Remedies

12.1    Buyer Default.
Each of the following events (each a “Buyer Event of Default”) shall constitute an event of default by Buyer hereunder:
a.Buyer fails to pay Seller any amount owed hereunder within thirty (30) Business Days after receipt of written notice from Seller that such amount is due;
b.Buyer fails to perform or comply with any other material obligation of Buyer under this Agreement and fails to remedy such default within thirty (30) days after receipt of written notice from Seller to do so (or, where the default cannot be cured by the payment of money and cannot be completely remedied within said thirty (30) days, Buyer fails to commence to remedy such default within that period or fails after commencement to prosecute the remedying thereof with due diligence or complete the remedying thereof within a reasonable time); and
c.Buyer is dissolved or liquidated without this Agreement being or having been assigned to a Corporate Successor in accordance with Section 14.2.

12.2    Seller Default.
Each of the following events (each a “Seller Event of Default”) shall constitute an event of default by Seller hereunder:
a.Seller fails to pay Buyer any amount owed hereunder within thirty (30) Business Days after receipt of written notice from Buyer that such amount is due;

b.Seller fails to perform or comply with any other material obligation of Seller under this Agreement and fails to remedy such default within thirty (30) days after receipt of written notice from Buyer to do so (or, where the default cannot be cured by the payment of money and cannot be completely remedied within said thirty (30) days, Seller fails to commence to remedy such default within that period or fails after commencement to prosecute the remedying thereof with due diligence or complete the remedying thereof within a reasonable time); and
c.Seller is dissolved or liquidated without this Agreement being or having been assigned to a Corporate Successor in accordance with Section 14.2.

12.3    Remedies.
Upon the occurrence of an Event of Default by either party hereto, the non-defaulting party shall, subject to Section 12.4, have the right to pursue all remedies available to such party at law or in equity in connection with such Event of Default, including the right:
a.to money damages in the amount necessary to compensate the non-defaulting party for all reasonably foreseeable losses and costs caused by the Event of Default, together with interest on any award of money damages from the date of the Event of Default until paid at the Default Rate; and
b.to injunctive or other equitable relief, including the right to specific enforcement of the defaulting party’s obligations (the parties each acknowledging that money damages may be an inadequate remedy for a default under this agreement).
c.In the event of a Buyer Default, Seller shall have the remedies of a secured party under the Uniform Commercial Code. In addition, Seller may, at its sole discretion, require Buyer to remove the Harvested Timber or Products and pay for them at Invoice Prices based upon the condition of the Harvested Timber and Products before the occurrence of the event causing the loss or damage.
Notwithstanding the foregoing, the parties hereby unconditionally and irrevocably waive and release any right, power or privilege either may have to claim or receive from the other party any punitive, exemplary, statutory (including statutory multiples), or treble damages or any incidental or consequential damages with respect to any Event of Default.
12.4    Termination.
a.This Agreement may be terminated and all applicable Individual Timber Sale Agreements may be terminated:
i.by Buyer (A) upon the occurrence of an Seller Event of Default described in Section 12.2(c), or (B) if Seller, willfully and without reasonable justification, repudiates this Agreement and ceases to perform its obligations under this Agreement; or
ii.by Seller (A) upon the occurrence of a Buyer Event of Default described in Section 12.1(c), or (B) if Buyer, willfully and without reasonable justification, repudiates this Agreement and ceases to perform its obligations under this Agreement.

12.5    Right of Other Party To Perform.
If either party (a “defaulting party”) fails to perform any covenant or obligation hereunder on its part to be performed, and such failure shall continue for ninety (90) days (or such shorter period as may be reasonable under emergency circumstances) after written notice thereof by the other party (“non-defaulting party”), the nondefaulting party may, without waiving or releasing the defaulting party from any obligation hereunder, perform any such covenant or obligation required to be performed by the defaulting party, but the non-defaulting party shall not be obligated to do so. All amounts incurred by the non-defaulting party and all necessary costs of such performance incurred by the non-defaulting party, together with interest thereon at the Default Rate from the date of such payment or performance by the non-defaulting party, shall be paid (and the defaulting party covenants to make such payment) to the non-defaulting party on demand.

ARTICLE 13
Disputes and Resolution

13.1    Dispute Resolution.
The parties will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiations between senior executives of the parties who have authority to settle the controversy. The disputing party will give the other party written notice of the dispute. Within twenty (20) days after receipt of said notice, the receiving party will submit to the other a written response. The notice and response will include (a) a statement of each party’s position and a summary of the evidence and arguments supporting its position and (b) the name and title of the executive who will represent the party. The executives will meet at a mutually acceptable time and place within thirty (30) days of the date of the disputing party’s notice and, thereafter, as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the dispute.
13.2    Arbitration.
Unless otherwise resolved pursuant to Section 13.1, the parties agree that all disputes arising out of this Agreement will be settled by arbitration in accordance with the then current Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes by a sole arbitrator, who will either be a retired judge or practicing attorney with at least 15 years of experience in the timber industry. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. § 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be the site of Seattle, Washington, U.S.A. The arbitrator is not empowered to award damages in excess of compensatory damages. The fees and expenses of the Center for Public Resources (and, if not included, the arbitrator’s fees and expenses) shall be borne equally by Buyer and Seller, but otherwise each of Buyer and Seller will pay its own legal fees and costs and expenses of arbitration.

ARTICLE 14
Assignment

14.1    Assignment Prohibited.
Except as otherwise expressly permitted under Section 9.1, Section 14.2 or Section 14.3, neither Buyer nor Seller shall, either voluntarily or by operation of law, assign or transfer this Agreement or any applicable Individual Timber Sale Agreement or any rights hereunder or interest herein, or agree to do so (each of the foregoing defined herein as a “Transfer”), without the express prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. Any Purported Transfer (whether voluntary or involuntary, by operation of law or otherwise) without the consent of the other party shall, at the option of such other party, be void and/or constitute an Event of Default under this Agreement.
14.2    Exception for Assignment to Corporate Successor.
Upon and subject to the terms and conditions of this Section 14.2, either party (a “transferor”) may assign or transfer all, but not less than all, of its right, title and interest in, to and under this Agreement and all of its obligations under this Agreement (including all applicable Individual Timber Sale Agreements), without the consent of the other party to this Agreement, to any of the following (each a “Corporate Successor”): any corporation or entity Controlled by the transferor, or to the surviving corporation or entity in the event of a consolidation or merger of the transferor into such surviving corporation or entity, or to a transferee as part of a transfer of all or substantially all of the assets of the transferor (such assignment or transfer being a “Transfer”); provided that, in any such case, (i) in the case of a Transfer, (i) the transferee shall assume, in a writing reasonably satisfactory to the non-transferring party, all of the obligations of the transferor under this Agreement, and (ii) the transferor shall pay all costs and expenses in connection with the Transfer.
14.3    Partial Assignment by Buyer Permitted.
Notwithstanding the restrictions in 14.1 above, Buyer shall have the right, without obtaining Seller’s prior written consent, to assign to any Person or Persons the right to harvest Timber specified to be harvested pursuant to an Individual Timber Sale Agreement, provided that: (i) the assignee shall be experienced in timber harvest operations; (ii) the assignee shall comply with all of the terms and provisions of this Agreement applicable to the assigned rights; and (iii) no such assignment shall reduce or otherwise modify the obligations of Buyer under this Agreement.
ARTICLE 15
Condemnation

15.1    Effect of Condemnation.
If any portion of the Timberlands subject to this Agreement or any Individual Timber Sale Agreement is taken for public or quasi-public use in or by reason of any condemnation proceeding or proceedings in eminent domain, this Agreement shall terminate as to the portion so taken effective upon transfer of title pursuant to such taking, and Seller will, subject to the reasonable agreement of Buyer, substitute a comparable Harvest Area or Harvest Areas.
15.2    Condemnation Award.
Any award in any such proceedings, and any payment in consideration of a voluntary transfer under threat of eminent domain, with respect to the Timberlands or Timber on the Timberlands shall belong to Seller insofar as such award is based upon the value of the property taken, except for awards for Harvested Timber the title to which has passed to Buyer. Any award in any such proceedings with respect to Harvested Timber the title to which has passed to Buyer shall belong to Buyer.
15.3    Notice.
Seller shall promptly notify Buyer in writing of the commencement or threat deemed material by Seller of any condemnation proceeding or proceedings in eminent domain.
ARTICLE 16
Notices

16.1    Notices.
Any notice or other communications required to be made in writing pursuant hereto shall be effective only if in writing. Notices shall be delivered to the party’s address set forth below, or to such other address as such party may specify by written notice in accordance with this Section 16.1, by United States mail with postage thereon fully prepaid, or by a recognized commercial delivery service, or by facsimile or email transmission, with confirmation of receipt:
If to Buyer:
________________
________________
________________

If to Seller:
________________
________________

________________

ARTICLE 17
Miscellaneous

17.1    Successors and Assigns.
This Agreement and each applicable Individual Timber Sale Agreement shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors in interest and assigns permitted hereunder, and wherever reference in this Agreement is made to either of the parties hereto, such reference shall be deemed to include, wherever applicable, also a reference to the successors and permitted assigns of said party.
17.2    No Agency or Fiduciary Relationship.
Buyer and Seller are independent entities; and all operations of Buyer hereunder shall be performed entirely for Buyer’s account and not as an agent, representative, employee or contractor of Seller; and all operations of Seller hereunder shall be performed entirely for Seller’s account and not as an agent, representative, employee or contractor of Buyer. Nothing in this Agreement or any applicable Individual Timber Sale Agreement shall be construed as creating any partnership or other fiduciary relationship between Buyer and Seller.
17.3    No Third-Party Beneficiaries.
No Person other than Buyer and Seller shall have any rights under this Agreement or any applicable Individual Timber Sale Agreement. Buyer and Seller do not intend that any other Person shall be a third-party beneficiary of this Agreement or any covenant, condition or provision herein.
17.4    Attorneys’ Fees.
If Seller or Buyer shall bring suit or take any other action against the other party to compel performance of or to recover for breach of any covenant, agreement or condition of this Agreement, or for declaratory relief, or to otherwise enforce its rights hereunder, the losing party shall pay to the prevailing party its reasonable attorneys’ fees in addition to the amount of any judgment and costs (including attorneys’ fees and costs in any appeal), and the breaching party shall pay to the nonbreaching party its reasonable attorney’s fees and other costs incurred in connection with any enforcement action which does not involve rendering a judgment, including, without limitation, in connection with any bankruptcy or insolvency proceeding involving the breaching party.
17.5    Entire Agreement.
This Agreement and all applicable Individual Timber Sale Agreements executed from time to time, including all Appendices, Exhibits and Schedules attached hereto, together with any other agreements or documents expressly incorporated herein or therein by reference, shall constitute the entire and integrated agreement among the parties with respect to the subject matter hereof; and all prior negotiations, understandings, agreements and instruments with respect to such subject matter are hereby superseded and shall be of no force and effect.
17.6    Amendments; Waiver.
Neither this Agreement nor any of the terms hereof or any applicable Individual Timber Sale Agreement may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought. The failure of either party to object to or to assert any remedy by reason of the other party’s failure to perform or observe any covenant or term hereof or the failure of either party to assert any rights by reason of the happening or non-happening of any condition hereof shall not be deemed a waiver of any right to assert and enforce any remedy arising by reason of such failure or the happening or non-happening of such condition or a waiver of any rights arising from any subsequent failure of such other party to perform or observe the same or any other term or covenant or by reason of the subsequent happening or non-happening of the same or any other condition. No custom or practice which may develop between the parties hereto during the Term shall be deemed a waiver of, or in any way affect, the right of the parties hereto to insist upon performance in strict accordance with the terms hereof.
17.7    Governing Law.
This Agreement and each applicable Individual Timber Sale Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed entirely within that state, including all matters of construction, validity and performance. Foreign law shall govern operations in the foreign jurisdiction.
17.8    Counterparts.
This Agreement and any applicable Individual Timber Sale Agreement, and any amendments, supplements or modifications hereof may be executed in more than one counterpart each of which shall be deemed to be an original but all of which taken together shall be deemed a single instrument.
17.9    Partial Invalidity.
If any provision of this Agreement or any applicable Individual Timber Sale Agreement shall for any reason be determined to be invalid, illegal, or unenforceable in any respect, the parties hereto shall attempt in good faith to agree to such amendments, modifications, or supplements to this Agreement and take such other appropriate actions as shall, to the maximum extent practicable in light of such determination, implement and give effect to the intentions of the parties as reflected herein. The provisions of this Agreement not so affected shall remain in full force and effect.
17.10    Further Assurances.
Buyer and Seller further covenant to cooperate with one another in all reasonable respects necessary to consummate and give effect to the transactions contemplated by this Agreement (including executing and delivering such instruments or other writings as the other party may reasonably request), and each will take all reasonable actions within its authority to secure cooperation of any necessary third parties.
17.11    Headings.
The headings of the sections of this Agreement are for convenience of reference only and shall not affect the meanings or construction of any provision of this Agreement.
17.12    Jurisdiction and Venue.
EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY:
a.SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, INCLUDING, WITHOUT LIMITATION, ENTRY OF JUDGMENT UPON ANY AWARD REN-DERED BY ARBITRATORS IN ACCORDANCE WITH THIS AGREEMENT, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE DISTRICT OF DELAWARE, AND APPELLATE COURTS FROM ANY THEREOF;
b.WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE THAT ANY SUCH ACTION OR PROCEEDING WAS BROUGHT IN ANY INCONVENIENT COURT;
c.AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR

CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 16.1;
d.AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT THE SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW; AND
e.WAIVES TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of January [], 2016.
Buyer:
SERIES TWO OF TWIN CREEKS TIMBER, LLC
a Delaware limited liability company

By Silver Creek Advisory Partners LLC, its Manager
By: Eric E. Dillon,
its Manager

_____________________________    ____________________________
Date

Seller:
SERIES ONE OF TWIN CREEKS TIMBER, LLC
a Delaware limited liability company

By Silver Creek Advisory Partners LLC, its Manager
By: Eric E. Dillon,
its Manager

_____________________________    ____________________________
Date

APPENDIX A
Defined Terms
“Access Roads” shall have the meaning given in Section 4.3.
“Actual Market Stumpage Price” shall have the meaning given in Section 6.2(b).
“Agreement” shall mean this Master Stumpage Agreement, including all Exhibits, Schedules and Appendices attached hereto, as the same may be amended, modified or supplemented from time to time.
“Annual Period” shall mean the twelve-month period beginning on January 1 and ending on December 31 for each year.
“Applicable Law” shall mean, as to any Person, all laws (statutory or common), treaties, rules, regulations, determinations, orders, judgments, ordinances, decrees, injunctions, writs, interpretations or Governmental Approvals, in each case applicable to or binding on such Person or any of its property or to which such Person or any of its property is subject.
“Best’s Rating” shall mean the rating assigned to an insurer from time to time as published in A. M. Best Company, Inc.’s insurance reports, or in the event such reports cease to be published, the rating in an alternative generally recognized insurance company rating report which would be equivalent to a Best’s rating.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of Delaware.

“Buyer Event of Default” shall have the meaning given in Section 12.1.
“Code” shall have the meaning given in the Preamble hereto.
“Controlling Interest” shall mean a direct or indirect beneficial ownership interest in any Person which confers upon the holder thereof Control of such Person.
“Control,” “Controlled” and “Controlling” shall mean (i) as to a corporation, direct or indirect beneficial ownership of 50% or more of the aggregate voting power of the voting securities of such corporation, (ii) as to a partnership, direct or indirect beneficial ownership of a Controlling Interest of a general partner of such partnership, and (iii) as to a partnership, limited liability company or other entity, the direct or indirect beneficial ownership of 50% or more of the voting power of the ownership interests in such entity.
“Corporate Successor” shall have the meaning given in Section 14.2.
“Costs of Log and Haul” means, with respect to any shipment of a Product harvested and delivered under this Agreement, the actual costs incurred by Buyer (whether out-of-pocket costs or internal costs of Buyer for personnel and equipment) in logging and transporting such Product to the mill or other facility where it is to be processed, including, without limitation, all costs of personnel, equipment, fuel, licenses and taxes (including yield taxes or severance taxes which Buyer is required to pay in accordance with Section 6.6(b)) incurred in obtaining access to the logging site; transporting logging equipment to and from the logging site; preparing the logging site for logging operations; felling, delimbing and bucking Timber; skidding logs to a sorting and staging area; sorting logs for transport; loading logs onto logging trucks;

performing road repairs and maintenance; completing post-harvest operations at the logging site; transporting logs to a destination mill or other facility; and supervising the work of contractors.
“Default Rate” shall have the meaning given in Section 6.4(b).
“Destination Mill” shall have the meaning given in Section 6.5(a).
“Environmental Laws” shall mean any and all federal, state and local laws, regulations, ordinances, codes and policies, and any and all judicial or administrative interpretations thereof by governmental authorities relating to pollution or protection of the environment, of natural resources, of wildlife or of public health and safety, including, without limitation, those relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, release, transport or handling of Hazardous Materials, and any and all orders and decrees pursuant thereto.
“Event of Default” shall mean a Seller Event of Default or a Buyer Event of Default.
“Excused Party” shall have the meaning given in Section 11.1.
“Expiration Date” shall have the meaning given in Section 3.3.
“Fiber Categories” shall mean, collectively, those categories described in the definition of Product.
“Force Majeure” shall have the meaning given in Section 11.1.
“Governmental Approvals” shall mean all consents, rights, exemptions, concessions, permits, easements, rights of way, licenses, authorizations, certificates, orders, franchises, determinations or other approvals of or notices to or filings with any Governmental Authority.
“Governmental Authority” shall mean any governmental department, commission, board, regulatory authority, bureau, legislative body, agency, or any instrumentality of any federal, state, local or municipal government or domestic court.
“Hardwood” shall mean Timber of those species, commonly referred to as “hardwood,” which are deciduous and have broad leaves (such as alder, maple and myrtle).
“Harvest Area” shall mean an area described in the Yearly Offering Summary for which Buyer may enter into an Individual Timber Sale Agreement.
“Harvested Timber” shall mean Timber which has been cut pursuant to an Individual Timber Sale Agreement or down or wind thrown timber that has been bucked pursuant to an Individual Timber Sale Agreement.
“Hazardous Materials” shall mean substances which are explosive, corrosive, radioactive or toxic and any substances defined as hazardous substances, hazardous materials, toxic substances, toxic air contaminants or hazardous wastes under federal, state or local laws or regulations, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499, 100 Stat. 1617 (October 17, 1986)), and all amendments to these laws and regulations adopted or publications promulgated pursuant to these laws. Hazardous Materials shall also include, without limitation, those asbestos-containing materials defined and described in Environmental Protection Agency Report No. 560/5-85-024 (June 1985),

or any related or successor report, or other applicable government regulations defining or describing such materials.
“Indemnified Party” shall have the meaning given in Section 10.3.
“Indemnifying Party” shall have the meaning given in Section 10.3.
“Individual Timber Sale Agreement” shall mean a separate contract for the harvest of timber in a Harvest Area pursuant to this Agreement in the form attached as Exhibit A.
“Industry Practice” shall mean the customs and practices relating to the management, harvesting and sales of Timber as prevailing during the Term.
“Invoice Prices” shall have the meaning given in Section 6.2(c).
“Logging Report” shall have the meaning given in Section 6.6.
“Invoice Prices” shall have the meaning given in Section 6.3(b).
“MBF” shall mean one thousand (1000) board feet, and a board foot is a standard unit of measure for Timber, logs and lumber equal to a board one foot (1’) wide, one foot (1’) long and one inch (1”) thick.
“Merchantable Pulpwood” shall mean wood fiber other than Merchantable Sawlogs which, under Industry Practice, is saleable for use as raw materials in the manufacturing of fiberboard, oriented strandboard, paper products or other processed wood products.
“Merchantable Sawlog” shall mean, generally, a log of suitable size and quality for the production of lumber as determined in accordance with Industry Practice.
“Merchantable Timber” shall mean Timber that will produce at least one (1) Merchantable Sawlog or Merchantable Pulpwood.
“Monthly Logging Report” shall have the meaning given in Section 6.6.
“Monthly Payment” shall have the meaning set forth in Section 6.3(a).
“Payment” shall have the meaning set forth in Section 6.4(a).
“Permits” shall have the meaning given in Section 4.1(b).
“Permitted Exceptions” shall have the meaning given in Section 8.1(a).
“Person” shall mean an individual, a partnership, a limited liability company, a corporation, joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).
“Pricing Period” shall mean any identifiable period of time (i.e., a month, a calendar quarter, a semi-annual period, or a year) which the parties shall, from time to time, agree upon as the appropriate period of time for pricing products hereunder during the Term. If the parties cannot agree as to the appropriate period of time to define a Pricing Period, the Pricing Period shall mean a calendar quarter commencing January 1, April 1, July 1 and October 1 of each year.

“Prime Rate” shall mean the publicly announced prime rate or reference rate charged on relevant date by the Wells Fargo Bank (or any successor bank thereto), or if there is no such publicly announced rate, the rate quoted by such bank in pricing ninety (90) day commercial loans to substantial commercial borrowers.
“Product” shall mean a subcategory of a Fiber Category which, as of the relevant time, has a distinct Invoice Prices based on its species, size, quality or other characteristics. For example, two Merchantable Sawlogs of the same species may have different prices per board foot based on their different diameters; each would constitute a distinct Product. Conversely, two Merchantable Pulpwood logs of different diameters and different species would constitute a single Product if they would realize the same price per ton. A single log may consist of multiple Products (e.g., the small end may be of insufficient diameter to constitute a Merchantable Sawlog, but may constitute Merchantable Pulpwood).
“Prudent Logging Practices” shall mean those practices, procedures, methods, specifications and standards, including, but not limited to, best management practices as may be required by applicable law, as the same may change from time to time, as are commonly utilized by experienced and competent loggers of timberlands of significant size in the applicable Resource Region as good, safe and prudent logging practices.
“Resource Region” shall have the meaning given in Section 6.2(g).

“Seller” shall mean Seller and any Person who may succeed to its rights and obligations under this Agreement.
“Seller Event of Default” shall have the meaning given in Section 12.2.
“Site Marking” shall have the meaning given in Section 5.7.
“Softwood” shall mean Timber of those species, commonly referred to as “softwood,” which are conifers and generally nondeciduous, such as whitewoods, firs, pines, spruce and cedar.
“Stumpage Outsale” shall have the meaning given in Section 6.2(f).
"Stumpage Sale Transaction" means an arms'‑length sale transaction (excluding transaction between Seller and Buyer) in the Resource Region in which (a) a buyer purchases (at auction, in a sealed bid procedure or in a privately negotiated transaction) the right to cut and remove all or a portion of the Merchantable Timber from specified land during a period ending not more than twenty‑four (24) months after the sale price is determined, (b) either (i) Marketing submits a bid or offers to purchase at such Stumpage Sale Transaction, or (ii) reasonable evidence of the species and volumes of Timber included in such Stumpage Sale Transaction is obtained, and (c) the winning bid is published or otherwise verifiable.

“Term” shall have the meaning given in Section 3.3.
“Timber” shall mean a tree or trees standing uncut in the woods.
“Timberlands” shall be as defined in Recital A.
"Total Administrative Cost" means, as to any Pricing Period, all reasonable costs (without duplication of Costs of Log and Haul) incurred by Buyer for the operation and administration of its wood procurement function in the Resource during such Pricing Period.

“Transfer” shall have the meaning given in Section 14.1.
“Volume Reset Notice” shall have the meaning given in Section 6.3(b).
“Yearly Offering” shall have the meaning given in Section 5.1.

Exhibit A
[See attached]

Individual Timber Sale Agreement (ITSA)
Seller: Series One of Twin Creeks Timber, LLC
Buyer: Series Two of Twin Creeks Timber, LLC
Please check one:
ORIGINAL AMENDMENT TERMINATION

Sold to Series Two Date:_____________________________________________________________________
Resource Unit:_____________________________________________________________________
Forester:_____________________________________________________________________
Sale Name:_____________________________________________________________________
Activity Unit ID:_____________________________________________________________________
Harvest Unit Number:_____________________________________________________________________
Note: Harvest Unit Number is not required in all locations.
Total Acres: ______________________________________________________    Est. Total Volume:__________________________________________________
Predominant Harvest Type: ______________________________________________________

A MAP AND DETAILED PRESCRIPTION MUST BE STAPLED TO THIS FORM.

A completion date will be recorded in FMS after all harvesting activity and any required post‐]harvest cleanup has taken place.

The terms and conditions contained in the Master Stumpage agreement between Series One of Twin Creeks Timber, LLC and Series Two of Twin Creeks Timber, LLC dated January __, 2016 are hereby incorporated by reference.

For all harvesting activity units (clear cut or thin), Buyer may make appropriate modifications to the prescription where needed to conform with Sustainable Forestry Initiative and Best Management Practice standards.

Unless otherwise described in the attached prescription, nonforested acres should be excluded from all timber sales. For harvesting activity units to be thinned, the Buyer and Seller agree that Buyer shall thin to a residual basal area of ______ as may be reasonably determined on the ground.

The undersigned agree to the sale and purchase of the specific timber represented by the attached map and prescription:

Series One of Twin Creeks Timber, LLC:	Series Two of Twin Creeks Timber, LLC:

Sign Name	Sign Name

Type or Print Name	Type or Print Name

Date	Date

Use this section for Extensions Only: ☐ Check box, initial and date below to indicate that both parties agree to an extension. Extension term: 1 year from expiration of original ITSA.
Series One of Twin Creeks Timber, LLC Initial: __________________ Date:_____________	Series Two of Twin Creeks Timber, LLC Initial:__________________ Date:_____________

Use this section for Amendments or Terminations Only:
Please note the reason for the amendment or termination, attach new/additional maps and prescriptions where necessary, and initial and date below. If more than one amendment is needed, please attach additional forms.

Series One of Twin Creeks Timber, LLC Initial: __________________ Date:_____________	Series Two of Twin Creeks Timber, LLC Initial:__________________ Date:_____________

Exhibit B
Insurance Requirements

Line of Insurance	Minimum Limit	Language
Commercial General Liability	$1,000,000 / $1,000,000
Minimum limits of $1,000,000 per occurrence and $1,000,000 annual aggregate Combined Single Limit Bodily Injury, Death and Property Damage. Coverage to include Comprehensive Form, Premises and Operations, Contractual Liability, Products and Completed Operations, Independent Contractors, Personal Injury, Broad Form Property Damage, Cross Liability, Hostile Fire, X,C,U.
** Minimum limits of $10,000,000 per occurrence and $10,000,000 annual aggregate for all Ground Burning/Tract burning contacts.

Automobile Liability	$1,000,000
Minimum limits of $1,000,000 per occurrence Combined Single Limit Bodily Injury, Death and Property Damage. Coverage must apply to either (1) "Any Auto" or (2) "Scheduled" plus "Hired" and "Nonowned Autos” or (3) "Owned Autos" plus "Hired" and "Nonowned Autos”. If Scheduled Autos are indicated, a schedule of covered vehicles must also be provided.
If not Combined Single Limit coverage, each coverage must be at the minimum limit amount.

Workers’ Compensation	Statutory Coverage and $500,000 of Employers Liability
In all states where allowed by state law, the owner/executives/partners may be exempt from coverage. Proof of exemption should be provided to Seller when applicable under the respective state regulations. In all cases, employees of the contractor must be covered.
In all states, evidence of Statutory coverage and a minimum of $500,000 Employers Liability are needed.
Not required for activities where Seller is not contracting for services on its behalf (i.e. Stumpage sales -pay as cut or lump sum - and most commercial leases.

•	Insurance Companies must carry a minimum Best’s Rating of B+ VI (financial class)

•
Additional Insured Endorsement: Seller and Buyer must be named as additional insured to Commercial General and Automobile policies with respect to any liability arising out of the operations of the contractor conducted under the contract. With respect to Comprehensive General Liability, the additional insured endorsement must be ISO CG20 10 11 85 (or other form like wording) or contractor must maintain completed operations coverage with additional insured extension for a period of two (2) years after completion and acceptance of the work performed.

•	Cancellation Clause: All policies must provide thirty (30) days written notice of cancellation or material change in the policy to additional insureds.

Schedule 5.1
2016 Yearly Offering

Schedule 5.2
2016 Exclusive Offering Selected by Buyer

EXHIBIT C

Administrative Budget Template

Twin Creeks Timber, LLC
Series One and Series Two Annual Administrative Budget

Budget Item	Estimated Annualized Costs
Annual Audit	$—
Tax Compliance	$—
Transfer Pricing Study	$—
Third party Appraisal Costs	$—
Travel (Due Diligence and Member Committee)	$—
Legal and Compliance	$—
Other (banking, annual filings, etc.)	$—
Total	$—
% of Commitments ($1B)	0.00%

EXHIBIT D

Manager Insurance Requirements

General Partnership Liability (“GPL”) Insurance in an aggregate amount of not less than $10,000,000. The policy shall be on a “claims made” basis and subject to retention amounts of at least $500,000 for non-employment practices claims and $150,000 for employment practices claims.

Financial Institution Asset Protection Bond (“Fidelity Bond”) in an aggregate amount of not less than $1,000,000. The Fidelity Bond shall provide coverage for employee, premises, in transit, forgery or alteration, extended forgery, computer system, counterfeit currency, voice-initiated transfer instruction, and uncollectible items of deposit.F-1

EXHIBIT E

Form of Certificate of Merger

CERTIFICATE OF MERGER
OF
[Contribution LLC] [Sale LLC]
(a Delaware limited liability company)
WITH AND INTO
TWIN CREEKS TIMBER, LLC
(a Delaware limited liability company)

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:
FIRST: The name of the limited liability company being merged into the surviving limited liability company is [Contribution LLC] [Sale LLC].
SECOND: The name of the surviving limited liability company is Twin Creeks Timber, LLC.
THIRD: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.
FOURTH: The merger is to become effective on January 4, 2016.
FIFTH: The Agreement of Merger is on file at 1301 Fifth Ave., 40th Floor, Seattle, Washington 98101, the place of business of the surviving limited liability company.
SIXTH: A copy of the Agreement of Merger will be furnished by Twin Creeks Timber, LLC, the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.
IN WITNESS WHEREOF, Twin Creeks Timber, LLC has caused this certificate to be signed by a duly authorized person on this 4th day of January A.D., 2016.

TWIN CREEKS TIMBER, LLC

By: ________________________________

Name: ______________________________

Title: _______________________________